Exhibit 10.1

THE UNITS REPRESENTED BY THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER APPLICABLE SECURITIES LAWS. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH LAWS OR EXEMPTIONS THEREFROM.

THE UNITS ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THIS AGREEMENT, AND CHANGE HEALTHCARE LLC RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH UNITS UNLESS AND UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO ANY TRANSFER. A COPY OF THIS AGREEMENT SHALL BE PROMPTLY FURNISHED BY CHANGE HEALTHCARE LLC TO THE HOLDER OF ANY UNITS UPON WRITTEN REQUEST AND WITHOUT CHARGE.

THIRD AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

CHANGE HEALTHCARE LLC

DATED AS OF MARCH 1, 2017

i

EXHIBITS

Exhibit A	Member Information

Exhibit B	Registration Rights Agreement

Exhibit C	Form of Separation and Distribution Agreement

Exhibit D	Merger Agreement

Exhibit E	Form of Tax Matters Agreement

Exhibit F	Form of Notice of Exchange

THIRD AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

This Third Amended and Restated Limited Liability Company Agreement (this “Agreement”) of Change Healthcare LLC (f/k/a PF2 NewCo LLC), a Delaware limited liability company (the “Company”), is made as of March 1, 2017, by and among (i) PF2 IP LLC, a Delaware limited liability company (“MCK IPCo”), (ii) PF2 PST Services Inc., a Delaware corporation (“PST”, and together with MCK IPCo, the “MCK Members”), (iii) HCIT Holdings, Inc., a Delaware corporation newly formed by the Echo Shareholders (as defined below) (“Echo”, and together with the MCK Members, the “Initial Members”), (iv) the Company, (v) each other Person who at any time becomes a Member in accordance with the terms of this Agreement and the Act and (vi) Change Healthcare Intermediate Holdings, LLC (f/k/a PF2 NewCo Intermediate Holdings, LLC), a Delaware limited liability company, Change Healthcare Holdings, LLC (f/k/a PF2 NewCo Holdings, LLC), a Delaware limited liability company, Change Healthcare, Inc., a Delaware corporation, Change Healthcare Holdings, Inc., a Delaware corporation, Change Healthcare Operations, LLC, a Delaware limited liability company, Change Healthcare Solutions, LLC, a Delaware limited liability company, Change Healthcare Finance, Inc., a Delaware corporation, McKesson Technologies LLC, a Delaware limited liability company, PST Services LLC, a Georgia limited liability company (collectively and together with the Company, the “Company Parties”).

RECITALS

WHEREAS, the Company was formed as PF2 NewCo LLC on June 17, 2016, by the filing of a Certificate of Formation (as amended or otherwise modified from time to time, the “Certificate of Formation”) with the Secretary of State of the State of Delaware and the adoption of that certain Limited Liability Company Agreement of the Company dated as of June 17, 2016 by and between McKesson Corporation and Change Healthcare, Inc. (the “Initial LLC Agreement”), which was amended and restated in its entirety by (i) that certain Amended and Restated Limited Liability Company Agreement of the Company dated as of December 22, 2016 by and among the Company, MCK IPCo, PST and Echo and (ii) that Second Amended and Restated Limited Liability Company Agreement dated as of February 1, 2017 by and among the Company, MCK IPCo, PST and Echo (the “Existing LLC Agreement”);

WHEREAS, pursuant to an Agreement of Contribution and Sale dated as of June 28, 2016 (as amended or otherwise modified from time to time, the “Contribution Agreement”) by and among MCK, Echo Holdco, the Echo Shareholders and the Company, each of MCK and the Echo Shareholders have agreed to contribute or sell (or agreed to cause to be contributed or sold) certain equity interests, assets, properties and businesses to the Company, and to take the other actions set forth therein, and in consideration of their respective contributions, the Company agreed to issue to each of the Initial Members, the MCK Units and the Echo Units (each as defined below) respectively (the “Joint Venture”);

WHEREAS, the parties hereto are forming the Joint Venture to allow the parties to pool their resources to develop new markets, products and technologies in the healthcare industry that the parties anticipate will provide new growth opportunities;

WHEREAS, the contributed businesses of the parties have complementary assets and capabilities, which the parties expect will allow the Company to capitalize on emerging trends in value-based care and consumerism and create a more extensive reach that provides a scaled business platform for future investment and innovation;

WHEREAS, the parties hereto wish to enter into this Agreement to, among other things, (i) amend and restate the Existing LLC Agreement in its entirety, (ii) admit New PST as a Member, (iii) provide for the governance and management of the Company and (iv) set forth the respective rights and obligations of Members generally;

WHEREAS, it is the expectation of the parties that Echo Shares (as defined below) representing up to 25% of the beneficial ownership of Echo’s outstanding common equity (after giving effect to such offering) will be offered in a Qualified IPO (as defined below).

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS.

Section 1.01. Defined Terms. (a) In this Agreement:

“Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq.

“Adjusted Capital Account” means, with respect to any Member, such Member’s Capital Account balance (a) reduced for any items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6), and (b) increased for any amount such Person is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (relating to Member liabilities to the Company) and the penultimate sentences of Treasury Regulation Sections 1.704-2(g)(l) and 1.704-2(i)(5) (relating to Minimum Gain or Member Nonrecourse Debt Minimum Gain), as of the end of the Company’s Tax Year, after taking into account thereunder any changes during such year in Minimum Gain or Member Nonrecourse Debt Minimum Gain.

“Adjusted Capital Account Deficit” means with respect to any Member as of the end of any Tax Year, the amount by which the balance in such Member’s Adjusted Capital Account is less than zero.

“Adjustment Event” means, without duplication, (i) the filing by the Company of any amended U.S. federal income tax return, (ii) a “determination” as defined in Code Section 1313(a) and (iii) any other event (including the execution of IRS Form 870-AD) that finally and conclusively establishes the amount of any liability of any Member or former Member (or their respective current and former Affiliates) for U.S. federal income tax in respect of (x) any item of income, gain, loss or deduction of the Company (each, a “Company Item”) for any taxable period, or (y) any item of income, gain, loss or deduction of such Member attributable to the treatment as taxable of any issuance, repurchase, redemption or distribution by the Company to Echo described in Section 3.03(c) in connection with any Approved Plan or a redemption or repurchase of Echo Shares pursuant to the terms of the Echo Shareholders Agreement (each, an “Echo Benefit Plan Item”), excluding, for the avoidance of doubt, any event establishing the liability of the Company for an “imputed underpayment” under Section 6225 of the Partnership Tax Audit Rules for which an election under Section 6226 of the Partnership Tax Audit Rules is not made.

“Adjustment Pro Rata Tax Distribution Amount” means, with respect to a specified Member for a Tax Year in respect of an Adjustment Event, the positive difference, if any, between (a) the product of (i) the Adjustment Tax Distribution Ratio Amount for such Adjustment Event for the Member whose Adjustment Tax Distribution Ratio Amount is the highest of any Member and (ii) such specified Member’s Membership Percentage, and (b) such specified Member’s Adjustment Tax Distribution Amount.

“Adjustment Tax Distribution Amount” means, for any Adjustment Event and any Member, an amount equal to (i) the greater of (x) the sum of such Member’s Adjustment Tax Year Amounts (in respect of such Adjustment Event) for all Tax Years to which the Adjustment Event relates, or (y) zero, (ii) reduced, but not below zero, by such Member’s Cumulative Pro Rata Tax Distribution Amount.

“Adjustment Tax Distribution Ratio Amount” means, with respect to a Member at any time of determination and for any Adjustment Event, (i) such Member’s Adjustment Tax Distribution Amount, divided by (ii) such Member’s Membership Percentage.

“Adjustment Tax Year Amount” means, for any Adjustment Event, any Member and any Tax Year to which such Adjustment Event relates, an amount, which may be positive or negative, determined by multiplying (i) the Applicable Tax Rate (as determined for such Tax Year) by (ii) (A) the sum of (x) the net amount of Company Items allocable to such Member and (y) the net amount of Echo Benefit Plan Items recognized by such Member, for such Tax Year after giving effect to such Adjustment Event (including any correlative adjustments to Company Items), minus (B) the sum of (x) the net amount of Company Items allocable to such Member and (y) the net amount of Echo Benefit Plan Items recognized by such Member, for such Tax Year before giving effect to such Adjustment Event (but, for the avoidance of doubt, after giving effect to any prior Adjustment Event).

“Affiliate” means, (a) with respect to any specified Person, any other Person that, at the time of determination, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person or (b) with respect to any natural Person holding Units or Echo Shares, any other Person who is (A) a Family Member of such Person holding Units or Echo Shares or (B) a trust or similar estate planning vehicle, a beneficiary of which is such Person, holding Units or Echo Shares, or a Family Member of such Person holding Units or Echo Shares; provided, that the term Affiliate (i) when used with respect to any Member or any of its Affiliates, shall not include the Company or any of its Subsidiaries and (ii) when used with respect to the Company or any of its Subsidiaries, shall not include any Member or any of its Affiliates, and provided further that Echo, the Echo Shareholders and their Affiliates, on the one hand, shall not be deemed to be Affiliates of the MCK Members, MCK and their Affiliates, on the other hand. H&F will be deemed an Affiliate of Echo for as long as it is entitled to the rights set forth in Section 3.1(h) of the Echo Shareholders Agreement. The terms “Affiliated” and “Affiliation” shall have correlative meanings.

“Affirmative Steps” means, with respect to the MCK Members during the MCK Exit Window in respect of a Qualified MCK Exit, and subject to the reasonable cooperation of the Company, Echo and their respective Subsidiaries in accordance with Section 10.05(a), affirmative actions reasonably required to conduct a Qualified MCK Exit, which shall include at least two of the following: (a) authorization by resolution or written consent by MCK’s board of directors for MCK to take preparatory steps and incur related costs to proceed with a Qualified MCK Exit, (b) the public announcement by MCK of its intention to effect a Qualified MCK Exit, (c) the preparation of disclosure documents and other regulatory filings reasonably required to obtain material governmental approvals and consents to consummate a Qualified MCK Exit (including one or more of an information statement, proxy statement, registration statement and/or exchange offer documents required in connection with a Qualified MCK Exit by the rules and regulations of the SEC) (collectively, the “Filings”) and (d) the filing or submission of appropriate Filings with the relevant Governmental Authorities, to the extent deemed advisable by MCK’s advisors in order to consummate a Qualified MCK Exit.

“Annual Operating and Capital Budget” means the annual budget of the Company which shall initially be in the form delivered to the Initial Members at Closing.

“Annual Tax Distribution Amount” means with respect to a Member for a Tax Year, an amount equal to the product of (a) the aggregate amount of net taxable income and gain allocated to such Member with respect to the Units pursuant to Section 8.01(c) in respect of such Tax Year and (b) the Applicable Tax Rate.

“Applicable Tax Rate” means, with respect to a Tax Year, the highest combined federal, state and local income tax rate (giving effect to the deductibility of state and local income taxes for federal income tax purposes) applicable to a corporation in any United States jurisdiction.

“Appraiser” means a nationally recognized investment bank or accounting firm appointed in accordance with the terms of this Agreement that has experience in appraising businesses or property of a like nature.

“Auditor” means one of the “big-four” accounting firms appointed as an independent auditor of the Company.

“Business Day” means a day ending at 11:59 p.m. (Eastern Time), other than a Saturday, a Sunday or other day on which commercial banks in New York, New York are authorized or obligated by Law to close.

“Capital Contributions” means Initial Capital Contributions and Additional Capital Contributions.

“Change of Control” means, after the date hereof, (1) any acquisition, merger or consolidation of the Company by, with or into any other entity or any other similar transaction (including through an acquisition of Echo Shares), whether in a single transaction or series of related transactions, in which (A) the Members of the Company or their Affiliates immediately prior to such transaction in the aggregate cease to beneficially own more than 50% of the general voting power of the entity surviving or resulting from such transaction (or its equityholders) or (B) any Person or Group (other than a Group composed solely of the Members and their respective Affiliates) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Exchange Act) of more than 50% of the general voting power of the entity surviving or resulting from such transaction (or its equityholders), (2) any transaction or series of related transactions in which more than 50% of the Company’s general voting power is Transferred to or acquired by any Person or Group (other than a Group composed solely of the Members and their respective Affiliates), including through an acquisition of Echo Shares or (3) the sale or Transfer by the Company of all or substantially all of its assets; provided, however, that, in determining whether a Change of Control of the Company has occurred, Transfers to any Permitted Transferee shall not be taken into account.

“Closing” means the closing of the transactions pursuant to Section 2.01 of the Contribution Agreement.

“Code” means the Internal Revenue Code of 1986.

“Company Sale” means a Transfer in connection with a Change of Control of the Company, whether by merger, consolidation or otherwise, pursuant to which any Person or group of Persons (other than a Member and its Affiliate) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Exchange Act), directly or indirectly, of a majority of the outstanding Units and any other voting securities of the Company.

“Control” means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms “Controlled by”, “Controlled”, “under common Control with” and “Controlling” shall have correlative meanings.

“Conversion Amount” means, with respect to any Member and any Conversion Event in respect of one or more Units held by such Member, an amount equal to the product of (i) such Member’s Tax Distribution Arrearage immediately before such Conversion Event and (ii) a fraction, (a) the numerator of which is the number of Units to which such Conversion Event relates and (b) the denominator of which is the number Units held by such Member immediately before such Conversion Event.

“Conversion Event” means, with respect to one or more Units held by a Member, the earlier to occur of (i) a Qualified MCK Exit and (ii) the Transfer of such Units by such Member to any Person other than a Permitted Transferee of such Member.

“Conversion Number” means, with respect to any Conversion Event in respect of one or more Units held by a Member, a number of Units equal to (i) the Conversion Amount for such Conversion Event divided by the Conversion Price for such Conversion Event.

“Conversion Price” means, with respect to any Conversion Event in respect of one or more Units held by a Member, the Fair Market Value of each such Unit, as determined in accordance with the valuation and appraisal process set forth in Section 9.05.

“Correlative Adjustment Amount” means, in respect of any Adjustment Event, (i) for Echo, the MCK Members’ (and their Permitted Transferees’) Correlative Benefit Amount, and (ii) for the MCK Members and their Permitted Transferees as a group, Echo’s Correlative Benefit Amount.

“Correlative Benefit Amount” means, for Echo on the one hand and the MCK Members (and their Permitted Transferees) on the other hand, and in respect of any Adjustment Event, the greater of (i) zero and (ii) the product of (x) negative one and (y) the sum of such Member’s (or Members’) Adjustment Tax Year Amounts (in respect of such Adjustment Event) for all Tax Years to which the Adjustment Event relates.

“Cumulative Pro Rata Tax Distribution Amount” for a Member at any time of determination means zero, plus the total distributions previously made to such Member under Section 8.02(a)(iv) and Section 8.02(a)(v), minus any amount of the Cumulative Pro Rata Tax Distribution Amount that was previously applied against and reduced such Member’s Adjustment Tax Distribution Amount in respect of any Adjustment Event.

“Depreciation” means, for each Tax Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for U.S. federal income tax purposes with respect to an asset for such Tax Year, except that, if the Gross Asset Value of an asset differs from its adjusted basis for U.S. federal income tax purposes at the beginning of such Tax Year, (a) in the case of an asset which difference is being eliminated by use of the “remedial allocation method” as defined by Treasury Regulations Section 1.704-3(d), Depreciation for such Tax Year shall be the amount of book basis recovered for such Tax Year under the rules prescribed by Treasury Regulations Section 1.704-3(d)(2), and (b) in the case of any other asset, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the U.S. federal income tax depreciation, amortization, or other cost recovery deduction for such Tax Year bears to such beginning adjusted tax basis; provided, however, that in the case of clause (b) above, if the adjusted basis for U.S. federal income tax purposes of an asset at the beginning of such Tax Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board.

“Echo Holdco” means Change Healthcare, Inc., a Delaware corporation.

“Echo Ratio” means the number of Echo Shares that correspond to one (1) Unit, which shall be equal to: (a) the number of Echo Shares issued and outstanding as of such time divided by (b) the number of Units held by Echo as of such time; provided that (i) Unvested Echo Shares (ii) treasury stock, and (iii) Equity Securities of Echo that are convertible, exercisable for or exchangeable into Echo Shares prior to conversion, exercise or exchange shall be disregarded for purposes of calculating the Echo Ratio until such time as such Unvested Echo Shares vest in accordance with their terms or such Equity Securities of Echo are converted, exercised or exchanged into Echo Shares; provided, further that for purposes of determining the Echo Ratio in connection with a ROFO Sale, Drag-Along Sale or other Transfer, Unvested Echo Shares that will vest in accordance with their terms in connection with such sale or Transfer will be included as Echo Shares.

“Echo Shareholders” means the holders of the Echo Shares that are party to the Echo Shareholders Agreement and subject to the voting requirements of Section 3.4(b)(ii) thereof, as such may be amended from time to time pursuant thereto.

“Echo Shareholders Agreement” means the agreement dated as of the date hereof entered into by and among the Echo Shareholders, Echo and MCK and any other Person that becomes a party thereto relating to the governance and management of Echo.

“Echo Units” means 596,728.72 Initial Units issued to Echo at Closing pursuant to the Contribution Agreement, as adjusted by any adjustments pursuant to Section 2.03, Section 6.03 or Section 8.06 of the Contribution Agreement.

“Equity Securities” means, with respect to any Person, (i) any capital stock, partnership interests, limited liability company interests, units or any other type of equity interest, or other indicia of equity ownership (including profits interests), including, in the case of the Company, the Units (collectively, “Interests”), (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Interests (including any option to purchase such convertible, exercisable or exchangeable security), (iii) any security carrying any warrant or right to subscribe to or purchase any security described in clause (i) or clause (ii), (iv) any such warrant or right or (v) any security issued in exchange for, upon conversion or exercise of or with respect to any of the foregoing securities of such Person.

“Estimated Tax Distribution Amount” means, with respect to a Member for each Estimated Tax Distribution Period of a Tax Year, an amount equal to (a) the product of (i) the estimated aggregate amount of taxable income and gain allocated to such Member with respect to such Member’s Units pursuant to Section 8.01(c) for the Tax Year through the end of such Estimated Tax Distribution Period as determined by the Board prior to the date of distribution pursuant to Section 8.02(a)(i) with respect to such Estimated Tax Distribution Period, and (ii) the Applicable Tax Rate less (b) the sum of the Estimated Tax Distribution Amount(s) previously calculated in respect of the previous Estimated Tax Distribution Period(s) with respect to such Tax Year.

“Estimated Tax Distribution Date” means July 15, September 15, December 15, and March 15, or such other dates as are required by Law for the payment of estimated taxes by the Members.

“Estimated Tax Distribution Period” means, with respect to a Tax Year, each of the following calendar periods (with all periods inclusive of the start and end dates): (i) from April 1 to June 30 of such Tax Year, (ii) from April 1 to August 31 of such Tax Year, (iii) from April 1 to November 30 of such Tax Year and (iv) from April 1 to March 31 of such Tax Year; or such other periods as are required by Law for the calculation of estimated taxes by the Members.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any property, as of the relevant date of determination, the price that a willing buyer, not Affiliated with a seller of such property and under no compulsion to buy, would pay in an arm’s length transaction for such property to a willing seller, under no compulsion to sell and not taking into account lack of liquidity or any discount for a minority interest or otherwise for lack of Control.

“Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

“First Echo Sale Window” means the three (3) month period following the expiration or termination of the lockup period relating to a Qualified IPO, solely where the Sponsor Shareholders has provided an Echo Shareholder Notice on or prior to the applicable Echo Sale Notice Deadline; provided, that the First Echo Sale Window shall terminate immediately upon the earlier of (i) the consummation of a Qualified Echo Sale (ii) receipt by the MCK Members of written notice from the Sponsor Shareholders of the Sponsor Shareholders’ decision to abandon or terminate the Echo Shareholder Sale Right with respect to such First Echo Sale Window or (iii) at such time as there are twelve (12) months or less until the termination of a MCK Exit Window pursuant to clause (iv) of the definition of the MCK Exit Window.

“GAAP” means accounting principles generally accepted in the United States of America.

“Government Official” means any public or elected official, officer or employee (regardless of rank), or other Person acting on behalf of a national, provincial or local government, including a department, agency, instrumentality, state-owned or state-controlled entity, or public international organization, or any political party, party official or candidate for political office.

“Governmental Approval” means any authorization, consent, waiver, order and approval of any Governmental Authority, including any applicable waiting periods associated therewith.

“Governmental Authority” means any national, federal, regional, municipal or foreign government; international authority (including, in each case, any central bank or fiscal, Tax or monetary authority); governmental agency, authority, division, department; the government of any prefecture, state, province, country, municipality or other political subdivision thereof; and any governmental body, agency, authority, division, department, board or commission, or any instrumentality or officer acting in an official capacity of any of the foregoing, including any court, arbitral tribunal or committee exercising any executive, legislative, judicial, regulatory or administrative functions of government.

“Gross Asset Value” means with respect to any asset, the asset’s adjusted basis for U.S. federal income tax purposes, except as follows:

(a) The initial Gross Asset Value of any asset contributed (or deemed contributed for U.S. federal income tax purposes) by a Member to the Company shall be the gross fair market value of such asset, as reasonably determined by the Board in its sole discretion; provided, that the initial Gross Asset Values of the assets comprising the Initial Capital Contributions shall be as set forth on Schedule I, subject to appropriate adjustments, as reasonably determined by the Board in its sole discretion, resulting from adjustments to the Membership Percentages pursuant to Section 2.03, Section 6.03 and Section 8.06 of the Contribution Agreement;

(b) The Gross Asset Value of any asset shall be adjusted to equal its gross fair market value (taking Section 7701(g) of the Code into account), as determined by the Board in its reasonable discretion as of the following times: (i) the acquisition of one or more additional Units in the Company by any new or existing Member; (ii) the making of a Capital Contribution; (iii) the revaluation of the property of (A) any Member treated as a partnership for U.S. federal income tax purposes or (B) any entity or arrangement treated as a partnership for such purposes in which the Company owns an equity interest, in each case pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f), but only if an adjustment to the Gross Asset Value of the Company’s assets is permitted or required by applicable Law in such event; (iv) the distribution by the Company to a Member of more than a de minimis amount of the Company’s property as consideration for an interest in the Company; (v) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); (vi) in connection with the grant of Units (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member or by any other Person in anticipation of becoming a Member; and (vii) the occurrence of any event in respect of which an adjustment to the Gross Asset Value of the Company’s assets is required under applicable Law;

(c) The Gross Asset Value of any asset distributed to any Member shall be adjusted to equal the gross fair market value (taking Section 7701(g) of the Code into account) of such asset on the date of distribution as determined by the Board in its reasonable discretion;

(d) The Gross Asset Value of any asset shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such asset pursuant to Section 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that the Gross Asset Value of an asset shall not be adjusted pursuant to this subparagraph (d) to the extent that an adjustment pursuant to subparagraph (b) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d); and

(e) If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (a), (b) or (d), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.

“Group” has the meaning set forth in Section 13(d)(3) and Rule 13d-5 of the Exchange Act.

“H&F” means H&F Harrington AIV II, L.P., HFCP VI Domestic AIV, L.P., Hellman & Friedman Investors VI, L.P., Hellman & Friedman Capital Executives VI, L.P. and Hellman & Friedman Capital Associates VI, L.P.

“Independence Requirements” means the requirements for independence prescribed by each of The New York Stock Exchange, the NASDAQ Stock Market and the SEC that is required to serve on the audit committee of a public issuer, whether such requirement is pursuant to Rule 5605 of the NASDAQ Listing Rules, Section 303A.01 of the NYSE Listed Company Manual, Rule 10A-3(b)(1) under the Exchange Act, or otherwise (and in each case, under any other successor rule).

“Initial Units” means the Units issued to each of the Initial Members at Closing, as adjusted by any adjustments pursuant to Section 2.03, Section 6.03 or Section 8.06 of the Contribution Agreement.

“IPO Preference Period” means the six (6) month period following the Initial Period; provided, that the IPO Preference Period shall end immediately if an IPO Demand relating to a Qualified IPO to be consummated during the IPO Preference Period is not delivered prior to or on the date that is ten (10) Business Days following the expiration of the Initial Period as required by Section 10.05(c).

“Law” means any transnational, domestic or foreign federal, state or local statute, law, ordinance, regulation, rule, code, order or other requirement or rule of law, including the common law.

“Material Company Competitor” means (i) any Person who owns more than 10% of a health care information technology company or (ii) any Person who is employed by or on the board of a health care information technology company other than the Company or Echo.

“MCK” means McKesson Corporation, a Delaware corporation.

“MCK Exit Window” means (i) where the Sponsor Shareholders have not provided an Echo Shareholder Notice on or prior to the Echo Sale Notice Deadline for the First Echo Sale Window, then the twelve (12) month period following the expiration or termination of the underwriter lockup period relating to a Qualified IPO, or (ii) where the Sponsor Shareholders have provided an Echo Shareholder Notice on or prior to the Echo Sale Notice Deadline for the First Echo Sale Window, then the twelve (12) month period following whichever occurs first of (x) the termination of such First Echo Sale Window if such Qualified Echo Sale is (A) finally abandoned or terminated by the Sponsor Shareholders (and notified to the MCK Members in writing, which notice shall be provided by the Sponsor Shareholders promptly following any such abandonment or termination decision), or (B) otherwise not consummated during the First Echo Sale Window or (y) the Post-Echo Sale Lockup; provided, that in either of case (i) or (ii), the MCK Exit Window shall be extended up to an additional thirty (30) days upon the written request of any MCK Member during the MCK Exit Window if a Qualified MCK Exit has not occurred and the MCK Members have taken, and are continuing to take Affirmative Steps throughout such extension period, to effect a Qualified MCK Exit. Notwithstanding the foregoing, the MCK Exit Window shall automatically terminate (or be deemed to terminate) upon the earliest to occur of (i) the consummation of a Qualified MCK Exit, (ii) the MCK Members providing written notice to the Company of their intention to abandon or terminate the MCK Exit Window (which notice shall be provided by an MCK Member promptly following such abandonment or termination decision), (iii) the last Business Day of the IPO Preference Period to the extent that a Qualified IPO has not been consummated by the last Business Day of the IPO Preference Period and (iv) the date that is four (4) years from the date of Closing.

“MCK Units” means 1,392,367.03 Initial Units issued at Closing to the MCK Members pursuant to the Contribution Agreement in the following proportion: (x) 660,976.52 Initial Units to MCK IPCo and (y) 731,390.51 Initial Units to PST, in each case, as adjusted by any adjustments pursuant to Section 2.03, Section 6.03 or Section 8.06 of the Contribution Agreement.

“Member” means, at any time, for so long as such Person holds any Units, (i) each Initial Member and (ii) any other Person who, after the Closing, is admitted to the Company as a Member in accordance with the terms of this Agreement. No Person that is not a Member shall be deemed a “member” of the Company under the Act.

“Member Nonrecourse Debt Minimum Gain” means partner nonrecourse debt minimum gain as defined in Treasury Regulation 1.704-2(i)(2).

“Membership Percentage” means, with respect to any Member as of any time, the number of Units owned by such Member at such time divided by the aggregate number of Units owned by all Members in the aggregate at such time.

“Minimum Gain” means the partnership minimum gain determined pursuant to Treasury Regulation Section 1.704-2(d).

“Nominee Directors” means each of the MCK Directors and Echo Directors.

“Partnership Tax Audit Rules” means Sections 6221 through 6241 of the Code, as amended by the Bipartisan Budget Act of 2015, together with any guidance issued thereunder or successor provisions and any similar provision of state or local tax laws.

“Patent Rights” means any and all rights to patents and patent applications (including all reissues, divisions, continuations, continuations-in-part, and reexaminations thereof and the equivalents of any of the foregoing in any jurisdiction) and any renewals, extensions or reissue thereof.

“Permitted Transferee” means with respect to any Person, an Affiliate of such Person.

“Person” means any natural person, joint venture, general or limited partnership, corporation, limited liability company, trust, firm, association or organization or other legal entity.

“Post-Echo Sale Lockup” means the up to 90-day lockup period specified by the underwriter following the consummation of a Qualified Echo Sale.

“Pro Rata Tax Distribution Amount” means, at any time of determination with respect to a specified Member, (a) the product of (i) the Tax Distribution Ratio Amount for the Member whose Tax Distribution Ratio Amount is the highest of any Member and (ii) such specified Member’s Membership Percentage at such time, minus (b) such specified Member’s Total Tax Distribution Amount at such time.

“Profit” and “Loss” means, for each Tax Year, an amount equal to the Company’s taxable income or loss for such Tax Year, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), but with the following adjustments:

(i) Any income of the Company that is exempt from U.S. federal income tax and not otherwise taken into account in computing Profit or Loss shall be added to such taxable income or loss;

(ii) Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as expenditures described in Section 705(a)(2)(B) of the Code pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profit or Loss shall be subtracted from such taxable income or loss;

(iii) In the event the Gross Asset Value of any asset of the Company is adjusted pursuant to subparagraphs (b), (c), or (d) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profit or Loss;

(iv) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Tax Year;

(v) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of (adjusted for accumulated Depreciation with respect to such property), notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value; and

(vi) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 8.01(b) hereof shall not be taken into account in computing Profit or Loss. The amounts of items of Company income, gain, loss or deduction available to be specially allocated pursuant to Section 8.01(b) hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (v) above.

“Property” means all real and personal property (whether tangible or intangible) owned by the Company or its Subsidiaries, including, without limitation, (a) cash, (b) current assets (such as accounts receivable) (c) contract rights, (d) investments (such as shares, stocks, securities, notes, bonds, debentures, derivative financial instruments, and other similar financial assets), and (e) any improvements to real or personal property.

“Qualified Echo Sale” means a sale by holders of Echo Shares in a firm commitment underwritten public offering and in the manner contemplated in the applicable Echo Shareholder Notice; provided, that following such Qualified Echo Sale, the Echo Minimum Ownership continues to be satisfied (if applicable).

“Qualified IPO” means (i) a firm commitment underwritten public offering registered under the Securities Act (or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time) of Echo Shares representing at least 10% of the beneficial ownership of the Company’s outstanding common equity (after giving effect to such offering) and (ii) pursuant to which Echo Shares are listed for trading on The New York Stock Exchange, the NASDAQ Stock Market, or any other securities exchange or quotation system in any jurisdiction that has been agreed to by the Initial Members in writing.

“Realized Gain” means, for any Tax Year commencing on or after the third anniversary of the Closing, the excess of the amount realized from the sale, exchange or other disposition of an item of Property over the Gross Asset Value of such item of Property at the time of such sale, exchange or other disposition; provided that, for the avoidance of doubt, the foregoing shall not include any amount realized from the sale, exchange or other disposition of Property constituting inventory or otherwise disposed of in the ordinary course of business.

“Representative” means, with respect to any Person, the Affiliates of such Person and the officers, directors, employees, attorneys, accountants, financial advisors, agents, consultants, professional advisors and other representatives of such person and its Affiliates.

“Restricted Person” means any individual who is (i) under investigation or the subject of an inquiry by a Governmental Authority relating to, has been convicted of (including as a result of the entry of a guilty plea, a consent judgment or a plea of nolo contendere), or has been charged civilly with, in each case, a violation of any anti-corruption Law; (ii) a Government Official or close family member of a Government Official; or (iii) subject to (or has been subject to) sanctions by a self-regulatory organization.

“SEC” means the Securities and Exchange Commission.

“Second Echo Sale Window” means, if a Qualified MCK Exit is not consummated prior to the termination or expiration of the MCK Exit Window, the six (6) month period following the expiration or termination of the MCK Exit Window, solely where the Echo Shareholders have provided an Echo Shareholder Notice on or prior to the applicable Echo Sale Notice Deadline; provided, that the Second Echo Sale Window shall terminate immediately upon the earlier of (i) the consummation of a Qualified Echo Sale during such Second Echo Sale Window or (ii) receipt by the MCK Members of written notice from Echo or the Echo Shareholders of the Echo Shareholders’ decision to abandon or terminate the Echo Shareholder Sale Right with respect to such Second Echo Sale Window; provided, further, that if the MCK Members consummate an offering pursuant to the Registration Rights Agreement during the MCK Exit Window and a Qualified MCK Exit is not consummated prior to the termination or expiration of the MCK Exit Window, then the Second Echo Sale Window shall not commence earlier than the end of the up to 90-day underwriter lockup period associated with any such sale undertaken pursuant to the exercise of such registration rights.

“Securities Act” means the Securities Act of 1933, as amended.

“Sponsor Shareholders” means Blackstone Capital Partners VI L.P., Blackstone Family Investment Partnership VI L.P. and Blackstone Family Investment Partnership VI-ESC L.P.

“Subsidiary” means, with respect to any specified Person, any other Person a majority of whose equity interests (whether by voting power or by economic interest) are at the time directly or indirectly owned by such specified Person; provided, that the term Subsidiary, when used with respect to any Member or any of its Affiliates, shall not include the Company or any of its Subsidiaries.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement relating to any of the foregoing, including any such obligations or liabilities under any such agreement.

“Tax Distribution Arrearage” means an amount, for each Member, that begins at zero and is adjusted according to the principles of Section 8.02(a).

“Tax Distribution Arrearage Return Rate” means ICE Benchmark Administration London Interbank Offered Rate plus one hundred (100) basis points, compounded semi-annually.

“Tax Distribution Deficit” means, with respect to any Member for any Tax Year or Estimated Tax Distribution Period at any time of determination, the excess of (i) the portion of such Member’s actual aggregate liability for U.S. federal, state and local income taxes in respect of such Tax Year or Estimated Tax Distribution Period that is attributable to such Member’s ownership of Units (including but not limited to alternative minimum taxes, taxable capital shifts or Echo Benefit Plan Items), excluding the portion of any such liability that is attributable to the actual or deemed disposition of such Units (other than adjustments to Unit ownership pursuant to Section 2.03, Section 6.03 and Section 8.06 of the Contribution Agreement, and other than any such liability that is attributable to an Echo Benefit Plan Item) over (ii) the cumulative amount of distributions previously made by the Company to such Member pursuant to Section 8.02(a)(i) in respect of such Tax Year or Estimated Tax Distribution Period.

“Tax Distribution Ratio Amount” for a Member with respect to a Tax Year means, at any time of determination, (i) such Member’s Total Tax Distribution Amount for such Tax Year at such time, divided by (ii) such Member’s Membership Percentage.

“Tax Year” means (i) the Fiscal Year or (ii) if after the date of this Agreement, the taxable year of the Company is required by the Code or the Treasury Regulations promulgated thereunder to be a period other than the period described in clause (i), then each period that is the taxable year of the Company determined in accordance with the requirements of the Code or the Treasury Regulations promulgated thereunder; provided, that (x) in the case of a dissolution, Tax Year means the period from the day after the end of the most recently ended Tax Year until the dissolution of the Company and (y) for purposes of making allocations of Profit and Loss, Tax Year means any portion of a taxable year of the Company to the extent required to comply with Section 706 of the Code or the Treasury Regulations promulgated thereunder. For the avoidance of doubt, Tax Year shall include any portion of a taxable year of the Company with respect to which the allocation of Profit and Loss is determined based on a “closing of the books.”

“Total Tax Distribution Amount” means, with respect to a Member at any time of determination and for any Tax Year, the sum of amounts previously distributed to such Member pursuant to Section 8.02(a)(i), Section 8.02(a)(ii), Section 8.02(a)(iv) or Section 8.02(a)(ix) in respect of such Tax Year (with the Tax Year for which a distribution under Section 8.02(a)(ix) is made to be determined on a first in, first out basis).

“Transaction Documents” has the meaning set forth in the Contribution Agreement.

“Transfer” means to sell, transfer, pledge, assign, create an encumbrance or otherwise dispose of any direct or indirect economic, voting or other rights in or to a Unit or other Equity Security of the Company, directly or indirectly (whether by merger, operation of law or otherwise), including by means of the Transfer of an interest in a Person that directly or indirectly holds such Unit or other Equity Security of the Company, and “Transferred”, “Transferring”, “Transferor” and “Transferee” shall have correlative meanings; provided that a Transfer of (a) any Equity Security of the Sponsor Shareholders, H&F or other funds Affiliated with the Sponsor Shareholders or H&F or any Equity Security of a limited partner or any direct or indirect equityholder of a limited partner of the Sponsor Shareholders, H&F or other funds Affiliated with the Sponsor Shareholders or H&F or (b) any Equity Security of MCK shall not be deemed to be a Transfer of a direct or indirect economic, voting or other right in or to a Unit or other Equity Security of the Company.

“Treasury Regulations” means the regulations promulgated under the Code as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Units” means the limited liability company interests in the Company, which have the terms set forth in this Agreement and, to the extent not inconsistent with this Agreement, in the Act, and which are divided into equal proportionate units, including fractional units.

“Unrealized Gain” means any adjustment to the Gross Asset Value of any item of Property, occurring in any Tax Year commencing on or after the third anniversary of the Closing, if such adjustment is taken into account as an item of gain pursuant to clause (iii) of the definition of Profit and Loss.

“Unvested Echo Shares” means shares of Echo common stock issued pursuant to an Approved Echo Plan that are not vested pursuant to the terms thereof or any award or similar agreement relating thereto.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Ad Hoc Committee	5.08
Additional Capital Contribution	3.02(b)
Additional Member	9.06(a)
Adjourned Meeting	5.03(d)
Agreement	Preamble
Approved Plans	5.05(a)(xxii)
Approved Echo Plan	5.05(a)(xxii)
Available Cash	8.02(a)(iv)
Board	5.01(a)
Board Escalation Matter	5.08
Capital Account	3.05(a)
Certificate of Formation	Recitals
Chairman	5.06
Chief Executive Officer	5.10(a)
Company	Preamble
Company Parties	Preamble
Company Owned Patent Rights	13.06(a)
Compliance Program	11.03(c)
Confidential Information	11.02(c)
Contribution Agreement	Recitals
Covenant Termination	11.04(e)
Covered Persons	6.01(b)
Director	5.01(a)
Drag-Along Sale	9.03(a)
Drag-Along Sale Notice	9.03(b)
Drag-Along Sale Price	9.03(b)
Drag-Along Sellers	9.03(a)
Drag-Along Transferee	9.03(a)
Dragged Member	9.03(a)
Echo	Preamble
Echo Directors	5.01(c)(ii)
Echo Minimum Ownership	9.01(d)
Echo Sale Notice Deadline	10.03(b)
Echo Sale Shares	10.03(b)
Echo Shareholder Notice	10.03(b)
Echo Shareholder Sale Right	10.03(a)
Echo Shares	9.01(b)(v)
Exchange	11.04(f)(i)
Exchange Offers	10.05(a)

Term	Section
Exchange Ratio	10.05(a)
Existing LLC Agreement	Recitals
Fiscal Year	7.01
Initial Appraised Value	9.05(a)
Initial Capital Contribution	3.01
Initial Members	Preamble
Initial LLC Agreement	Preamble
Initial Offer	9.02(b)
Initial Offer Notice	9.02(a)
Initial Offer Period	9.02(b)
Initial Period	10.01(c)
IPO Committee	10.01(a)
IPO Demand	10.01(c)
IPO Demanding Party	10.01(c)
Issuance Notice	3.07(a)
Joint Venture	Recitals
Liquidating Agent	13.04(a)
Marketing Period	9.02(g)(iii)
MCK Directors	5.01(c)(i)
MCK IPCo	Preamble
MCK Members	Preamble
Merger	10.05(a)
Merger Agreement	10.05(a)
Mutual Independent Director	5.01(c)(iii)
Non-Stock Exchanges	10.05(a)
Notice of Exchange	11.04(f)(iii)
Offer Price	9.02(a)
Offer Pro Rata Portion	9.02(b)
Offered Units	9.02(a)
Offeror	9.02(a)
Original Meeting	5.03(d)
Preemptive Rights Exercise Notice	3.07(b)
PST	Preamble
QIPO Deadline	10.01(b)
Qualified MCK Exit	10.05(a)
Registration Rights Agreement	10.07
Registration Statement	10.01(b)
Regulatory Allocations	8.01(b)(viii)
Reserved Matter	5.05(a)
Return Preparer	7.04(d)
ROFO Sale	9.02(a)
Second Notice	3.07(b)
Second Offer	9.02(c)
Second Offer Period	9.02(c)
Secretary	5.03(c)

Term	Section
Significant Members	9.02(a)
Spin-Off	10.05(a)
SpinCo	10.05(a)
Subsequent Appraised Value	9.05(a)
Tax Matters Agreement	10.05(d)
Tax Matters Member	7.04(c)
Top-up Units	10.06(a)
Top-up Notice	10.06(c)
Top-up Option	10.06(a)
VWAP	9.05(c)
5% Member	12.02(a)

Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Exhibits are to Articles, Sections and Exhibits of this Agreement unless otherwise specified. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. Except as explicitly set forth herein or in another Transaction Documents, all references to a particular statute or other Law shall be deemed to include all rules and regulations promulgated thereunder in effect from time to time and any amendments or successors to such statutes, Laws, rules and regulations. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. Any action to be taken by or any consent to be given by any group of Persons, including the “MCK Members”, the “Sponsor Shareholders”, “H&F” or the “Echo Shareholders”, unless otherwise specified herein, are to be taken or consented to upon the approval of the Person(s) holding a majority of the Units beneficially owned by such group. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

ARTICLE 2

ORGANIZATIONAL MATTERS AND GENERAL PROVISIONS

Section 2.01. Formation.

(a) The Company was formed as a Delaware limited liability company on June 17, 2016 by the filing of the Certificate of Formation in the office of the Secretary of State of the State of Delaware pursuant to the Act and the adoption of the Existing LLC Agreement. The Members desire to continue the Company for the purposes and upon the terms and conditions set forth herein.

(b) The Company shall initially have one class of interests, which shall be the Units. The Units shall have equal rights and preferences in the assets of the Company except as otherwise expressly provided herein. A Unit shall for all purposes be personal property. Each Unit shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

(c) Upon the consummation of the Closing, each Initial Member shall hold a number of Units representing the Membership Percentages set forth on Exhibit A hereto.

(d) This Agreement amends, restates and supersedes in its entirety the Existing LLC Agreement.

Section 2.02. Name. The name of the Company as of the date hereof is “Change Healthcare LLC” and, subject to Section 5.05, its business shall be carried on in this name with such variations and changes or in such other trade names as the Board deems necessary or appropriate. Subject to Section 5.05, the Board shall have the power at any time to change the name of the Company in its sole discretion.

Section 2.03. Principal Place of Business. The principal place of business of the Company shall be located at such location as the Board may determine from time to time. The Company may also maintain such other office or offices at such other locations as the Board may determine from time to time.

Section 2.04. Registered Agent. The Company’s registered agent and office in Delaware shall be Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. At any time, the Board may designate another registered agent and/or registered office.

Section 2.05. Purpose and Powers of the Company.

(a) The Company is formed for the object and purpose of engaging in any and all lawful activities permitted under the Act.

(b) Subject to the terms and conditions of this Agreement, the Company shall have the power and authority to take any and all actions that limited liability companies may take under the Act and that are necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes set forth in Section 2.05(a). Without limiting the foregoing, but subject to the terms and conditions of this Agreement, the Company may in furtherance of its business and operations carry out its objectives and accomplish its purposes as principal or agent, directly or indirectly, alone or with associates, or as a member, stockholder, partner or participant in any firm, association, trust, corporation, partnership or other entity.

(c) The Company shall do all things necessary to maintain its limited liability company existence separate and apart from each Member and any Affiliate of any Member, including holding regular meetings of the Board and maintaining its books and records on a current basis separate from that of any Member, any Affiliate of the Company or any other Person.

Section 2.06. Term. The term of the Company commenced on the date the Certificate of Formation was filed in the office of the Secretary of State of the State of Delaware and shall continue in full force and effect in perpetuity; provided, that the Company may be dissolved in accordance with the provisions of this Agreement and the Act.

Section 2.07. Filings; Qualification in Other Jurisdictions. The Company shall prepare, following the execution and delivery of this Agreement, any documents required to be filed or, in the Board’s or an authorized executive officer’s view, appropriate for filing under the Act, and the Company shall cause each such document to be filed in accordance with the Act, and, to the extent required by Law, to be filed and recorded, and/or notice thereof to be published, in the appropriate place in each jurisdiction in which the Company may hereafter establish a place of business. The Board may cause or authorize an executive officer to cause the Company to be qualified or registered under assumed or fictitious name statutes or similar Laws in any jurisdiction in which the Company transacts business where the Company is not currently so qualified or registered. Each executive officer shall execute, deliver and file any such documents (and any amendments and/or restatements thereof) necessary for the Company to accomplish the foregoing. The Board may appoint any other authorized persons to execute, deliver and file any such documents.

Section 2.08. Company Property. All property of the Company, both tangible and intangible, shall be deemed to be owned by the Company as an entity. A Member has no interest in specific Company property by virtue of being a “member” under the Act.

Section 2.09. Transactions with Members and Directors. Subject to the terms and conditions of this Agreement, including Section 5.05, any Member may lend money to, borrow money from, act as a surety, guarantor or endorser for, guarantee or assume one or more obligations of, provide collateral for, and transact other business with the Company and, subject to applicable Law and the terms and conditions of this Agreement, shall have the same rights and obligations with respect to such matter as a Person who is not a Member, and any Member and the members, shareholders, partners and Affiliates thereof shall be able to transact business or enter into agreements with the Company to the fullest extent permissible under the Act.

Section 2.10. Certificated or Uncertificated Units. Units may be in certificated or uncertificated form, as may be determined from time to time by the Board.

ARTICLE 3

CAPITAL CONTRIBUTIONS; PREEMPTIVE RIGHTS

Section 3.01. Initial Capital Contributions. In connection with the transactions contemplated by the Contribution Agreement, each of the MCK Members and Echo has made cash contributions in connection with entering into the Existing LLC Agreement and made the MCK Contributions and the Echo Contributions (each as defined in the Contribution Agreement), respectively, at the Closing (each of which shall constitute an “Initial Capital Contribution”) pursuant to the Contribution Agreement.

Section 3.02. Additional Capital Contributions.

(a) From and after the Closing, no Member shall be required to make any additional capital contributions to the Company except as provided in this Article 3.

(b) After the Closing, subject to Section 3.07 and Section 5.05, Members may from time to time make capital contributions to the Company (each, an “Additional Capital Contribution”) at such times and in such amounts and such price per Unit, if applicable, as the Board may determine to offer to or accept from the Members.

Section 3.03. Issuance of Units.

(a) No Units or other Equity Securities of the Company shall be issued in respect of any Additional Capital Contribution until such Additional Capital Contribution is actually made. No additional Units shall be issued by the Company after the Closing in respect of any Initial Capital Contributions, other than with respect to issuances required under Section 2.03, Section 6.03 and Section 8.06 of the Contribution Agreement and Section 8.02(a)(ix) herein.

(b) Subject to Section 3.07 and Section 5.05, the Board may authorize the Company to issue additional Units and/or create and issue new series, types or classes of Equity Securities of the Company with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as the Board may determine, and authorize obligations, evidences of indebtedness or other securities or interests of the Company convertible, exercisable or exchangeable into Units or other

Equity Securities of the Company, in each case to any Person in such amounts and on such terms as so approved by the Board; provided, that (other than an issuance made under Section 3.03(c)) any such issuance will be made only in exchange for payment of Fair Market Value for such interest, as determined in the reasonable good faith judgment of the Board. The Company may issue whole or fractional Units or other Equity Securities of the Company.

(c) The Company and Echo agree to cooperate to ensure that the Echo Ratio is maintained at one Unit to one Echo Share for so long as any MCK Member (or their Permitted Transferees) holds Units. In connection therewith (and subject to Section 5.05 and 11.04(d)):

(i) From and after the date hereof, and at all times that any MCK Member (or its Permitted Transferees) holds Units, if at any time Echo issues an Echo Share (including in a Qualified IPO) or any other Equity Security of Echo (other than the share of Class X Stock (as defined in the Echo Shareholders Agreement)), in accordance with the terms of this Agreement, (A) the Company shall issue to Echo one Unit (for each Echo Share issued) or one such other Equity Security of the Company (for each other Equity Security issued) corresponding to the Equity Security issued by Echo, and with the rights to dividends and distributions and other economic rights as are determined by the Board in good faith to correspond to those of the Equity Security issued by Echo, and (B) the net proceeds received by Echo with respect to the corresponding Echo Share or other Equity Security of Echo, if any, shall be concurrently transferred to the Company; provided that if Echo issues any Echo Shares pursuant to an Exchange or pursuant to the conversion of SpinCo stock contemplated by the Merger Agreement, then the Company shall not issue any new Units in connection therewith; provided further that in the event that the Fair Market Value of the corresponding Echo Share or other Equity Security of Echo, as determined by the Board in good faith, exceeds the net proceeds received by Echo with respect to such Echo Share or other Equity Security of Echo, then solely for purposes of Section 3.05 and Section 8.01, (u) Echo shall be treated as having made a Capital Contribution to the Company equal to such Fair Market Value and (v) such excess shall be treated as an item of Loss. Notwithstanding the foregoing, this Section 3.03(c)(i) and Section 3.03(c)(ii) shall not apply (1) to the issuance and distribution to holders of Echo Shares of rights to purchase Equity Securities of Echo under a “poison pill” or similar shareholders’ rights plan approved under Section 11.04(d) (it being understood that (x) upon the exchange of Units for Echo Shares, such Echo Shares will be issued together with any such corresponding right and (y) upon issuance of Echo Shares in connection with exercise of a “poison pill” or similar shareholders’ rights plan approved under Section 11.04(d), the Company will issue an equal number of Units as provided in this Section 3.03) or (2) to the issuance under any Approved Echo Plan of any Equity Securities of Echo approved by the Board or any authorized committee of the Board (each, an “Approved Issuance”) that are convertible, exercisable for or exchangeable into Echo Shares, but shall in each of the foregoing cases, apply to the issuance of Echo Shares in connection with the conversion, exercise or exchange of such Equity Securities of Echo issued in connection with an Approved Issuance (for cash or other consideration in accordance with their terms or otherwise). In addition, this Section 3.03(c)(i) and Section 3.03(c)(ii) shall not apply to an Approved Issuance under an Approved Echo Plan of any Echo Shares that are unvested, but shall apply upon the vesting of any such Echo Share. Except for transactions pursuant to an Exchange or the conversion of SpinCo stock contemplated by the Merger Agreement, following the Closing and for so long as any MCK Member (or its Permitted Transferees) hold Units, the Company shall not issue any additional Units of the Company to Echo unless substantially simultaneously therewith Echo issues or sells, to a Person other than Echo and subject to the terms of this Agreement, an equal number of Echo Shares. This Section 3.03(c)(i) shall not apply to any adjustments pursuant to Section 2.03, Section 6.03, or Section 8.06 of the Contribution Agreement.

(ii) Following the Closing and for so long as any MCK Member (or its Permitted Transferees) holds Units, Echo may not redeem, repurchase or otherwise acquire any Echo Shares unless the Company substantially simultaneously redeems, repurchases or otherwise acquires from Echo an equal number of Units for the same price per security, and Echo may not redeem, repurchase or otherwise acquire any other Equity Security of Echo unless the Company substantially simultaneously redeems, repurchases or otherwise acquires from Echo an equal number of any outstanding corresponding Equity Securities of the Company of the corresponding class or series for the same price per security; provided that if Echo is required to redeem or repurchase any Echo Shares, including but not limited to any redemption pursuant to the terms of the Echo Shareholders Agreement, the Company shall substantially simultaneously redeem, repurchase or otherwise acquire from Echo an equal number of Units for the same price per security (provided that, if such repurchase, redemption or acquisition is prohibited by applicable Law, such repurchase, redemption or acquisition may be delayed by the Company until such time as it is not prohibited by applicable Law and appropriate adjustment shall be made to the economic and other arrangements set forth herein so as to, to the greatest extent possible, treat such Unit as having been redeemed at the time it otherwise would have been redeemed). The Company may not, following the Closing and so long as any MCK Member (or its Permitted Transferees) holds Units, redeem, repurchase or otherwise acquire any Units from Echo unless substantially simultaneously Echo redeems, repurchases or otherwise acquires an equal number of Echo Shares for the same price per security from holders thereof, and the Company may not redeem, repurchase or otherwise acquire any other Equity Securities of the Company from Echo unless substantially simultaneously Echo redeems, repurchases or otherwise acquires an equal number of Equity Securities of Echo of a corresponding class or series for the same price per security. Notwithstanding the foregoing, to the extent that any consideration payable by Echo in connection with the redemption or repurchase of any Echo Shares or other Equity Securities of Echo consists (in whole or in part) of Echo Shares or such other Equity Securities of Echo (including in connection with the cashless exercise of an option or warrant), then the redemption or repurchase of the corresponding Units or other Equity Securities of the Company shall be effectuated in an equivalent manner. This Section 3.03(c)(ii) shall not apply to any adjustments pursuant to Section 2.03, Section 6.03, or Section 8.06 of the Contribution Agreement.

(iii) Following the Closing and so long as any MCK Member (or its Permitted Transferees) holds Units, Echo shall not in any manner effect any subdivision (by any stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) or other similar restructuring in respect of the Echo Shares unless such action is taken concurrently with a corresponding subdivision or combination or other similar restructuring of the Units (with corresponding changes made with respect to any other convertible, exercisable or exchangeable securities), such that the Echo Ratio is maintained at one Unit to one Echo Share. Following the Closing and so long as any MCK Member (or its Permitted Transferees) holds Units, the Company shall not in any manner effect any subdivision (by any stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) or other similar restructuring of Echo (with corresponding changes made with respect to any other convertible, exercisable or exchangeable securities), such that the Echo Ratio is maintained at one Unit to one Echo Share.

(iv) In the event of any adjustments pursuant to Section 2.03, Section 6.03, or Section 8.06 of the Contribution Agreement that results in a change in the Membership Percentages of the Members (such changed percentage, the “Adjusted Membership Percentage”), the parties and the Company agree to issue, redeem, repurchase, subdivide (by any unit split, unit distribution, reclassification, recapitalization or otherwise), combine (by reverse unit split, reclassification, recapitalization or otherwise) or otherwise acquire or cancel Units such that following the adjustment Echo owns an aggregate number of Units of the Company such that the Echo Ratio is one Unit to one Echo Share and the Membership Percentage equals the Adjusted Membership Percentage.

Section 3.04. Withdrawal of Capital.

(a) No Member shall be entitled to withdraw any part of its Capital Contributions or to receive any distribution from the Company, except as expressly provided herein. Under circumstances requiring the return of any Capital Contribution, no Member shall have the right to demand or receive property other than cash, except as expressly provided herein. No Member shall have the right to cause the sale of any Company asset, except as expressly provided herein. No Member shall have any right to receive any salary or draw with respect to its Capital Contributions or its Capital Account or for services rendered on behalf of the Company or otherwise in its capacity as a Member.

(b) No Member shall have any liability for the return of the Capital Contributions of any other Member. Except as otherwise required by Law, no Member shall be required to make up a negative balance in its Capital Account. Except as expressly provided herein or to the extent granted by Equity Securities of the Company hereinafter approved by the Board pursuant to Section 3.03(b), no Member shall have priority over any other Member either as to the return of the amount of such Member’s Capital Contributions or as to any allocation of any item of income, gain, loss, deduction or credit of the Company.

Section 3.05. Maintenance of Capital Accounts.

(a) The Company shall maintain a separate capital account for each Member according to the rules of Treasury Regulation Section 1.704-l(b)(2)(iv) (a “Capital Account”). The initial Capital Account balances of the Initial Members shall be as set forth on Schedule I.

(b) No Member shall be required to make any payment to any other Member or the Company by reason of any deficit or negative balance which may exist from time to time in such Member’s Capital Account (including upon and after dissolution of the Company).

(c) Upon a Transfer of all or a portion of any Equity Security of the Company in accordance with the terms of this Agreement (other than, for the avoidance of doubt, adjustments pursuant to Section 2.03, Section 6.03 or Section 8.06 of the Contribution Agreement, which shall be addressed by Section 3.05(d) below), the transferee Member shall succeed to the Capital Account of the transferor which is attributable to such equity interest or portion thereof.

(d) In the event of adjustments to the Membership Percentages pursuant to Section 2.03, Section 6.03 and/or Section 8.06 of the Contribution Agreement, appropriate corresponding adjustments, as reasonably determined by the Board in its sole discretion, shall be made to the Members’ Capital Accounts to reflect the treatment of adjustments pursuant to Section 2.03, Section 6.03 and/or Section 8.06 of the Contribution Agreement as adjustments to the Fair Market Values of the assets contributed to the Company pursuant to the Contribution Agreement.

Section 3.06. No Interest. No interest shall be paid on Capital Contributions or on the balance in a Member’s Capital Account.

Section 3.07. Preemptive Rights.

(a) Other than with respect to the Equity Securities of the Company described in Section 3.07(f), the Company shall give each of the Initial Members (and their Permitted Transferees) written notice (an “Issuance Notice”) of any proposed issuance by the Company of any Equity Securities of the Company at least twenty (20) Business Days prior to the proposed issuance date. The Issuance Notice shall specify the price at which such Equity Securities of the Company are to be issued and the other material terms of the issuance (including the terms of the Equity Securities of the Company proposed to be issued). Subject to Section 3.07(f), each of the Initial Members shall be entitled to purchase (or to cause its Affiliates to purchase) up to its respective Membership Percentage of the Equity Securities of the Company proposed to be issued, at the price and on the terms specified in the Issuance Notice.

(b) If any Initial Member (or its Permitted Transferees) desires to purchase or to have any of its Affiliates purchase any or all of its Membership Percentage of the Equity Securities of the Company specified in the Issuance Notice, it shall deliver a written notice to the Company (each a “Preemptive Rights Exercise Notice”) of its election to purchase such Equity Securities of the Company within ten (10) Business Days of receipt of the Issuance Notice. The Preemptive Rights Exercise Notice shall specify the number (or amount) of Equity Securities of the Company to be purchased by such party or its Affiliates and shall constitute exercise by such party of its rights under this Section 3.07 and a binding agreement of such party or such party’s applicable Affiliates to purchase, at the price and on the terms specified in the Issuance Notice and in accordance with the terms of this Section 3.07, the number of shares (or amount) of Equity Securities of the Company specified in the Preemptive Rights Exercise Notice with such purchase to be consummated as promptly as reasonably practicable. If, at the termination of such ten (10) Business Day period, any Initial Member (or its Permitted Transferees) shall not have delivered a Preemptive Rights Exercise Notice to the Company, such party shall be deemed to have waived all of its rights under this Section 3.07 with respect to the purchase of such Equity Securities of the Company. Promptly following the termination of such ten (10) Business Day period, the Company shall deliver to each of the Initial Members (or its Permitted Transferees) a copy of any Preemptive Rights Exercise Notice it has received or notify each of the Initial Members that no Preemptive Rights Exercise Notices have been received (each a “Second Notice”).

(c) If an Initial Member (or its Permitted Transferees) fails to exercise its preemptive rights under this Section 3.07 or elects to exercise such rights with respect to less than its Membership Percentage of the issuance and another Member has exercised its rights under this Section 3.07 with respect to its entire Membership Percentage, such other Member shall be entitled to purchase, or have its Affiliates purchase, from the Company any or all of the remaining portion of the issuance. If any such Initial Member (or its Permitted Transferees) desires to purchase or to have any of its Affiliates purchase such remaining portion, it shall deliver a written notice to the Company of its election to purchase such remaining portion within five (5) Business Days following receipt of the Second Notice from the Company.

(d) The Company shall have ninety (90) days from the date of the Issuance Notice to consummate the proposed issuance of any or all of such Equity Securities of the Company that the Initial Members (or their Permitted Transferees) have not elected to purchase at a price equal to or greater than the price specified in the Issuance Notice and otherwise upon terms that are not less favorable to the Company than those specified in the Issuance Notice; provided, that if any Governmental Approvals are required in connection with such issuance, such 90-day period shall be extended until the expiration of five (5) Business Days following the date on which all Governmental Approvals are obtained and any applicable waiting periods under applicable Law have expired or been terminated, but in no event will such period be extended for more than an additional 180 days. If the Company proposes to issue any such Equity Securities of the Company after such 90-day (or longer, as permitted by the preceding sentence) period, it shall again comply with the procedures set forth in this Section 3.07.

(e) At the consummation of the issuance of such Equity Securities of the Company the Company shall issue certificates or other appropriate instruments representing the Equity Securities of the Company to be purchased by each party exercising preemptive rights pursuant to this Section 3.07 registered in the name of such party, against payment by such party of the purchase price for such Equity Securities of the Company in accordance with the terms and conditions as specified in the Issuance Notice.

(f) Notwithstanding the foregoing, no Initial Member (or its Permitted Transferees) shall be entitled to purchase Equity Securities of the Company as contemplated by this Section 3.07 in connection with issuances of Equity Securities of the Company (i) to employees of the Company or any of its Subsidiaries pursuant to employee benefit plans or arrangements approved by the Board in accordance with the terms of this Agreement (including Section 5.05(a)) (and upon the conversion, exercise or exchange of Equity Securities of the Company granted pursuant to any such plans or arrangements or outstanding as of the date hereof), (ii) in connection with a Qualified IPO in accordance with the terms of this Agreement, (iii) pursuant to conversion, exercise or exchange of any convertible, exchangeable or exercisable Equity Securities of the Company issued in compliance with the terms of this Agreement, (iv) pursuant to any exercise of the Top-up Option under Section 10.06 below, (v) pursuant to equity adjustments as required under Section 2.03, Section 6.03 and Section 8.06 of the Contribution Agreement, (vi) pursuant to Section 8.02(a)(ix), or (vii) pursuant to an issuance of Equity Securities of the Company pursuant to Section 3.03(c). The Company shall not be obligated to consummate any proposed issuance of Equity Securities of the Company, nor be liable to any Initial Member (or its Permitted Transferees) if the Company has not consummated any proposed issuance of Equity Securities of the Company, pursuant to this Section 3.07 for whatever reason, regardless of whether it shall have delivered an Issuance Notice or received any Preemptive Rights Exercise Notices in respect of such proposed issuance.

(g) This Section 3.07 shall terminate upon consummation of a Qualified IPO.

ARTICLE 4

CERTAIN RIGHTS AND OBLIGATIONS OF MEMBERS

Section 4.01. Members. The Members and their respective numbers of Units, including the number of Units issuable upon conversion, exercise or exchange of any Equity Securities of Echo, and Membership Percentages as of the Closing are listed on Exhibit A attached hereto. The Company shall amend Exhibit A from time to time promptly following any changes in any of such information in accordance with the terms of this Agreement; provided that the Board shall periodically review and pass a resolution approving such amendment(s). No Person may be a Member without the ownership of a Unit. The Members shall have only such rights and powers as are granted to them pursuant to the express terms of this Agreement and the Act.

Section 4.02. No Action on Behalf of the Company; No Dissent Rights. No Member (in its capacity as such) shall, without the prior written approval of the Board, have any authority to take any action on behalf of or in the name of the Company, or to enter into any commitment or obligation binding upon the Company, except for actions expressly authorized by the terms of this Agreement. No Member (in its capacity as such) shall be entitled to any rights to dissent or seek appraisal with respect to any transaction, including the merger or consolidation of the Company with any Person.

Section 4.03. No Right to Voluntarily Withdraw. No Member shall have any right to voluntarily resign or otherwise withdraw from the Company. At such time when, in accordance with this Agreement, a Member has Transferred Units such that the Member no longer holds any Units, such Member shall automatically be withdrawn and resigned as a Member. A resigning Member shall only be entitled to receive amounts approved by the Board on the terms and conditions set forth by the Board. A resigning Member shall not be entitled to a distribution of the fair value of its Units or any other equity interest in the Company under Section 18-604 of the Act. Any resigning or withdrawing Member shall remain liable to the Company for any amounts or other liabilities owed hereunder, including in respect of any breach hereof prior to such Member’s resignation or withdrawal.

Section 4.04. Member Meetings. A meeting of the Members for any purpose or purposes may be called at any time by the Board. At a meeting, no business shall be transacted and no action shall be taken other than that stated in the notice of the meeting unless all Members are present at such meeting and agree that other business not stated in the notice of the meeting can be transacted.

Section 4.05. Notice of Meetings. Written notice stating the place, day and hour of every meeting of the Members and the purpose or purposes for which the meeting is called shall be mailed not less than five (5) nor more than thirty (30) Business Days before the date of the meeting (or if sent by facsimile, not less than five (5) Business Days nor more than thirty (30) Business Days before the date of the meeting), in either case to each Member entitled to vote at such meeting, at its address maintained in the records of the Company by the Company’s Secretary. Such further notice shall be given as may be required by Law, but meetings may be held without notice if all the Members entitled to vote at the meeting are present in person or represented by proxy or if notice is waived in writing by those not present, either before or after the meeting. Presence at a meeting by a Member shall constitute a waiver of any deficiency of notice, except when a Member attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not called or convened in accordance with this Agreement.

Section 4.06. Quorum; Telephonic Meetings.

(a) Provided that notice of the meeting has been given in accordance with Section 4.05, Members holding a majority of the outstanding Units entitled to vote with respect to the business to be transacted, who shall be present or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by the Members holding a majority of the Units held by Members present in person or represented by proxy and the Company shall promptly give notice of when the meeting will be reconvened.

(b) Members may, and shall be entitled to, participate in meetings of the Members by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other. Participation in a telephonic meeting pursuant to this Section 4.06(b) shall constitute presence at such meeting for purposes of Section 4.06(a) and shall constitute a waiver of any deficiency of notice, except when a Member attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not called or convened in accordance with this Agreement.

Section 4.07. Voting.

(a) At any meeting of the Members, each Member entitled to vote on any matter coming before the meeting shall, as to such matter, have a vote, in person, by telephone or by proxy, equal to the number of Units held in its name on the relevant record date established pursuant to Section 4.09. All Units shall constitute a single class and group of Equity Securities of the Company and the holders of Units shall vote together as a single class and group of Members.

(b) Subject to Section 5.05, when a quorum is present, the affirmative vote or consent of Members holding a majority of the outstanding Units present in person or represented by proxy at a duly called meeting and entitled to vote on the subject matter shall constitute the act of the Members. Every proxy shall be in writing, dated and signed by the Member entitled to vote or its duly authorized attorney-in-fact.

Section 4.08. Action Without a Meeting. Notwithstanding Sections 4.04 and 4.07 above, on any matter requiring an approval or consent of Members under this Agreement or the Act at a meeting of Members, the Members may take such action without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the Members entitled to vote thereon.

Section 4.09. Record Date. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members, or entitled to receive a payment of any kind, or in order to make a determination of Members for any other proper purpose, the Board may fix in advance a date as the record date for any such determination of Members, such date in any case to be not more than thirty (30) days prior to the date on which the particular meeting or action, requiring such determination of such Members, is to be held or taken. If no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members, or Members entitled to receive payment of a distribution, the date on which notices of the meeting are mailed or faxed or the date on which the resolution of the Board declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section 4.09 such determination shall apply to any adjournment thereof unless the Board fixes a new record date, which it shall do if the meeting is adjourned to a date more than 90 days after the date fixed for the original meeting.

Section 4.10. Member Approval Rights. Except as otherwise expressly set forth in this Agreement or as required by Law, the Members shall have no right to vote on any matter and hereby expressly waive any right to vote that can be waived.

Section 4.11. Partition. Each Member waives any and all rights that it may have to maintain an action for partition of the Company’s property.

Section 4.12. Liability. Except as otherwise set forth herein or in the Contribution Agreement, or the Transaction Documents or as required by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member, Director or Company officer shall be obligated personally for any such debt, obligation or liability of the Company or for any losses of the Company solely by reason of being a Member or acting as a Director or Company officer. For the avoidance of any doubt, neither MCK nor any of the Echo Shareholders (or any of MCK and Echo Shareholders’ respective Affiliates) shall be required to be a guarantor for any indebtedness of the Company.

ARTICLE 5

BOARD AND OFFICERS

Section 5.01. Board.

(a) Except as otherwise expressly provided in this Agreement, the management of the business and affairs of the Company shall be vested in the board of directors of the Company (the “Board”). The Board shall be made up of the number of individuals (who need not be Members) (each, a “Director”) as specified in this Agreement. Each Director shall be a “Director” (as such term is defined in the Act) of the Company but, notwithstanding the foregoing, no Director shall have any rights or powers beyond the rights and powers expressly granted to such Director in this Agreement.

(b) The Board shall be made up of not more than ten (10) Directors, provided, that no Director or Board observer shall be a Material Company Competitor.

(c) Subject to Section 5.01(d), at any time prior to a Qualified MCK Exit, the composition of the Board shall be as follows:

(i) MCK Members shall have the right to designate a total of four Directors, of whom (x) three Directors may be employees of MCK or any of its Affiliates and (y) one Director shall not be an employee or Affiliate of MCK or any of its Affiliates and shall satisfy the Independence Requirements (together, the “MCK Directors”), and none of whom may be a Restricted Person;

(ii) Echo shall have the right to designate a total of four Directors, of whom (x) three Directors may be employees of any Echo Shareholder or any of their respective Affiliates and (y) one Director shall not be an employee or Affiliate of any Echo Shareholder or any of their respective Affiliates and shall satisfy the Independence Requirements (together, the “Echo Directors”), and none of whom may be a Restricted Person;

(iii) the MCK Members and Echo shall mutually designate one additional Director who is neither an employee or Affiliate of MCK, nor any Echo Shareholder or any of their respective Affiliates and satisfies the Independence Requirements (the “Mutual Independent Director”) and who is not a Restricted Person; provided, that in the event either the MCK Members (together with the Permitted Transferees) or Echo (together with its Permitted Transferees) hold less than 10% of the MCK Units or Echo Units, respectively, the Mutual Independent Director shall be designated by the holders of a majority of the Units at such time; and

(iv) the Chief Executive Officer of the Company shall be an additional Director on the Board.

(d) The number of MCK Directors and Echo Directors shall be reduced using the following principles:

(i) the MCK Members shall have the right to designate four Directors so long as the MCK Members (together with their Permitted Transferees) hold 80% or more of the MCK Units;

(ii) the MCK Members shall have the right to designate three Directors so long as the MCK Members (together with their Permitted Transferees) hold less than 80% but not less than 60% of the MCK Units;

(iii) the MCK Members shall have the right to designate two Directors so long as the MCK Members (together with their Permitted Transferees) hold less than 60% but not less than 40% of MCK Units

(iv) the MCK Members shall have the right to designate one Director so long as the MCK Members (together with their Permitted Transferees) hold less than 40% but not less than 10% of the MCK Units;

(v) the MCK Members shall not have the right to designate any Directors to the extent that the MCK Members (together with their Permitted Transferees) hold less than 10% of the MCK Units;

(vi) Echo shall have the right to designate four Directors so long as Echo (together with its Permitted Transferees) holds 80% or more of the Echo Units;

(vii) Echo shall have the right to designate three Directors so long as Echo (together with its Permitted Transferees) holds less than 80% but not less than 60% of the Echo Units;

(viii) Echo shall have the right to designate two Directors so long as Echo (together with its Permitted Transferees) holds less than 60% but not less than 40% of the Echo Units;

(ix) Echo shall have the right to designate one Director so long as Echo (together with its Permitted Transferees) holds less than 40% but not less than 20% of the Echo Units; and

(x) Echo shall have the right to designate one Director so long as Echo (together with its Permitted Transferees) holds less than 20% but not less than 10% of the Echo Units.

provided, that if any reduction meeting a threshold set forth above occurs with respect to the MCK Members pursuant to this Section 5.01(d)(i) following a Qualified IPO, then notwithstanding anything to the contrary, each MCK Director to be removed pursuant to this provision shall be entitled to serve out any remaining designated term of such Director’s seat on the Board prior to removal. Upon any Transfer of Initial Units that results in a reduction of Initial Units meeting the thresholds specified in Section 5.01(d) for removal of an applicable Nominee Director, the party designating such Nominee Director shall promptly provide written notice to the other parties and the Company. For the avoidance of doubt, immediately following a Qualified MCK Exit, the MCK Members shall no longer have any designation rights pursuant to this Article 5.

(e) At any such time as one of the MCK Directors serves as the Chairman of the Board, Echo shall be entitled to appoint the Vice Chairman of the Board from one of the Echo Directors. At any such time as one of the Echo Directors serves as the Chairman of the Board, the MCK Members shall be entitled to appoint the Vice Chairman of the Board from one of the MCK Directors.

(f) Each of the Company and each Member shall take all necessary action to effectuate the provisions of Section 5.01(b), Section 5.01(c), Section 5.01(d) and Section 5.01(e) to ensure that the Board consists of the Directors who are duly designated, elected or appointed (and/or removed pursuant to Section 5.01(c)) in accordance with such Section, including by promptly calling and/or voting, as applicable, in any meetings or promptly participating in an action by written consent.

(g) The Board, by taking action in accordance with this Article 5, and subject to compliance with Section 5.05, shall have the power, discretion and authority on behalf and in the name of the Company to carry out any and all of the objects and purposes of the Company contemplated by this Agreement and to perform or authorize all acts which it may deem necessary or advisable in connection therewith. The Members agree that all determinations, decisions and actions made or taken by the Board in accordance with this Article 5, and subject to compliance with Section 5.05, shall be conclusive and absolutely binding upon the Company, the Members and their respective successors, assigns and personal representatives (without requirement for further consent or other action by the Members).

(h) Each Director, other than the Directors who meet the Independence Requirements, will serve as such without compensation from the Company or any of its Subsidiaries. Each of the Directors that meet the Independence Requirements shall be paid reasonable compensation for their service on the Board in an amount determined by the Board from time to time. Each Director and observer shall be entitled to reimbursement from the Company for reasonable out-of-pocket expenses incurred by such Director or observer during the course of performing his or her duties as a Director or exercising his or her rights as an observer.

(i) No Director (acting in his or her capacity as such) shall have any right or authority to act on behalf of or to bind the Company with respect to any matter except pursuant to a resolution of the Board authorizing such action, which resolution is duly adopted by the Board by the affirmative vote required for such matter pursuant to the terms of this Agreement.

(j) Each Director may authorize another individual (who may or may not be a Director, but shall meet the criteria for designation as a Director by the Member that designated such Director) to act for such Director by proxy at any meeting of the Board, or to consent to or dissent from any proposed action of the Board in writing without a meeting thereof. A writing authorizing any individual to act for any Director by proxy, which has been executed by such Director and entered into the books and records of the Company, shall be a valid means by which a Director may grant such authority.

(k) H&F shall have the right, exercisable by delivering notice to the Company, to designate one (1) non-voting observer to attend any meetings of the Board, the Ad Hoc Committee, the IPO Committee, the boards of directors and equivalent governing bodies of the Company’s Subsidiaries and any other committees thereof. Notice of meetings of the Board, the Ad Hoc Committee, the IPO Committee, the boards of directors and equivalent governing bodies of the Company’s Subsidiaries and any other committees thereof shall be furnished (together with all materials to be provided) to such observer no later than, and using the same form of communication as, notice of meetings of the Board, the Ad Hoc Committee, the IPO Committee, the boards of directors and equivalent governing bodies of the Company’s Subsidiaries and any other committees thereof, as the case may be, that are furnished to the members of the Board, the Ad Hoc Committee, the IPO Committee, the boards of directors and equivalent governing bodies of the Company’s Subsidiaries and any other committees thereof, respectively; provided, that the Company or its Subsidiaries, as the case may be, shall be entitled to remove such observer from such portions of a meeting of the Board, the Ad Hoc Committee, the IPO Committee, the boards of directors or equivalent governing bodies of any of the Company’s Subsidiaries or any other committees thereof, in each case, to the extent such observer’s presence would be likely to result in the waiver of any attorney client privilege. Any observer designated under this Section 5.01(k) shall be permitted to attend any meeting of any of the Board, the Ad Hoc Committee, the IPO Committee, the boards of directors and equivalent governing bodies of the Company’s Subsidiaries and any other committees thereof, in each case, using the same form of communication permitted for members of such Board, Ad Hoc Committee, IPO Committee, boards of directors and equivalent governing bodies of the Company’s Subsidiaries or any other committees thereof. The initial H&F observer shall be P. Hunter Philbrick.

Section 5.02. Removal and Resignation.

(a) (A) Each Member shall have the exclusive right to remove, with or without cause, any Director that such Member has the right to designate and (B) the Members shall have the right to remove any Director they mutually have the right to designate upon their mutual consent, in each case upon the giving of written notice to such Director and the Board; provided, that (i) such rights shall only be available to the MCK Members until the consummation of a Qualified MCK Exit and (ii) each Member agrees to remove any Director designated by such Member if such Director is or becomes a Restricted Person or, with respect to any independent Director, such Director fails to satisfy the Independence Requirements.

(b) Any Director may resign by written notice to the Board. Unless otherwise specified therein, a Director’s resignation shall take effect upon delivery of such notice.

(c) Vacancies created on the Board resulting from the death, disability, resignation or removal of a MCK Director or an Echo Director shall be filled by the Member that designated such Nominee Director, with such appointment to become effective immediately upon delivery of written notice of such appointment to the other Members and the Company, provided, that this right shall be applicable to the MCK Members with respect to appointments of MCK Directors solely prior to consummation of a Qualified MCK Exit. Vacancies created on the Board resulting from the death, disability, resignation or removal of the Mutual Independent Director (or any other directors who are not Nominee Directors) shall be filled (A) solely by the mutual consent of the MCK Members and Echo, in each case to the extent they (together with their respective Permitted Transferees) hold 10% or more of the MCK Units or Echo Units, respectively, or (B) in the event either the MCK Members or Echo hold less than 10% of the MCK Units or Echo Units, respectively, upon the approval of the holders of a majority of the Units at such time, with such appointment, in each case, to become effective immediately upon delivery of written notice of such appointment to the other Members and the Company.

Section 5.03. Meetings of the Board.

(a) The Board shall hold a regularly scheduled meeting at least once every calendar quarter at such place, date and time as the Board may designate. Special meetings of the Board may be called at any time by the Chairman. Special meetings of the Board shall be called at any time by the Chairman upon the written request of at least one Director to the Chairman, specifying the matters to be discussed.

(b) Notice of any meeting of the Board or any committee thereof stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given to each Director by telephone, electronic mail or facsimile no less than seven days before the date of the meeting; provided, that the Chairman may reduce the advance notice period for any special meeting to no less than two days if the Chairman determines, acting reasonably and in good faith, that it is necessary or desirable to take action within a time period of less than seven days; and provided, further, that for the avoidance of doubt, if notice of any meeting of the Board is not given in accordance with this Section 5.03(b), then no business may be transacted at such meeting. Notice of any meeting may be waived by any Director on behalf of such Director. Presence at a meeting of the Board by a Director shall constitute waiver of any deficiency of notice of such meeting by such Director, unless such Director objects, at the beginning of the meeting, to the transaction of any business at such meeting because such meeting was not called or convened in accordance with this Agreement.

(c) The secretary of the Company (the “Secretary”) shall circulate to each Director an agenda for each meeting of the Board not less than four days in advance of such meeting, or no less than two days in advance of any special meeting, if the Chairman has exercised his or her right pursuant to Section 5.03(b) to reduce the notice required for such meeting to no less than two days. Such agenda shall include any matters that any Director may reasonably request be included on such agenda.

(d) The presence in person or by proxy of a number of Directors equal to a majority of the total number of Directors on the Board at such time shall constitute a quorum for the conduct of business at any meeting of the Board, provided, that such quorum consists of not less than two MCK Directors and two Echo Directors. If a quorum is not present at any meeting of the Board, no business may be conducted at such meeting (the “Original Meeting”), and the Directors present shall adjourn the meeting and promptly give notice of when it will be reconvened, which shall not be more than thirty (30) days from the date of the meeting (the “Adjourned Meeting”). If a quorum is not present at the Adjourned Meeting and the sole reason for such lack of quorum was the absence of the Nominee Directors of the same party whose Nominee Directors’ absence was the sole cause of the Original Meeting being adjourned, then the Directors present at such Adjourned Meeting shall constitute a valid quorum.

(e) Directors may participate in any meeting of the Board or any committee thereof by means of a conference telephone or similar communications equipment by means of which all Directors participating in such meeting may hear one another. Participation in any meeting of the Board pursuant to this Section 5.03(e) shall constitute presence in person at such meeting for purposes of Section 5.03(d) and shall constitute a waiver of any deficiency of notice of such meeting, unless such Director objects, at the beginning of the meeting, to the transaction of any business at such meeting because such meeting was not called or convened in accordance with this Agreement.

(f) Each Director shall be entitled to cast one vote with respect to each matter brought before the Board (or any committee thereof of which such Director is a member) for approval. Except as otherwise expressly provided by this Agreement, the affirmative vote of Directors entitled to cast a majority of the votes that may be cast by the Directors in attendance at any meeting at which a quorum is present (whether in person or by proxy) shall be required to authorize any action by the Board and shall constitute the action of the Board for all purposes. No Director shall be disqualified from voting on any matter as to which the Member that designated such Director or any of its Affiliates may have an interest. Subject to Section 6.02(b), notwithstanding any duty otherwise existing at Law or in equity, to the fullest extent permitted by Law, no Director shall have any duty to disclose to the Company or the Board confidential information of the Member that designated such Director or any of its Affiliates in such Director’s possession, even if such information is material and relevant to the Company and/or the Board, and in any case, such Director shall not be liable to the Company or the other Members or their respective Affiliates for breach of any duty (including the duty of loyalty or any other fiduciary duty) as a Director by reason of not disclosing such confidential information; provided, that the foregoing shall not limit the Chief Executive Officer’s or any other employee of the Company or its Subsidiaries who is a Director’s responsibility to disclose to the Board information regarding the Company and its Subsidiaries obtained as a result of the Chief Executive Officer or such employee serving in such capacity.

(g) The Secretary or, if he or she is not present, any individual whom the Chairman may appoint, shall keep minutes of each meeting of the Board, which shall reflect all actions taken by the Board thereat.

(h) The Board may establish other provisions and procedures relating to the governance of its meetings that are not in conflict with the terms of this Agreement.

(i) Each Director shall be entitled to receive all information (including without limitation, board minutes, board books and financial reports) that is made available to any Director in such Person’s capacity as such.

Section 5.04. Action Without a Meeting. Notwithstanding Section 5.03, with respect to any matter requiring the approval or consent of the Board under this Agreement or the Act, the Board may take such action without a meeting, if a consent or consents in writing, setting forth the action to be taken, shall be signed by all of the Directors on the Board.

Section 5.05. Reserved Matters.

(a) The Company shall not, and shall cause its Subsidiaries not to, take any of the following actions (including any action by the Board or any committee of the Board) (each, a “Reserved Matter”) without the prior written approval of (i) an MCK Member, and (ii) Echo; provided, that no such prior written approval shall be required in the case of any action to be taken by the Company or any of its Subsidiaries pursuant to an express right of any Person set forth in this Agreement or in any other Transaction Document:

Operating Matters

(i) any material change in the line of business of the Company and its Subsidiaries (which shall initially be a health care information technology company) or the entry into any new material line of business by the Company and its Subsidiaries;

(ii) any change in either the name of the Company or its registered address or the Fiscal Year;

(iii) any appointment, removal or replacement of, or determination or approval of, or change in, compensation, benefits, perquisites and other incentives for, the Chief Executive Officer (other than the appointment of Neil de Crescenzo as the Chief Executive Officer at Closing), including the entry into and any amendment of any employment contract with such officer;

(iv) approval of the Company’s annual operating plan and the Annual Operating and Capital Budget and any amendment or modification thereto and any material deviation from the Annual Operating and Capital Budget; provided, that to the extent an MCK Member and Echo cannot agree on the Annual Operating and Capital Budget for a given year, the Annual Operating and Capital Budget for the immediately preceding year of such given year shall be deemed to be the Annual Operating and Capital Budget for such given year; for purposes of the foregoing, it shall not be deemed a “material deviation” from any Annual Operating and Capital Budget previously approved as a Reserved Matter hereunder unless expenditures for any given fiscal quarter are greater than one hundred five percent (105%) of the total expenditures, in the aggregate, included in such Annual Operating and Capital Budget for such fiscal quarter;

(v) entry into any agreement or arrangement that limits, or otherwise restricts in any material respect, either the Company (other than any employees of the Company or its Subsidiaries), the Company’s Subsidiaries, any Echo Shareholder or its Affiliates or MCK or its Affiliates, from engaging in any line of business, selling, licensing or otherwise distributing services or products in any geographic area, competing with any Person (including, for the avoidance of doubt, any material agreement that includes (1) grants of exclusive rights, exclusive territories, exclusive licenses or “most favored party” rights, (2) any non-competition or non-solicitation restrictions, (3) any rights of first refusal or rights of first offer or (4) any limits on the use of any Intellectual Property Rights (as defined in the Contribution Agreement) or, with respect to any Echo Shareholder or its Affiliates or MCK or its Affiliates, otherwise binds such Person other than with respect to an obligation of the Company or its Subsidiaries in such Person’s capacity as a Member;

(vi) prior to a Qualified IPO, appointment, removal or replacement of the Auditor of the Company;

(vii) approval of the annual financial report, adoption of any financial and accounting procedures or accounting policies, or any material changes thereto, unless permitted pursuant to policies and procedures previously approved by the Members as a Reserved Matter;

(viii) filing of any litigation, arbitration or other legal proceedings or actions in relation to a claim (or a series of related claims) of $15,000,000 or more, or any settlement of any litigation, arbitration, other legal proceeding, actions or series of related claims of $15,000,000 or more, except for any legal action involving the Members and/or their Affiliates; and provided, that notwithstanding anything to the contrary in this Agreement, in the event of any legal proceeding by or against the Company or any of its Subsidiaries, in which either Echo or any MCK Member or any Affiliate thereof is (or would be) an adverse party, the other party shall have the right to control the initiation, defense, conduct and settlement of such legal proceedings by the Company;

(ix) entry into any agreements or other transactions between a Member or any of its Affiliates, on the one hand, and the Company or any of its Subsidiaries, on the other hand, other than:

(A) the Transaction Documents (and any transactions or agreements contemplated by or ancillary to such Transaction Documents); provided, that any amendment or modification to any Transaction Document shall require approval under clause (xxx) below; or

(B) agreements or transactions with MCK or its Subsidiaries and/or portfolio companies of any Echo Shareholder that are entered into on arm’s length terms and in the ordinary course of business for the purchase of materials, supplies, goods, services (excluding any employment agreements), equipment or other assets that are generally available for purchase by business entities in the Company’s line of business on substantially similar terms from non-affiliated suppliers or providers;

Board Matters

(x) any increase or decrease in the size of the Board;

(xi) any establishment of, or change in the size of, any committee of the Board;

(xii) selection of the Mutual Independent Director, so long as each of Echo (together with its Permitted Transferees) and the MCK Members (together with their Permitted Transferees) own 10% or more of the Echo Units or MCK Units, respectively;

(xiii) the appointment, removal or replacement of the Chairman of the Board, who shall initially be John H. Hammergren, a Nominee Director of the MCK Members;

(xiv) the appointment, removal or replacement of the Executive Vice Chairman of the Board, who shall initially be Howard Lance, a Nominee Director of Echo;

Financing Matters

(xv) any declaration and payment of any dividends, the determination of any cash reserve or the making of any non-cash distributions, in each case, except as expressly contemplated in this Agreement, including pursuant to Section 8.02;

(xvi) any redemption and/or repurchase of any of the Company’s or any of its Subsidiaries’ Equity Securities (including any Units) excluding (A) repurchases pursuant to an Approved Plan or any redemption and/or repurchases in accordance with Sections 3.03(c) and 11.04(d) in respect of the Management Call Option or the Management Put Option pursuant to the Echo Shareholders Agreement; (B) redemptions and/or repurchases of Equity Securities of a wholly-owned Subsidiary of the Company by the Company or any other wholly-owned Subsidiary of the Company and (C) equity adjustments pursuant to Section 2.03, Section 6.03 and Section 8.06 of the Contribution Agreement;

(xvii) any issuance, or authorization of issuance of any Equity Securities of the Company or any of its Subsidiaries, excluding (A) the issuance of any Units upon conversion, vesting, exercise, exchange or settlement of Equity Securities of the Company or any of its Subsidiaries issued pursuant to an Approved Plan and approved by the Board or any authorized committee of the Board, (B) issuances by any wholly-owned Subsidiaries of the Company to the Company or another wholly-owned Subsidiary of the Company, (C) issuances in connection with a Qualified IPO; (D) issuances pursuant to the exercise of the Top-up Option by the MCK Members under Section 10.06, (E) issuances in connection with equity adjustments pursuant to Section 2.03, Section 6.03 and Section 8.06 of the Contribution Agreement, (F) any issuances or adjustments in accordance with Section 3.03(c) and (G) pursuant to Section 8.02(a)(ix);

(xviii) any creation, incurrence, assumption or refinance of any indebtedness (excluding trade credits in the ordinary course of business, but including any factoring program or asset securitization program which is, or could reasonably be expected to be, treated as indebtedness under GAAP) or any assumption, guarantee, endorsement or any accommodation pursuant to which the Company or any of its Subsidiaries becomes responsible for the obligations of another Person (other than the Company or a wholly-owned Subsidiary of the Company), or any amendment to the maturity date, aggregate principal amount, interest rate or other material terms of any existing indebtedness, in each case in excess of $25 million in the aggregate, unless otherwise permitted by the Company’s policies and procedures which have been previously approved as a Reserved Matter;

(xix) pledge, encumbrance or creation of any similar security over the assets of the Company or its Subsidiaries, unless otherwise permitted by the Company’s policies and procedures which have been previously approved as a Reserved Matter;

(xx) enter into, amend or modify any Swap Contract or any other derivative contracts or transactions, unless otherwise permitted by the Company’s policies and procedures which have been previously approved as a Reserved Matter;

(xxi) make any advance or capital contribution to any Person (other than the Company or its Subsidiaries), or voluntarily prepay any indebtedness, unless otherwise permitted by the Company’s policies and procedures which have been previously approved as a Reserved Matter;

(xxii) adoption of, or changes to, equity incentive plans of (i) Echo or any of its Subsidiaries (an “Approved Echo Plan”) or (ii) the Company or any of its Subsidiaries (together with any Approved Echo Plans, “Approved Plans”); provided that the Amended and Restated 2009 Equity Incentive Plan of Echo is deemed as approved as an Approved Echo Plan as of the Closing;

Significant Transactions

(xxiii) any transaction, other than a transaction described in Section 9.03, that results in, or that could reasonably be expected to be treated in whole or in part for U.S. federal income tax purposes as resulting in, a disposition by Echo of any of its interests in the Company or as a disposition by the Company of all or a substantial portion of its assets;

(xxiv) any Company Sale other than as expressly contemplated under this Agreement;

(xxv) any other sale, lease or disposal of assets of the Company or its Subsidiaries outside of the ordinary course of business, unless otherwise permitted by the Company’s policies and procedures which have been previously approved as a Reserved Matter;

(xxvi) any initial public offering of the Company (other than a Qualified IPO conducted in accordance with Section 10.01 or an initial public offering conducted pursuant to an IPO Demand in accordance with Section 10.01(c) and the Registration Rights Agreement), including any steps towards such initial public offering, such as selection of an underwriter and any other financial advisor for any such offering; provided, that approval of (A) the launch of any road show relating to a Qualified IPO and (B) the final pricing, size and other material terms of a Qualified IPO shall be subject to the approval of the IPO Committee;

(xxvii) acquisition (or series of acquisitions) of Equity Securities or assets of any business or Person (other than Echo, the Company or a wholly-owned Subsidiary of the Company) with a value of $10 million or more individually or $50 million or more in the aggregate;

(xxviii) the assignment, transfer, pledge, license, sublicense or other disposition of any intellectual property rights owned by the Company or its Subsidiaries with a fair market value in excess of $10 million;

(xxix) the termination, liquidation or dissolution of the Company or any of its material Subsidiaries;

Other Matters

(xxx) any amendment to, modification of, or waiver under this Agreement or, solely on behalf of the Company, the Contribution Agreement or any other Transaction Document;

(xxxi) any matter requiring the approval of the Company pursuant to Section 11.04(d) or any waiver of any covenant made by Echo or the Echo Shareholders to the Company under this Agreement, including the covenants set forth under Section 11.04;

(xxxii) any action by the Company that would result, or be reasonably likely to result, in the failure of Echo or the Echo Shareholders to satisfy the Echo Minimum Ownership as required by this Agreement;

(xxxiii) any amendment to, modification of, or waiver under any of the terms, rights and privileges of any class of Equity Securities of the Company or its Subsidiaries, which if made, would have a disproportionate adverse economic effect on such class; and

(xxxiv) any action having the effect of causing one or both of Change Healthcare Intermediate Holdings, LLC or Change Healthcare Holdings, LLC to cease being disregarded as entities separate from the Company for U.S. federal income tax purposes.

(b) The right of the parties to approve any of the Reserved Matters shall terminate at such time as the MCK Members (together with their Permitted Transferees) no longer hold a number of Units equal to 10% or more of the MCK Units of the Company (directly or indirectly through any securities other than Units issued pursuant to exercise of the Top-up Option).

Section 5.06. Chairman of the Board. Subject to Section 5.05, the Chairman of the Board (the “Chairman”) shall be appointed by the affirmative vote of a majority of the Directors; provided, that the initial Chairman of the Board shall be John H. Hammergren. The Chairman shall preside at all meetings of Members and the Board at which he or she is present and perform such other duties as from time to time may be assigned to him or her by the Board.

Section 5.07. Committees of the Board.

(a) Subject to Section 5.05, the Board may designate one or more committees of the Board, including an audit committee, a compensation committee, a compliance committee and a nominating committee. Subject to Section 5.05, any committee of the Board, to the extent permitted by Law and provided in the resolutions of the Board establishing such committee, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Company. Each committee shall keep regular minutes and report to the Board promptly after the taking of any material action. Each of the Members entitled to designate a Director hereunder shall be entitled to appoint at least one Director designated by such Member to sit on each committee of the Board, with the representation on any such committee between MCK Directors and Echo Directors to be proportional to the number of MCK Directors and Echo Directors on the Board.

(b) A majority of the members of any committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 5.03(b).

(c) Each Director who is not an employee of the Company or its Subsidiaries shall be entitled to receive all information (including without limitation, committee minutes, committee books and reports) that is made available to any member of a committee in such Person’s capacity as such.

Section 5.08. Board Escalation Matters. At any such time that each of the MCK Members and Echo are entitled to designate an equal number of Nominee Directors, in the event that the Board shall have considered any proposed resolution or written consent with respect to any matter that is proposed by any of the Nominee Directors appointed by one party in two consecutive meetings of the Board, and in each case, the Nominee Directors appointed by the other party have not consented to such proposed resolution or written consent, with the effect that such proposed resolution or written consent has not been approved by the Board (each such event, a “Board Escalation Matter”), then at the written request of either MCK Member or Echo, an ad hoc committee comprising of two representatives of the MCK Members and two representatives of Echo (the “Ad Hoc Committee”), shall be formed and such Ad Hoc Committee shall meet (in person, by telephone or by audio-visual conference) and seek to resolve such matters within thirty (30) days after the occurrence of the Board Escalation Matter.

Section 5.09. Subsidiary Boards. At any time prior to a Qualified MCK Exit and subject to Section 5.01(d), the Company shall take all actions necessary to cause the composition of the board of managers or equivalent body of each of Change Healthcare Intermediate Holdings, LLC and Change Healthcare Holdings, LLC to be identical to the Board. With respect to each board of directors or managers, as applicable, of the direct and indirect Subsidiaries of the Company (other than Change Healthcare Intermediate Holdings, LLC and Change Healthcare Holdings, LLC), (a) to the extent a Subsidiary board includes one or more MCK Directors or other designee(s) of MCK, the Company shall take all action necessary to cause such Subsidiary board to also include a number of members designated by Echo such that such Subsidiary board is comprised of MCK designated directors and Echo designated directors in the same proportion as their respective representation on the Board and (b) to the extent a Subsidiary board includes one or more Echo Directors or other designee(s) of Echo, the Company shall take all action necessary to cause such Subsidiary board to also include a number of members designated by Echo such that such Subsidiary board is comprised of MCK designated directors and Echo designated directors in the same proportion as their respective representation on the Board.

Section 5.10. Officers; Designation and Election of Officers; Duties.

(a) Subject to Section 5.05, the Board shall delegate management of day-to-day operations of the Company to the Company’s leadership team, which shall be led by the Chief Executive Officer of the Company (the “Chief Executive Officer”).

(b) The Chief Executive Officer may, from time to time, employ and retain Persons as may be necessary or appropriate for the conduct of the Company’s business (subject to the supervision and control of the Board, and subject to the approval rights set forth in Section 5.05), including employees, agents and other Persons (any of whom may be a Member or Representative) who may be designated as officers of the Company, with titles including, but not limited to, “chief financial officer,” “chief operating officer,” “chief compliance officer,” “president,” “vice president,” “treasurer,” “secretary” and “general counsel,” as and to the extent authorized by the Board. Any number of offices may be held by the same Person. The Board may choose not to fill any office for any period as it may deem advisable. Officers need not be residents of the State of Delaware or Members. Any officers so designated shall have such authority and perform such duties as the Board and the Chief Executive Officer, from time to time, may delegate to them. The Chief Executive Officer may assign titles to particular officers. Each officer shall hold office until his successor shall be duly designated or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

(c) Any officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Board. The acceptance by the Board of a resignation of any officer shall not be necessary to make such resignation effective, unless otherwise specified in such resignation. Any officer may be removed as such, either with or without cause, at any time by the Board. Subject to Section 5.05, vacancies may be filled by approval of the Board. Designation of any Person as an officer by the Board shall not in and of itself vest in such Person any contractual or employment rights with respect to the Company.

(d) The officers, to the extent of their powers set forth in this Agreement or in resolutions of the Board, shall be agents of the Company for the purpose of the Company’s business, and the actions of the officers taken in accordance with such powers shall bind the Company. Any Person dealing with the Company may rely upon a certificate signed by any officer as to: (A) the identity of any Member, Director or officer; (B) the existence or nonexistence of any fact or facts which constitute a condition precedent to acts by Members, the Board or officers or in any other manner germane to the affairs of the Company; (C) the Persons who are authorized to execute and deliver any instrument or document of or on behalf of the Company; (D) the authenticity of any copy of this Agreement and amendments hereto; (E) any act or failure to act by the Company or as to any other matter involving the Company or, solely with respect to the activities of the Company, any Member; and (F) the authority of the Board, any officer, employee or agent of the Company or the Tax Matters Member.

ARTICLE 6

DUTIES, EXCULPATION AND INDEMNIFICATION

Section 6.01. Duties, Exculpation and Indemnification.

(a) Notwithstanding any duty otherwise existing at Law or in equity, to the fullest extent permitted by Law and except as expressly contemplated by this Agreement or any other agreement entered into between a Covered Person, and any Member or the Company or any of its Subsidiaries, no Covered Person shall have any duty (including any fiduciary duty) otherwise applicable at Law or in equity to the Company or to any other Member with respect to or in connection with the Company or the Company’s business or affairs.

(b) To the fullest extent permitted by Law, no Person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such Person is or was a member, shareholder, partner, Director or executive officer of any Member, the Company or any of their respective Subsidiaries or Affiliates (collectively, “Covered Persons”) shall be liable to the Company or its Subsidiaries or to any other Person that is a party hereto or is otherwise bound hereby for any act or failure to act in such Person’s capacity as Covered Person, except, in the case of any Covered Person who is not an officer or other employee of the Company, willful misconduct or breach of this Agreement or any other agreement to which such Covered Person is a party and, in the case of any Covered Person who is an officer or other employee of the Company willful misconduct, gross negligence, bad faith or breach of this Agreement or any other agreement to which such Covered Person is a party. The Board shall also have the power to exculpate, to the same extent set forth in this Section 6.01(b), employees of the Company or its Subsidiaries who are not Covered Persons and agents of the Company or its Subsidiaries.

(c) Except in the case of willful misconduct (with respect to any Covered Person who is not an officer or other employee of the Company) or willful misconduct, gross negligence or bad faith (with respect to any Covered Person who is an officer or other employee of the Company), or in the case of a breach of this Agreement or any other agreement with the Company or its Subsidiaries to which any such Covered Person is a party, each Person (and the heirs, executors or administrators of such Person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in such Person’s capacity as a Covered Person, and such action, suit or proceeding relates to an act or omission of such Covered Person acting in its capacity as such, shall be indemnified and held harmless by the Company to the fullest extent permitted by the Laws of the State of Delaware (including indemnification for acts or omissions constituting negligence, gross negligence or breach of duty); provided, that the foregoing indemnification shall not be available to a Member in the case of an action, suit or proceeding brought by a Member or any other party to this Agreement against such Member. The right to indemnification conferred in this Section 6.01(c) shall also include the right to be paid by the Company the expenses incurred in connection with any such action, suit or proceeding in advance of its final disposition to the fullest extent authorized by the Laws of the State of Delaware; provided, that the payment of such expenses in advance of the final disposition of an action, suit or proceeding shall be made only upon delivery to the Company of an undertaking by or on behalf of the applicable Covered Person to repay all amounts so paid in advance if it shall ultimately be determined that such Covered Person is not entitled to be indemnified under this Section 6.01(c) or otherwise. The rights to indemnification and advancement conferred in this Section 6.01(c) constitute contract rights. Notwithstanding the foregoing provisions of this Section 6.01, the Company shall indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board; provided, however, that a Covered Person shall be entitled to reimbursement of his or her reasonable counsel fees with respect to a proceeding (or part thereof) initiated by such Covered Person to enforce his or her right to indemnity or advancement of expenses under the provisions of this Section 6.01 to the extent that the Covered Person is successful on the merits in such proceeding (or part thereof). The Company shall also have the power to indemnify and hold harmless to the same extent set forth in this Section 6.01(c) employees of the Company or its Subsidiaries who are not Covered Persons and agents of the Company or its Subsidiaries. No claim subject to the indemnification provisions hereunder shall be settled by any Covered Person without the consent of the Company, not to be unreasonably withheld.

(d) The Company may, by action of the Board, provide indemnification to such officers, employees and agents of the Company or other Persons who are or were serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to such extent and to such effect as the Board shall determine to be appropriate.

(e) The Company shall, by action of the Board, have the power to purchase and maintain insurance on behalf of any Person who is or was a Covered Person or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such Person in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the Laws of the State of Delaware.

(f) Notwithstanding any provision of this Agreement to the contrary, the provisions of this Section 6.01 shall survive the termination, voluntary or involuntary, of the status of a Member as such, the termination, voluntary or involuntary, of the status of any Covered Person or other Person as to whom the provisions of this Section 6.01 apply as such and the termination of this Agreement or dissolution of the Company.

(g) The provisions of this Section 6.01 shall be applicable to any action, suit or proceeding commenced after the date of this Agreement against any Covered Person arising from any act or omission of such Covered Person acting in its capacity as such, whether occurring before or after the date of this Agreement. No amendment to or repeal of this Section 6.01, or, to the fullest extent permitted by Law, any amendment of Law, shall have any effect on the rights provided under this Section 6.01 with respect to any act or omission occurring prior to such amendment or repeal.

(h) The indemnification hereby provided and provided hereafter pursuant to the power hereby conferred by this Section 6.01 on the Board shall not be exclusive of any other rights to which any Person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Company or others, with respect to claims, issues or matters in relation to which the Company would not have the power to indemnify such Person under the provisions of this Section 6.01. Such rights shall not prevent or restrict the power of the Company to make or provide for any further indemnity, or provisions for determining entitlement to indemnity, pursuant to one or more indemnification agreements or other arrangements (including creation of trust funds or security interests funded by letters of credit or other means) approved by the Board (whether or not any of the Members, Directors or Company officers shall be a party to or beneficiary of any such agreements or arrangements); provided, however, that any provision of such agreements or other arrangements shall not be effective if and to the extent that it is determined to be contrary to this Section 6.01 or applicable Law.

(i) Nothing contained in this Section 6.01 is intended to relieve any Member or any other Person from any liability or other obligation of such Person relating to the Contribution Agreement or any other Transaction Document or any other agreement or to in any way impair the enforceability of any provision of such agreements against any party thereto. No Covered Person shall be indemnified, held harmless or have any right to advancement of expenses hereunder in any claim, action, suit or proceeding relating to the Contribution Agreement or any other Transaction Document.

(j) Any indemnity under this Section 6.01 shall be provided solely out of, and only to the extent of, the Company’s assets, and no Member or Affiliate of any Member shall be required directly to indemnify any Covered Person pursuant to this Section 6.01. None of the provisions of this Section 6.01 shall be deemed to create any rights in favor of any Person other than Covered Persons and any other Person to whom the provisions of this Section 6.01 expressly apply.

(k) The Company hereby acknowledges that a Covered Person may have certain rights to indemnification, advancement of expenses and/or insurance provided by other sources. The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to a Covered Person are primary and any obligation of such other sources to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Covered Person are secondary) and (ii) that it shall be required to advance the full amount of expenses incurred by a Covered Person and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement without regard to any rights a Covered Person may have against the such other sources. The Company further agrees that no advancement or payment by such other sources on behalf of a Covered Person with respect to any claim for which such Covered Person has sought indemnification from the Company shall affect the foregoing, and such other sources shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Covered Person against the Company.

Section 6.02. Other Activities; Business Opportunities.

(a) Notwithstanding any duty otherwise existing at Law or in equity, to the fullest extent permitted by Law, and subject only to Section 11.04, no Member, Affiliate of any Member, Director or Company officer who is also an employee of a Member or an Affiliate of a Member (in each case only when acting on behalf of such Member or such Member’s Affiliate in connection with such Member’s or such Member’s Affiliate’s own business and operations) shall have any obligation to refrain from, directly or indirectly, (i) engaging in the same or similar activities or lines of business as the Company or developing or marketing any products or services that compete, directly or indirectly, with those of the Company, (ii) investing or owning any interest, publicly or privately, in, developing a business relationship with, or serving as an employee, officer, director, consultant or agent of, any Person engaged in the same or similar activities or lines of business as, or otherwise in competition with, the Company or (iii) doing business with (directly or as an employee, officer, director, consultant or agent of a Person who does business with) the Company or any Person who conducts business with the Company; and neither the Company nor any Member (or Affiliate of any Member) shall have any right in or to, or to be offered any opportunity to participate or invest in, any business or venture engaged or to be engaged in by any other Member, Affiliate of any other Member, officer of the Company who is also an employee of any other Member (or an Affiliate of any other Member) or Director or shall have any right in or to any income or profits derived therefrom. It is understood and agreed by the Members that each Person referred to in this Section 6.02(a) shall be permitted to undertake any and all actions of the type referred to in this Section 6.02(a) without limitation (in each case acting on behalf of the applicable Member or Affiliate of a Member in connection with such Member’s or such Member’s Affiliate’s own business and operations) and that the taking of any such actions shall not violate any legal obligation or duty (including any fiduciary duty) to any Member or other Person under or in connection with this Agreement or the Company.

(b) Notwithstanding any duty otherwise existing at Law or in equity, to the fullest extent permitted by Law, if a Member, any Director designated by a Member, any Affiliate of such Member or any officer of the Company who is also an employee of such Member (or any of such Member’s Affiliates) acquires knowledge of a potential transaction or matter which may be a business opportunity for both such Member or an Affiliate of such Member, on the one hand, and the Company or another Member or another Member’s Affiliate, on the other hand, no such Member, Director, Affiliate or officer shall have a duty to communicate or offer such business opportunity to the Company or such other Member or such other Member’s Affiliate, and no such Person shall be liable to the Company, the other Members and their Affiliates in respect of any such matter (including for any breach of fiduciary or other duties) by reason of the fact that such Member or any Affiliate of such Member pursues or acquires such business opportunity for itself or by reason of the fact that such Member, Director, Affiliate or officer directs such opportunity to such Member or an Affiliate of such Member or does not communicate information regarding such opportunity to the Company. Notwithstanding the foregoing, the first sentence of this Section 6.02(b) shall not apply to any such knowledge or business opportunity acquired by any Director who is an officer or other employee of the Company in his or her capacity as an officer or other employee of the Company. For the avoidance of doubt, a Director shall not be considered to be an officer of the Company merely by virtue of holding the position of Chairman of the Board, Executive Vice Chairman of the Board or any other Board-level position.

ARTICLE 7

ACCOUNTING, TAX, FISCAL AND LEGAL MATTERS

Section 7.01. Fiscal Year. The fiscal year of the Company shall end on March 31 of each year or on such other day as may be fixed from time to time by resolutions of the Board, subject to Section 5.05 and applicable Law (each, a “Fiscal Year”).

Section 7.02. Bank Accounts. In the absence of instructions from the Board to the contrary, the Chief Executive Officer or another officer of the Company to whom the Chief Executive Officer has delegated such authority shall determine the institution or institutions at which the Company’s bank accounts will be opened and maintained, the types of accounts, and the Persons who will have authority with respect to the accounts and the funds therein.

Section 7.03. Books of Account and Other Information. The Company shall prepare and maintain, at its principal place of business, separate books of account for the Company that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Company’s business in accordance with GAAP and this Agreement. All questions of accounting shall be determined by the Board or a committee or officer authorized by the Board to make such determination.

Section 7.04. Certain Tax Matters.

(a) At all times during which the Company has two or more Members, the Members intend that the Company shall be treated as a partnership for U.S. federal, state and local tax purposes, and the Members shall take such actions and make such elections (or refrain from taking any actions or elections) as may be necessary to achieve the foregoing.

(b) The Company shall (i) timely (taking into account extensions) prepare and file, or cause to be prepared and filed, all tax returns of the Company (it being understood that the procedures for tax return preparation shall be governed by Section 7.04(d)) and (ii) use commercially reasonable efforts to deliver Schedules K-1 to each Member as soon as practicable after the end of each Tax Year but not later than September 30 of the following Tax Year.

(c) The “tax matters partner” of the Company for purposes of Section 6231(a)(7) of the Code, and the “partnership representative” for purposes of the Partnership Tax Audit Rules, shall be appointed, and may be removed, by the Board from time to time (the “Tax Matters Member”). The Board shall initially designate an MCK Member as the Tax Matters Member. The Tax Matters Member shall take such action as may be necessary to cause, to the extent possible, each other Member to become a notice partner within the meaning of Code Section 6231(a)(8). The Tax Matters Member shall inform the Board and each other Member of all significant matters that come to its attention in its capacity as Tax Matters Member by giving notice thereof on or before the fifth day after becoming aware thereof and, within that time, shall forward to the Board and each such other Member copies of all significant written communications it may receive in that capacity.

(d) The Tax Matters Member shall: (i) supervise the timely preparation and filing of all tax returns of the Company (taking into account extensions); provided that the Board may (1) select from time to time the third-party tax return preparer (the “Return Preparer”) for the Company (or, if the Tax Matters Member does not engage an outside tax return preparer for any such tax return, the Return Preparer may be engaged to review such tax return on behalf of the Board) and (2) designate certain individuals or groups at the Return Preparer to act in such capacity. Initially, the Return Preparer shall be Deloitte LLP; provided, further that the Tax Matters Member shall be permitted to engage advisors other than the Return Preparer from time to time as the Tax Matters Member reasonably determines to be necessary or helpful to the satisfaction of the Tax Matters Member’s responsibilities hereunder, subject in all events to the preparation and/or review of tax returns by the Return Preparer as set forth in clause (1) above; (ii) manage and control any administrative proceeding with the Internal Revenue Service or any other taxing authority or any judicial proceeding, in each case relating to the determination of any item of income, gain, loss, deduction or credit of the Company for U.S. federal, state, local or foreign income or franchise tax purposes; provided, the Tax Matters Member shall not enter into any settlement relating to income or franchise taxes that is binding on the Company without prior approval by the Board; (iii) cause the Company to make all tax elections required or permitted to be made by the Company under applicable Law; provided, that for each Tax Year ending on or after the date hereof, the Company shall have in effect a valid election under Section 754 of the Code; and (iv) use commercially reasonable efforts to keep the Board reasonably informed of all material matters that come to its attention in its capacity as Tax Matters Member;

(e) Except as expressly provided herein, the Tax Matters Member shall take no action on behalf of the Company without the authorization of the Board, other than such action as may be required by applicable Law, and shall take actions on behalf of the Company as directed by the Board. Any reasonable cost or expense incurred by the Tax Matters Member in connection with its duties, including the preparation for or pursuance of administrative or judicial proceedings, shall be paid by the Company.

(f) No Member shall file a request pursuant to Code Section 6227 for an administrative adjustment of Company items for any taxable year without first notifying the other Members and obtaining the approval of the Board. If the Board approves the requested adjustment, the Tax Matters Member shall file the request for the administrative adjustment on behalf of the Members. If such consent is not obtained within 30 days from such notice, or within the period required to timely file the request for administrative adjustment, if shorter, any Member, including the Tax Matters Member, may file a request for administrative adjustment on its own behalf. Any Member intending to file a petition under Code Sections 6226 or 6228 (or another Code Section) with respect to any item involving the Company shall notify the Board and the other Members of such intention and the nature of the contemplated proceeding. In the case where the Tax Matters Member is the Member intending to file such petition on behalf of the Company, such notice shall be given within a reasonable period of time to allow the Board and the other Members to participate in selecting the forum in which such petition will be filed.

(g) No Member shall file a notice of inconsistent treatment under Code Section 6222(b) with respect to any Company items for any taxable year without first notifying the Board and each other Member.

(h) The Company shall, if it is so eligible, make an election out of the Partnership Tax Audit Rules under Section 6221(b) (as in effect after December 31, 2017), and the Members shall provide the Company with such information as is reasonably necessary to make such election. The Company shall not make an election under Section 6231(a)(1)(B)(ii) of the Code (as in effect prior to December 31, 2017). In the event the Company has made an election out of the Partnership Tax Audit Rules under Section 6221(b) (as in effect after December 31, 2017), or is excluded from the definition of “partnership” under Section 6231(a)(1) (as in effect prior to January 1, 2018), and a Member becomes subject to an audit, examination, or other proceeding such Member shall notify the other Members of such audit, examination or other proceeding insofar as it relates to or involves the Company and shall provide information to the other Members upon reasonable request in respect of significant matters that relate to or involve the Company. Notwithstanding anything to the contrary in this Agreement, in no event will any MCK Member or any of its Affiliates be required to provide any information relating to, or a copy of any consolidated, combined, affiliated or unitary tax return that includes McKesson Corporation or any of its Affiliates (other than pro forma information relating only to the Company’s operations).

(i) Each Member and former Member shall provide the Company with such information (and, if applicable, with certifications as to the filing of initial and amended tax returns) as the Tax Matters Member reasonably requests, in order to enable the Company (as determined by the Board and subject to Section 7.04(h)) to (i) reduce the amount of any imputed underpayment under Section 6225 of the Partnership Tax Audit Rules, (ii) determine its eligibility to make, and make, an election under Section 6221(b) of the Partnership Tax Audit Rules, (iii) make an election under Section 6226(a) of the Partnership Tax Audit Rules, (iv) reasonably attribute to the Members their share of any income, gain, loss, deduction or credit for purposes of Section 6226(a) of the Partnership Tax Audit Rules, or (v) to comply with, or be eligible to invoke any aspect of, the Partnership Tax Audit Rules in any other respect. The Tax Matters Member shall not make any such elections, or take or fail to take any actions described in the Partnership Tax Audit Rules without the consent of the Board.

ARTICLE 8

ALLOCATIONS AND DISTRIBUTIONS

Section 8.01. Allocations.

(a) Allocation of Profit and Loss. Except as set forth in Section 8.01(b), Profit and Loss of the Company for each Tax Year of the Company shall be allocated among the Capital Accounts of the Members pro rata in accordance with the Members’ respective Membership Percentages, unless otherwise required by Section 704(b) of the Code and the Treasury Regulations thereunder; provided, that if the Membership Percentages of the Members are adjusted pursuant to Section 2.03, Section 6.03 or Section 8.06 of the Contribution Agreement, Profit and Loss of the Company shall be allocated so as to give effect to the adjusted Membership Percentages, such that the Capital Accounts of the Members equal the Capital Accounts that the Members would have had if all allocations under this Section 8.01(a) for prior Tax Years had been pro rata in accordance with the adjusted Membership Percentages.

(b) Special Allocations.

(i) Each item of Depreciation in respect of the MCK IPCo Owned Intellectual Property (as defined in the Contribution Agreement) for any Tax Year shall be specially allocated to MCK IPCo and/or any successor(s) in interest to MCK IPCo’s Initial Units (in proportion to the number of such Units then held by MCK IPCo and/or any such successor(s) in interest); provided, however, that no such allocation shall be made to the extent such allocation would result in aggregate Capital Account balances for the MCK Members that constitute less than 50.1% of the aggregate Capital Account balances of all Members, after giving effect to all allocations made for such Tax Year pursuant to this Section 8.01.

(ii) All Unrealized Gain and Realized Gain for any Tax Year shall be allocated entirely to MCK IPCo and/or any successor(s) in interest to MCK IPCo’s Initial Units (in proportion to the number of such Units then held by MCK IPCo and/or any such successor(s) in interest) to the extent of the excess, if any, of (A) the cumulative amount of Depreciation allocated to all such Persons pursuant to Section 8.01(b)(i) for all prior Tax Years, over (B) the cumulative amount of Unrealized Gain and Realized Gain allocated to such Persons pursuant to this Section 8.01(b)(ii) for all prior Tax Years.

(iii) No allocation of Loss shall be made to any Member if, as a result of such allocation, such Member would have a negative balance in its Adjusted Capital Account, unless at the time of such allocation, all Adjusted Capital Accounts are equal to zero.

(iv) Member Nonrecourse Debt Minimum Gain Chargeback. Losses attributable to partner nonrecourse debt (as defined in Treasury Regulation Section 1.704-2(b)(4)) shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i). If there is a net decrease during a Tax Year in Member Nonrecourse Debt Minimum Gain, Profits for such Tax Year (and, if necessary, for subsequent Tax Years) shall be allocated to the Members in the amounts and of such character as determined according to Treasury Regulation Section 1.704-2(i)(4). This Section 8.01(b)(iv) is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted in a manner consistent therewith.

(v) Minimum Gain Chargeback. Nonrecourse deductions (as determined according to Treasury Regulation Section 1.704-2(b)(1)) for any Tax Year shall be allocated to each Member ratably among such Members based upon the manner in which Profits (determined without regard to such non-recourse deductions) are allocated among the Members for such Tax Year. Except as otherwise provided in Section 8.01(b)(iv), if there is a net decrease in the Minimum Gain during any Taxable Year, each Member shall be allocated Profits for such Tax Year (and, if necessary, for subsequent Tax Years) in the amounts and of such character as determined according to Treasury Regulation Section 1.704-2(f). This Section 8.01(b)(v) is intended to be a Minimum Gain chargeback provision that complies with the requirements of Treasury Regulation Section 1.704-2(f), and shall be interpreted in a manner consistent therewith.

(vi) Qualified Income Offset. If any Member that unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) has an Adjusted Capital Account Deficit as of the end of any Tax Year, computed after the application of Section 8.01 but before the application of this Section 8.01(b)(vi), then items of Company income and gain for such Tax Year shall be allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of the Member as soon as possible (and, if two or more Members have such deficits, in proportion to their deficits). This Section 8.01(b)(vi) is intended to be a qualified income offset provision as described in Treasury Regulation Section 1.704-l(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

(vii) Allocation of Certain Profits and Losses. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) of the Code or Section 743(b) of the Code is required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(viii) The allocations set forth in (iii)-(vi) of this Section 8.01(b) (the “Regulatory Allocations”) are intended to comply with certain requirements of Sections 1.704-l(b) and 1.704-2 of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Members intend to allocate Profit and Loss of the Company or make the Company’s distributions. Accordingly, notwithstanding the other provisions of this Section 8.01, but subject to the Regulatory Allocations, income, gain, deduction, and loss shall be reallocated among the Members so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Members to be in the amounts (or as close thereto as possible) they would have been if Profit and Loss (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. In general, the Members anticipate that this will be accomplished by specially allocating other Profit and Loss (and such other items of income, gain, deduction and loss) among the Members so that the net amount of the Regulatory Allocations and such special allocations to each such Member is zero.

(c) Tax Allocations.

(i) Allocations Generally. The income, gains, losses and deductions of the Company will be allocated for federal, state and local income tax purposes among the Members in accordance with the allocation of such income, gains, losses, and deductions among the Members for computing their Capital Accounts pursuant to Section 8.01(a) and Section 8.01(b); except that if any such allocation is not permitted by the Code or other applicable Law, the Company’s income, gains, losses and deductions will be allocated among the Members so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

(ii) Code Section 704(c) Allocations. Items of the Company’s taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Members in accordance with Section 704(c) of the Code so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Gross Asset Value. In addition, if the Gross Asset Value of any asset of the Company is adjusted pursuant to the requirements of Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f), then subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Section 704(c) of the Code. The Board shall determine all allocations pursuant to this Section 8.01(c)(ii) using the “traditional method” under Treasury Regulation Section 1.704-3(b).

(iii) Allocation of Tax Credits, Tax Credit Recapture, Etc. Tax credits, tax credit recapture, and any items related thereto shall be allocated to the Members according to their interests in such items as determined by the Board, taking into account the principles of Treasury Regulation Section 1.704-1(b)(4)(ii).

(iv) Effect of Allocations. Allocations pursuant to this Section 8.01(c) are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profit, Loss, other items or distributions pursuant to any provision of this Agreement.

Section 8.02. Distributions.

(a) Tax Distributions.

(i) To the fullest extent permitted by Law, the Company shall distribute to the Members with respect to each Estimated Tax Distribution Period of each Tax Year, no later than five (5) days prior to the Estimated Tax Distribution Date that corresponds to such Estimated Tax Distribution Period, an amount of cash equal to the Estimated Tax Distribution Amount with respect to such Estimated Tax Distribution Period; provided that if a Member’s Annual Tax Distribution Amount for a Tax Year exceeds the total of the Estimated Tax Distribution Amounts for such Member with respect to all Estimated Tax Distribution Periods of such Tax Year, the Company shall, within 20 days after providing Schedules K-1 to the Members pursuant to Section 7.04(b)(ii) (and in no event later than five (5) days prior to the unextended due date for any Member’s U.S. federal income tax return), distribute to such Member an amount of cash equal to such excess.

(ii) If a Member has a Tax Distribution Deficit in respect of any Estimated Tax Distribution Period or any Tax Year, then promptly upon receipt by the Company from such Member of such documentation or other information as the Board determines in its reasonable discretion is sufficient to demonstrate the existence and amount of such Tax Distribution Deficit, the Company shall distribute to such Member an amount of cash such that, after giving effect to such distribution, such Member’s Tax Distribution Deficit is reduced to zero.

(iii) No later than ten (10) Business Days following an Adjustment Event, the Company shall distribute to each Member such Member’s Adjustment Tax Distribution Amount in respect of such Adjustment Event; provided, that if such Adjustment Event occurs after a Qualified MCK Exit, the amount distributed to each of Echo, on the one hand, and to the MCK Members and their Permitted Transferees as a group, on the other hand, pursuant to this Section 8.02(a)(iii) shall be at least equal to Echo’s, or the MCK Members’ and their Permitted Transferees’, on the other hand, Correlative Adjustment Amount for such Adjustment Event.

(iv) No later than ten (10) Business Days following each of (A) the date on which the Company files its original IRS Form 1065 for any Tax Year and (B) the extended due date for Echo’s U.S. federal income tax return for such Tax Year, the Company shall make a distribution to the Members, pro rata to the Members’ respective Pro Rata Tax Distribution Amounts. Such distribution shall not exceed the lesser of (x) the amount of cash available for distribution by the Company (as determined by the Board in its reasonable discretion and, for the avoidance of doubt, taking into account reasonably foreseeable obligations of the Company under Section 8.02(a)(i)) (“Available Cash”) and (y) the amount needed to distribute to each Member such Member’s Pro Rata Tax Distribution Amount.

(v) Immediately following any distribution under Section 8.02(a)(iii), the Company shall make a distribution to the Members, pro rata to the Members’ respective Adjustment Pro Rata Tax Distribution Amounts in respect of the Adjustment Event to which the distribution under Section 8.02(a)(iii) related. Such distribution shall not exceed the lesser of (x) the amount of Available Cash and (y) the amount needed to distribute to each Member such Member’s Adjustment Pro Rata Tax Distribution Amount.

(vi) If the Company does not have sufficient Available Cash (as determined by the Board in its reasonable discretion) to make the distributions described in Section 8.02(a)(i), Section 8.02(a)(ii) or Section 8.02(a)(iii) to all Members entitled to distributions thereunder, such distributions shall be made first to Echo until Echo has received the full amount of distributions to which it is entitled thereunder, and then to all other Members pro rata to the amounts of distributions to which they are entitled thereunder.

(vii) If the Company fails to distribute an amount to which a Member is entitled under this Section 8.02(a) due to the Available Cash limitations in Section 8.02(a)(iv), Section 8.02(a)(v) or Section 8.02(a)(vi), the amount not so distributed shall be added to the Tax Distribution Arrearage for such Member, without duplication of amounts previously added to the Tax Distribution Arrearage for such Member.

(viii) A Member’s Tax Distribution Arrearage shall be compounded semiannually at the Tax Distribution Arrearage Return Rate.

(ix) As and to the extent that the Company has Available Cash (as determined by the Board in its reasonable discretion), until all Members’ Tax Distribution Arrearages are reduced to zero, the Company shall distribute such amount of cash to the Members pro rata to their respective Tax Distribution Arrearages, and each Member’s Tax Distribution Arrearage shall be reduced by the amount so distributed to such Member; provided that upon the occurrence of a Conversion Event with respect to one or more Units held by a Member or one of its Permitted Transferees, unless such Person waives the application of this proviso in respect of such Conversion Event by delivering notice of such waiver to the Company in writing prior to the occurrence of such Conversion Event, (x) the Company shall issue to such Person a number of new Units equal to the Conversion Number for such Conversion Event and (y) upon such issuance, the Tax Distribution Arrearage for such Person shall be reduced by the Conversion Amount for such Conversion Event.

(b) Any distributions to the Members other than the distributions specified in Section 8.02(a), shall be made only if adopted by the Board as a dividend policy of the Company, subject to the rights of the Initial Members under Section 5.05 to approve any such distribution; provided, that the Board may authorize that cash be distributed to Echo (which distribution shall be made without pro rata distributions to the other Members) in exchange for the redemption, repurchase or other acquisition of Units held by Echo, where the redemption proceeds are to be used by Echo to acquire its outstanding Echo Shares (or other Equity Securities of Echo convertible, exchangeable into, exercisable for Echo Shares) in accordance with Section 3.03(c); and provided further that, to the extent any distribution is made to the Members, other than the distributions specified in Section 8.02(a), the Board may authorize that an additional amount be set aside in respect of any Units that would be issued in accordance with Section 3.03(c) in respect of any Unvested Echo Shares (the “Escrow Amounts”) to be distributed to Echo (which distribution shall be made without pro rata distribution to the other Members) at the time such Equity Security of Echo ceases to be an Unvested Echo Share. To the extent that such Unvested Echo Share shall be forfeited by or repurchased from the holder without having ceased to be an Unvested Echo Share, such Escrowed Amounts corresponding to such forfeited Unvested Escrow Share shall revert to the Company.

(c) The Company is authorized to withhold from payments and distributions, or with respect to allocations to the Members, any amounts required to be withheld under Law. All amounts withheld with respect to a Member shall be treated as if such amounts were distributed to such Member under this Agreement. Provided the Company determined the amount of any required withholding reasonably and in good faith, the Company shall not be liable for any over-withholding in respect of any Member’s Units, and, in the event of any such over-withholding, a Member’s sole recourse shall be to apply for a refund from the appropriate Governmental Authority. The Company shall cooperate with a Member in the preparation and filing of such refund claims.

(d) No Member has any right to demand or receive property from the Company other than cash.

(e) Notwithstanding anything in this Agreement to the contrary: (A) no distribution shall be made in violation of the Act or other applicable Law; and (B) except as provided in Section 8.02(a) or Section 13.05, all amounts distributed to the Members in respect of their equity interests in the Company shall be distributed to them pro rata in accordance with their respective Membership Percentages.

(f) The Members hereby consent and agree that, except as expressly provided herein or required by applicable Law, no Member shall have an obligation to return cash or other property paid or distributed to such Member under Section 18-502(b) of the Act or otherwise.

ARTICLE 9

TRANSFER RESTRICTIONS

Section 9.01. Restrictions on Transfers.

(a) Until the consummation of a Qualified IPO, no Member may Transfer, or permit or suffer to be Transferred, all or any part of its Units; provided, that (i) any Member may Transfer Units if such Transfer is approved in writing by the Initial Members in their sole discretion, (ii) any Member may Transfer Units if such Transfer is made by a Member to its Permitted Transferees (in the case of a natural Person holding Echo Shares, solely for bona fide estate planning purposes), (iii) any Member may Transfer Units if such Transfer is made pursuant to equity adjustments set forth in Section 2.03, Section 6.03 or Section 8.06 of the Contribution Agreement, (iv) any Member may Transfer Units if such Transfer is in accordance with the provisions of Section 9.02 or Section 9.03, as applicable; provided further that in the event a transferee ceases to be a Permitted Transferee of the transferor, the transferee shall promptly Transfer such Units back to the Member or to another Permitted Transferee of the Member.

(b) Following consummation of a Qualified IPO, no Member may Transfer, or permit or suffer to be Transferred, all or any part of its Units, except for the following Transfers:

(i) Transfers approved in writing by each of the Initial Members in their sole discretion;

(ii) Transfers by a Member to its Permitted Transferees (in the case of a natural Person holding Echo Shares, solely for bona fide estate planning purposes); provided, that in the event a transferee ceases to be a Permitted Transferee of the transferor, the transferee shall promptly Transfer such Units back to the Member or to another Permitted Transferee of the Member;

(iii) Transfers made pursuant to equity adjustments set forth in Section 2.03, Section 6.03 and Section 8.06 of the Contribution Agreement;

(iv) Transfers by the MCK Members (or their Permitted Transferees) during the MCK Exit Window (pursuant to a Qualified MCK Exit made in compliance with Section 10.05 or in compliance with the Registration Rights Agreement);

(v) Transfers by the Echo Shareholders (or their Permitted Transferees) of shares of Echo common stock (“Echo Shares”) in a Qualified Echo Sale made in compliance with Section 10.03 and the Registration Rights Agreement during the First Echo Sale Window or the Second Echo Sale Window;

(vi) Transfers by the MCK Members (or their Permitted Transferees) during the First Echo Sale Window or the Second Echo Sale Window pursuant to the exercise of Tag-Along Rights (as defined in, and subject to, the Registration Rights Agreement) or by the Echo Shareholders (or their Permitted Transferees) during the MCK Exit Window pursuant to the exercise of Tag-Along Rights or by MCK Members (or their Permitted Transferees) or Echo Shareholders (or their Permitted Transferees) pursuant to the exercise of registration rights under Section 2.2 of the Registration Rights Agreement;

(vii) Transfers (including pursuant to Exchanges pursuant to Section 11.04(e) or pursuant to the exercise of registration rights pursuant to the Registration Rights Agreement or in any other manner) by the Echo Shareholders (or their Permitted Transferees) and the MCK Members (or their Permitted Transferees) following expiration or termination of (i) the lockup period required by the underwriters in connection with the consummation of a Qualified IPO consummated after the IPO Preference Period or (ii) the Post-Echo Sale Lockup relating to the Second Echo Sale Window (or, if there is no underwriter lockup period in effect upon the expiration or termination of the Second Echo Sale Window, then upon the expiration or termination of the Second Echo Sale Window);

(viii) Transfers by the Echo Shareholders (or their Permitted Transferees) of Echo Shares after a period of 90 days following the consummation of a Qualified MCK Exit pursuant to the exercise of registration rights pursuant to the Registration Rights Agreement or in any other manner;

(ix) Transfers by any stockholder of Echo (other than the Sponsors (as defined in the Echo Shareholders Agreement) and any Other Investors (as defined in the Echo Shareholders Agreement) Affiliated with such Sponsors, MCK, the MCK Members or any of their respective Affiliates or Permitted Transferees) of Echo Shares at any time after a Qualified IPO;

(x) Transfers by Echo to MCK or its Affiliates pursuant to Section 10.06(e).

(c) Notwithstanding anything to the contrary herein, (i) no Transfer shall be made except (1) in compliance with all applicable Laws, including the Securities Act, and (2) if all necessary regulatory approvals and third-party approvals, including any required approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have been obtained in respect of such Transfer and (ii) neither the MCK Members nor their Permitted Transferees shall be permitted to Transfer Units pursuant to Exchanges if it would result in MCK being required to consolidate the Company or Echo under Financial Accounting Standards Board Codification Topic 810, Consolidation (or any comparable successor standard).

(d) Notwithstanding anything to the contrary herein, no Transfers under this Agreement by Echo or the Echo Shareholders (with respect to any beneficial ownership in Echo) shall be permitted if (i) prior to the earlier to occur of the consummation of a Qualified MCK Exit and the expiration or termination of the MCK Exit Window, such Transfer would result in the Echo Shareholders (together with their Permitted Transferees who are subject to Section 3.4(b)(ii) of the Echo Shareholders Agreement) holding, directly or indirectly, less than 50.1% of any class and/or series of voting securities of Echo on a fully diluted basis (taking into account all securities of Echo convertible, exchangeable into or exercisable for Echo Shares) or (ii) prior to the earlier to occur of the consummation of a Qualified MCK Exit and the third (3rd) anniversary of the Closing, the Membership Percentage of Echo falls to less than 17.5% (calculated on a fully-diluted basis taking into account any Units issuable upon (including pursuant to Section 3.03) the conversion, exercise, exchange, settlement or vesting of Echo Shares or other Equity Securities of Echo and, without duplication, any Equity Securities of the Company, Echo or any of their Subsidiaries authorized for issuance under any Approved Plan (each of the thresholds under (i) and (ii), the “Echo Minimum Ownership”).

Section 9.02. Right of First Offer.

(a) If, at any time after the expiry of the IPO Preference Period and prior to the consummation of a Qualified IPO or a Company Sale, (i) any Member desires to Transfer any Units to any third party (including through a sale of Echo Shares) or (ii) any of the MCK Members or Echo desires to initiate a sale or auction process to Transfer any Units (or Echo Shares) to a third party (whether or not such Transfer is a Company Sale) (a “ROFO Sale”, and any such Member, for the purposes of this Section 9.02 and Section 9.03, the “Offeror”), then such Offeror shall give notice (an “Initial Offer Notice”) to each of the MCK Members and Echo (for the purposes of this Section 9.02, the “Significant Members”) that such Offeror desires to make a ROFO Sale and that sets forth (i) the number of Units (or the number of Units equivalent to the Echo Shares (calculated based on the Echo Ratio)) proposed to be Transferred by the Offeror (the “Offered Units”), (ii) the price per Offered Unit (the value of any non-cash consideration being equal to the Fair Market Value of such non-cash consideration) at which such Offeror proposes to be paid for such Offered Units (the “Offer Price”), (iii) whether such ROFO Sale would be a Drag-Along Sale, and (iv) any other material terms and conditions sought by the Offeror.

(b) The giving of an Initial Offer Notice to each non-Offeror Significant Member shall constitute an offer (the “Initial Offer”) by such Offeror to Transfer the Offered Units to each such Significant Member for cash at the Offer Price and on the terms set forth in the Initial Offer Notice. Each Significant Member receiving such Initial Offer Notice shall have a 30-day period (the “Initial Offer Period”) in which to accept such Initial Offer as to all of such Significant Member’s Offer Pro Rata Portion of the Offered Units by giving a notice of acceptance to such Offeror (together with a copy thereof to the Company) prior to the expiration of such Initial Offer Period. For purposes of this Section 9.02 only, “Offer Pro Rata Portion” means, with respect to a non-Offeror Significant Member, that fraction that results from dividing (i) the Membership Percentage of such non-Offeror Significant Member by (ii) the Membership Percentage of all non-Offeror Significant Members.

(c) If one or more Significant Members accepts the Initial Offer, but any one or more Significant Members declines (or is deemed to decline) such Initial Offer, the Offeror shall not be required to sell any Offered Units accepted pursuant to the Initial Offer, but shall, within five (5) Business Days of the expiration of the Initial Offer Period, provide notice to the other Significant Members (if applicable) that did accept the Initial Offer, informing them that they have the right to increase the number of Offered Units that they accepted pursuant to the Initial Offer to up to the number of Offered Units not subscribed for pursuant to the Initial Offer (the “Second Offer”). The accepting Significant Members shall then have five (5) Business Days (the “Second Offer Period”) in which to accept such Second Offer, by giving notice of acceptance to the Offeror prior to the expiration of such period (together with a copy thereof to the Company), as to all of the portion of the Offered Units not accepted pursuant to the Initial Offer. If more than one Significant Member accepts such Second Offer, then the Offered Units included in such Second Offer shall be allocated pro rata among the Significant Members accepting the Second Offer based on their relative Membership Percentages.

(d) If any non-Offeror Significant Members fails to notify the Offeror or the Company prior to the expiration of the Initial Offer Period or the Second Offer Period, as applicable, referred to above, it shall be deemed to have declined the Initial Offer or Second Offer, as applicable.

(e) If the non-Offeror Significant Members elect to purchase all the Offered Units, the Significant Members that have accepted the Initial Offer and/or the Second Offer shall purchase and pay, by wire transfer of immediately available funds to an account designated by Offeror, for all Offered Units within twenty (20) Business Days after the date on which the offer for all such Offered Units has been accepted; provided, that if the Transfer of such Offered Units is subject to any prior regulatory approval, the time period during which such Transfer may be consummated shall be extended until the expiration of five (5) Business Days after all such approvals shall have been received, but in no event shall such period be extended for more than an additional sixty (60) days; provided, that the time period may be further extended by sixty (60) days to complete any required financing; provided further, that, to the extent Echo is the Offeror, the holders of Echo Shares will be entitled, in the sole discretion of Echo, to substitute for any Unit to be Transferred by Echo in such ROFO Sale a number of Echo Shares equal to the Echo Ratio for the same consideration that would have otherwise been payable in respect of such Unit.

(f) If the non-Offeror Significant Members elect to purchase all the Offered Units, no Offeror shall be required to make representations or warranties in connection with such sale of Offered Units (other than with respect to title to the Offered Units being sold and customary due authority, no conflict and enforceability representations and warranties relating only to such Offerors which shall be made individually by such Offerors on a several basis).

(g) Upon the earlier to occur of (i) full rejection of the Initial Offer and, if applicable, the Second Offer by all recipients thereof, (ii) the expiration of the Second Offer Period without Significant Members electing, in the aggregate, to purchase all of the Offered Units, and (iii) the failure to obtain any required consent or regulatory approval for the purchase of all of the Offered Units by the Significant Members within 80 days of full acceptance of the Initial Offer or, if applicable, the Second Offer, the Offeror shall have a 120-day period (or a 365 day period in the case of a Drag-Along Sale) (the “Marketing Period”) during which to effect a Transfer of any or all of the Offered Units on substantially the same or more favorable (as to the Offeror) terms and conditions as were set forth in the Initial Offer Notice at a price not less than the Offer Price; provided, that if the Transfer is subject to regulatory approval, the Marketing Period shall be extended until the expiration of five (5) Business Days after all such approvals shall have been received, but in no event shall such period be extended for more than an additional sixty (60) days. If the Offeror does not consummate the Transfer of the Offered Units in accordance with the foregoing time limitations, then the right of the Offeror to effect the Transfer of such Offered Units pursuant to this Section 9.02(g) shall terminate and the Offeror shall again comply with the procedures set forth in this Section 9.02 with respect to any proposed Transfer to a third party.

(h) The provisions of this Section 9.02 shall not apply to any Transfer of Units by a Member pursuant to Sections 9.01(a)(i), 9.01(a)(ii) or 9.01(a)(iii).

Section 9.03. Drag-Along Right.

(a) If at any time during a Marketing Period, the Offerors (for the purposes of this Section 9.03, the “Drag-Along Sellers”) enter into a binding, definitive agreement complying with the terms of this Section 9.03 to Transfer all or substantially all of the Units (or Echo Shares) then outstanding (whether or not such Units (or Echo Shares) are held by the Drag-Along Sellers) to a third party (the “Drag-Along Transferee”) in connection with a Company Sale that was treated as a ROFO Sale and for which the Drag-Along Sellers had included in the Initial Offer Notice a statement that such ROFO Sale would be a Drag-Along Sale (whether structured as a sale of Units (or Echo Shares), merger or other business combination) (a “Drag-Along Sale”), the Drag-Along Sellers may at their option require each other Member (each, a “Dragged Member”) to, (x)

Transfer all (but not less than all) Units held by such Member (or Echo Shares, which shall include, for all purposes of this Section 9.03, any Equity Securities of Echo convertible, exchangeable into or exercisable for Echo Shares in connection with or upon consummation of such Drag-Along Sale as set forth in Section 9.03(g)), in the case Echo is the Dragged Member to the Drag-Along Transferee for the same consideration (based on the pro rata Membership Percentages of the Members) and, (y) (1) vote such Dragged Member’s Units (and Echo Shares, in the case Echo is the Dragged Member) in favor thereof, and otherwise consent to and raise no objection to such Drag-Along Sale, and waive any dissenters’ rights, appraisal rights or similar rights that such Dragged Member may have in connection therewith and (2) be a party to the definitive agreement(s) governing the terms and conditions of such Drag-Along Sale on the same terms and conditions as the Drag-Along Sellers (except as provided in Section 9.03(c)); provided, that to the extent Echo is the Dragged Member, the holders of Echo Shares will be entitled, in the sole discretion of Echo, to substitute for the Units to be Transferred by Echo in such Drag-Along Sale all of Echo’s capital stock for the same consideration that would have otherwise been payable in respect of such Units.

(b) The Drag-Along Sellers shall provide notice of such Drag-Along Sale to the Dragged Members (a “Drag-Along Sale Notice”) not later than fifteen (15) days prior to the consummation of the proposed Drag-Along Sale. The Drag-Along Sale Notice shall identify the Drag-Along Transferee, the consideration proposed to be paid in connection with the Drag-Along Sale (the “Drag-Along Sale Price”) and all other material terms and conditions of the Drag-Along Sale, which shall be no less favorable in the aggregate to the Dragged Members than as set forth in the Initial Offer Notice. The Drag-Along Sellers will promptly notify the Dragged Members in writing in connection with any change in the material terms and conditions of the Drag-Along Sale; provided, that without complying again with the procedures set forth in Section 9.02 with respect to any proposed Drag-Along Sale, such modified terms shall be no less favorable in the aggregate to the Dragged Members (or more favorable to the Drag-Along Sellers) then the terms set forth in the Initial Offer Notice.

(c) The Dragged Members shall be required to participate in the Drag-Along Sale on the same terms and conditions as the Drag-Along Sellers as set forth in the Drag-Along Sale Notice by entering into the agreement(s) governing the terms and conditions of such Drag-Along Sale (the terms and conditions of which shall be consistent with those provided in such Drag-Along Sale Notice as may be modified from time to time with notice as provided herein); provided, that (i) the Dragged Members shall not be required to agree to any non-compete, non-solicit, no hire or similar post-closing covenant that restricts the Dragged Members’ business and operations (but shall, for the avoidance of doubt, be required to agree to customary confidentiality and further assurances covenants that do not restrict the Dragged Members’ business or operations in any material respect), (ii) the Dragged Members’ indemnification obligations in respect of the Company’s representations and warranties shall be (A) joint and several with each other and the Drag-Along Sellers, and (B) pro rata based on such Dragged Member’s Membership Percentage, (iii) the Dragged Members shall be required to bear their pro rata share (based on the aggregate consideration received in respect of the Units (or Unit equivalents based on the Echo Ratio) Transferred by such Member) of any escrow, holdback or adjustment in purchase price and any reasonable out-of-pocket transaction expenses incurred in connection with the Drag-Along Sale (provided, that the Dragged Members and the Company shall only be required to bear the reasonable expenses of one counsel for the Dragged Members), to the extent such expenses are incurred for the benefit of the Members participating in the Drag-Along Sale, and are not otherwise paid by the Company or the purchaser and the Drag-Along Sale is consummated; (iv) (A) Dragged Members will be required to make individual representations, warranties, covenants and other agreements as to the unencumbered title to its Units (or Echo Shares) and the power, authority and legal right to Transfer such Units (or Echo Shares) and the absence of any adverse claim with respect to such Units and (B) be liable as to such representations, warranties, covenants and other agreements; (v) Echo shall not be required to participate in such Drag-Along Sale if such transaction involves, or could reasonably be expected to be treated in whole or in part for U.S. federal income tax purposes as, a disposition by Echo of any of its Equity Securities in the Company and (vi) Echo, on behalf of the Echo Shareholders, may substitute all of the Echo Shares in lieu of Units as described in Section 9.03(a); provided further that, no Dragged Member’s liability in connection with a Drag-Along Sale may exceed the proceeds payable to such Dragged Member in the Drag-Along Sale.

(d) In a Drag-Along Sale, the Dragged Members shall be required to tender their Units (or Echo Shares) as set forth below. The price payable in a Drag-Along Sale shall be the Drag-Along Sale Price. If the consideration being paid in such Drag-Along Sale includes any non-cash consideration then, at the election of the Drag-Along Sellers (or with respect to itself, Echo or the MCK Members, to the extent it is a Dragged Member), the Dragged Members shall receive either (i) their pro rata share of such non-cash consideration or (ii) cash (which cash may be paid by the Drag-Along Transferee or by the Drag-Along Sellers) in an amount equal to the Fair Market Value of their pro rata share of such non-cash consideration (in each case based on the aggregate consideration received by each of the Drag-Along Sellers in such Drag-Along Sale). Not later than five (5) Business Days after the date of the Drag-Along Sale Notice provided in connection with a Drag-Along Sale, each Dragged Member shall deliver to a representative of the Drag-Along Sellers designated in the Drag-Along Sale Notice (x) a limited power-of-attorney authorizing the Drag-Along Sellers or their representative to Transfer such Dragged Member’s Units (or Echo Shares) in accordance with the terms of this Agreement (provided, that H&F shall not be obligated to deliver any power-of-attorney), the Drag-Along Sale Notice and the agreement(s) governing the terms and conditions of the Drag-Along Sale and (y) wire transfer or other instructions for payment or delivery of the consideration to be received by the Dragged Members in such Drag-Along Sale.

(e) Within one Business Day following the consummation of a Drag-Along Sale, the Drag-Along Sellers shall give notice thereof to the Dragged Members and shall furnish such other evidence of the completion and time of completion of such Transfer and the terms thereof as may be reasonably requested by such Dragged Member. In addition, within one Business Day following the consummation of a Drag-Along Sale, the Drag-Along Sellers shall remit to each Dragged Member the total consideration (any cash portion of which is to be paid by wire transfer in accordance with each Dragged Member’s wire transfer instructions) for the Units (or Echo Shares) of such Dragged Member Transferred pursuant hereto.

(f) Notwithstanding anything contained in this Section 9.03, there shall be no liability on the part of the Drag-Along Sellers to the Dragged Members (other than the obligation to return the limited power-of-attorney received by the Drag-Along Sellers (if applicable)) or any other Person if the Transfer of Units (or Echo Shares) pursuant to this Section 9.03 is not consummated for whatever reason, regardless of whether the Drag-Along Sellers have delivered a Drag-Along Sale Notice.

(g) In the event of any Drag-Along Sale, each holder of Equity Securities of Echo will be deemed to have exercised, converted or exchanged any vested and exercisable options, warrants or convertible securities immediately prior to the consummation of the Drag-Along Sale to the extent necessary to sell Echo Shares to the Drag-Along Buyer (the “Drag-Along Buyer”), except to the extent permitted under the terms of any such option, warrant or convertible security and agreed to by the Drag-Along Buyer. All Units issuable upon such exercise, conversion or exchange pursuant to Section 3.03(c) will be deemed issued and shall be included as “Echo Shares” for all purposes of this Section 9.03. In the event that options, warrants or convertible securities are deemed exercised pursuant to the preceding sentence, payment of any purchase or exercise price, if applicable, and minimum statutory withholding tax amount, if any, shall be satisfied through payment of Echo Shares otherwise deliverable upon such exercise, conversion, or exchange. If any holder of Equity Securities of Echo sells options, warrants or convertible securities in any Drag-Along Sale, such holder of Equity Securities of Echo shall receive in exchange for such options, warrants or convertible securities consideration equal to the amount (if greater than zero) determined by multiplying (a) the same purchase price per share for Echo Shares as those Units sold to the Drag-Along Buyer and specified in the Drag-Along Sale Notice in such Transfer less the exercise, exchange or conversion price, if any, per share of such option, warrant or convertible security by (b) the number of Echo Shares issuable upon exercise, conversion or exchange of such option, warrant or convertible security (to the extent exercisable, convertible or exchangeable at the time of such Transfer), subject to reduction for any tax or other amounts required to be withheld under applicable law.

(h) The provisions of this Section 9.03 shall terminate upon the consummation of a Qualified IPO.

Section 9.04. Echo Stock Sales; No Asset or Unit Sales. Notwithstanding anything to the contrary in this Agreement, including but not limited to this Article 9 and Article 10, in any circumstances prior to the occurrence of a Qualified IPO in which Echo is entitled, permitted or required to Transfer Units (other than pursuant to Section 2.03, Section 6.03 or Section 8.06 of the Contribution Agreement), including, but not limited to, pursuant to Section 9.02 or Section 9.03, Echo may require the proposed transferee and the other Members to structure such Transfer in a manner such that the Echo Shareholders transfer their Echo Shares (subject to Section 9.03(g)) in lieu of the Transfer by Echo of its Units to the proposed transferee. If the Echo Shareholders transfer their Echo Shares as described in this Section 9.04, each Echo Shareholder shall be entitled to substitute for any Unit a number of Echo Shares equal to the Echo Ratio for the same consideration that would have otherwise been payable in respect of such Unit.

Section 9.05. Valuation of Units.

(a) If the Members seek to determine the Fair Market Value of any Units (prior to a Qualified IPO) pursuant to the provisions of this Agreement referencing this Section 9.05, then Echo (provided, that H&F shall have the right to negotiate Fair Market Value on behalf of Echo in the event that (i) the Sponsor Shareholders are not participating in a Transfer giving rise to such Fair Market Value determination or (ii) H&F shall have the right to receive all cash or marketable securities as consideration in the Transfer giving rise to such Fair Market Value determination) and the MCK Members shall negotiate in good faith for fifteen (15) days to determine the Fair Market Value of such Units, as applicable. If Echo and the MCK Members are not able to agree on the applicable Fair Market Value prior to such 15th day, each shall select an Appraiser within five (5) Business Days thereafter. Within thirty (30) days after the selection of such Appraisers, each Appraiser so selected shall independently determine the Fair Market Value of such Units as of the date of notice of any sale or issuance requiring such determination of Fair Market Value (each, an “Initial Appraised Value”). If the two Initial Appraised Values differ from each other by 10% or less (based on the lower Initial Appraised Value), then the Fair Market Value of such Units shall be deemed to be the average of such Initial Appraised Values. If the two Initial Appraised Values differ from each other by more than 10% (based on the lower Initial Appraised Value), then the two initial Appraisers shall, within five (5) Business Days following such calculation, jointly select a third Appraiser. Within twenty one (21) days after the selection of such third Appraiser, such third Appraiser shall determine the Fair Market Value of such Units as of the date of notice of any sale or issuance requiring such determination of Fair Market Value, as applicable (the “Subsequent Appraised Value”), which Subsequent Appraised Value shall not be more than the greater of the two Initial Appraised Values nor less than the lower of the two Initial Appraised Values. If a third Appraiser is selected pursuant to this Section 9.05, the Fair Market Value of such Units shall be deemed to be the Subsequent Appraised Value.

(b) The Company shall provide each of the Appraisers with: (i) a copy of the pertinent sections of this Agreement, (ii) the Company’s most recent consolidated financial statements; (iii) financial forecasts (including documentation of the key assumptions used in such forecasts) for the Company and its Subsidiaries on a consolidated basis; and (iv) such other information as such Appraiser may reasonably request in connection with its appraisal. The Company shall provide each Appraiser with reasonable access to the Company’s management to discuss the financial information described in the preceding sub-clauses (ii) and (iii). In the event that the Company fails to comply with the obligations set forth in this Section 9.05(b) during the first fifteen (15) days of any applicable determination in this Section 9.05(b), such period shall be tolled until the Company complies with the obligations set forth in this Section 9.05(b).

(c) If the Members seek to determine the Fair Market Value of any Units following a Qualified IPO, then the Fair Market Value of such Units shall be determined by the Board based on the Echo Ratio and the arithmetic average of the VWAP of the Echo Shares over a thirty (30) consecutive trading day period immediately prior to the relevant determination date (or such shorter period of Trading Days following the date of determination and the occurrence of a Qualified IPO). “VWAP” means, for each of the thirty (30) consecutive trading days during the 30-day averaging period, the per share volume-weighted average price of the Echo Shares as displayed by Bloomberg (or its equivalent successor) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of the Echo Shares on such trading day determined, using a volume weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Board). The volume weighted average price used for purposes of the VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

Section 9.06. Additional Members.

(a) In connection with a Transfer of Units, each Person who becomes a record holder of Units in accordance with, and as permitted by, the terms of this Agreement, in each case who is not already a Member, shall, in addition to complying with the requirements of the last sentence of Section 14.06, execute and deliver this Agreement or a counterpart of this Agreement and agree in writing to be bound by the terms and conditions of this Agreement that were applicable to the Transferor (including the restrictions on Transfer contained in this Article 9), and shall thereupon be admitted as an additional Member of the Company (an “Additional Member”).

(b) Each Person who is issued new Units or other Equity Securities of the Company in accordance with the terms of this Agreement and who is not already a Member shall execute and deliver this Agreement or a counterpart of this Agreement and agree in writing to be bound by the terms and conditions of this Agreement (including the restrictions on Transfer contained in this Article 9), and shall thereupon be admitted as an Additional Member.

(c) A Transferee of Units who is admitted as an Additional Member accepts, ratifies and agrees to be bound by all actions duly taken pursuant to the terms and provisions of this Agreement by the Company on or prior to the date on which such Transferee was admitted as an Additional Member and, without limiting the generality of the foregoing, specifically ratifies and approves all agreements and other instruments that may have been executed and delivered on behalf of the Company on or prior to such date that are in force and effect on such date.

(d) Each Additional Member shall be named as a Member on Exhibit A. Unless and until admitted as an Additional Member, a Transferee of any Units, or a recipient of any newly issued Units or other Equity Securities of the Company, shall have no powers, rights or privileges of a Member of the Company.

(e) Following any Transfer of record ownership of Units in accordance with this Article 9, the Transferee thereof shall be treated as having made all of the Capital Contributions in respect of, and received all of the distributions received in respect of, such Units on or prior to the date of such Transfer, and shall receive allocations and distributions in respect of such Units as if such Transferee had been a Member from the date of such Transfer. The distributive share of the Company’s income, gains, losses, deductions, credits and other items of a Member whose interest is disposed of, in whole or in part, shall be determined by the Board using any permissible method under Section 706 of the Code and the Treasury Regulations thereunder.

(f) The Company shall maintain books for the purpose of registering the Transfer of Units. Upon a Transfer of any record ownership of Units, the Transferor thereof shall notify the Company so that such Transfer may be registered in the books of the Company. A Transfer of any record ownership of Units shall be effective upon registration of the Transfer in the books of the Company.

Section 9.07. Termination of Member Status. Any Member that Transfers all of its, and owns no, Units in the Company shall immediately cease to be a Member and shall no longer be a party to this Agreement (in its capacity as a Member) and Exhibit A shall be updated to eliminate such Person; provided, that such Member (a) shall not thereby be relieved of liability for any breach of this Agreement prior to such time or from any obligation under this Agreement other than its capacity as a Member; (b) shall retain any rights with respect to any breach of this Agreement by any other Person prior to such time; (c) shall retain the right to indemnification in accordance with the terms hereof; and (d) shall not thereby be relieved of any of its obligations under Section 7.04(h) and this Article 9.

Section 9.08. Void Transfers. To the greatest extent permitted by the Act and other Law, any Transfer made or permitted by any Member of all or any portion of its equity interest in the Company (including, for the avoidance of doubt, any Transfer of any Units, or any equity interests in any Member or other Person that directly or indirectly owns Units) in contravention of this Agreement shall be ineffective and null and void ab initio, and shall not bind or be recognized by the Company or any other Person. In the event of any Transfer in contravention of this Agreement, to the greatest extent permitted by the Act and other Law, the purported Transferee shall have no right to any profits, losses or distributions of the Company or any other rights of a Member.

ARTICLE 10

EXIT PROVISIONS

Section 10.01. Qualified IPO.

(a) As soon as practicable, but in any event within thirty (30) days after the Closing, the Company shall cause the Board to create a special committee which shall include an equal number of MCK Directors and Echo Directors (the “IPO Committee”) which shall oversee the conduct and consummation of a Qualified IPO. As promptly as practicable after its formation, but in no event later than six (6) months after Closing, the

IPO Committee shall appoint one or more nationally recognized investment banks to act as underwriters of the Qualified IPO. The engagement of the underwriters shall be on financial and other terms customary in the industry, and all fees and expenses shall be borne by the Company (other than underwriting discounts and commissions which shall be payable by Echo). The Company agrees and acknowledges that it will be the indemnitor of first resort with respect to the Qualified IPO.

(b) In connection with the conduct and consummation of a Qualified IPO, the Company and each of the Initial Members shall cooperate in good faith and use their reasonable best efforts to consummate the Qualified IPO as promptly as practicable, but in no event later than eighteen (18) months from the Closing (“QIPO Deadline”), provided, that the QIPO Deadline may be extended by the IPO Committee based on the advice of the underwriters that prevailing market and/or industry conditions do not support the conduct and consummation of a Qualified IPO and the Company and the Members shall use reasonable best efforts to consummate a Qualified IPO once such conditions are no longer in effect, but not longer than the Initial Period. In furtherance of the QIPO Deadline (and unless extended pursuant to the preceding sentence), Echo shall make an initial filing of a registration statement on Form S-1 relating to the Qualified IPO (the “Registration Statement”) on or prior to twelve (12) months from Closing and thereafter use its reasonable best efforts to prepare and file amendments to the Registration Statement that are reasonably required to (i) appropriately respond to comments received from the SEC relating to such Registration Statement and (ii) otherwise keep the Registration Statement current (including with respect to the financial statements and other financial and other information required by the rules and regulations of the SEC to be included therein). Echo and each of the parties agree they will reasonably consult, and keep each other reasonably informed, and that each party will have the right to participate in the drafting and preparation of any Registration Statement and any amendments thereto, including responses to any comments received from the SEC. Subject to Section 10.01(c), each of the MCK Members and Echo shall have the right to participate equally in the preparation of the Registration Statement and any amendments thereto and otherwise to participate equally in the Qualified IPO process.

(c) If a Qualified IPO has not been consummated within twenty four (24) months following the Closing (such 24-month period, the “Initial Period”), then, notwithstanding any other provision to the contrary set forth herein, each of the MCK Members and Echo shall have the right to cause Echo, the Company and the other Members to conduct and consummate a Qualified IPO within the IPO Preference Period, and thereafter the MCK Members shall have the right to conduct a Qualified MCK Exit within the MCK Exit Window following such Qualified IPO. Following the IPO Preference Period, each of the MCK Members and Echo shall have the right to cause the Company and the other Members to conduct and consummate a Qualified IPO; provided, that if a Member has delivered an Initial Offer Notice for a ROFO Sale that constitutes a Drag-Along Sale, then neither the Company nor Echo shall conduct a Qualified IPO from the date of delivery of the Initial Offer Notice through the Marketing Period relating to such Drag-Along Sale without the consent of the Drag-Along Sellers. In order to exercise the right to cause or conduct a Qualified IPO pursuant to this Section 10.01(c), the MCK Member or Echo, as the case may be (in either case, the “IPO Demanding

Party”), shall be entitled, in its sole discretion, to deliver a written notice to the Company and to the other Initial Members (an “IPO Demand”) notifying the Company and the other Initial Members of the IPO Demanding Party’s exercise of an IPO Demand. Upon receipt of such IPO Demand (which, in the case of a Qualified IPO to be consummated during the IPO Preference Period, shall be delivered no later than on the date that is ten (10) Business Days following the expiration of the Initial Period), the Company and Echo shall effect a Qualified IPO as soon as practicable, but in any event within six (6) months after receipt of such IPO Demand (and in the case of a Qualified IPO to be consummated during the IPO Preference Period, prior to the expiration of such period). Upon receipt of an IPO Demand, the IPO Committee and each of the Initial Members and the Company shall cooperate with each other in the conduct and consummation of such Qualified IPO, including providing access to the documents, records and senior management of the Company, procuring the participation of senior management in investor road-shows and similar marketing efforts, and executing and delivering any documents reasonably requested by the IPO Committee or any underwriter to the Qualified IPO. Notwithstanding anything to the contrary contained herein, in the event of an IPO Demand, the Company shall cause the Board to appoint to the IPO Committee one additional Director designated by the IPO Demanding Party.

Section 10.02. Up-C Structure. Any Qualified IPO, unless the MCK Members and Echo shall mutually elect otherwise, shall be effected as an initial public offering through Echo. In connection with the consummation of a Qualified IPO, the number of outstanding Echo Shares and Units shall be adjusted as set forth in Section 3.03(c) to the extent necessary to cause (x) the Echo Ratio is maintained at one Unit to one Echo Share and (y) each of the number of Echo Shares sold to the public in the Qualified IPO and the price per share of such Echo Shares (calculated before giving effect to any underwriting discounts and commissions) to be within the range recommended to the Company by the underwriters, in the case of both (x) and (y), upon consummation of the Qualified IPO. Each of the Members and the Company shall cooperate with each other to implement such adjustments.

Section 10.03. Post-IPO Exit Rights.

(a) Following consummation of a Qualified IPO occurring at any time prior to the expiration of the IPO Preference Period, and upon the expiry of any customary lockup period required by the underwriters in connection with the consummation of a Qualified IPO, (i) each MCK Member and its Affiliates shall have the right to conduct and consummate a Qualified MCK Exit during the MCK Exit Window (in accordance with the process set forth in Section 10.05 below) and (ii) (a) the Echo Shareholders as determined by the Sponsor Shareholders shall have the right to conduct and consummate a Qualified Echo Sale during the First Echo Sale Window and (b) the Echo Shareholders shall have the right to consummate one or more Qualified Echo Sales during the Second Echo Sale Window, in each case pursuant to the Registration Rights Agreement and Section 10.03(b) hereof (the “Echo Shareholder Sale Right”), which Qualified Echo Sales shall be subject to the Tag-Along Rights of the MCK Members set forth in the Registration Rights Agreement. Each of the Company and each of the Initial Members shall use their reasonable best efforts to cooperate in good faith to consummate any Qualified MCK Exit and any Qualified Echo Sale as promptly as practicable.

(b) (i) In order for the Echo Shareholders to exercise the Echo Shareholder Sale Right in respect of the First Echo Sale Window, the Sponsor Shareholders shall, and, (ii) in order for the Echo Shareholders to exercise the Echo Shareholder Sale Right in respect of the Second Echo Sale Window, the Echo Shareholders entitled to exercise registration rights pursuant to a Holder Demand (as defined in the Registration Rights Agreement) shall, in each case deliver a written notice to Echo, the MCK Members and the Company (the “Echo Shareholder Notice”) no later than the expiration of the lockup period related to a Qualified IPO, in the case of the First Echo Sale Window, or within thirty (30) days following expiration or termination of the MCK Exit Window in which a Qualified MCK Exit does not occur, in the case of the Second Echo Sale Window (each, an “Echo Sale Notice Deadline”), which written notice shall: (i) confirm the intention of the Sponsor Shareholders or Echo Shareholders, as applicable, to conduct and consummate a Qualified Echo Sale in accordance with the Echo Shareholders Agreement and the Registration Rights Agreement and undertake to provide prompt notice of a change in such intention and to otherwise keep the Company and the MCK Members reasonably updated with respect to the status and other material information regarding the Qualified Echo Sale, (ii) state the number of Echo Shares anticipated to be sold by the Sponsor Shareholders (or the Echo Shareholders) in the Qualified Echo Sale (“Echo Sale Shares”), (iii) include a description of the expected manner and terms of the proposed offering and the anticipated aggregate number of shares, excluding the Echo Sale Shares, that, based on prevailing market and/or industry conditions, the Company’s (and/or Echo’s) underwriters advise including in the proposed offering, (iv) provide indicative pricing terms (e.g., anticipated discount to prevailing market prices), and (v) the other material terms and conditions of the Qualified Echo Sale, including the form of the proposed agreement, if any. For the avoidance of doubt, failure to deliver an applicable Echo Shareholder Notice on or prior to the applicable Echo Sale Notice Deadline shall result in forfeiture and loss of the Echo Shareholder Sale Right.

Section 10.04. [Reserved]

Section 10.05. Qualified MCK Exit Process.

(a) During the MCK Exit Window, the MCK Members and their Affiliates shall have the right to consummate the following series of corporate actions (each such series upon the consummation of the Merger, the “Qualified MCK Exit”): (i) the formation by MCK of a new Delaware corporation (“SpinCo”) to hold all of the shares of the MCK Members (unless such corporation has been formed prior to such date) pursuant to a Separation Agreement substantially in the form of Exhibit C attached hereto (the “Separation Agreement”), (ii) (A) the commencement by MCK of one or more exchange offers pursuant to which MCK will exchange stock of SpinCo for stock of MCK held by the stockholders of MCK (the “Exchange Offers”), (B) the distribution of the stock of SpinCo to the shareholders of MCK as a dividend in kind (the “Spin-Off”), (C) one or more exchanges of the stock of SpinCo for debt securities of MCK (the “Non-Stock Exchanges”); provided, that, without the consent of Echo, MCK shall not conduct

Non-Stock Exchanges or private exchanges of capital stock (exchanges of securities that do not require registration under the Exchange Act) with any Person that MCK knows or has reason to believe will be a holder of 5% or more of MCK’s common stock or the Echo Shares immediately after consummation of such Non-Stock Exchanges or (D) any combination thereof, provided, that in all cases the shareholders and debtholders of MCK receive 75% or more of the stock of SpinCo as a consequence thereof, and (iii) substantially contemporaneously with the consummation of the Exchange Offers, the Spin-Off and/or the Non-Stock Exchanges, SpinCo will be merged with and into Echo, with Echo as the surviving corporation in such merger (the “Merger”) pursuant to the Merger Agreement entered into as of December 20, 2016 by and between SpinCo and Echo (as such may be amended or supplemented by the parties thereto from time to time) (the “Merger Agreement”), pursuant to which each share of SpinCo stock outstanding immediately prior to the effective time of the Merger will be converted into the right to receive a number of Echo Shares (rounded to the nearest ten-thousandth of a share) (such number, the “Exchange Ratio”) determined by dividing the number of Units then held by the MCK Members or their Permitted Transferees by the number of outstanding shares of SpinCo common stock. In the event that the Merger Agreement is terminated or otherwise fails to be consummated other than as a result of a breach thereof by SpinCo, the parties shall use commercially reasonable efforts to cooperate with each other to agree upon and execute a mutually agreeable merger agreement to consummate the transactions contemplated by this Section 10.05.

(b) In connection with a Qualified MCK Exit, the parties shall cooperate with each other to consummate such Qualified MCK Exit as promptly as reasonably practicable, including commencing the Exchange Offers pursuant to applicable securities laws, amending the Merger Agreement to the extent required or advisable pursuant to applicable Law, calling any applicable meeting of Echo’s stockholders to approve the Merger, obtaining any vote required in connection with the Merger or Qualified MCK Exit required by the board of directors of Echo, preparing and filing any applicable proxy statement and/or registration statement with the SEC in relation to the Merger, and generally do, execute and perform all such other acts, deeds and documents as may be reasonably required to carry out the Qualified MCK Exit.

(c) Pursuant to the Echo Shareholders Agreement, the Echo Shareholders will vote all Echo Shares that they are entitled to vote to approve the issuance of Echo Shares pursuant to the Merger and/or approval of the Merger at any meeting of the stockholders of Echo, and at any adjournment thereof, at which the issuance of Echo Shares and/or approval of the Merger is submitted for the consideration and vote of the stockholders of Echo.

(d) In connection with the consummation of the transactions contemplated in Section 10.05(a)(ii), each of MCK, Echo, the Company, Change Healthcare Holdings, LLC and SpinCo shall enter into a tax matters agreement substantially in the form attached hereto as Exhibit E (the “Tax Matters Agreement”) and the Separation Agreement substantially in the form attached hereto as Exhibit C hereto. In the event of a change in law or regulation following the date of signing of the Contribution Agreement that is or is believed by any of the parties hereto to be relevant to the interpretation or effect of the Tax Matters Agreement (including any change in law or regulation expressly referenced therein), the parties will use reasonable best efforts to agree upon such changes to such form as may be necessary or advisable so as to give effect to the original intent, purposes and effect of such form (based on law and regulation in effect as of the date of signing of the Contribution Agreement) as nearly as practicable without altering the respective rights or obligations of the parties, or otherwise adversely affecting any party in any non-de minimis respect.

(e) Echo will use commercially reasonable efforts to (A) twenty-one Business Days prior to the beginning of a Qualified MCK Exit, deliver to MCK a statement setting forth Echo’s good faith estimate of the aggregate number of shares of Echo expected to be received in the Merger (by virtue of having received shares of SpinCo stock in the Exchange Offers or the Spin-Off) by (i) Blackstone (as defined in the Tax Matters Agreement), (ii) any Person under the Control of Blackstone (as defined in the Tax Matters Agreement), (iii) any Person that has acquired or will acquire stock of MCK in one or more coordinated acquisitions or dispositions of the stock of MCK with any Person described in clauses (i) or (ii), (iv) H&F (as defined in the Tax Matters Agreement), (v) any Person under the Control of H&F (as defined in the Tax Matters Agreement) and (vi) any Person that has acquired or will acquire stock of MCK in one or more coordinated acquisitions or dispositions of the stock of MCK with any Person described in clauses (iv) or (v) and (B) update such schedule to reflect any changes between the date such schedule is delivered and the time of the Merger, it being understood that any failure of information included in such schedule, or any update thereto, to be accurate shall not constitute a breach of this Agreement or an Echo Disqualifying Action for purposes of the Tax Matters Agreement.

Section 10.06. MCK Top-up Option.

(a) The Company hereby grants to MCK and each of the MCK Members and their Affiliates an irrevocable option, exercisable at any time during the MCK Exit Window and prior to consummation of a Qualified MCK Exit, to purchase from the Company (whether directly or indirectly, including through the purchase of Units by SpinCo) additional Units (the “Top-up Units”, and such option, the “Top-up Option”), such that following exercise of the Top-up Option, the shareholders of MCK shall be entitled to hold such number of Echo Shares that, when added to the number of Echo Shares that would be owned by the shareholders of MCK at the effective time of the Merger, constitutes at least one Echo Share more than 50% of the Echo Shares that would be outstanding immediately after the issuance and/or sale of all Echo Shares upon exercise of the Top-up Option, calculated on a fully-diluted basis. For the avoidance of doubt, the Top-up Option granted to MCK and each of the MCK Members is non-transferrable other than to Permitted Transferees.

(b) The Top-up Option may be exercised by the MCK Members or their Affiliates only during the MCK Exit Window, and only if the MCK shareholders would own, in the absence of exercise of the Top-up Option, at the effective time of the Merger, 50% or less of the Echo Shares outstanding on a fully-diluted, post-Merger basis. The aggregate purchase price payable for the Top-up Units being purchased by MCK, SpinCo or the MCK Members or their Affiliates pursuant to the Top-up Option shall be determined by multiplying the number of such Top-up Units by the Fair Market Value of each Top-up Unit, as determined in accordance with the valuation and appraisal process set forth in Section 9.04, without interest. The purchase price must be paid by MCK (or its Affiliate) in cash.

(c) In the event MCK (or its Affiliates) wishes to exercise the Top-up Option, it shall deliver to the Company a notice (the “Top-up Notice”) setting forth (i) the number of Top-up Units that it intends to purchase pursuant to the Top-up Option and (ii) the place and time at which the closing of the purchase of such Top-up Units shall occur, which shall be no later than the effective time of the Merger.

(d) At the closing of the purchase of the Top-up Units, MCK or an Affiliate shall cause to be delivered to the Company the cash consideration required to be delivered in exchange for the Top-up Units, and the Company shall cause to be issued to MCK or such Affiliate a certificate representing the Top-up Units.

(e) Notwithstanding the foregoing, at any time during the MCK Exit Window, MCK, on the one hand, and Echo, on the other hand, may mutually agree to structure the Top-up Option to provide for all, or part, of the exercise of the Top-up Option through a Transfer of Units held by Echo to MCK, or any of its Affiliates designated by MCK; provided that the parties will mutually agree on a procedure for ensuring that the Echo Ratio is maintained at one Unit to one Echo Share.

Section 10.07. Registration Rights. The MCK Members and Echo (and certain holders of equity in such Members), shall have the registration rights set forth in, and the Company shall be subject to the requirements set forth in, Exhibit B hereto (the “Registration Rights Agreement”), which Exhibit B is an integral part of this Agreement.

Section 10.08. Exit Events Expenses. Subject to the Registration Rights Agreement, each of the Company, MCK, the MCK Members, Echo, and the Echo Shareholders shall bear their own costs and expenses in connection with any Qualified IPO, Qualified MCK Exit or Qualified Echo Sale; provided, that (i) the Company will bear all customary expenses relating to any registration of securities in connection with any Qualified IPO, Qualified Echo Sale or Qualified MCK Exit, and (ii) the Company will bear all expenses of the underwriters and/or other advisors in a Qualified IPO (where such Qualified IPO is structured entirely as a primary issuance of securities).

ARTICLE 11

COVENANTS

Section 11.01. Business Opportunities. Notwithstanding any duty otherwise existing at Law or in equity, to the fullest extent permitted by Law, none of the Company, any of its Subsidiaries, any Member or any Affiliate of any Member shall have any right in or to, or to be offered any opportunity to participate or invest in, any business or venture engaged or to be engaged in by any other Member, Affiliate of any other Member, officer of the Company or any of its Subsidiaries who is also an employee of any other Member (or an Affiliate of any other Member) or Director or shall have any right in or to any income or profits derived therefrom.

Section 11.02. Confidentiality.

(a) Each of the Company and each Member agree that it shall hold strictly confidential and shall use, and shall cause any Person to which its discloses Confidential Information pursuant to clause (b) below, to hold strictly confidential and to use, the Confidential Information only in connection with its investment in the Company and not for any other purpose. The Company and each Member agrees that it shall be responsible for any breach of the provisions of this Section 11.02 by any Person to which it discloses Confidential Information.

(b) The Company and each Member agrees that it shall not disclose any Confidential Information to any Person (other than as may be necessary to monitor, increase or decrease its investment in the Company in accordance with applicable securities laws), except that Confidential Information may be disclosed as follows:

(i) to any of such Person’s Representatives, including to the extent necessary to obtain their services in connection with monitoring its investment in the Company;

(ii) to any financial institution providing credit to such Person or any of its Affiliates;

(iii) to the extent required by applicable Law or requested or required by any regulatory body (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which such Persons is subject); provided, that unless otherwise prohibited by Law, such Persons agrees to give the other parties hereto prompt notice of such request(s), to the extent practicable, so that such parties may seek an appropriate protective order or similar relief (and such Person shall cooperate with such efforts by such other parties, and shall in any event make only the minimum disclosure required by such Law);

(iv) in the case of any Member, to any Person to whom such Member is contemplating a Transfer of all or any portion of its Units; provided, that such Transfer (A) would not be in violation of the provisions of this Agreement, (B) the potential Transferee agrees in advance of any such disclosure to be bound by a confidentiality agreement consistent with the provisions hereof and (C) such Member shall be responsible for breaches of such confidentiality agreement by such potential Transferee, for so long as the Company does not have direct recourse against such potential Transferee for any such breaches;

(v) to any Governmental Authority or any rating agency with jurisdiction over such Person or any of its Affiliates or with which such Person or any of its Affiliates has regular dealings, as long as such Governmental Authority or rating agency is advised of the confidential nature of such information and such Person uses reasonable efforts to seek confidential treatment of such information to the extent available;

(vi) to the extent required by the rules and regulations of the SEC or stock exchange rules, including any disclosure contemplated under the Registration Rights Agreement; or

(vii) if the prior written consent of all of the Directors on the Board shall have been obtained.

Nothing contained herein shall prevent the use of Confidential Information in connection with the assertion or defense of any claim by or against the Company or any Member and nothing contained herein shall be deemed to restrict any stockholder’s ability to monetize its equity investment in compliance with applicable securities laws.

Notwithstanding the foregoing, the Company and each of the Members acknowledge that each of the Sponsor Shareholders and H&F and their fund Affiliates may provide Confidential Information to their existing and potential limited partners, members and other investors; provided that the Sponsor Shareholders and H&F or their fund Affiliates shall not provide any non-public financial information or competitively or strategically sensitive information about the Company or any of its Subsidiaries to (a) any limited partner that is not subject to customary confidentiality and non-use restrictions with respect to such information (subject to customary exceptions) or (b) to any other Person in the course of investing or fundraising activities that is not subject to customary confidentiality and non-use restrictions with respect to such information (subject to customary exceptions) and, in any of either (a) or (b), any non-public financial information shall be limited to the Sponsor Shareholders’, H&F’s or their fund Affiliates’ valuation of the Company and its Subsidiaries without providing underlying forecasted financial data or trends; provided that the Sponsor Shareholders and their fund Affiliates shall be permitted to disclose underlying forecasted financial data or trends to the two co-investors in Echo who have entered into confidentiality agreements which are reasonably acceptable to MCK; provided, further, that in any case the Sponsor Shareholders shall provide prompt written notice of such disclosure to MCK.

(c) “Confidential Information” means any information concerning the Members or any of their respective Affiliates, the Company or any of its Subsidiaries or the financial condition, business, operations or prospects of the Members or any of their respective Affiliates or the Company or any of its Subsidiaries in the possession of or furnished to the Company or any Member, as applicable (including by virtue of any Member’s present or former right to designate a Director); provided, that the term “Confidential Information” shall not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by such Person or its Affiliates or any of their respective Representatives in violation of this Agreement, (ii) was available to such Person on a non-confidential basis prior to its disclosure to such Person or its Representatives by the Company or the other Members or their Representatives or (iii) becomes available to such Person on a non-confidential basis from a source other than the Company or the other Members or their Representatives after the disclosure of such information to such Person or its Representatives by the Company or the Members or their Representatives, which source is (at the time of receipt of the relevant information) not, to such Person’s knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the Company, the other Members or another Person; provided, that notwithstanding anything to the contrary contained herein, “Confidential Information” in the possession of any of the Initial Members or its Affiliates prior to the Closing shall not by virtue of the foregoing exceptions in clauses (ii) or (iii) be deemed not to be Confidential Information, and each of the Initial Members shall be obligated to keep or to cause to be kept such information confidential and to use or cause to be used such information in accordance with the provisions of this Section 11.02 as fully as if such Member did not have access to such information prior to the Closing but only received such information after the Closing. For the avoidance of doubt, the Company and each Member acknowledge and agree that each Member and the Echo Shareholders may incidentally develop or receive from third parties information not known by such recipient to have been obtained in violation of this Agreement that is the same as or similar to the Confidential Information, and that nothing in this Agreement restricts or prohibits any Member or the Echo Shareholders (by itself or through a third party) from developing, receiving or disclosing such information, or any products, services, concepts, ideas, systems or techniques that are similar to or compete with the products, services, concepts, ideas, systems or techniques contemplated by or embodied in the Confidential Information.

(d) Notwithstanding anything to the contrary in this Agreement, the Company, each Member, their respective Affiliates and their respective Representatives may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including opinions and tax analysis) that are provided to the Company or the Member relating to such tax treatment and tax structure; provided, that the foregoing does not constitute authorization to disclose information identifying the Company, any Member (or its Representatives), any parties to transactions engaged in by the Company or (except to the extent relating to such tax structure or tax treatment) any nonpublic commercial or financial information.

Section 11.03. Compliance Matters.

(a) Each Member represents, warrants and agrees that such Member shall, and to the extent of such Member’s Units and governance and management rights, shall cause the Company to, comply with the applicable anti-corruption and compliance practices, as reflected in the Compliance Program. The Company shall implement policies and procedures for compliance with all applicable ethics, compliance and regulatory rules applicable to the Company and its Subsidiaries.

(b) Each Member shall, to the extent of such Member’s Units and governance and management rights, cause the Company to, at all times during the term of this Agreement, (i) conduct their activities in compliance with all, and shall not default with respect to or violate any anti-corruption Laws, (ii) not offer, promise, give or authorize the offering, promising or giving of anything of value, directly or indirectly, to: (A) any Government Official or (B) any other Person with the knowledge that all or any portion of the thing of value will be offered, promised or given to a Government Official, for the purpose of influencing any action or decision of a Government Official in his or her official capacity, including a decision to fail to perform his or her official duties, or inducing the Government Official to use his or her influence with any Governmental Authority or any Government Official to affect or influence any official act, or otherwise obtain an improper advantage; and (iii) not make or authorize any other Person to make any payments or transfers of value which have the purpose or effect of commercial bribery, or acceptance or acquiescence in kickbacks or other unlawful or improper means of obtaining or retaining business in relation to the Company’s line of business and the matters contemplated by this Agreement.

(c) Each of the Members places the highest value on integrity in business dealings and the ethical conduct of companies in which it invests, and accordingly covenants, to the extent of such Member’s Units and governance and management rights, to cause each of the Company and its Subsidiaries to adopt as of Closing a compliance program and code of conduct (the “Compliance Program”). In implementing the Compliance Program, the Company shall follow the policies and procedures set forth in the Compliance Program including (i) all training, education and certification procedures, (ii) all due diligence procedures related to agents of the Company and the Subsidiaries, (iii) all audit and internal control procedures (including those applicable to the Company (as a Subsidiary or equity investment of MCK or otherwise) that are required by the Sarbanes-Oxley Act of 2002), (iv) adequate commitment of human and financial resources to ensure the capacity to carry out the programs required by the Compliance Program, and (v) appropriate procedures to ensure accurate books and records in accordance with GAAP and applicable Law, and other policies and procedures set forth in the Compliance Program, and will cause appropriate officers to be appointed by the Company (who shall be a suitable and competent person with relevant knowledge of and experience with applicable Laws applicable to the Company to carry out the compliance function of the Company), disciplinary procedures to be enforced and mechanisms for reporting suspected violations (including fraud) to be created for each such entity.

Section 11.04. Additional Covenants of Echo and the Company.

(a) Holding Company. Echo shall not at any time after its formation be an obligor or guarantor under, or otherwise be subject to, any indebtedness, shall conduct no operations or own any assets other than Units in the Company and other assets incidental to its status as a public or private (as the case may be) holding company of Units), shall not terminate, liquidate or dissolve Echo and shall not merge or consolidate Echo with or into any other Person, other than the Merger with SpinCo, or otherwise acquire or dispose of any other assets or entities (other than Units, other distributions as permitted herein, which shall be promptly distributed or set aside to pay reasonably foreseeable expenses.

(b) Tax Returns; Payment of Taxes. Except to the extent resulting from a failure by the Company to provide Echo with timely and correct tax information, including on Schedule K-1 and any applicable state, local or foreign equivalent form, Echo shall (i) timely file all tax returns required to be filed by it and (ii) timely pay all taxes required to be paid by it.

(c) Reserved.

(d) Echo Reserved Matters. Following the Closing, Echo shall not take any of the following actions (including any action by the board of directors of Echo or any committee of the board of directors of Echo) without the prior written approval of the Board (or an authorized committee thereof):

(i) any change in either the name, the registered address or the fiscal year of Echo;

(ii) prior to a Qualified IPO, the appointment, removal or replacement of the auditor of Echo, approval of the annual financial report, adoption of any financial and accounting procedures or accounting policies, or any material changes thereto;

(iii) filing of any material litigation, arbitration or other legal proceedings or actions in relation to a claim (or a series of related claims), or any settlement of any material litigation, arbitration or other legal proceeding or actions, except for any legal action involving the Members and/or their Affiliates or for any claim based upon, or in respect of, or by reason of, the transactions contemplated by the Transaction Documents;

(iv) entry into any transactions between an Echo Shareholder or any of its Affiliates, on the one hand, and Echo, on the other hand, other than:

(A) the Transaction Documents (and any transactions or agreements contemplated by or ancillary to such Transaction Documents)

(B) customary agreements with directors and officers of Echo for indemnification; or

(C) agreements or transactions with portfolio companies of any Echo Shareholder that are entered into on arm’s length terms and in the ordinary course of business for the purchase of materials, supplies, goods, services (excluding any employment agreements), equipment or other assets that are generally available for purchase by business entities in the Company’s line of business on substantially similar terms from non-affiliated suppliers or providers;

(v) any declaration or payment of any dividends, the determination of any cash reserve or the making of any cash or non-cash distributions on, or any redemption and/or repurchase of, any Equity Securities of Echo, except as expressly contemplated in this Agreement and excluding the redemption or repurchase of any Equity Securities of Echo under any Approved Echo Plan;

(vi) any issuance, or authorization of issuance, of any Echo Shares or other Equity Securities of Echo or its Subsidiaries, except as expressly contemplated in this Agreement and excluding the issuance of any Equity Securities of Echo or its Subsidiaries pursuant to awards approved by the Board under any Approved Echo Plan;

(vii) the use of proceeds from a Qualified IPO or any other offering of Echo Shares by Echo other than as required pursuant to Section 3.03 and payment of fees and expenses incurred therewith;

(viii) adoption of, or changes to, equity incentive plans of Echo or any of its Subsidiaries, except any Approved Echo Plan, and any action of Echo under any Approved Echo Plan requiring action of the board of directors of Echo or any committee thereof;

(ix) any change of control of Echo other than as expressly contemplated under the Transaction Documents;

(x) any amendment to, modification of, or waiver under the Echo Shareholders Agreement which is adverse to MCK in any material respect; and

(xi) any amendment to, modification of, or waiver under Echo’s certificate of incorporation or bylaws; provided, that the Company’s consent to any amendment to Echo’s certificate of incorporation or bylaws in connection with an IPO Demand shall not be unreasonably withheld, delayed or conditioned;

provided, that the Company’s right to approve the matters set forth in this Section 11.04(d) shall terminate concurrently with the termination of the rights of the parties to approve the Reserved Matters.

(e) Additional Tax Covenants. Except as expressly contemplated or permitted in this Agreement or the other Transaction Documents, from the date hereof until the first to occur of (x) a Qualified MCK Exit and (y) the expiration or termination of the MCK Exit Window and (z) the expiration or termination of the IPO Preference Period prior to the occurrence of a Qualified IPO (any event described in (x), (y) or (z), a “Covenant Termination”), each of Echo and the Company shall not (i) (I) enter into “an agreement, understanding, arrangement, or substantial negotiations” (within the meaning of Treasury Regulation Section 1.355-7(b)(2)) or (II) otherwise engage in any discussions in any form, in each case with respect to the acquisition, directly or indirectly, of Echo, SpinCo and/or the Company; or (ii) (I) sell or otherwise dispose of any assets of the Controlled Business (as defined in the form of Tax Matters Agreement attached hereto as Exhibit E); (II) contribute, or cause to be contributed, any Controlled Business assets to any subsidiary of the Company (other than a subsidiary that is treated as disregarded from the Company for U.S. federal income tax purposes); (III) distribute, or cause to be distributed, any Controlled Business assets; or (IV) discontinue, or permit to be discontinued, any activities of the Controlled Business, other than, in each case in this clause (ii), in the ordinary course of business. Each of Echo and the MCK Members shall use its commercially reasonable efforts to prevent any Person who acquires the stock of MCK in a Tainting Acquisition (as defined in the Contribution Agreement) from participating in any Exchange Offer. This Section 11.04(e) shall be construed on the basis of the tax law and regulations in effect as of the date of this Agreement.

(f) Exchanges of Units.

(i) The MCK Members and their Permitted Transferees shall be entitled at any time and from time to time following a Qualified IPO and upon the terms and subject to the conditions of this Agreement, to surrender Units to Echo in exchange (each such exchange, an “Exchange”) for the delivery by Echo to such Member(s) of a number of Echo Shares that is equal to the number of Units requested to be Exchanged. Echo shall at all times cause a number of authorized Echo Shares to be authorized and held in reserve as will be sufficient to comply with any and all requests for Exchange that may be made pursuant to this Agreement.

(ii) The MCK Members shall be entitled to periodic payments from Echo equal to 85% of the tax savings to the Echo Group (as defined in the Tax Receivable Agreement) arising from the step-up in tax basis resulting from each Exchange. Prior to the first Exchange (if any), Echo and the Exchanging MCK Member shall negotiate in good faith the terms of a tax receivable agreement to govern the calculation of such payment, with it being understood that the terms of such agreement shall be substantially similar to the terms of the MCK Tax Receivable Agreement; provided that any such tax savings shall be determined using a “with and without” methodology (treating any deductions attributable to the step-up in tax basis resulting from the Exchanges as the last items claimed for any taxable year, including after the utilization of any carryforwards).

(iii) An MCK Member may exercise the right to effect an Exchange by delivering a written notice of exchange in respect of the Units to be Exchanged substantially in the form of Exhibit F hereto (the “Notice of Exchange”), duly executed by such Member or such Member’s duly authorized attorney, to Echo and the Company at the addresses set forth in Section 14.12.

(iv) A Notice of Exchange from an MCK Member may specify that the Exchange is to be (A) contingent (including as to the timing) upon the consummation of a purchase by another Person (whether in a tender or exchange offer, an underwritten offering or otherwise) of Echo Shares into which the Units are exchangeable, or contingent (including as to timing) upon the closing of an announced merger, consolidation or other transaction or event in which the Echo Shares would be exchanged or converted or become exchangeable for or convertible into cash or other securities or property and/or (B) effective upon a specified future date. Notwithstanding anything herein to the contrary, an MCK Member may withdraw or amend a Notice of Exchange, in whole or in part, prior to the effectiveness of the Exchange, at any time prior to 5:00 p.m. New York City time, on the Business Day immediately preceding the Exchange date (or any such later time as may be required by applicable Law) by delivery of a written notice of withdrawal to Echo and the Company, specifying (1) the number of withdrawn Units, (2) if any, the number of Units as to which the Notice of Exchange remains in effect and (3) if the MCK Member so determines, a new Exchange date or any other new or revised information permitted in the Notice of Exchange.

(v) Each Exchange shall be deemed to be effective immediately prior to the close of business on the Exchange date (or, if applicable, immediately prior to the completion of the offering, tender or exchange offer or other transaction in connection with which the Exchange is made contingent), and the Exchanging holder shall be deemed to be a holder of Echo Shares from and after the effectiveness of the Exchange. Within three (3) Business Days of the Exchange date, Echo shall deliver or cause to be delivered to the Exchanging holder the number of Echo Shares deliverable upon such Exchange, registered in the name of such holder. To the extent the Echo Shares are settled through the facilities of DTC, Echo will, upon the written instruction of an Exchanging holder, deliver or cause to be delivered the Echo Shares to such holder through the facilities of DTC, to the account of the participant of DTC designated by such holder.

(vi) If (i) any Echo Shares Exchanged hereunder may be sold pursuant to a registration statement that has been declared effective by the SEC, (ii) all of the applicable conditions of Rule 144 are met, or (iii) a restrictive legend (or a portion thereof) otherwise ceases to be applicable, Echo, upon the written request of the Exchanging holder thereof shall promptly provide such holder or its respective transferees, without any expense to such Persons (other than applicable transfer taxes and similar governmental charges, if any) with new certificates (or evidence of book-entry shares) for securities of like tenor not bearing the provisions of the legend with respect to which the restriction has terminated. In connection therewith, Echo may request, without any expense to Echo, an opinion of counsel to the effect that such legend can be removed, and such holder shall provide Echo with such information in its possession as Echo may reasonably request in connection with the removal of any such legend.

(vii) The Company and each Exchanging holder shall bear Echo’s and their own respective expenses in connection with the consummation of any Exchange by such holder, whether or not any such Exchange is ultimately consummated; provided, however, that Exchanging holder will pay any transfer taxes, stamp taxes or duties, or similar government charges in connection with, or arising by reason of, any Exchange.

(viii) If the Echo Shares are listed on a national securities exchange, Echo shall use its reasonable best efforts to cause all Echo Shares issued upon an Exchange to be listed on the same national securities exchange upon which the outstanding Echo Shares may be listed or traded at the time of such issuance.

(ix) When a Unit has been Exchanged in accordance with this Agreement, the Unit shall be deemed transferred from the Exchanging holder to Echo.

(x) No Exchange shall impair the right of the Exchanging holder to receive any distributions payable on the Units so exchanged in respect of a record date that occurs prior to the date of the Notice of Exchange for such Exchange.

(g) The provisions set forth in Section 11.04(a), Section 11.04(b) and Section 11.04(e) shall terminate upon the earlier to occur of the consummation of a Qualified MCK Exit and the expiration or termination of the MCK Exit Window or the expiration or termination of the IPO Preference Period prior to the consummation of a Qualified IPO. The provisions set forth in Section 11.04(b) and Section 11.04(e) shall terminate when the MCK Members and their Permitted Transferees no longer hold any Units. The provisions set forth in Section 11.04(d) shall terminate when the parties’ rights to approve Reserved Matters under Section 5.05 terminate hereunder.

Section 11.05. Cooperation. Subject to Section 11.02, each of the Members will cooperate in defending and pursuing, as appropriate, litigation and similar claims brought against the Company or any of the MCK Members or Echo or their respective Affiliates, reasonably make available relevant employees and preserve and make reasonably available, to the extent legally and contractually permissible, all records reasonably necessary for such matters, subject, in the case of disputes, to the discovery rules otherwise applicable.

Section 11.06. Fees and Expenses of Echo Directors and Officers. The Company shall pay, promptly upon request, to Echo any costs incurred by Echo with respect to its obligation to pay fees and expenses of its officers and directors, and board observers.

ARTICLE 12

INFORMATION RIGHTS; FINANCIAL REPORTING

Section 12.01. Financial and Other Information.

(a) As soon as available, and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year, the Company shall prepare and furnish to each 5% Member an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter and the related unaudited consolidated statements of income and cash flows for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year for the unaudited consolidated balance sheet and the unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries, all prepared in accordance with GAAP. The financial statements delivered pursuant to this Section 12.01(a) shall be accompanied by a statement of members’ capital.

(b) As soon as available, and in any event within 120 days after the end of each fiscal year, the Company shall prepare and furnish to the Members an audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of income and cash flows for such fiscal year, prepared in accordance with GAAP. The financial statements delivered pursuant to this Section 12.01(b) shall be accompanied by a statement of members’ capital.

(c) The Company shall provide to each 5% Member (i) the annual operating plan, (ii) the Annual Operating and Capital Budget and (iii) subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to the Company or any of its Subsidiaries by third parties that may be in the Company’s or any of its Subsidiaries’ possession from time to time, and except for any information that is subject to attorney-client privilege or other privilege from disclosure (provided, that to the extent possible, the parties shall cooperate in good faith to permit disclosure of such information in a manner that preserves such privilege), any board packages or other information provided to any Director, in each case, promptly upon such information being made available. In addition, the Company shall provide to each 5% Member, upon such Member’s request, such financial information regarding the Company and its Subsidiaries as is reasonably requested for (A) such Member to comply with any obligations under applicable Laws or (B) any other reasonable business purpose.

(d) To the extent the financial and other information required to be delivered to any Member pursuant to this Section 12.01 is contained in a document or report Echo files with the SEC via the SEC’s EDGAR system, such financial and other information shall be deemed to be delivered to the Members for purposes of this Section 12.01 at the time such document or report is so filed with the SEC.

Section 12.02. Certain Other Provisions Regarding Financial Reporting. The Company shall, and shall cause each of its Subsidiaries to, (a) make and keep books, records and accounts, which, in the good faith judgment of the Company, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and its consolidated Subsidiaries and (b) devise and maintain a system of internal accounting controls which, in the good faith judgment of the Company, is sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with GAAP and (B) to maintain accountability for assets and (iii) access to assets is permitted only in accordance with management’s general or specific authorization.

(a) As soon as available, and in any event within thirty (30) days after the end of each of the first two calendar months of each fiscal quarter, the Company shall prepare and furnish to each Member whose Membership Percentage is not less than 5% (a “5% Member”) a current capitalization table of the Company and summary financial statements of the Company and its Subsidiaries as at the end of such calendar month, including the unaudited consolidated balance sheet as at the end of such calendar month and unaudited consolidated statements of income and members’ equity for such calendar month and for the period from the beginning of the then current fiscal year to the end of such calendar month.

Section 12.03. Access to Management Personnel and Information. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to the Company or any of its Subsidiaries by third parties that may be in the Company’s or any of its Subsidiaries’ possession from time to time, and except for any information that is subject to attorney-client privilege or other privilege from disclosure (provided, that to the extent possible, the parties shall cooperate in good faith to permit disclosure of such information in a manner that preserves such privilege), and, subject, in the case of disputes, to the discovery rules otherwise applicable, the Company agrees to permit any 5% Member (and such Member’s Representatives) to inspect, at such Member’s sole expense and upon such Member’s written request to the Company, all existing books, records contracts, commitments, Tax returns and financial statements and shall furnish such Member and its Representatives with all financial and operating data and other information (including documents and records relating to internal controls) concerning the affairs of the Company and its Subsidiaries as such Member may reasonably request. In addition to the foregoing, the Company agrees to provide a 5% Member and its Representatives reasonable access to (i) the management and other relevant personnel of the Company and its Subsidiaries reasonably related to such Member’s status as a holder of Units and (ii) any Director, officer, employee, agent supplier, vendor, third party representative or other intermediary of the Company, if such access is requested in order to enable such party to comply with applicable Law. Any inspection or access right pursuant to this Section 12.02(a) shall take place during regular business hours and the Company and its Subsidiaries shall not be required to cooperate with any inspection or access requests pursuant to this Section 12.02(a) that would unduly interfere with their business operations.

Section 12.04. Liability. No party shall have any liability to any other party in the event that any information exchanged or provided pursuant to this Agreement which is an estimate or forecast, or which is based on an estimate or forecast, is found to be inaccurate in the absence of gross negligence, bad faith or willful misconduct by the party providing such information.

ARTICLE 13

DISSOLUTION, LIQUIDATION AND TERMINATION

Section 13.01. No Dissolution. The Company shall not be dissolved by the withdrawal of any Member (subject to Section 13.02(d)) or the admission of Additional Members in accordance with the terms of this Agreement.

Section 13.02. Events Causing Dissolution. The Company shall be dissolved and its affairs shall be wound up solely upon the first to occur of the following events:

(a) the unanimous determination of the Board to dissolve and terminate the Company (subject to Section 5.05);

(b) the sale of all or substantially all of the Company’s assets;

(c) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act; or

(d) at any time when there are no Members, unless the Company is continued in accordance with the Act.

Section 13.03. Bankruptcy of a Member. The bankruptcy (including within the meaning of Sections 18-101 and 18-304 of the Act) of a Member shall cause such Member to cease to be a Member, but notwithstanding the occurrence of such event, the Company shall continue without dissolution. The receivership or dissolution of a Member shall not in and of itself cause the dissolution of the Company, and notwithstanding the occurrence of such event, the Company shall continue without dissolution under the management and control of the remaining Members, unless there are no remaining Members of the Company.

Section 13.04. Winding Up.

(a) In the event of the dissolution of the Company pursuant to Section 13.02, the Company’s affairs shall be wound up by a liquidating trustee of the Company selected by the Board (in such capacity, the “Liquidating Agent”), which Liquidating Agent shall be an individual who is knowledgeable about the Company’s business and operations (to the extent possible) and has substantial experience in the purchase and sale of businesses.

(b) Upon dissolution of the Company and until the filing of a certificate of cancellation as provided in Section 18-203 of the Act, the Liquidating Agent may, in the name of, and for and on behalf of, the Company, prosecute and defend lawsuits, whether civil, criminal or administrative, settle and close the Company’s business, dispose of and convey the Company’s property or sell the Company (and its Subsidiaries) as a going concern, discharge or make reasonable provision for the Company’s liabilities, and distribute to the Members in accordance with Section 13.05 any remaining assets of the Company, all without affecting the liability of Members and without imposing any liability on any Liquidating Agent.

(c) Except as otherwise provided in this Agreement, the Members shall continue to share distributions and allocations during the period of liquidation in the same manner as before the dissolution.

(d) A reasonable time period shall be allowed for the orderly winding up and liquidation of the assets of the Company and the discharge of liabilities to creditors so as to enable the Liquidating Agent to seek to minimize potential losses upon such liquidation. Subject to the provisions of Section 13.05 and Section 13.06, the Liquidating Agent shall have reasonable discretion to determine the time, manner and terms of any sale or sales of the Company’s property pursuant to such liquidation. The provisions of this Agreement shall remain in full force and effect during the period of winding up and until the filing of a certificate of cancellation of the Company with the Secretary of State of the State of Delaware.

(e) Upon the completion of the winding up of the Company, the Liquidating Agent or other duly designated representative shall file a certificate of cancellation of the Company with the Secretary of State of the State of Delaware as provided in Section 18-203 of the Act.

Section 13.05. Distribution of Assets.

(a) Except as otherwise provided in Section 13.06, as soon as practicable upon dissolution of the Company, the assets of the Company (or liquidation proceeds) shall be distributed in the following manner and order of priority (and ratably within each level of priority):

(i) first, to creditors of the Company; and

(ii) second, to the Members pro rata in accordance with their respective positive Capital Account balances (after giving effect to any allocations of income, gain, deduction or loss pursuant to Section 8.01(a) and Section 8.01(b)).

(b) The Liquidating Agent shall have the power to establish any reserves that, in accordance with sound business judgment, it deems reasonably necessary to pay all claims and obligations, including all contingent, conditional or unmatured claims and obligations, which reserves may be paid over to an escrow agent selected by the Liquidating Agent to be held by such agent for the purpose of paying out such reserves in payment of the aforementioned contingencies and upon the expiration of such period as the Liquidating Agent may deem advisable, making a distribution of the balance thereof to the Members in the manner provided in this Section 13.05.

Section 13.06. Distribution of Patents.

(a) In the event of the dissolution of the Company pursuant to Section 13.02, prior to entering into any agreement providing for any sale or transfer of the Patent Rights owned by the Company or its Subsidiaries (the “Company Owned Patent Rights”), the Liquidating Agent shall deliver a written notice to MCK indicating (i) its desire to sell or transfer any such Company Owned Patent Rights, (ii) the cash price that the Liquidating Agent proposes to be paid for such Company Owned Patent Rights and in reasonable detail any other material terms and conditions sought by the Liquidating Agent. The delivery of such notice shall constitute an offer by the Liquidating Agent to transfer such Company Owned Patent Rights to MCK (or its designee) for cash at the price set forth in such notice and on any terms and conditions set forth therein.

(b) MCK may accept or reject any such offer delivered by the Liquidating Agent, in its sole discretion, by delivering a written notice of MCK’s acceptance or rejection, as the case may be, to the Liquidating Agent within thirty (30) calendar days after receipt of written notice thereof. If MCK accepts any such offer, then the

Liquidating Agent and MCK (or its designee) shall promptly and in good faith enter into a written definitive agreement setting forth the terms of the transfer. In the event that MCK does not accept any such offer within such thirty (30) calendar day period, then the Liquidating Agent shall be free to negotiate an agreement with any other Person for the sale of any such Company Owned Patent Rights on substantially similar (or, from the perspective of the Company, better) terms and conditions as those contained in any offer delivered to MCK hereunder.

(c) If MCK fails to exercise its right to accept such offer as provided herein or if the Liquidating Agent fails to execute a definitive agreement with such other Person on the terms and conditions set forth in the aforementioned written offer delivered by the Liquidating Agent to MCK within three hundred and sixty (360) days of the date on which MCK rejected or failed to exercise its right to accept such offer as set forth in subsection (b) of this Section 13.06, then the Liquidating Agent shall be required to submit a new offer to MCK (and repeat the process set forth in this Section 13.06(b)) before entering into a definitive agreement with any other Person with respect to any such Company Owned Patent Rights.

(d) The provisions of this Section 13.06 shall only apply in the event of the dissolution of the Company pursuant to Section 13.02 prior to a Qualified MCK Exit and immediately upon consummation of a Qualified MCK Exit, the provisions of this Section 13.06 shall terminate.

Section 13.07. Distributions in Cash or in Kind. Upon the dissolution of the Company, the Liquidating Agent shall use all commercially reasonable efforts to liquidate all of the Company assets in an orderly manner and apply the proceeds of such liquidation as set forth in Section 13.05; provided, that if in the good faith judgment of the Liquidating Agent, a Company asset should not be liquidated, the Liquidating Agent shall distribute such asset, on the basis of its value (determined in good faith by the Liquidating Agent), in accordance with Section 13.05, subject to the priorities set forth in Section 13.05; and provided, further, that the Liquidating Agent shall in good faith attempt to liquidate sufficient assets of the Company to satisfy in cash (or make reasonable provision for) the debts and liabilities referred to in Section 13.05(a)(i).

Section 13.08. Claims of the Members. The Members and former Members shall look solely to the Company’s assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members and former Members shall have no recourse against the Company, any Director or any other Member. No Member shall have any obligation to make any Capital Contribution with respect to such insufficiency, and such insufficiency shall not be considered a debt owed to the Company or to any other Person.

ARTICLE 14

MISCELLANEOUS

Section 14.01. Further Assurances. Subject to the terms and conditions contained herein, each Member shall, upon the request from time to time of the Company and without further consideration, do, execute and perform all such other acts, deeds and documents as may be reasonably requested by the Company to carry out fully the purposes and intent of this Agreement.

Section 14.02. Amendments.

(a) Subject to Section 5.05, this Agreement may be amended or modified only with the written consent of Members holding a majority of the outstanding Units.

(b) In addition, any amendment or modification of (i) this Section 14.02(b) shall require the prior written consent of all the Members and (ii) this Agreement that (x) adversely affects a Member or any of its Affiliates disproportionately to its effect on the other Members and their Affiliates, (y) diminishes a Member’s express rights under the terms of this Agreement, or (z) increases the liabilities or obligations of a Member shall, in each case, require the prior written consent of such Member.

(c) Notwithstanding Sections Section 14.02(a) and 14.02(b), the Board may, subject to Section 5.05, amend, without the consent of the Members:

(i) this Agreement solely in order to reflect the fact that a new Member admitted in accordance with the terms of this Agreement has agreed to become bound by, and subject to, this Agreement;

(ii) this Agreement and the Certificate of Formation in order to change the name of the Company to the extent such change of name is permitted pursuant to this Agreement, including Section 5.05;

(iii) Exhibit A hereto to reflect changes required pursuant to changes in the Members (including the admission of additional Members), the number and ownership of Units, capital contributions and Membership Percentages in accordance with the terms of this Agreement; and

(iv) this Agreement, to reflect the terms of any Equity Securities in the Company and the issuance thereof as provided in, and to the extent issued in accordance with the terms of, this Agreement, provided, that such amendment does not have an effect on any Member set forth in Section 14.02(b).

Section 14.03. Waiver; Cumulative Remedies. Except as otherwise specifically provided herein, any party may waive any right of such party under this Agreement by an instrument signed in writing by such party. Except as specifically provided herein, the failure or delay of any Member to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any Member thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance. Except as specifically provided herein, all remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

Section 14.04. Entire Agreement. This Agreement, the Contribution Agreement, and the other Transaction Documents constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersede and cancel all prior agreements, understandings, representations and warranties, both oral and written, between the parties hereto with respect thereto, and there are no agreements, undertakings, representations or warranties of any of the parties hereto with respect to the transactions contemplated hereby and thereby other than those set forth herein or therein or made hereunder or thereunder.

Section 14.05. Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer, nor shall anything herein confer, on any Person other than the parties hereto, and their respective successors or permitted assigns, any rights, remedies, obligations or liabilities, except that any Person who is entitled to exculpation, indemnification or advancement pursuant to Section 6.01 and is not party to this Agreement shall be an express third-party beneficiary of this Agreement to the extent required for purposes of Section 6.01; provided, that all claims for indemnification shall be made only in the name and on behalf of such Person by a Member; and provided further that the Sponsor Shareholders shall be an express third party beneficiary with respect to its rights hereunder. Notwithstanding the foregoing or anything to the contrary in this Agreement, H&F shall be an express third-party beneficiary of this Agreement with respect to Section 5.01(k), Section 9.03(d), Section 9.05, Section 11.06 and this sentence.

Section 14.06. Non-Assignability; Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, that neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof may be assigned, delegated or otherwise transferred other than in connection with a Transfer of a Unit permitted pursuant to Article 9.

Section 14.07. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is declared or held illegal or invalid, in whole or in part, for any reason whatsoever, such illegality or invalidity shall not affect the validity or enforceability of the remainder of the Agreement, and such provision shall be deemed amended or modified to the extent, but only to the extent, necessary to cure such illegality or invalidity. Upon such determination of illegality or invalidity, the parties hereto shall negotiate in good faith to amend this Agreement to effect the original intent of the parties. In any event, the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other competent jurisdiction.

Section 14.08. Injunctive Relief. The parties hereto hereby acknowledge and agree that a violation of any of the terms of this Agreement will cause the other parties and the Company irreparable injury for which an adequate remedy at law is not available. Accordingly, the parties hereto expressly agree that in addition to any other remedy that each of the parties and the Company may be entitled to in law or in equity, each of the parties hereto and the Company shall, except as specifically provided otherwise in this Agreement, be entitled to specific performance of the terms of this Agreement and any injunction, restraining order or other equitable relief that may be necessary to prevent any breach(es) thereof. Furthermore, the parties expressly agree that if any of the parties hereto, or the Company, institutes any action or proceeding to enforce the provisions hereof, any other party against whom such action or proceeding is brought shall be deemed to have expressly, knowingly, and voluntarily waived the claim or defense that an adequate remedy exists at law. Each party hereby waives any requirement of any posting of bond.

Section 14.09. Governing Law. THIS AGREEMENT AND ALL RELATED DISPUTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE PROVISIONS OF THE ACT, AND OTHER APPLICABLE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY CHOICE OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER STATE.

Section 14.10. Dispute Resolution.

(a) Subject to Section 14.10(b) below, for the purposes of any suit, action or other proceeding arising out of or relating to this Agreement, each party to this Agreement irrevocably consents and submits, to the fullest extent permitted by Law, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or if unavailable, any federal court sitting in the State of Delaware or, if unavailable, the Delaware Superior Court) and the appellate courts having jurisdiction of appeals in such courts, and each party irrevocably and unconditionally waives, to the fullest extent permitted by Law, and agrees not to plead, claim or assert, any objection to the exercise of jurisdiction over any suit, action or other proceeding arising out of or relating to this Agreement by the Court of Chancery of the State of Delaware (or if unavailable, by any federal court sitting in the State of Delaware or, if unavailable, the Delaware Superior Court). For the purposes of any suit, action or other proceeding arising out of or relating to this Agreement, each party irrevocably and unconditionally waives, to the fullest extent permitted by Law, and agrees not to plead, claim or assert, any objection to the laying of venue in the Court of Chancery of the State of Delaware (or if unavailable, any federal court sitting in the State of Delaware or, if unavailable, the Delaware Superior Court), and hereby further irrevocably and unconditionally waives, to the fullest extent permitted by Law, and agrees not to plead, claim or assert in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each party irrevocably consents, to the fullest extent permitted by Law, to service of process in connection with any suit, action or other proceeding arising out of or relating to this Agreement by registered mail to such party at its address set forth in this Agreement, in accordance with the provisions of Section 14.12, and each party hereby designates such person as the party’s agent for service of process. The consent to jurisdiction set forth in this Section 14.10 shall not constitute a consent to general jurisdiction in the State of Delaware and shall not constitute consent to service of process for any purpose except as provided in this Section 14.10. The parties hereto agree that a final, non-appealable judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(b) At any time prior to a Qualified MCK Exit, any dispute arising out of or relating to this Agreement shall first be submitted to the Ad Hoc Committee that will be formed upon notice by the party wishing to resolve the dispute. The Ad Hoc Committee shall meet (in person, by telephone or by audio-visual conference) within five (5) Business Days after receipt of notice from the party wishing to resolve the dispute and shall have thirty (30) days to resolve such matters. If such dispute is not fully and finally settled in accordance with the provisions of this Section 14.10(b) at the conclusion of such 30-day period, then the provisions of Section 14.10(a) shall apply. During such 30-day period only, neither party will commence, pursue or continue any legal proceeding based upon, arising out of or relating to such dispute; provided, however, that during such 30-day period, either party may commence and pursue a legal proceeding in the Delaware Court of Chancery seeking injunctive or other equitable relief under circumstances in which such party will be irreparably harmed if such party is not able to commence and pursue such legal proceeding during such 30-day period.

Section 14.11. Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY KNOWINGLY AND VOLUNTARILY WAIVES AND AGREES NOT TO ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTERS WITH RESPECT TO THIS AGREEMENT OR ANY ALL ACTIONS OR PROCEEDINGS (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE RELATIONSHIP ESTABLISHED HEREUNDER. A COPY OF THIS PARAGRAPH MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT IRREVOCABLY TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY SUCH ACTION AND THAT SUCH ACTION WILL INSTEAD BY TRIED BY A JUDGE SITTING WITHOUT A JURY.

Section 14.12. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by email or facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses:

If to the Company:

Change Healthcare LLC

5995 Windward Parkway

Alpharetta, GA

Attention: Loretta Cecil, General Counsel

Facsimile: (404) 338-5145

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

The Prudential Tower

800 Boylston Street

Boston, Massachusetts 02119

Attention:         R. Newcomb Stillwell

Facsimile:         (617) 235 0213

and

Davis Polk & Wardwell LLP

1600 El Camino Real

Menlo Park, CA 94025

Attention:         Alan F. Denenberg

Facsimile:         (650) 752-2004

If to Echo:

c/o The Blackstone Group

345 Park Avenue

New York, New York 10154

Attention:         John G. Finley

Facsimile:         (212) 583-5749

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

The Prudential Tower

800 Boylston Street

Boston, Massachusetts 02119

Attention:         R. Newcomb Stillwell

Facsimile:         (617) 235 0213

and

Ropes & Gray LLP

Three Embarcadero Center

San Francisco, CA 94111-4006

Attention:         Jason Freedman

Facsimile:         (415) 315-4876

If to any MCK Member:

McKesson Corporation

One Post Street, 32nd Floor

San Francisco, CA 94104

Attention:         Assistant General Counsel

Facsimile:         (415) 983-8457

And a copy (which copy shall not constitute notice) to:

Davis Polk & Wardwell LLP

1600 El Camino Real

Menlo Park, CA 94025

Attention:         Alan F. Denenberg

Facsimile:         (650) 752-2004

If to any other Member:

To such addresses reflected in the books and records of the Company.

All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day. By written notice to the Company, any party may change the address or facsimile number to which notices shall be directed.

Section 14.13. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, and delivered by facsimile, PDF or otherwise, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument. This Agreement shall become effective if and only upon the consummation of the Closing, so long as each party hereto shall have received a counterpart hereof signed by the other parties hereto prior to such time. Until and unless the Closing has been consummated, and each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). For the avoidance of doubt, this Agreement shall automatically terminate and be of no force or effect upon any termination of the Contribution Agreement prior to Closing.

Section 14.14. The Company Parties. The Company Parties hereby agree that each of the Company Parties will be jointly and severally liable for any payment obligations of the Company contained in this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

PF2 IP LLC

By:	/s/ John G. Saia
Name: John Saia Title: President

PF2 PST SERVICES, INC.

By:	/s/ John G. Saia
Name: John Saia Title: President

CHANGE HEALTHCARE, INC.

By:	/s/ Gregory T. Stevens
Name: Gregory T. Stevens Title: General Counsel and Secretary

CHANGE HEALTHCARE LLC

By:	/s/ Gregory T. Stevens
Name: Gregory T. Stevens Title: Co-President and Co-Secretary

By:	/s/ John G. Saia
Name: John Saia Title: Co-President and Co-Secretary

CHANGE HEALTHCARE INTERMEDIATE HOLDINGS, LLC

By:	/s/ Gregory T. Stevens
Name: Gregory T. Stevens Title: Co-President and Co-Secretary

By:	/s/ John G. Saia
Name: John Saia Title: Co-President and Co-Secretary

CHANGE HEALTHCARE HOLDINGS, LLC

By:	/s/ Gregory T. Stevens
Name: Gregory T. Stevens Title: Co-President and Co-Secretary

By:	/s/ John G. Saia
Name: John Saia Title: Co-President and Co-Secretary

CHANGE HEALTHCARE HOLDINGS, INC.

By:	/s/ Gregory T. Stevens
Name: Gregory T. Stevens Title: General Counsel and Secretary

CHANGE HEALTHCARE OPERATIONS, LLC

By:	/s/ Gregory T. Stevens
Name: Gregory T. Stevens Title: Secretary

CHANGE HEALTHCARE SOLUTIONS, LLC

By:	/s/ Gregory T. Stevens
Name: Gregory T. Stevens Title: Secretary

CHANGE HEALTHCARE FINANCE, INC.

By:	/s/ Gregory T. Stevens
Name: Gregory T. Stevens Title: Co-President and Treasurer

By:	/s/ John G. Saia Name: Gregory T. Stevens Title: Co-President and Secretary

MCKESSON TECHNOLOGIES LLC

By:	/s/ John G. Saia
Name: John G. Saia
Title: Vice President and Secretary

PST SERVICES LLC

By:	/s/ John G. Saia
Name: John G. Saia Title: Vice President and Secretary

HCIT HOLDINGS, INC.

By:	/s/ Gregory T. Stevens
Name: Gregory T. Stevens Title: President and Treasurer

EXHIBIT A

MEMBER INFORMATION

Name	Number of Units	Membership Percentages
PF2 IP LLC	660,976.52	33.23%
PF2 PST Services Inc.	731,390.51	36.76%
HCIT Holdings, Inc.	597,139.25	30.01%

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of March 1, 2017, by and among Change Healthcare LLC (f/k/a PF2 NewCo LLC), a Delaware limited liability company (together with its successors and assigns, the “Company”), Change Healthcare Intermediate Holdings, LLC (f/k/a PF2 NewCo Intermediate Holdings, LLC), a Delaware limited liability company, Change Healthcare Holdings, LLC (f/k/a PF2 NewCo Holdings, LLC), a Delaware limited liability company, Change Healthcare Holdings, Inc., a Delaware corporation, Change Healthcare Operations, LLC, a Delaware limited liability company, Change Healthcare Solutions, LLC, a Delaware limited liability company, Change Healthcare Finance, Inc., a Delaware corporation, McKesson Technologies LLC, a Delaware limited liability company, PST Services LLC, a Georgia limited liability company (collectively, the “Company Parties”), the MCK Members (as defined below), the Sponsor Holders (as defined below), HCIT Holdings, Inc., a Delaware corporation (“Echo”) and any other Person who becomes a party hereto (the “Echo Shareholders”).

WITNESSETH:

WHEREAS, the Holders (as defined below) own Registrable Securities (as defined below); and

WHEREAS, the parties desire to set forth certain registration rights applicable to the Registrable Securities.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to them in the Amended and Restated Limited Liability Company Agreement of the Company dated as of March 1, 2017 (the “LLC Agreement”). As used in this Agreement, the following terms have the following respective meanings, and for the avoidance of doubt the following respective meanings shall be used in the case of any conflicts with meanings ascribed in the LLC Agreement:

1.1. “Blackstone Holders” means any Holder identified under the caption “Blackstone Holders” on Exhibit A and their respective Permitted Transferees.

1.2. “Board Resolution” means a resolution of the board of directors of Echo that is approved by a resolution of the board of directors of the Company.

1.3. “Common Stock” means the common stock of Echo.

1.4. “Company Indemnitees” has the meaning set forth in Section 2.7(a).

1.5. “Demand Exercise Notice” has the meaning set forth in Section 2.1(a).

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1.6. “Demand Registration” has the meaning set forth in Section 2.1(g).

1.7. “Echo Shareholders” has the meaning set forth in the preamble.

1.8. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

1.9. “Exercise Window” means, (a) as to Holders who are MCK Members (or their Permitted Transferees), any period of time during which the MCK Members (or their Permitted Transferees) may Transfer Units or Registrable Securities, as applicable, pursuant to the exercise of registration rights as set forth in Section 9.01(b) of the LLC Agreement and (b) as to Holders who are Echo Shareholders (or their Permitted Transferees) (including the Sponsor Holders), any period of time during which Echo Shareholders may Transfer Units or Registrable Securities, as applicable, pursuant to the exercise of registration rights as set forth in Section 9.01(b) of the LLC Agreement.

1.10. “FINRA” means The Financial Industry Regulatory Authority, Inc.

1.11. “H&F Holders” means any Holder identified under the caption “H&F Holders” on Exhibit A and their respective Permitted Transferees.

1.12. “Holder” means any MCK Member or Echo Shareholder holding Registrable Securities.

1.13. “Holder Demand” has the meaning set forth in Section 2.1(a).

1.14. “indemnified party” means any Person seeking indemnification pursuant to Section 2.7.

1.15. “indemnifying party” means any Person from whom indemnification is sought pursuant to Section 2.7.

1.16. “Losses” has the meaning set forth in Section 2.7(a).

1.17. “MCK Member” has the meaning set forth in the LLC Agreement; provided such MCK Member then holds Registrable Securities.

1.18. “Majority Participating Holders” means Participating Holders holding more than 50% of the Registrable Securities proposed to be included in any offering of Registrable Securities by such Participating Holders pursuant to Section 2.1 or Section 2.2; provided, that (a) during the First Echo Sale Window, “Majority Participating Holders” shall mean the Blackstone Holders, (b) during the MCK Exit Window, “Majority Participating Holders” shall mean the MCK Members, (c) during the Second Echo Sale Window, “Majority Participating Holders” shall be determined without reference to any MCK Members participating in such offering and (d) in the event that an H&F Holder is the Holder making a Holder Demand in any offering pursuant to Section 2.1 (including any Shelf Underwriting) initiated on or after the Restriction End Date,

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“Majority Participating Holders” shall mean the H&F Holders unless and until the H&F Holders have been the Majority Participating Holders in one (1) offering pursuant to this clause (d); provided, that if the H&F Holders have not yet had the opportunity to participate in any Holder Demand pursuant to Section 2.1(b) or any incidental registration pursuant to Section 2.2 prior to the Restriction End Date, in the event that an H&F Holder is the Holder making a Holder Demand in any offering pursuant to Section 2.1 (including any Shelf Underwriting) initiated on or after the Restriction End Date, “Majority Participating Holders” for purposes of this clause (d) shall mean the H&F Holders unless and until the H&F Holders have been the Majority Participating Holders in two (2) offerings pursuant to this clause (d).

1.19. “Participating Holders” means any Holder participating in any offering of Registrable Securities pursuant to Section 2.1 or Section 2.2.

1.20. “Postponement Period” has the meaning set forth in Section 2.1(i).

1.21. “Registrable Securities” means any of the following when held by an MCK Member or an Echo Shareholder (or their respective Permitted Transferees): (i) any Common Stock held by the MCK Members or the Echo Shareholders (or their respective Permitted Transferees) (including Common Stock acquired after the effective date of the Agreement, pursuant to an Exchange or otherwise) and (ii) any Common Stock into which Units held by the MCK Members (or their respective Permitted Transferees) are exchangeable pursuant to Section 2.3 hereof and Article 9 and Section 11.04(f) of the LLC Agreement. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) such securities shall have been sold pursuant to Rule 144 under the Securities Act or (c) the Holder of such securities is able to immediately sell such securities under Rule 144 under the Securities Act without any restrictions on transfer (including without application of paragraphs (c), (d), (e), (f) and (h) of Rule 144); provided, however, in the case of each of the Sponsor Holders and the MCK Members, such securities shall not cease to be Registrable Securities prior to the later of (i) the expiration of the Second Echo Sale Window and (ii) such time as such Sponsor Holder, together with its Affiliates, beneficially owns less than 2% of the outstanding shares of Common Stock, together with any Units exchangeable into Common Stock.

1.22. “Registration Expenses” means all fees and expenses incurred in connection with the Company’s and Echo’s performance of or compliance with Section 2 hereof, including, without limitation, (i) all registration, filing and applicable SEC fees, FINRA fees, listing fees, and fees and expenses of complying with state or foreign securities or blue sky laws (including fees and disbursements of counsel to the underwriters and the Participating Holders in connection with “blue sky” qualification of the Registrable Securities and determination of their eligibility for investment under the laws of the various jurisdictions), (ii) all printing (including printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and printing preliminary and final prospectuses), word processing, duplicating, telephone

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and facsimile expenses, and messenger and delivery expenses, (iii) all fees and disbursements of counsel for the Company and/or Echo and of their respective independent public accountants, including the expenses of “cold comfort” letters or any special audits required by, or incident to, such registration and the fees and expenses of any other independent public accountant that is requested to provide “cold comfort” on financial statements required to be included in the registration statement, (iv) all fees and expenses of counsel to Echo and to the Holders, including a local counsel if required, (v) all transfer taxes and (vi) all expenses incurred in connection with promotional efforts or “roadshows”; provided, however, that Registration Expenses shall exclude, and the Participating Holders shall pay, underwriting discounts and commissions in respect of the Registrable Securities being registered for such Participating Holders.

1.23. “Restriction End Date” means the first date on which either clause (vii) or clause (viii) of Section 9.01(b) of the LLC Agreement is applicable.

1.24. “SEC” means the Securities and Exchange Commission.

1.25. “Section 2.2 Sale Amount” has the meaning set forth in Section 2.2(c).

1.26. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

1.27. “Shelf Registrable Securities” has the meaning set forth in Section 2.1(j).

1.28. “Shelf Registration Statement” has the meaning set forth in Section 2.1(j).

1.29. “Shelf Underwriting” has the meaning set forth in Section 2.1(j).

1.30. “Shelf Underwriting Notice” has the meaning set forth in Section 2.1(j).

1.31. “Shelf Underwriting Request” has the meaning set forth in Section 2.1(j).

1.32. “Sponsor Holders” means, collectively, the Blackstone Holders and the H&F Holders.

1.33. “WKSI” means a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.

Section 2. Registration Under Securities Act.

2.1. Registration on Demand.

(a) Demand. Subject to the provisions of this Agreement and the LLC Agreement, at any time and from time to time during an Exercise Window, one or more Holders shall have the right to require Echo to effect the registration under the Securities Act of all or part of the Registrable Securities held by such Holders, including by means of a shelf registration statement pursuant to Rule 415 under the Securities Act if so

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requested and if Echo is then eligible to use such registration (any such demanded registration that is not an IPO Demand, a “Demand Registration”), by delivering a written request therefor to Echo that specifies the number of Registrable Securities held by such Holders to be registered and the intended method of distribution thereof (such a request, a “Holder Demand”). As promptly as practicable, but no later than two (2) Business Days after receipt of a Holder Demand, Echo shall give written notice (the “Demand Exercise Notice”) of the Holder Demand to the Company and all other Holders. Such Holders shall have the option, within five (5) Business Days after the receipt of the Demand Exercise Notice, to request, in writing, that Echo include in such registration any Registrable Securities held by such Holder (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder). If Echo is a WKSI on the date of the Holder Demand, then the Holder Demand may request registration of an unspecified amount of Registrable Securities to be sold by the unspecified Holders. If Echo is not a WKSI on the date of the Holder Demand, then the Holder Demand shall specify the aggregate amount of Registrable Securities to be registered. Echo shall provide to a Holder the information necessary to determine Echo’s status as a WKSI upon request. To the extent Echo is a WKSI at the time any Holder Demand is made to Echo, and such Holder Demand requests that Echo file an automatic shelf registration statement (as defined in Rule 415 under the Securities Act) (an “automatic shelf registration statement”) on Form S-3, Echo shall file an automatic shelf registration statement that covers those Registrable Securities which are requested to be registered or, if requested, an unspecified amount of Registrable Securities. Echo shall use its reasonable best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 415 under the Securities Act)) during the period during which such automatic shelf registration statement is required to remain effective. If the automatic shelf registration statement has been outstanding for at least three (3) years, at the end of the third year Echo shall upon request refile a new automatic shelf registration statement covering the Registrable Securities. If at any time when Echo is required to re-evaluate its WKSI status, Echo determines that it is not a WKSI, Echo shall use its reasonable best efforts to refile the shelf registration statement on Form S-3 and, if such form is not available, Form S-1, and keep such registration statement effective during the period during which such registration statement is required to be kept effective. Echo shall, as expeditiously as reasonably possible, file a registration statement (the “Demand Registration Statement”) with the SEC for the registration of the Registrable Securities which Echo has been requested by Holders to register pursuant to this Section 2.1 and to use its reasonable best efforts to cause the Demand Registration Statement to be promptly (and in any case within 60 days after filing such Demand Registration Statement) declared effective under the Securities Act. Echo shall use its reasonable best efforts to effect the registration of Registrable Securities for distribution in accordance with the intended method of distribution set forth in a written request delivered by the Majority Participating Holders or, in the case of a Shelf Registration Statement, any Holder.

(b) Limitations on the Holders During Specified Periods; Tag-Along Rights.

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(i) For the avoidance of doubt, (A) no Holder may exercise registration rights hereunder in connection with a Qualified IPO (including any Tag-Along Right (as defined below)), (B) during the First Echo Sale Window: (i) only the Blackstone Holders shall be permitted to request any Demand Registration pursuant to this Agreement and (ii) the Echo Shareholders that are not Blackstone Holders and the MCK Members shall both be permitted to exercise rights under Section 2.1(b)(ii), (C) during an MCK Exit Window, the Echo Shareholders shall not be permitted to request any Demand Registration pursuant to this Agreement and the Echo Shareholders shall be permitted to exercise rights under Section 2.1(b)(iii), and (D) during the Second Echo Sale Window: (i) only the Sponsor Holders shall be permitted to request any Demand Registration pursuant to this Agreement and the MCK Members and any Echo Shareholders that do not participate in such demand shall be permitted to exercise rights under Section 2.1(b)(iv).

(ii) During the First Echo Sale Window, the Blackstone Holders shall only be permitted to make a Holder Demand for one or more underwritten offerings and the Echo Shareholders that are not Blackstone Holders and the MCK Members (and their Permitted Transferees) (in each case, a “Tagging Seller”) shall have the right, but not the obligation (a “Tag-Along Right”), to require Echo to include in the Demand Registration up to an aggregate number of shares of Common Stock representing each Tagging Seller’s Tag-Along Portion (such shares, the “Tag-Along Shares”), subject to Section 2.1(h) and Section 2.1(k). For the purposes of this Agreement, subject to Section 2.1(k), “Tag-Along Portion” means, with respect to any Tagging Seller, a number of shares of Common Stock equal to (A) the number of Registrable Securities owned by such Tagging Seller at such time, multiplied by (B) a fraction, (1) the numerator of which is the number of shares of Common Stock proposed to be registered in the Demand Registration by the Blackstone Holders, and (2) the denominator of which is the aggregate number of shares of Registrable Securities held by all Blackstone Holders prior to giving effect to any Exchange associated with such Demand Registration or any sales of Registrable Securities pursuant to such Demand Registration.

(iii) During an Exercise Window that is within the MCK Exit Window, the MCK Members shall only be permitted to make a Holder Demand for one or more underwritten offerings and the Echo Shareholders (in this case, the “Tagging Sellers”) shall have the right, but not the obligation, to require Echo to include in the Demand Registration up to an aggregate number of shares of Common Stock representing each Tagging Seller’s Tag-Along Portion, subject to Section 2.1(h) and Section 2.1(k); provided, that the defined terms “Tagging Seller,” “Tag-Along Right” and “Tag-Along Shares” shall be used, as applicable, to refer to the Echo Shareholders and their Registrable Securities, mutatis mutandis. For the purposes of this Section 2.1(b)(iii), subject to Section 2.1(k), “Tag-Along Portion” means, with respect to any Tagging Seller, a number of shares of Common Stock equal to (A) the number of Registrable Securities owned by such Tagging Seller at such time, multiplied by (B) a fraction, (1) the numerator of which is the number of shares of Common Stock proposed to be registered in the Demand Registration by the MCK Members, and (2) the

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denominator of which is the aggregate number of shares of Registrable Securities held by all MCK Members prior to giving effect to any Exchange associated with such Demand Registration or any sales of Registrable Securities pursuant to such Demand Registration.

(iv) In any Holder Demand not described in Section 2.1(b)(ii) or Section 2.1(b)(iii) above, any Holder that did not participate in such Holder Demand (and their Permitted Transferees) (in this case, the “Tagging Sellers”) shall have the right, but not the obligation, to require Echo to include in the Demand Registration such number of shares of Common Stock as each such Holder may request in writing, subject to Section 2.1(h) and Section 2.1(k).

(c) Registration Statement Form. Registrations under this Section 2.1 shall be on such appropriate form of the SEC (i) as shall be selected by Echo and as shall be reasonably acceptable to the Majority Participating Holders and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in such Participating Holders’ requests for such registration, including, without limitation, a continuous or delayed basis offering pursuant to Rule 415 under the Securities Act. Echo agrees to include in any such registration statement all information which, in the opinion of counsel to Echo, is necessary or desirable to be included therein.

(d) Expenses. The Company shall pay, and shall be responsible for, all Registration Expenses in connection with any registration requested or offering effected pursuant to this Section 2.1, including all expenses of the delivery of all documents required under Section 2.4(a)(vi).

(e) Selection of Underwriters. The underwriters of each underwritten offering of the Registrable Securities pursuant to this Section 2.1 shall be selected by the Majority Participating Holders; provided, that, except in the case of a “block trade,” such selection is subject to the consent of Echo (which is not to be unreasonably withheld).

(f) Right to Withdraw; Option to Participate in Shelf Takedowns. Subject to Section 2.1(j), any Participating Holder shall have the right to withdraw its request for inclusion of Registrable Securities in any registration statement pursuant to this Section 2.1 at any time prior to the effective date of such registration statement by giving written notice to Echo of its request to withdraw. Upon receipt of notices from each of the Participating Holders to withdraw their request for inclusion of Registrable Securities in any registration statement, Echo shall cease all efforts to obtain effectiveness of the applicable registration statement. In the event that any Holder has requested inclusion of Registrable Securities in a shelf registration, the Holder shall have the right, but, subject to Section 2.1(j), not the obligation, to participate in any offering of Registrable Securities under such shelf registration.

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(g) Limitations on Registration on Demand. Following the Restriction End Date, Echo shall not be required to have a registration statement declared effective pursuant to a Demand Registration until at least 90 days after the effective date of any other registration statement filed by Echo pursuant to a previous Demand Registration. The aggregate offering value of the Registrable Securities to be registered pursuant to any such registration shall be at least $100 million (determined as of the date the Holder Demand is made), unless the registration demand is for the balance of the Registrable Securities held by the applicable Holder making a Holder Demand and its Affiliates.

(h) Priority in Registrations on Demand. Whenever Echo effects a registration pursuant to this Section 2.1 in connection with an underwritten offering by Holders, no securities other than Registrable Securities held by Holders shall be included among the securities covered by such registration unless the Majority Participating Holders consent in writing to the inclusion therein of such other securities and the inclusion of such other securities does not reduce the amount of Registrable Securities that may be included in such offering by the Participating Holders, which consent may be subject to terms and conditions determined by the consenting Holders in their sole discretion. If any registration pursuant to a Holder Demand involves an underwritten offering and the managing underwriter(s) of such offering shall inform Echo in writing of its belief that the number of Registrable Securities requested to be included in such registration pursuant to this Section 2.1, when added to the number of any such other securities permitted to be offered in such registration, would materially adversely affect such offering, or if, in the case of an offering during the First Echo Sale Window, an MCK Exit Window or the Second Echo Sale Window, the Majority Participating Holders in their sole discretion shall determine that the inclusion of such additional securities would materially adversely affect such offering, then, subject to the last sentence of this Section 2.1(h), the Participating Holders shall be entitled to participate only on a pro rata basis based on the number of Registrable Securities held by each such Participating Holder; provided, that if such offering is conducted during the First Echo Sale Window, an MCK Exit Window (but only in respect of the first Demand Registration requested by any MCK Member during the MCK Exit Window) or the Second Echo Sale Window, then, subject to Section 2.1(k), the number of Registrable Securities included in such Demand Registration by the Tagging Sellers shall be reduced at the sole discretion of the Majority Participating Holders prior to any reduction in the number of Registrable Securities included in such Demand Registration by the Majority Participating Holders.

(i) Postponement. If the filing, initial effectiveness or continued use of a registration statement required to be prepared and filed by it pursuant to this Section 2.1 at any time would require Echo to make an Adverse Disclosure, Echo shall be entitled, pursuant to a Board Resolution, once in any twelve-month period, to postpone for a reasonable period of time (but not exceeding 90 days) (the “Postponement Period”) the filing, initial effectiveness or continued use of such registration statement; provided, that no such Postponement Period shall extend the length of any Exercise Window. In such event, Echo shall immediately give the Participating Holders written notice of such determination, containing a specific statement of the reasons for such postponement and an approximation of the anticipated delay, and, after receipt of such notice, such Participating Holders agree to suspend use of the applicable registration statement until the end of the Postponement Period. Echo shall immediately notify such Participating Holders in writing upon the expiration of any Postponement Period, amend or supplement the registration statement (and the included prospectus), if necessary, so it

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does not contain any untrue statement or omission and furnish to the Participating Holders such numbers of copies of such registration statement as so amended or supplemented as the Participating Holders may reasonably request.    “Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of Echo, upon advice of counsel and as authorized by a Board Resolution, would require premature disclosure of any material financing, material corporate reorganization or other material transaction, obligation, fact or event involving Echo or the Company, as the case may be.

(j) Shelf Takedowns. In the event that Echo files a shelf registration statement under Rule 415 of the Securities Act pursuant to a Holder Demand and such registration becomes effective (such registration statement, a “Shelf Registration Statement”), any Holder of Registrable Securities registered on such Shelf Registration Statement shall have the right at any time or from time to time to elect to sell Registrable Securities in an underwritten offering, including a “block trade” conducted as an underwritten offering, pursuant to such registration statement (“Shelf Registrable Securities”) or in any other manner contemplated by the “Plan of Distribution” in such registration statement. Any Holder making a Holder Demand may make such election by delivering to Echo a written request (a “Shelf Underwriting Request”) for such underwritten offering to Echo specifying the number of Shelf Registrable Securities that such Holder desires to sell pursuant to such underwritten offering (the “Shelf Underwriting”). As promptly as practicable, but no later than two (2) Business Days after receipt of a Shelf Underwriting Request (or, in the case of a “block trade,” such shorter period as is reasonably practicable), Echo shall give written notice (the “Shelf Underwriting Notice”) of such Shelf Underwriting Request to all Holders of Shelf Registrable Securities, and the Shelf Underwriting Notice shall offer each Holder the opportunity to include in the Shelf Underwriting that number of Registrable Securities as each such Holder may request in writing in accordance with this Section 2.1(j). Echo shall include in such Shelf Underwriting (x) the Shelf Registrable Securities of the Holders making the Shelf Underwriting Request and (y) the Shelf Registrable Securities of any other Holder of Shelf Registrable Securities which shall have made a written request to Echo for inclusion in such Shelf Underwriting (which request shall specify the maximum number of Shelf Registrable Securities intended to be disposed of by such Holder) (such persons, “Potential Takedown Participants”) within three (3) Business Days after the Shelf Underwriting Notice has been delivered (or, in the case of a “block trade,” one (1) Business Day). If such Shelf Underwriting is being conducted as a “block trade,” any Potential Takedown Participant’s request to participate in such Shelf Underwriting shall be binding on the Potential Takedown Participant; provided that each such Potential Takedown Participant that elects to participate may condition its participation on such Shelf Underwriting being completed within ten (10) Business Days and/or its acceptance at a price per share (after giving effect to any underwriters’ discounts or commissions) to such Potential Takedown Participant of not less than ninety two percent (92%) (or such lesser percentage specified by such Potential Takedown Participant) of the closing price for the shares of Common Stock on their principal trading market on the Business Day immediately prior to such Potential Takedown Participant’s election to participate. Echo shall, as expeditiously as possible, use its reasonable best efforts to facilitate such Shelf Underwriting. Once a Shelf Registration

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Statement has been declared effective, the Holders of Registrable Securities may request, and Echo shall be required to facilitate, an unlimited number of Shelf Underwritings with respect to such Shelf Registration Statement; provided, however, that Echo shall not be required to facilitate a Shelf Underwriting until at least 90 days after the later of the date of the underwriting agreement in any prior Shelf Underwriting effected pursuant to this Section 2.1(j) and the effective date of any previous Demand Registration Statement pursuant to this Section 2.1. Notwithstanding anything to the contrary in this Section 2.1(j), (A) each Shelf Underwriting must include, in the aggregate (based on the shares of Common Stock included in such Shelf Underwriting by all Holders participating in such Shelf Underwriting), shares of Common Stock having an aggregate market value of at least $100 million (determined as of the date the Shelf Underwriting Request is made), unless the Shelf Underwriting is of the balance of the Registrable Securities held by the applicable Holder making a Holder Demand and its Affiliates and (B) each Shelf Underwriting is subject to Section 2.1(k).

(k) H&F Priority Sale Right. Anything in this Agreement to the contrary notwithstanding, in any underwritten offering pursuant to this Section 2.1 or Section 2.2 in which the H&F Holders are participating and that is initiated prior to the two-year anniversary of the Restriction End Date (an “H&F Priority Offering”), the number of Registrable Securities that the Blackstone Holders, the H&F Holders and the other Holders shall be entitled to include in such offering (including any Shelf Underwriting) shall, subject to Section 2.1(h) or 2.2(c), as applicable (as modified by the immediately succeeding sentence), be determined as follows: (i) if the Blackstone Holders are the Holders making a Holder Demand, then (A) the Tag-Along Portion of the H&F Holders will be that percentage that would result in the H&F Holders being able to sell in such offering a number of Registrable Securities equal to (x) the number of Registrable Securities being sold by the Blackstone Holders in such offering or (y) if the H&F Holders own Registrable Securities with an aggregate market value of less than $100 million (determined as of the date the relevant Demand Exercise Notice, Shelf Underwriting Request or Incidental Registration Notice (as defined below), as applicable, is delivered), then all of the Registrable Securities owned by the H&F Holders and (B) the Tag-Along Portion of each other Tagging Seller will equal the greater of (x) the Tag-Along Portion of such Tagging Seller determined without giving effect to this Section 2.1(k) and (y) a number of shares of Common Stock equal to (A) the aggregate number of shares of Registrable Securities owned by such Tagging Seller at such time multiplied by (B) a fraction, (1) the numerator of which is the aggregate number of shares of Common Stock proposed to be included in such offering by the Blackstone Holders and the H&F Holders and (2) the denominator of which is the aggregate number of Registrable Securities owned by the Blackstone Holders and the H&F Holders at such time, (ii) if the H&F Holders are the Holders making a Holder Demand, then (A) the Tag-Along Portion of the Blackstone Holders will be that percentage that would result in the Blackstone Holders being able to sell in such offering a number of Registrable Securities equal to the number of Registrable Securities being sold by the H&F Holders in such offering and (B) the Tag-Along Portion of each other Tagging Seller will equal a number of shares of Common Stock equal to (A) the aggregate number of shares of Registrable Securities owned by such Tagging Seller at such time multiplied by (B) a fraction, (1) the numerator of which is the aggregate number of shares of Common Stock proposed to be

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included in such offering by the H&F Holders and the Blackstone Holders and (2) the denominator of which is the aggregate number of Registrable Securities owned by the H&F Holders and the Blackstone Holders at such time and (iii) if the Holder making a Holder Demand is not an H&F Holder or a Blackstone Holder or the offering is pursuant to Section 2.2, then the number of Registrable Securities that the Blackstone Holders and the H&F Holders shall be entitled to include in such offering shall be aggregated for purposes of determining (A) the Tag-Along Portion for the Blackstone Holders and/or the H&F Holders, as applicable, and (B) for determining the number of Registrable Securities that may be sold by the Blackstone Holders and the H&F Holders under any circumstances when the proviso in Section 2.1(h) is applicable and (x) then allocated to the Blackstone Holders and the H&F Holders in accordance with their respective Allocation Percentages (as defined below) and (y) to the extent that the H&F Holders do not request the inclusion of all of the Registrable Securities they are entitled to include in such offering pursuant to clause (x), then the number of Registrable Securities the Blackstone Holders shall be entitled to include in such offering shall be increased by the amount that the H&F Holders could have included pursuant to clause (x) but chose not to, provided that under no circumstances will the Blackstone Holders be entitled to include pursuant to this clause (iii) a number of Registrable Securities that exceeds the number they could have included but for this Section 2.1(k). Anything in Section 2.1(h) or 2.2(c) to the contrary notwithstanding, in the event of any H&F Priority Offering in which the number of Registrable Securities offered by the Holders will be cut back pursuant to Section 2.1(h) or 2.2(c) then, (1) the aggregate amount of Registrable Securities that may be offered and sold by the Blackstone Holders and the H&F Holders for purposes of such Section shall be determined on an aggregate basis treating the Blackstone Holders as Participating Holders regardless of whether they are offering and selling any Registrable Securities in such offering and (2) to the extent that the aggregate amount that may be sold by the H&F Holders and the Blackstone Holders in accordance with clause (1) is less than the aggregate amount requested to be included by the H&F Holders and the Blackstone Holders, then the aggregate amount that may be sold in such offering as determined in accordance with clause (1) shall be allocated between the H&F Holders (in the aggregate) and the Blackstone Holders (in the aggregate) in accordance with their respective Allocation Percentages. The “Allocation Percentages” of (I) the H&F Holders shall equal 50%, provided that if the H&F Holders own Registrable Securities with an aggregate market value of less than $100 million (determined as of the date the relevant Demand Exercise Notice, Shelf Underwriting Request or Incidental Registration Notice, as applicable, is delivered), then the Allocation Percentage of the H&F Holders will equal the lesser of 100% and the percentage that results in the H&F Holders being able to sell in such offering all of their Registrable Securities and (II) the Allocation Percentage of the Blackstone Holders will equal 100% minus the H&F Allocation Percentage.

2.2. Incidental Registration.

(a) Right to Include Registrable Securities. If Echo at any time following the commencement of the Second Echo Sale Window proposes to register any of its equity securities under the Securities Act by registration on Form S-1 or Form S-3, or any successor or similar form(s) (except registrations (i) pursuant to Section 2.1, (ii)

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solely for registration of equity securities in connection with an employee benefit plan or dividend reinvestment plan on Form S-8 or any successor form thereto or (iii) in connection with any acquisition or merger on Form S-4 or any successor form thereto), whether or not for sale for its own account, it will each such time give prompt written notice to each of the Holders of its intention to do so (an “Incidental Registration Notice”) and such notice shall offer the Holders of Registrable Securities the opportunity to register under such registration statement such number of Registrable Securities as each such Holder may request in writing. Upon the written request of any such Holders (which request shall specify the maximum number of Registrable Securities intended to be registered by such Holder), made as promptly as practicable and in any event within three (3) Business Days after the receipt of any such notice, Echo shall include in such registration under the Securities Act all Registrable Securities which Echo has been so requested to register by each Holder (subject to Section 2.2(c)); provided, however, that if, at any time after giving written notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, Echo shall determine pursuant to a Board Resolution not to register or to delay registration of such equity securities, the Company and Echo shall give written notice of such determination and its reasons therefor to the Holders and (i) in the case of a determination not to register, Echo shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but the Company shall not be relieved from any obligation to pay the Registration Expenses in connection therewith as provided for in Section 2.2(d)) and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities and, in the case of each of (i) and (ii) directly above, without prejudice to the rights of the Holders to request that such registration be effected as a registration under Section 2.1. No registration effected under this Section 2.2 shall relieve Echo of its obligation to effect any registration upon request under Section 2.1.

(b) Right to Withdraw; Option to Participate in Shelf Takedowns. Any Holder shall have the right to withdraw its request for inclusion of Registrable Securities in any registration statement pursuant to this Section 2.2 at any time prior to the effective date of such registration statement by giving written notice to Echo of its request to withdraw. In the event that the Holder has requested inclusion of Registrable Securities in a shelf registration, the Holder shall have the right, but, subject to Section 2.1(j), not the obligation, to participate in any offering of Registrable Securities under such shelf registration.

(c) Priority in Incidental Registrations. If any registration pursuant to this Section 2.2 involves an underwritten offering and the managing underwriter(s) of such offering shall inform Echo in writing of its belief that the number of Registrable Securities requested to be included in such registration or offering, when added to the number of other equity securities to be offered in such registration or offering, would materially adversely affect such offering, then Echo shall include in such registration or offering, to the extent of the number and type which Echo so advised can be sold in (or during the time of) such registration or offering without so materially adversely affecting such registration or offering (the “Section 2.2 Sale Amount”): (i) all of the securities

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proposed by Echo to be sold for its own account; and (ii) thereafter, to the extent the Section 2.2 Sale Amount is not exceeded, the Registrable Securities requested by the Participating Holders (provided that if all of the Registrable Securities requested by the Participating Holders may not be included, the Participating Holders shall, subject to Section 2.1(k), be entitled to participate on a pro rata basis based on the aggregate number of Registrable Securities held by the Participating Holders).

(d) Expenses. The Company shall pay, and shall be responsible for, all Registration Expenses in connection with any registration requested or offering effected pursuant to this Section 2.2 (other than underwriting discounts and commissions payable by Participating Holders with regard to shares of Common Stock sold by such Holders), including all expenses of the delivery of all documents required under Section 2.4(a)(vi).

(e) Selection of Underwriters. The underwriters of each underwritten offering of the Registrable Securities pursuant to this Section 2.2 shall be selected by a Board Resolution.

2.3. Exchanges of Units. Immediately prior to the consummation of any sale by an MCK Member (or its Permitted Transferees) of shares of Common Stock in an offering registered pursuant to Section 2.1 or Section 2.2, Echo shall issue to such MCK Member (or its Permitted Transferee) a number of shares of Common Stock equal to the number of Units to be exchanged and sold in such offering by such MCK Member (or its Permitted Transferee) in accordance with the Exchange procedures set forth in Section 11.04(f) of the LLC Agreement.

2.4. Registration Procedures.

(a) If and whenever Echo is required to effect a registration or offering of any Registrable Securities under the Securities Act pursuant to either Section 2.1 or Section 2.2 hereof (including without limitation any offering pursuant to Section 2.1(j) or 2.2(a) hereof), Echo shall, and shall cause the Company as necessary, as expeditiously as possible, to:

(i) prepare and file with the SEC as soon as practicable a registration statement on an appropriate registration form of the SEC for the disposition of such Registrable Securities in accordance with the intended method of disposition thereof, which registration statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and thereafter use its reasonable best efforts to cause such registration statement to become effective as soon thereafter as reasonably possible and in any event within 60 days and remain effective (A) with respect to an underwritten offering, for a period of at least 180 days or until all equity interests subject to such registration statement have been sold, and (B) with respect to a shelf registration, until the earlier of (1) the sale of all Registrable Securities thereunder and (2) the third anniversary of the effective date of such shelf registration;

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(ii) prepare and file with the SEC any amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the intended methods of disposition by the Participating Holders set forth in such registration statement for such period as provided for in Section 2.4(a)(i) above;

(iii) furnish, without charge, to each Participating Holder and each underwriter such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as the Participating Holders and such underwriters may request (it being understood that Echo consents to the use of such prospectus or any amendment or supplement thereto by each Participating Holder and the underwriters in connection with the offering and sale of the Registrable Securities covered by such prospectus or any amendment or supplement thereto);

(iv) use its reasonable best efforts (A) to register or qualify all Registrable Securities and other securities covered by such registration statement under such foreign or state securities or “blue sky” laws where an exemption is not available and as the Participating Holders or any managing underwriter shall request, (B) to keep such registration or qualification in effect for so long as such registration statement remains in effect, and (C) to take any and all other actions which may be necessary or advisable to enable the Participating Holders or underwriters to consummate the disposition in such jurisdictions of the securities to be sold by the Participating Holders or Echo, except that Echo shall not for any such purpose be required to qualify generally to do business as a foreign company in any jurisdiction wherein it would not, but for the requirements of this Section 2.4(a)(iv), be obligated to be so qualified;

(v) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary in the opinion of counsel to Echo and counsel to the Participating Holders to consummate the disposition of such Registrable Securities;

(vi) furnish to each Participating Holder and each underwriter a signed counterpart of (A) an opinion of one or more counsel (including local counsel, if applicable) for Echo, (B) a “comfort” letter signed by the independent public accountants who have certified Echo’s or any acquired entity’s or any other financial statements included or incorporated by reference in such registration statement, in each case, addressed to each Participating Holder and each

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underwriter covering matters with respect to such registration statement (and the prospectus included therein) as the Participating Holders and managing underwriter(s) shall request and (C) if requested by the managing underwriter(s), a certificate executed by the Chief Financial Officer or the Chief Accounting Officer of Echo attesting to the material accuracy of any financial information not “comforted” by such independent public accountants; provided that, with respect to (B) above, if such accountants are prohibited from addressing such letters to a Participating Holder by applicable standards of the accounting profession, Echo shall cause an “agreed-upon procedures” letter to be furnished;

(vii) promptly notify each Participating Holder and each managing underwriter (A) when such registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to such registration statement has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective; (B) of the receipt by Echo of any comments from the SEC or receipt of any request by the SEC for additional information with respect to any registration statement or the prospectus related thereto or any request by the SEC for amending or supplementing the registration statement and the prospectus used in connection therewith; (C) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose; (D) of the receipt by Echo of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose; and (E) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and in the case of this clause (E), promptly prepare and furnish, at the Company’s expense, to each Participating Holder and each managing underwriter, and file with the SEC, a number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and (F) at any time when the representations and warranties of Echo or the Company contemplated by Section 2.5(a) or (b) hereof cease to be true and correct;

(viii) otherwise comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as practicable (and in any event within 16 months after the effective date of the registration statement), an earnings statement covering the period of at least twelve consecutive months beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

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(ix) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

(x) (A) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which shares of Common Stock are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (B) if shares of Common Stock are not then so listed, use its reasonable best efforts to cause all such Registrable Securities to be listed on a national securities exchange in the U.S.;

(xi) deliver promptly to counsel to the Participating Holders and each underwriter, if any, participating in the offering of the Registrable Securities, copies of all correspondence between the SEC and Echo, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to such registration statement;

(xii) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement;

(xiii) provide a CUSIP number for all Registrable Securities, no later than the effective date of the registration statement, and provide the applicable transfer agents with printed certificates (if required) for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

(xiv) cause its officers and employees to participate in, and to otherwise facilitate and cooperate with the preparation of the registration statement and prospectus and any amendments or supplements thereto (including participating in meetings, drafting sessions, due diligence sessions and the marketing of the Registrable Securities covered by the registration statement (including, without limitation, participation in “road shows”)), taking into account the Company’s business needs and obligations;

(xv) enter into and perform its obligations under such customary agreements (including, without limitation, customary lock-up agreements for Echo, the Company and the directors and officers of the Company and, if applicable, an underwriting agreement as provided for in Section 2.5 herein) and take such other actions as the Participating Holders or managing underwriter(s) shall request in order to expedite or facilitate the disposition of such Registrable Securities, including appointing an agent for service of process in the U.S. on customary terms;

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(xvi) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter(s) or Participating Holders request to be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(xvii) cooperate with each Participating Holder and each underwriter, and their respective counsel, in connection with any filings or submissions required to be made with FINRA, the New York Stock Exchange, The NASDAQ Stock Market or any other securities exchange on which such Registrable Securities are traded or will be traded;

(xviii) include in any prospectus supplement, if requested by any managing underwriter, updated financial information for Echo’s (and/or the Company’s) most recent or current quarterly period (including estimated results or ranges of results) if required for purposes of marketing the offering in the view of the managing underwriter;

(xix) promptly prior to the filing of any document that is to be incorporated by reference into the registration statement or the prospectus contained therein (after the initial filing of such registration statement), provide copies of such document to counsel for the Participating Holders and to each managing underwriter, and make Echo’s representatives available for discussion of such document and make such changes in such document concerning the Participating Holders prior to the filing thereof as counsel for such Participating Holders or underwriters may request;

(xx) furnish to each Participating Holder and each managing underwriter(s), without charge, at least one signed copy of the registration statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(xxi) cooperate with the Participating Holders and the managing underwriter(s) to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the Participating Holders at least five business days prior to any sale of Registrable Securities, and instruct any transfer agent or registrar of Registrable Securities to release any stop transfer orders in respect thereof;

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(xxii) to the extent required by the rules and regulations of FINRA, retain a Qualified Independent Underwriter (as defined by FINRA), which shall be acceptable to the Majority Participating Holders; and

(xxiii) take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, however, that to the extent that any prohibition is applicable to Echo, Echo will take such action as is necessary to make any such prohibition inapplicable.

(b) If and whenever Echo is required to effect a registration or offering of any Registrable Securities under the Securities Act pursuant to either Section 2.1 or Section 2.2 hereof (including without limitation any offering pursuant to Section 2.1(j) or 2.2(a) hereof), the Company shall as expeditiously as possible:

(i) cooperate with Echo to prepare any financial statements of the Company or any other entity required by the Securities Act to be included in the registration statement relating to the offer of such Registrable Securities; and

(ii) use its reasonable best efforts to take any and all other actions reasonably requested by Echo which may be necessary or advisable to enable the Participating Holders or underwriters to consummate the disposition in such jurisdictions of the securities to be sold by the Participating Holders or Echo, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign company in any jurisdiction wherein it would not, but for the requirements of this Section 2.4(b)(ii), be obligated to be so qualified.

(c) Each Participating Holder agrees that, upon receipt of any notice from Echo of the happening of any event of the kind described in Section 2.4(a)(vii)(C) or (E), each Participating Holder will, to the extent appropriate, discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until, in the case of Section 2.4(a)(vii)(E), its receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.4(a)(vii)(E) and, if so directed by Echo, will deliver to Echo (at the Company’s expense) all copies, other than permanent file copies, then in its possession, of the prospectus relating to such Registrable Securities at the time of receipt of such notice. If the disposition by a Participating Holder of its securities is discontinued pursuant to the foregoing sentence, Echo shall extend the period of effectiveness of the registration statement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Participating Holder shall have received copies of the supplemented or amended prospectus contemplated by Section 2.4(a)(vii)(E). If for any other reason the effectiveness of any registration statement filed pursuant to Section 2.1 or Section 2.2 is suspended or interrupted prior to the expiration of the time period regarding the maintenance of the effectiveness of such Registration Statement required by Section 2.4(a)(i) so that Registrable Securities may not be sold pursuant thereto, the applicable time period shall be extended by the number of days equal to the number of days during the period beginning with the date of such suspension or interruption to and ending with the date when the sale of Registrable Securities pursuant to such registration statement may be resumed.

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(d) If any such registration statement or comparable statement under “blue sky” laws refers to any Holder by name or otherwise as the Holder of any securities of Echo, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and Echo, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of Echo’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company or Echo, or (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of Echo, as advised by counsel, required by the Securities Act or any similar federal statute or any state “blue sky” or securities law then in force, the deletion of the reference to such Holder.

2.5. Underwritten Offerings.

(a) Demanded Underwritten Offerings. If requested by the underwriters for any underwritten offering by the Participating Holders pursuant to a registration requested or offering effected under Section 2.1 (including without limitation an offering pursuant to Section 2.1(j)), Echo and the Company shall enter into a customary underwriting agreement with the managing underwriter(s) selected in accordance with Section 2.1(e) hereto. Such underwriting agreement shall be reasonably satisfactory in form and substance to such Participating Holders and shall contain such representations and warranties by, and such other agreements on the part of, Echo and the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, customary provisions relating to indemnification and contribution which are no less favorable to the recipient than those provided in Section 2.7 hereof. Each Participating Holder shall be a party to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, Echo or the Company to and for the benefit of such underwriters shall also be made to and for the benefit of each Participating Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of each Participating Holder. No Participating Holder shall be required to make any representations or warranties to or agreements with Echo, the Company or the underwriters other than representations, warranties or agreements regarding such Participating Holder, its ownership of and title to the Registrable Securities, and its intended method of distribution; and any liability of any Participating Holder to any underwriter or other Person under such underwriting agreement shall be limited to liability arising from information provided by such Participating Holder regarding itself to the managing underwriter of such offering and shall be limited to an amount equal to the proceeds (net of expenses and underwriting discounts and commissions) that it derives from such registration.

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(b) Incidental Underwritten Offerings. In the case of a registration requested or offering effected pursuant to Section 2.2 hereof, if Echo shall have determined to enter into an underwriting agreement in connection therewith, all of the Registrable Securities to be included in such registration shall be subject to such underwriting agreement. The Participating Holders may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, Echo or the Company to and for the benefit of such underwriters shall also be made to and for the benefit of the Participating Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of the Participating Holders. None of the Participating Holders shall be required to make any representations or warranties to or agreements with Echo, the Company or the underwriters other than representations, warranties or agreements regarding such Participating Holder, its ownership of and title to the Registrable Securities and its intended method of distribution; and any liability of any Participating Holder to any underwriter or other Person under such underwriting agreement shall be limited to liability arising from information provided by such Participating Holder regarding itself to the managing underwriter of such offering and shall be limited to an amount equal to the proceeds (net of expenses and underwriting discounts and commissions) that it derives from such registration.

(c) Participation in Underwritten Registrations. In the case of an underwritten registration pursuant to Section 2.1 or Section 2.2 hereof, as Echo may from time to time reasonably request in writing, Echo may require the Participating Holders (i) to furnish to Echo such information regarding such Participating Holders and the distribution of the Registrable Securities to enable Echo to comply with the requirements of applicable laws or regulations in connection with such registration and (ii) to complete and execute all customary questionnaires, powers of attorney, indemnitees, lock-up agreements, underwriting agreements and any other documents reasonably required under the terms of such underwriting arrangements. Echo shall not be obligated to effect the registration of any Registrable Securities of a particular Participating Holder unless such information and documents regarding such Participating Holder and the distribution of such Participating Holder’s Registrable Securities is provided to Echo.

2.6. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement, prospectus and prospectus supplement under the Securities Act pursuant to this Agreement, Echo (and the Company, as applicable) will give the Participating Holders, the managing underwriter(s), and their respective counsel, accountants and other representatives and agents the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto or comparable statements under securities or “blue sky” laws of any jurisdiction, and give each of the foregoing parties access to its books and records, all financial and other records, pertinent corporate documents and properties of Echo and the Company and their respective subsidiaries, and such opportunities to discuss the business of the Company and Echo and their respective subsidiaries with their respective directors, officers and employees and the independent public accountants who have certified the Company’s and/or Echo’s financial statements, and supply all other information and respond to all inquiries requested by such Participating Holders, managing underwriter(s), or their respective counsel, accountants or other representatives or agents in connection

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with such registration statement, prospectus and prospectus supplement as shall be necessary or appropriate, in the opinion of counsel to such Participating Holder or managing underwriter(s), to conduct a reasonable investigation within the meaning of the Securities Act, and Echo shall not file any registration statement or amendment thereto or any prospectus or supplement thereto to which the Participating Holders or the managing underwriter(s) shall object.

2.7. Indemnification.

(a) Indemnification by the Company. The Company agrees that in the event of any registration or offering of any Registrable Securities under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, (i) each of Echo, the Holders and their respective Affiliates, (ii) each of the Holders’ and their Affiliates’ respective direct and indirect officers, directors, successors, assigns, members, partners, shareholders, employees, advisors, representatives and agents, (iii) each other Person who participates as an underwriter or Qualified Independent Underwriter (as defined by FINRA) in the offering or sale of such securities, (iv) each Person who controls, directly or indirectly (within the meaning of the Securities Act or the Exchange Act), any of the Persons listed in clauses (i), (ii), (iii) or (iv) and (v) any representative (legal or otherwise) of any of the Persons listed in clauses (i), (ii), (iii) or (iv) (other than the Company) (collectively, the “Company Indemnitees”), from and against any losses, penalties, fines, liens, judgments, suits, claims, damages, liabilities, costs and expenses (including attorney’s fees and any amounts paid in any settlement effected in compliance with Section 2.7(e)) or liabilities, joint or several (or actions or proceedings, whether commenced or threatened, in respect thereof, and whether or not such Company Indemnitee is a party thereto) (“Losses”), to which such Company Indemnitee has become or may become subject under the Securities Act or otherwise, insofar as such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact regarding the Company or Echo for inclusion in any registration statement under which such securities were registered under the Securities Act, or any preliminary prospectus or final prospectus contained therein, any amendment or supplement thereto, or any documents incorporated by reference therein, or any related free writing prospectus, (ii) any omission or alleged omission by the Company or Echo to state a material fact regarding the Company or Echo required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company or Echo of any federal, state or common law rule or regulation applicable to the Company or Echo and relating to action required of or inaction by the Company or Echo in connection with any such registration or offering, and the Company shall reimburse such Company Indemnitee for any legal or any other fees or expenses incurred by it in connection with investigating or defending any such Loss, as incurred; provided that the Company shall not be liable to a Company Indemnitee to the extent that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statements, any such preliminary prospectus, final prospectus, amendment or supplement, or document incorporated by reference therein, or any related free writing prospectus, in reliance upon and in conformity with information furnished by or to the Company or Echo by or on behalf of any Company Indemnitee.

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(b) Indemnification by Participating Holders. As a condition to including any Registrable Securities in any registration statement or offering, the Company shall have received an undertaking reasonably satisfactory to them from each Participating Holder so including any Registrable Securities to, severally and not jointly, to the fullest extent permitted by law, indemnify and hold harmless (i) the Company Indemnitees and (ii) any underwriters of the Registrable Securities and each person who controls such underwriters (within the meaning of the Securities Act or the Exchange Act), with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any related free writing prospectus, but only to the extent such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished by such Participating Holder to the Company or Echo that specifically states that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, amendment or supplement, or any related free writing prospectus, and such Participating Holder shall reimburse such indemnified party for any reasonable legal or any other fees or expenses reasonably incurred by them in connection with investigating or defending any such Loss; provided, however, that the liability of such indemnifying party under this Section 2.7(b) shall be limited to the amount of proceeds (net of expenses and underwriting discounts and commissions) received by such indemnifying party in the offering giving rise to such liability. Each Participating Holder shall also, severally and not jointly, indemnify and hold harmless all other prospective sellers and Participating Holders, their respective Affiliates, direct and indirect officers, directors, successors, assigns, members, partners, shareholders, employees, advisors, representatives, and agents, and each Person who controls, directly or indirectly (within the meaning of the Securities Act or the Exchange Act), any such seller or Participating Holder to the same extent as provided above with respect to indemnification of the Company Indemnitees.

(c) Notices of Claims. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 2.7(a) or Section 2.7(b), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to such indemnifying party of the commencement of such action or proceeding; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 2.7(a) or Section 2.7(b), except to the extent that the indemnifying party is actually and materially prejudiced by such failure to give notice, and shall not relieve the indemnifying party from any liability which it may have to the indemnified party otherwise than under this Section 2.7.

(d) Defense of Claims. In case any such action or proceeding is brought against an indemnified party, except as provided for in the next sentence, the indemnifying party shall be entitled to participate therein and assume the defense thereof, jointly with any other indemnifying party, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by the indemnified party of

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such counsel, the indemnifying party shall not be liable to such indemnified party for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than costs of investigation, and the indemnified party shall be entitled to participate in such defense at its own expense. If (i) the indemnifying party fails to notify the indemnified party in writing, within 15 days after the indemnified party has given notice of the action or proceeding, that the indemnifying party will indemnify the indemnified party from and against all Losses the indemnified party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the claim, (ii) the indemnifying party fails to provide the indemnified party with evidence acceptable to the indemnified party that the indemnifying party will have the financial resources to defend against the claim or proceeding and fulfill its indemnification obligations hereunder, (iii) the indemnifying party fails to defend diligently the action or proceeding within 10 days after receiving notice of such failure from such indemnified party; (iv) such indemnified party reasonably shall have concluded (upon advice of its counsel) that there may be one or more legal defenses available to such indemnified party or other indemnified parties which are different than those available to, or not available to, the indemnifying party; or (v) if such indemnified party reasonably shall have concluded (upon advice of its counsel) that, with respect to such claims, the indemnified party and the indemnifying party may have different, conflicting, or adverse legal positions or interests then, in any such case, the indemnified party shall have the right to assume or continue its own defense and the indemnifying party shall be liable for any fees and expenses therefor.

(e) Consent to Entry of Judgment and Settlements. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld; provided, that, in the case where the indemnifying party shall have failed to take any of the actions listed in clauses (i), (ii) or (iii) of the last sentence of Section 2.7(d), the indemnified party shall have the right to compromise or settle such action on behalf of and for the account, expense, and risk of the indemnifying party and the indemnifying party will remain responsible for any Losses the indemnified party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the action or proceeding to the fullest extent provided in this Section 2.7. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party and (C) does not require any action other than the payment of money by the indemnifying party.

(f) Contribution. If for any reason the indemnification provided for in Sections 2.7(a), (b) or (g) is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein, then, in addition to the amount paid or payable under Sections 2.7(a), (b) or (g), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss (i) in such proportion as is

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appropriate to reflect the relative fault of the indemnifying party on the one hand, and the indemnified party on the other, with respect to the statements or omissions which resulted in such Loss, as well as any other relevant equitable considerations, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the allocation provided in this clause (ii) provides a greater amount to the indemnified party than clause (i) above, in such proportion as shall be appropriate to reflect not only the relative fault but also the relative benefits received by the indemnifying party and the indemnified party from the offering of the securities covered by such registration statement as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 2.7(f) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the preceding sentence of this Section 2.7(f). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Sections 2.7(a), (b) or (g) shall be deemed to include, subject to the limitations set forth in Sections 2.7(a), (b) or (g), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding anything in this Section 2.7(f) to the contrary, no Participating Holder shall be required to contribute (1) any amount in excess of the proceeds (net of expenses and underwriting discounts and commissions) received by such Participating Holder from the sale of the Registrable Securities in the offering to which the Losses of the indemnified parties relate or (2) any amount in excess of the amount of indemnification which such Participating Holder would be required to pay pursuant to this Agreement if such indemnification provision was enforceable or applicable.

(g) Other Indemnification. Indemnification and contribution similar to that specified in the preceding subsections of this Section 2.7 (with appropriate modifications) shall be given by the Company and the Participating Holders with respect to any required registration or other qualification of securities under foreign or state or “blue sky” law or regulation. The indemnification agreements contained in this Section 2.7 shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnitee or other indemnified party and shall survive the transfer of any of the Registrable Securities by any such party.

(h) Indemnification Payments. The indemnification and contribution required by this Section 2.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or a Loss is incurred.

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(i) The Company hereby acknowledges and agrees that a Company Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by other sources. The Company hereby acknowledges and agrees (i) that it is the indemnitor of first resort (i.e., its obligations to a Company Indemnitee are primary and any obligation of such other sources to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Company Indemnitee are secondary) and (ii) that it shall be required to advance the full amount of expenses incurred by a Company Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement without regard to any rights a Company Indemnitee may have against such other sources. The Company further agrees that no advancement or payment by such other sources on behalf of a Company Indemnitee with respect to any claim for which such Company Indemnitee has sought indemnification, advancement of expenses or insurance from the Company shall affect the foregoing, and that such other sources shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Company Indemnitee against the Company.

2.8. Limitation on Sale of Securities.

(a) For the Company and Echo and Others. If Echo receives a request for registration pursuant to an underwritten offering of Registrable Securities, or is notified of an underwritten offering of Registrable Securities, in each case pursuant to Section 2.1 or 2.2 hereof, and if such a request is being implemented or has not been withdrawn or abandoned, Echo agrees that (i) neither Echo nor the Company shall affect any public or private offer, sale, distribution or other disposition of any of its equity securities or of any security convertible into or exchangeable or exercisable for any equity security or effect any registration of any of such securities under the Securities Act (in each case, other than (x) equity incentive grants to employees pursuant to equity incentive plans, (y) as part of such registration and (z) as a registration using Form S-8 or any successor or similar form which is then in effect), whether or not for sale for its own account, during the period beginning on the date Echo and the Company receive such request until up to 180 days (90 days in any offering following a Qualified IPO) after the date of the prospectus or prospectus supplement related to the underwritten offering (or such shorter period as the managing underwriter(s) may require) and (ii) Echo shall use its reasonable best efforts (including by enforcing the Echo Shareholders’ Agreement) to cause its (and the Company’s, if different) officers and directors to enter into an agreement with the underwriters not to effect any public or private offer, sale, distribution or other disposition of equity interests, or any securities that are convertible or exchangeable or exercisable for equity interests, during the period referred to in clause (i) of this paragraph, including, without limitation, a sale pursuant to Rule 144 under the Securities Act on substantially the same terms as the Holders.

(b) For the Holders. If Echo receives a request for registration pursuant to an underwritten offering of Registrable Securities, or is notified of an underwritten offering of Registrable Securities, in each case pursuant to Section 2.1 or 2.2 hereof, and if such a request is being implemented or has not been withdrawn or

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abandoned, each Holder agrees that, to the extent requested in writing by the managing underwriter(s), it will not affect any public or private offer, sale, distribution or other disposition of any Registrable Securities, or any securities convertible into or exchangeable or exercisable for such Registrable Securities, including, without limitation, any sale pursuant to Rule 144 under the Securities Act, during a period of up to 180 days (90 days in any offering following a Qualified IPO) beginning on the date of the prospectus or prospectus supplement related to the underwritten offering (or such shorter period as the managing underwriter(s) may require), provided that each Holder has received the written notice required by Sections 2.1(a) and 2.2(a); and provided further, that in connection with such underwritten offering each officer and director of the Company and Echo is subject to restrictions substantially equivalent to those imposed on the Holders.

2.9. No Required Sale. Subject to Section 2.1(j), nothing in this Agreement shall be deemed to create an independent obligation on the part of any of the Holders to sell any Registrable Securities pursuant to any effective registration statement.

2.10. Rule 144; Rule 144A; Regulation S. Echo covenants that, at the Company’s expense, Echo will file or furnish, as applicable, the reports required to be filed by it under the Securities Act and the Exchange Act, and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of a Holder, Echo will promptly deliver to such Holder (i) a written statement as to whether it has complied with such requirements (and such Holder shall be entitled to rely upon the accuracy of such written statement), (ii) a copy of the most recent annual or quarterly report of Echo and (iii) such other reports and documents as such Holder may reasonably request in order to avail itself of any rule or regulation of the SEC allowing it to sell any Registrable Securities without registration.

Section 3. Subsequent Registration Rights; No Inconsistent Agreements.

3.1. Limitations on Subsequent Registration Rights.

(a) From and after the date of this Agreement until the Holders and their respective assigns shall no longer hold any Registrable Securities, without the prior written consent of the Blackstone Holders, the H&F Holders and the MCK Members, neither the Company nor Echo shall enter into an agreement that grants a holder or prospective holder of any securities of the Company or Echo demand or incidental registration rights that by their terms are not subordinate to the registration rights granted to the Holders in this Agreement. Notwithstanding the foregoing, if after the date of this Agreement the Company or Echo enters into any other agreement with respect to the registration of any of its equity securities, and the terms contained therein are more favorable to, or less restrictive on, the other party thereto than the terms and conditions contained in this Agreement (insofar as they are applicable) with respect to the Holders, then the terms of this Agreement shall immediately be deemed to have been amended without further action by the Company or Echo or the Holders so that the Holders shall be entitled to the benefit of any such more favorable or less restrictive terms or conditions.

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(b) None of the Blackstone Holders, H&F Holders or MCK Members will offer or sell any Registrable Securities in any offering registered under the Securities Act except pursuant to the registration rights granted pursuant to this Agreement.

3.2. No Inconsistent Agreements. Neither the Company nor Echo will, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in Section 2 or otherwise conflicts with the provisions of Section 2, other than any customary lock-up agreement with the underwriters in connection with any offering effected hereunder, pursuant to which neither the Company nor Echo shall agree to register for sale, and the Company and Echo shall agree not to sell or otherwise dispose of, Interests or any securities convertible into or exercisable or exchangeable for equity interest, for a specified period (not to exceed 90 days) following such offering. The Company and Echo warrants that the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with any other agreements to which the Company and Echo is a party or by which it is bound. Neither the Company nor Echo has previously entered into any agreement with respect to its securities granting any registration rights to any Person.

Section 4. Miscellaneous.

4.1. Term. This Agreement shall terminate upon such time as there are no Registrable Securities, provided that each of (a) the provisions of Section 2.7 and Section 2.10 and all of this Section 4 and (b) any breach of this Agreement prior to termination shall survive any such termination.

4.2. Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damage that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

4.3. Notices. Any and all notices, designations, offers, acceptances or other communications provided for herein shall be given (a) when delivered personally by hand (with written confirmation of receipt), (b) when sent by facsimile (with written confirmation of transmission), (c) when received or rejected by the addressee if sent by registered or certified mail, postage prepaid, return receipt requested, or (d) one Business Day following the day sent by overnight courier (with written confirmation of receipt):

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if to the Company or Echo, to:

c/o The Blackstone Group

New York, New York 10154

Attention: John G. Finley

E-mail: John.Finley@Blackstone.com

Facsimile: (212) 583-5749

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

The Prudential Tower

800 Boylston Street

Boston, Massachusetts 02119

Attention: R. Newcomb Stillwell

E-mail: Newcomb.Stillwell@ropesgray.com

Facsimile: (617) 235 0213

c/o McKesson Corporation

One Post Street, 32nd Floor

San Francisco, CA 94104

Attention: Assistant General Counsel

Facsimile: (415) 983-8457

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

1600 El Camino Real

Menlo Park, CA 94025

Attention: Alan F. Denenberg

Facsimile: (650) 752-2004

if to the MCK Members, to:

McKesson Corporation

One Post Street, 32nd Floor

San Francisco, CA 94104

Attention: Assistant General Counsel

Facsimile: (415) 983-8457

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

1600 El Camino Real

Menlo Park, CA 94025

Attention: Alan F. Denenberg

Facsimile: (650) 752-2004

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if to the Blackstone Holders, to:

c/o The Blackstone Group

New York, New York 10154

Attention: John G. Finley

E-mail: John.Finley@Blackstone.com

Facsimile: (212) 583-5749

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

The Prudential Tower

800 Boylston Street

Boston, Massachusetts 02119

Attention: R. Newcomb Stillwell

E-mail: Newcomb.Stillwell@ropesgray.com

Facsimile: (617) 235 0213

and

Ropes & Gray LLP

Three Embarcadero Center

San Francisco, CA 94111-4006

Attention: Jason Freedman

E-mail: Jason.Freedman@ropesgray.com

Facsimile: (415) 315-4876

if to the H&F Holders, to:

c/o Hellman & Friedman LLC

One Maritime Plaza

12th Floor

San Francisco, California 94111

Attention: Allen R. Thorpe

Arrie R. Park

Facsimile: (415) 788-0176

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, California 94304

Attention: Chad A. Skinner

Facsimile: (650) 251-5002

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If to any other Holder who becomes party to this agreement on or after the date hereof, to the address on the counterpart signature page to this Agreement executed by such Holder.

4.4. Amendment. Any provision of this Agreement may be amended if, and only if, such amendment is in writing and signed by both the MCK Members and the Echo Shareholders; provided, that this Section 4.4 may not be amended without the prior written consent of each of the Sponsor Holders and the MCK Members.

4.5. Successors, Assigns and Transferees. Each party may assign all or a portion of its rights hereunder to any Permitted Transferee and, prior to a Qualified IPO, to any Person that acquires Registrable Securities pursuant to the terms of the LLC Agreement.

4.6. Binding Effect. Except as otherwise provided in this Agreement, the terms and provisions of this Agreement shall be binding on and inure to the benefit of each of the parties hereto and their respective successors.

4.7. Third Parties. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any Person not a party hereto (other than each other Person entitled to indemnity or contribution under Section 2.7) any right, remedy or claim under or by virtue of this Agreement.

4.8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts entered into and performed entirely within such State.

4.9. Jurisdiction. Any claim, action, suit or proceeding (whether in contract or tort) seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be heard and determined in the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom in any such claim, action, suit or proceeding) and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such claim, action, suit or proceeding in any such court or that any such claim, action, suit or proceeding that is brought in any such court has been brought in an inconvenient forum. Notwithstanding the previous sentence, a party may commence any claim, action, suit or proceeding in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

4.10. Waiver of Jury Trial. Subject to applicable Law, process in any such claim, action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing and subject to applicable Law, each party agrees that service of process on

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such party as provided in Section 4.3 shall be deemed effective service of process on such party. Nothing herein shall affect the right of any party to serve legal process in any other manner permitted by Law or at equity. WITH RESPECT TO ANY SUCH CLAIM, ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT, TO THE EXTENT NO PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES AND RELEASES TO EACH OF THE OTHERS ITS RIGHT TO A TRIAL BY JURY, AND AGREES THAT IT WILL NOT SEEK A TRIAL BY JURY IN ANY SUCH PROCEEDING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 4.10 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4.10 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

4.11. Severability. If any portion of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, then, so long as no party is deprived of the benefits of this Agreement in any material respect, such portion shall be deemed severable from the remainder of this Agreement, which shall continue in all respects valid and enforceable.

4.12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 4.12.

4.13. Construction. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereto. Definitions shall be equally applicable to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender shall include each other gender. The word “including” means including without limitation. Any reference to “$” or “dollars” means United States dollars. References to a particular statute or regulation include all rules and regulations thereunder and any successor statute, rule or regulation, in each case as amended or otherwise modified from time to time. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any action to be taken by or any consent to be given by the “Blackstone Holders”, the “H&F Holders” or the “MCK Members”, unless otherwise specified herein, are to be taken or consented to upon the approval of the Person(s) holding a majority of the Registrable Securities beneficially owned by such group.

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4.14. Entire Agreement. This Agreement is intended by the parties hereto as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to such subject matter.

4.15. The Company Parties. The Company Parties hereby agree that each of the Company Parties will be jointly and severally liable for any payment obligations of the Company contained in this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

Company:
CHANGE HEALTHCARE LLC

	By:	/s/ Gregory T. Stevens
Name: Gregory T. Stevens Title: Co-President and Co-Secretary

	By:	/s/ John G. Saia
Name: John Saia Title: Co-President and Co-Secretary

Echo:
HCIT HOLDINGS, INC.

	By:	/s/ Gregory T. Stevens
Name: Gregory T. Stevens Title: President and Treasurer

MCK Members:
PF2 IP LLC

	By:	/s/ John G. Saia
Name: John G. Saia Title: President

PF2 PST SERVICES, INC.

By:	/s/ John G. Saia
Name: John G. Saia Title: President

[Signature Page – Registration Rights Agreement]

Sponsor Holders:

Blackstone Holders:

BLACKSTONE CAPITAL PARTNERS VI L.P.

By: Blackstone Management Associates VI L.L.C., its general partner

By: BMA VI L.L.C., its sole member

By:	/s/ Neil Simpkins
Name: Neil Simpkins Title: Managing Director

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP VI L.P.

By: BCP VI Side-By-Side GP L.L.C., its general partner

By:	/s/ Neil Simpkins
Name: Neil Simpkins Title: Managing Director

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP VI—ESC L.P.

By: BCP VI Side-By-Side GP L.L.C., its general partner

By:	/s/ Neil Simpkins
Name: Neil Simpkins Title: Managing Director

BLACKSTONE EAGLE PRINCIPAL TRANSACTION PARTNERS L.P.

By:	/s/ Neil Simpkins
Name: Neil Simpkins Title: Managing Director

[Signature Page – Registration Rights Agreement]

GSO COF FACILITY LLC

By: GSO Capital Partners LP, its Collateral Manager

By:	/s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Person

[Signature Page – Registration Rights Agreement]

H&F Holders:

H&F HARRINGTON AIV II, L.P.

By: Hellman & Friedman Investors VI, L.P., its general partner

By: Hellman & Friedman LLC, its general partner

By:	/s/ P. Hunter Philbrick
Name: P. Hunter Philbrick Title: Managing Director

HFCP VI DOMESTIC AIV, L.P.

By: Hellman & Friedman Investors VI, L.P., its general partner

By: Hellman & Friedman LLC, its general partner

By:	/s/ P. Hunter Philbrick
Name: P. Hunter Philbrick Title: Managing Director

HELLMAN & FRIEDMAN INVESTORS VI, L.P.

By: Hellman & Friedman LLC, its general partner

By:	/s/ P. Hunter Philbrick
Name: P. Hunter Philbrick Title: Managing Director

[Signature Page – Registration Rights Agreement]

HELLMAN & FRIEDMAN CAPITAL EXECUTIVES VI, L.P.

By: Hellman & Friedman Investors VI, L.P., its general partner

By: Hellman & Friedman LLC, its general partner

By:	/s/ P. Hunter Philbrick
Name: P. Hunter Philbrick Title: Managing Director

HELLMAN & FRIEDMAN CAPITAL ASSOCIATES VI, L.P.

By: Hellman & Friedman Investors VI, L.P., its general partner

By: Hellman & Friedman LLC, its general partner

By:	/s/ P. Hunter Philbrick
Name: P. Hunter Philbrick Title: Managing Director

[Signature Page – Registration Rights Agreement]

Company Parties:

CHANGE HEALTHCARE INTERMEDIATE HOLDINGS, LLC

By:	/s/ Gregory T. Stevens
Name: Gregory T. Stevens Title: Co-President and Co-Secretary

By:	/s/ John G. Saia
Name: John Saia Title: Co-President and Co-Secretary

CHANGE HEALTHCARE HOLDINGS, LLC

By:	/s/ Gregory T. Stevens
Name: Gregory T. Stevens Title: Co-President and Co-Secretary

By:	/s/ John G. Saia
Name: John Saia Title: Co-President and Co-Secretary

[Signature Page – Registration Rights Agreement]

CHANGE HEALTHCARE, INC.

By:	/s/ Gregory T. Stevens
Name: Gregory T. Stevens Title: General Counsel and Secretary

CHANGE HEALTHCARE OPERATIONS, LLC

By:	/s/ Gregory T. Stevens
Name: Gregory T. Stevens Title: Secretary

CHANGE HEALTHCARE SOLUTIONS, LLC

By:	/s/ Gregory T. Stevens
Name: Gregory T. Stevens Title: Secretary

CHANGE HEALTHCARE FINANCE, INC.

By:	/s/ Gregory T. Stevens
Name: Gregory T. Stevens Title: President and Treasurer

[Signature Page – Registration Rights Agreement]

MCK Members:

MCKESSON TECHNOLOGIES LLC

By:	/s/ John G. Saia
Name: John G. Saia Title: Vice President and Secretary

PST SERVICES LLC

By:	/s/ John G. Saia
Name: John G. Saia Title: Vice President and Secretary

[Signature Page – Registration Rights Agreement]

EXHIBIT C

FORM OF SEPARATION AND DISTRIBUTION AGREEMENT

SEPARATION AND DISTRIBUTION AGREEMENT

by and between

McKesson Corporation

and

[PF2 SpinCo Inc.]

and

HCIT Holdings, Inc.

and

Change Healthcare LLC

and

Change Healthcare Intermediate Holdings, LLC

and

Change Healthcare Holdings, LLC

Dated as of [            ]

TABLE OF CONTENTS

PAGE
ARTICLE 1
DEFINITIONS
Section 1.01. Definitions	2
Section 1.02. Other Definitional and Interpretative Provisions	8

ARTICLE 2
PRIOR TO THE DISTRIBUTION

Section 2.01. Contribution	8
Section 2.02. Intercompany Accounts; Intercompany Contracts	9
Section 2.03. Financial Instruments	9
Section 2.04. Shared Employees	10
Section 2.05. Operations of SpinCo	10
Section 2.06. Further Assurances and Consents	10

ARTICLE 3
THE DISTRIBUTION

Section 3.01. Conditions Precedent to Distribution	10
Section 3.02. The [Exchange Offer and ]Distribution	12
Section 3.03. Applicable SEC Filings	13
Section 3.04. Plan of Reorganization	13
Section 3.05. NO REPRESENTATIONS OR WARRANTIES	13

ARTICLE 4
RESERVED

ARTICLE 5
ACCESS TO INFORMATION

Section 5.01. Access to Information	14
Section 5.02. Litigation Cooperation	15
Section 5.03. Reimbursement; Ownership of Information	16
Section 5.04. Retention of Records	16
Section 5.05. Confidentiality	17
Section 5.06. Privileged Information	19

ARTICLE 6
INDEMNIFICATION

Section 6.01. Release of Pre-Distribution Claims	21
Section 6.02. SpinCo Indemnification of the Parent Group	22

i

i

SEPARATION AND DISTRIBUTION AGREEMENT2

SEPARATION AGREEMENT (the “Agreement”) dated [            ] by and among McKesson Corporation, a Delaware corporation (“Parent”), (ii) [PF2 SpinCo Inc.]3, a Delaware corporation and wholly owned Subsidiary of Parent (“SpinCo”), and (iii) solely for the purposes of Articles 2, 3, 5, 6 and 7 herein, HCIT Holdings, Inc., a Delaware corporation (“Acquiror”) and (iv) Change Healthcare LLC (f/k/a PF2 NewCo LLC), a Delaware limited liability company (the “JV”), Change Healthcare Intermediate Holdings, LLC (f/k/a PF2 NewCo Intermediate Holdings, LLC), a Delaware limited liability company (“NewCo Intermediate Holdings”) and Change Healthcare Holdings, LLC (f/k/a PF2 NewCo Holdings, LLC), a Delaware limited liability company (“NewCo Holdings”).

W I T N E S S E T H:

WHEREAS, SpinCo is a wholly owned Subsidiary of Parent;

WHEREAS, (i) on June 28, 2016, Acquiror, Parent, Echo Holdco, Blackstone, H&F, NewCo Intermediate Holdings, NewCo Holdings and JV have entered into an Agreement of Contribution and Sale (as amended or otherwise modified from time to time, the “JV Contribution Agreement”), and (ii) at the closing of the JV Contribution Agreement, each of PF2 IP LLC, a Delaware limited liability company (“IPCo”), PF2 PST Services Inc., a Delaware corporation (“PST Services”), Acquiror and JV entered into the Third Amended and Restated Limited Liability Company Agreement dated as of March 1, 2017 (as amended or otherwise modified from time to time, the “LLC Agreement”);

WHEREAS, pursuant to the terms of the LLC Agreement, IPCo, PST Services and their Affiliates have determined that it is in the best interests of each such party and their stockholders to consummate the transactions set forth in this Agreement and effect the separation of SpinCo from Parent by [(i) consummating an offer to exchange 100% of the issued and outstanding shares of SpinCo Common Stock (as defined below) held directly or indirectly by Parent, for consideration as more particularly described under Section 3.02 below (such transaction, the “Exchange Offer”), and (ii) in the event that holders of outstanding shares of Parent Common Stock (as defined below) subscribe for less than all of the shares of SpinCo Common Stock owned by Parent in the Exchange Offer, then at the sole election of Parent,] distributing the [remaining] shares of SpinCo Common Stock owned by Parent by means of a pro rata dividend, to holders of Parent Common Stock as of the Record Date (as defined below) (the [transactions under (ii) if applicable, the “Clean-up Distribution”, and the transactions under (i) and (ii) together, the] “Distribution”);

[2]	NTD: Appropriate modifications to be made in the event the Distribution includes an exchange of SpinCo Common Stock for property other than Parent Common Stock, but such modifications shall not affect the liabilities of SpinCo.
[3]	NTD: SpinCo is currently a DE LLC, but will be converted to a DE corp.

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WHEREAS, Parent has determined that, subject to the terms and conditions here, it would be desirable for Parent to transfer to SpinCo all of Parent’s direct and indirect equity interest in JV, which may include the transfer of all of the issued and outstanding equity of the MCK Members (as defined in the LLC Agreement), in exchange for Parent’s receipt of SpinCo Common Stock (such transfer, the “Controlled Transfer”);

WHEREAS, immediately following the Distribution Effective Time (as defined below), and pursuant to the Merger Agreement (as defined in the LLC Agreement), SpinCo will merge with and into Acquiror, with Acquiror as the surviving corporation in such merger (the “Merger”);

WHEREAS, for United States federal income tax purposes, (i) the Controlled Transfer, together with the Distribution, will qualify as a “reorganization” within the meaning of Section 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the “Code”), and that each of Parent and SpinCo will be a “party to the reorganization” within the meaning of Section 368(b) of the Code, (ii) the Distribution, as such, will qualify as a distribution of SpinCo Common Stock to Parent’s shareholders pursuant to Section 355 of the Code, (iii) the Merger will not cause Section 355(e) of the Code to apply to the Distribution, (iv) the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and that each of Acquiror and SpinCo will be a “party to the reorganization” within the meaning of Section 368(b) of the Code and (v) this Agreement constitutes a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g); and

WHEREAS, the parties hereto have determined to set forth the principal actions required to effect the Distribution and to set forth certain agreements that will govern the relationship between the parties following the Distribution.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

“Acquiror” has the meaning set forth in the preamble.

“Acquiror Group” means Acquiror and its Subsidiaries.

“Action” means any demand, claim, suit, action, arbitration, inquiry, audit, examination, investigation or other proceeding of any nature, whether administrative, civil, criminal, regulatory or otherwise, by or before any Governmental Authority or any arbitration or mediation tribunal.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such other Person; provided, however, that (notwithstanding any other provision of this Agreement), no member of the JV Group or the Acquiror Group shall be considered to be an Affiliate of any member of the Parent Group or, prior to the Merger Effective Time, the SpinCo Group, provided further that after the Merger Effective Time each member of the SpinCo Group shall be

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considered an Affiliate of the Acquiror Group and the JV Group. For the purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For the avoidance of doubt, (a) prior to the Distribution Effective Time, Affiliates of Parent shall include SpinCo and its Affiliates and (b) after the Merger Effective Time, Affiliates of Acquiror shall include SpinCo and its Affiliates and the members of the JV Group.

“Agreement” has the meaning set forth in the preamble.

“Ancillary Agreements” means the JV Contribution Agreement and the LLC Agreement, Transition Services Agreements, MCK Tax Receivable Agreement, New Echo Tax Receivable Agreement, Intellectual Property Licensing Agreement, Echo Shareholders’ Agreement, Management Services Agreement, Principal Shareholder Letters, Echo Connect Option Agreement, Registration Rights Agreement and the Tax Matters Agreement (in each case, as defined in the JV Contribution Agreement); that certain Master Subcontract Agreement by and between McKesson Technologies Inc. and PF2 EIS LLC; and any other agreement entered into in writing in connection with the Controlled Transfer and/or the Distribution (to the extent the applicable party hereto is bound thereby) in each case, to the extent such Ancillary Agreements remain in effect pursuant to their terms.

“Applicable SEC Filing” has the meaning set forth in Section 3.01.

“Blackstone” means, Blackstone Capital Partners VI L.P., Blackstone Family Investment Partnership VI L.P. and Blackstone Family Investment Partnership VI-ESC L.P., collectively.

“Business” means, as the context requires, the Retained Business or the JV Business.

“Business Day” means a day ending at 11:59 p.m. (Eastern Time), other than a Saturday, a Sunday or other day on which commercial banks in New York, New York are authorized or obligated by Law to close.

“Business Transfer Time” has the meaning set forth in Section 2.01(b).

“Claim” has the meaning set forth in Section 6.04(a).

[“Clean-up Distribution” has the meaning set forth in the recitals to this Agreement.]

“Code” has the meaning set forth in the recitals to this Agreement.

“Commission” means the U.S. Securities and Exchange Commission.

“Contracts” means any contract, agreement, lease, sublease, license, sales order, purchase order, loan, credit agreement, bond, debenture, note, mortgage, indenture, guarantee, undertaking, instrument, arrangement, understanding or other commitment, whether written or oral, that is binding on any Person or any part of its property under applicable Law.

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“Controlled Transfer” has the meaning set forth in the recitals to this Agreement.

“Convey” has the meaning set forth in Section 2.01(b).

“Disposing Party” has the meaning set forth in Section 5.04.

“Distribution” has the meaning set forth in the recitals to this Agreement.

“Distribution Agent” means a distribution agent to be appointed by Parent on behalf of itself and SpinCo on or prior to the date hereof.

“Distribution Date” means the date selected by the board of directors of Parent or its designee for the consummation of the Distribution.

“Distribution Effective Time” means the time established by Parent as the effective time for the Distribution, New York time, on the Distribution Date.

“Echo Holdco” means Change Healthcare, Inc., a Delaware corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

[“Exchange Agent” means an exchange agent to be appointed by Parent on behalf of itself and SpinCo on or prior to the date hereof.]

[“Exchange Offer” has the meaning set forth in the recitals to this Agreement.]

“Financial Instruments” means, with respect to any party, all credit facilities, guarantees, comfort letters, letters of credit and similar instruments related primarily to such party’s Business under which any member of such party’s Group has any primary, secondary, contingent, joint, several or other liability.

“Governmental Authority” means any national, federal, regional, municipal or foreign government; international authority (including, in each case, any central bank or fiscal, Tax or monetary authority); governmental agency, authority, division, department; the government of any prefecture, state, province, country, municipality or other political subdivision thereof; and any governmental body, agency, authority, division, department, board or commission, or any instrumentality or officer acting in an official capacity of any of the foregoing, including any court, arbitral tribunal or committee exercising any executive, legislative, judicial, regulatory or administrative functions of government.

“Group” means, as the context requires, the Parent Group, the Acquiror Group, the SpinCo Group or the JV Group.

“H&F” means, H&F Harrington AIV II, L.P., HFCP VI Domestic AIV, L.P., Hellman & Friedman Investors VI, L.P., Hellman & Friedman Capital Executives VI, L.P. and Hellman & Friedman Capital Associates VI, L.P., collectively.

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“Indemnified Party” has the meaning set forth in Section 6.04(a).

“Indemnifying Party” has the meaning set forth in Section 6.04(a).

“Indemnitees” means, as the context required, the Parent Indemnitees or the SpinCo Indemnitees.

“Intercompany Accounts” has the meaning set forth in Section 2.02.

“Internal Restructuring” has the meaning set forth in Exhibit [B].4

“IPCo” has the meaning set forth in the recitals.

“IRS” means the Internal Revenue Service.

“JV” has the meaning set forth in the preamble.

“JV Business” means, the business conducted by the JV Group (which, for clarity shall include the Core MTS Business and the Echo Business (each such term, as defined under the JV Contribution Agreement)), in each case from time to time, whether before, on or after the Distribution.

“JV Contribution Agreement” has the meaning set forth in the recitals.

“JV Group” means the JV and each of its Subsidiaries.

“Law” means any transnational, domestic or foreign federal, state or local statute, law, ordinance, regulation, rule, code, order or other requirement or rule of law, including the common law.

“Liabilities” means all debts, liabilities, guarantees, assurances and commitments, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including whether arising out of any contract or tort based on negligence, strict liability or relating to Taxes payable by a Person in connection with compensatory payments to employees or independent contractors) and whether or not the same would be required by generally accepted principles and accounting policies to be reflected in financial statements or disclosed in the notes thereto.

“LLC Agreement” has the meaning set forth in the recitals.

“Losses” means, with respect to any Person, any and all damages, losses, liabilities and expenses incurred or suffered by such Person (including, without limitation, reasonable expenses of investigation and reasonable attorneys’ fees and expenses).

“Merger” has the meaning set forth in the recitals.

[4]	NTD: Plan for Internal Restructuring to be developed by Parent, if needed.

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“Merger Agreement” has the meaning set forth in the LLC Agreement.

“Merger Effective Time” shall mean the time of the effectiveness of the Merger.

“Parent” has the meaning set forth in the preamble.

“Parent Assumed Actions” has the meaning set forth in Section 5.02(a).

“Parent Common Stock” means common stock, par value $0.01 per share, of Parent.

“Parent Group” means Parent and its Subsidiaries (other than, after the Distribution Effective Time, SpinCo and any member of the SpinCo Group).

“Parent Indemnitees” has the meaning set forth in Section 6.02(a).

“Parent Liabilities” means, except as otherwise specifically provided in this Agreement or any Ancillary Agreement, all Liabilities (whether arising before, on or after the Distribution Date and whether based on facts occurring before, on or after the Distribution Date) of or relating to, or arising from or in connection with, the Parent Group, the conduct of the Retained Business or the ownership or use of assets in connection therewith, but excluding any SpinCo Liabilities (and for clarity, “Parent Liabilities” shall include all Liabilities arising in connection with the Parent Assumed Actions, Internal Restructuring and Distribution (other than any expenses set forth under the Contribution Agreement or the LLC Agreement to be borne by any other party, including as set forth under Section 10.08 (Exit Events Expenses) of the LLC Agreement)).

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a governmental or political subdivision or an agency or instrumentality thereof.

“Prior Company Counsel” has the meaning set forth in Section 5.06(c).

“Privilege” has the meaning set forth in Section 5.06.

“Privileged Information” has the meaning set forth in Section 5.06.

“PST Services” has the meaning set forth in the recitals.

“Receiving Party” has the meaning set forth in Section 5.04.

“Record Date” means the cut-off date to be established by the Parent for determination of the holders of Parent Common Stock entitled to receive the Distribution.

“Released Parties” has the meaning set forth in Section 6.01(a).

[“Remaining SpinCo Common Stock” means the difference between (x) all of the issued and outstanding shares of SpinCo Common Stock held directly, or indirectly, by Parent and (y) such number of shares of SpinCo Common Stock that shall have been exchanged for shares of Parent Common Stock pursuant to the Exchange Offer.]

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“Representatives” means, with respect to any Person, the Affiliates of such Person and the officers, directors, employees, attorneys, accountants, financial advisors, agents, consultants, professional advisors and other representatives of such person and its Affiliates.

“Retained Business” any business now, previously or hereafter conducted by Parent or any of its Subsidiaries or Affiliates (including the SpinCo Group prior to the Distribution Effective Time), other than the JV Business.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“SpinCo” has the meaning set forth in the preamble.

“SpinCo Assumed Actions” has the meaning set forth in Section 5.02(a).

“SpinCo Common Stock” means common stock, par value $0.01 per share, of SpinCo.

“SpinCo Group” means SpinCo and its Subsidiaries (which, for the avoidance of doubt, shall not include prior to the Merger Effective Time, any member of the JV Group).

“SpinCo Indemnitees” has the meaning set forth in Section 6.03(a).

“SpinCo Liabilities” means, except as otherwise specifically provided for in this Agreement or any Ancillary Agreement or any other contract or agreement to which any member of the Parent Group is party, all Liabilities (whether arising before, on or after the Distribution Date and whether based on facts occurring before, on or after the Distribution Date) of or relating to, or arising from or in connection with, the JV Group, the conduct of the JV Business, or the ownership or use of equity interests in the JV in connection therewith, but excluding (i) any Parent Liabilities and (ii) any Liability to indemnify any employees of the Parent Group in connection with service as directors, officers or employees of the SpinCo Group at or prior to the Merger Effective Time (and for clarity, shall include all Liabilities arising in connection with the SpinCo Assumed Actions).

“Subsidiary” means, with respect to any Person, any other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; provided that before the Merger Effective Time, no member of the JV Group shall be a Subsidiary of Parent, SpinCo or Acquiror, but after the Merger Effective Time, any member of the SpinCo Group and the JV Group shall be a Subsidiary of Acquiror.

“Tax” has the meaning set forth in the Tax Matters Agreement.

“Tax Matters Agreement” means the Tax Matters Agreement between Parent, SpinCo, Acquiror, the JV and the other parties thereto to be entered into as of the Distribution Date, substantially in the form of Exhibit A.

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“Tax-Related Losses” has the meaning set forth in the Tax Matters Agreement.

“Third Party” or “third party” means a Person that is not an Affiliate of SpinCo or Parent.

“Third Party Claim” has the meaning set forth in Section 6.04(b).

Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Exhibits are to Articles, Sections and Exhibits of this Agreement unless otherwise specified. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. Except as expressly set forth herein or in another Ancillary Agreement, references to “law”, “laws” or to a particular statute or law shall be deemed also to include any applicable Law.

ARTICLE 2

PRIOR TO THE DISTRIBUTION

On or prior to the Distribution Date,

Section 2.01. Contribution.

(a) Prior to consummating the Distribution and Merger, to the extent not already completed, Parent shall, and shall cause, its Affiliates to, consummate the Internal Restructuring.

(b) Except as otherwise expressly provided herein or in any of the Ancillary Agreements, and except to the extent previously effected pursuant to the Internal Restructuring, upon the terms and conditions set forth in this Agreement, effective as of immediately prior to the Distribution on the anticipated

8

Distribution Date (the “Business Transfer Time”), Parent shall assign, transfer, convey and deliver (“Convey”), and shall cause its Affiliates to Convey to SpinCo (i) all of the Parent Group’s right, title and interest in and to all of the issued and outstanding stock of IPCo and PST Services and (ii) if applicable, all of the Parent Group’s right, title and interest in and to any Units (as defined in the LLC Agreement) not held at such time by IPCo and PST Services.

Section 2.02. Intercompany Accounts; Intercompany Contracts.

(a) Each of SpinCo, on behalf of itself and each other member of the SpinCo Group, on the one hand, and Parent, on behalf of itself and each other member of the Parent Group, on the other hand, hereby terminates any and all Contracts between or among SpinCo or any member of the SpinCo Group, on the one hand, and Parent or any member of the Parent Group, on the other hand, effective without further action as of the Business Transfer Time, other than this Agreement, the Merger Agreement and the Ancillary Agreements. No such Contract (including any provision thereof which purports to survive termination) shall be of any further force or effect after the Business Transfer Time and all parties shall be released from all Liabilities thereunder. Each party shall, at the reasonable request of any other party, take, or cause to be taken, such other actions as may be necessary to effect the foregoing.

(b) Parent shall cause all of the intercompany receivables, payables, loans and other accounts, rights and Liabilities between SpinCo and any other member of the SpinCo Group, on the one hand, and Parent or any other member of the Parent Group, on the other hand, in existence as of the Business Transfer Time (collectively, the “Intercompany Accounts”) to be (i) settled in full in cash or (ii) otherwise cancelled, terminated or extinguished, in which case the balance shall be treated as a contribution to capital or a dividend (in the case of each of clauses (i) and (ii), with no further liability or obligation thereunder), such that, as of the Business Transfer Time, there are no Intercompany Accounts outstanding.

Section 2.03. Financial Instruments. Parent shall use reasonable efforts to take or cause to be taken all actions, and enter into such agreements and arrangements as shall be necessary, to (i) terminate all obligations of SpinCo (and members of the SpinCo Group) under any of Parent’s Financial Instruments that is in existence immediately prior to the Distribution or (ii) cause itself (or another member of the Parent Group) to be substituted for SpinCo (and members of the SpinCo Group) in respect of their obligations under any of Parent’s Financial Instruments that is in existence immediately prior to the Distribution; provided that if such a termination or substitution is not effected by the Distribution (i) Parent shall indemnify and hold harmless SpinCo and each member of the SpinCo Group and, after the Merger Effective Time, the Acquiror Group (as successor to the SpinCo Group) from and against any Losses arising from or relating to its Financial Instruments in accordance with the applicable provisions of Article 6 and (ii) without the prior written consent of Acquiror, Parent shall not, and shall not permit any its Affiliates to, renew or extend the term of,

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increase the obligations or liabilities under, or transfer to a third party, any such Financial Instrument unless all obligations of SpinCo (and members of the SpinCo Group) and, after the Merger Effective Time, the Acquiror Group (as successor to the SpinCo Group) with respect thereto are thereupon terminated by documentation reasonably satisfactory in form and substance to Acquiror.

Section 2.04. Shared Employees. Each individual who is an officer, director or employee of any member of the Parent Group and any member of the SpinCo Group shall resign, effective at or prior to the Distribution, from all positions such individual holds with the SpinCo Group, such that following the Distribution such individual will not hold such positions in both Groups.

Section 2.05. Operations of SpinCo. Prior to the Distribution Effective Time, and except with respect to Parent’s Financial Instruments, which shall be subject to Section 2.03, Parent shall cause SpinCo and each member of the SpinCo Group, from and after the formation thereof, to, and prior to the Merger Effective Time SpinCo shall and shall cause each member of the SpinCo Group, from and after the formation thereof, to, not be an obligor or guarantor under, or otherwise be subject to, any indebtedness, or to conduct any operations or own any assets other than ownership of equity of the other members of the SpinCo Group and the JV Group, or otherwise acquire or dispose of any other assets or entities (other than in connection with the Internal Restructuring and other assets incidental to their status as holding companies of equity of the other members of the SpinCo Group and the JV Group).

Section 2.06 Further Assurances and Consents. In addition to the actions specifically provided for elsewhere in this Agreement, subject to all of the terms and conditions hereof, each of the parties hereto shall use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable Laws, regulations and agreements or otherwise to consummate and make effective the transactions contemplated by this Agreement, including but not limited to using its reasonable efforts to obtain any consents and approvals and to make any filings (including the Applicable SEC Filings) and applications necessary or desirable in order to consummate the transactions contemplated by this Agreement, and SpinCo shall, at Parent’s request, participate in any meetings, drafting sessions, due diligence sessions, management presentation sessions, and “road shows” (including any marketing efforts) relating to the Exchange Offer.

ARTICLE 3

THE DISTRIBUTION

Section 3.01. Conditions Precedent to Distribution. In no event shall the Distribution occur unless (i) each of the following conditions shall have been satisfied (or waived by Parent in its sole discretion), and (ii) the conditions set forth in sub-clause (iii) – (ix) shall have been satisfied (or waived by Acquiror in its sole discretion):

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(i) [each of the conditions set forth in Annex I hereto (the “Offer Conditions”) shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied or waived by the party entitled to the benefit thereto and other than the conditions that by their nature are to be satisfied contemporaneously with the Distribution);]5

(ii) the board of directors of Parent shall be satisfied that any [Clean-up] Distribution[, if applicable,] can be made out of surplus within the meaning of Section 170 of the General Corporation Law of the State of Delaware and shall have received a solvency opinion in form and substance satisfactory to the board of directors of Parent to that effect;

(iii) the Controlled Transfer shall have been completed;

(iv) an applicable registration statement or form as determined by Parent in its sole discretion or as otherwise required by the Commission for [commencement of the Exchange Offer, and] consummating the Distribution shall have been filed with the Commission (the “Applicable SEC Filings”) and declared effective, if applicable, by the Commission, no stop order suspending the effectiveness of such Applicable SEC Filing shall be in effect, no proceedings for such purpose shall be pending before or threatened by the Commission, and the Applicable SEC Filing shall have been mailed to holders of Parent Common Stock (and the holders of Acquiror Common Stock, if applicable), as of the Record Date;

(v) all actions and filings necessary or appropriate under applicable federal, state or foreign securities or “blue sky” laws and the rules and regulations thereunder shall have been taken and, where applicable, become effective or been accepted;

(vi) each of the Ancillary Agreements shall have been duly executed and delivered by the parties thereto;

(vii) no applicable Law shall have been adopted, promulgated or issued that prohibits the consummation of the Distribution, the Merger or the other transactions contemplated hereby;

(viii) all material governmental approvals and consents and all material permits, registrations and consents from third parties, in each case, necessary to effect the Distribution and the Merger and to permit the operation of the JV Business after the Distribution Date substantially as it is conducted at the date hereof shall have been obtained; and

[5]	NTD: Exchange offer conditions, if any, to be included by Parent, if applicable

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(ix) the Merger Agreement shall have been entered into by the parties thereto and shall be in full force and effect, and all conditions and obligations of the parties to the Merger Agreement to consummate the Merger and to effect the other transactions contemplated by the Merger Agreement (other than the filing of the certificate of merger) shall have been satisfied or waived, such that the Merger is consummated immediately following the Distribution.

Each of the foregoing conditions is for the sole benefit of Parent (other than the conditions in (iii) – (ix) above, which is also for the benefit of Acquiror) and shall not give rise to or create any duty on the part of Parent (or Acquiror, if applicable) or its board of directors to waive or not to waive any such condition. Any determination made by Parent on or prior to the Distribution concerning the satisfaction or waiver of any or all of the conditions set forth in clause (i) or (ii) of this Section 3.01 shall be conclusive and binding on the parties.

Section 3.02. The [Exchange Offer and ]Distribution.

(a) [Provided that this Agreement shall not have been terminated in accordance with Section 7.02, and nothing shall have occurred that, had the Exchange Offer been commenced, would give rise to a right to terminate the Exchange Offer pursuant to the Offer Conditions, as promptly as practicable after the date hereof, but in no event later than [            ] Business Days following the date of this Agreement (and subject to satisfaction and/or waiver of the conditions set forth in Section 3.01), Parent shall commence the Exchange Offer.]

(b) [Under the Exchange Offer, each outstanding share of Parent Common Stock shall be exchangeable for [            ]6 shares of outstanding SpinCo Common Stock owned by Parent. The Exchange Agent shall hold the certificates for shares of SpinCo Common Stock delivered in the Exchange Offer for the account of the Parent shareholders whose shares of Parent Common Stock are tendered in the Exchange Offer pending the Merger.]

(c) [In the event that holders of Parent Common Stock subscribe for less than all of the shares of SpinCo Common Stock owned by Parent in the Exchange Offer, then] subject to the terms and conditions set forth in this Agreement, and provided that this Agreement shall not have been terminated in accordance with Section 7.02, (i) each holder of record of Parent Common Stock [after giving effect to the Exchange Offer] (“Record Holder”) shall be entitled to receive for each share of Parent Common Stock held by such Record Holder a number of shares of [Remaining] SpinCo Common Stock equal to the total number of shares of [Remaining] SpinCo Common Stock held by Parent on the Distribution Date, multiplied by a fraction, the numerator of which is the number of shares of Parent

[6]	NTD: Exchange ratio to be inserted into draft following determination by an investment banker appointed pursuant to Section 3.02(d) by Parent

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Common Stock held by such Record Holder [after giving effect to the Exchange Offer] and the denominator of which is the total amount of Parent Common Stock outstanding on the Distribution Date [after giving effect to the Exchange Offer] and (ii) at the Distribution Effective Time, Parent shall deliver to the Distribution Agent a global certificate representing the [Remaining] SpinCo Common Stock distributed in the [Clean-up] Distribution for the account of the Parent shareholders that are entitled thereto. The Distribution Agent shall hold such certificate for the account of the Parent shareholders pending the Merger.

(d) Parent shall, in its sole discretion, determine the Distribution Date and all terms of the Distribution, including the timing of the consummation of all or part of the Distribution, but which determination shall be made in compliance with the LLC Agreement. Parent shall, in its sole discretion, select any investment banker(s) and manager(s) in connection with the Distribution, as well as any other institutions providing services in connection with the Distribution, including the Distribution Agent[, the Exchange Agent], a financial printer, solicitation agent and financial, legal, accounting and other advisors.

Section 3.03. Applicable SEC Filings. In connection with the preparation of the Applicable SEC Filings, Parent and Acquiror shall cooperate with each other, and provide each other and their respective counsel a reasonable opportunity to review and comment on the material Applicable SEC Filings prior to filing with the Commission, and Parent and Acquiror, as the case may be, shall give reasonable and good faith consideration to any comments made by Acquiror or Parent, as the case may be, and their respective counsel, provided that nothing herein shall require a party to delay the making of any Applicable SEC Filing. Parent and Acquiror, as the case may be, shall provide each other and their respective counsel with (i) any comments or other communications, whether written or oral, that such party or its counsel may receive from time to time from the Commission or its staff with respect to any material Applicable SEC Filing promptly after receipt of those comments or other communications and (ii) a reasonable opportunity to participate in such party’s response to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given).

Section 3.04. Plan of Reorganization. This Agreement constitutes a “plan of reorganization” under Treasury Regulation Section 1.368-2(g) with respect to the transactions contemplated hereby.

Section 3.05. NO REPRESENTATIONS OR WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN ANY ANCILLARY AGREEMENT OR IN CERTIFICATES FURNISHED THEREUNDER, NO MEMBER OF ANY GROUP MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, TO ANY MEMBER OF ANY OTHER GROUP OR ANY OTHER PERSON WITH RESPECT TO ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE BUSINESS, ASSETS, CONDITION OR PROSPECTS (FINANCIAL OR

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OTHERWISE) OF, OR ANY OTHER MATTER INVOLVING, EITHER BUSINESS, OR THE SUFFICIENCY OF ANY ASSETS TRANSFERRED TO THE APPLICABLE GROUP, OR THE TITLE TO ANY SUCH ASSETS, OR THAT ANY REQUIREMENTS OF APPLICABLE LAW ARE COMPLIED WITH RESPECT TO THE CONTRIBUTION OR THE DISTRIBUTION.

ARTICLE 4

RESERVED

ARTICLE 5

ACCESS TO INFORMATION

Section 5.01. Access to Information.

(a) For a period of six years after the Distribution Date, each party shall, and shall cause its Affiliates to, afford promptly the other party’s Group and its agents and, to the extent required by applicable Law, authorized representatives of any Governmental Authority of competent jurisdiction, reasonable access during normal business hours to its books of account, financial and other records (including accountant’s work papers, to the extent consents have been obtained), information, employees and auditors to the extent necessary or reasonably useful for such other party’s Group in connection with any audit, investigation, dispute or litigation, complying with their obligations under this Agreement or any Ancillary Agreement, any regulatory proceeding, any regulatory filings, complying with reporting disclosure requirements or any other requirements imposed by any Governmental Authority or any other reasonable business purpose of the Group requesting such access; provided that any such access shall not unreasonably interfere with the conduct of the business of the party (and that of its Affiliates) providing such access; provided further that in the event any party reasonably determines that affording any such access to the other party would be commercially detrimental in any material respect or violate any applicable Law or agreement to which such party or member of its Group is a party, or waive any attorney-client privilege applicable to such party or any member of its Group, the parties shall use reasonable efforts to permit the compliance with such request in a manner that avoids any such harm or consequence. Notwithstanding anything to the contrary contained herein, in the event that there is any pending dispute between the SpinCo Group or Acquiror Group on one hand and the Parent Group on the other hand, no party shall be required to grant access or disclosure pursuant to this Section 5.02 in respect of such dispute, and any such access and disclosure in respect of such dispute shall be subject to the applicable discovery rules.

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(b) Without limiting the generality of the foregoing, until the end of the first full SpinCo fiscal year and the first full Parent fiscal year occurring after the Distribution Date (and for a reasonable period of time afterwards as required for each party and the Acquiror to prepare consolidated financial statements or complete a financial statement audit for the fiscal year during which the Distribution Date occurs), each party shall use reasonable efforts, to cooperate with the other party’s information requests to enable the other party and the Acquiror to meet its timetable for dissemination of its earnings releases, financial statements and enable such other party’s auditors to timely complete their audit of the annual financial statements and review of the quarterly financial statements.

Section 5.02. Litigation Cooperation.

(a) (i) From and after the Distribution Effective Time, the applicable member of the SpinCo Group shall assume and thereafter be responsible for all Losses that may result from the SpinCo Assumed Actions and all fees and costs (including attorneys’ fees) relating to the defense of the SpinCo Assumed Actions. “SpinCo Assumed Actions” means those Actions primarily relating to the JV Business in which any member of the Parent Group or any Affiliate of a member of the Parent Group is a defendant or the party against whom the claim or investigation is directed solely as a result of any member of the Parent Group being a beneficial owner of the JV or any other member of the JV Group (but shall exclude all Actions to the extent relating to contractual obligations of any member of the Parent Group); and (ii) from and after the Distribution Effective Time, the applicable member of the Parent Group shall assume and thereafter be responsible for all Liabilities that may result from the Parent Assumed Actions and all fees and costs (including attorneys’ fees) relating to the defense of the Parent Assumed Actions. “Parent Assumed Actions” means those Actions primarily related to the Retained Business or the Distribution in which any member of the SpinCo Group or any Affiliate of a member of the SpinCo Group is a defendant or the party against whom the claim or investigation is directed (and shall include all Actions to the extent relating to contractual obligations of any member of the Parent Group).

(b) Each party shall, and shall cause its Affiliates to, use reasonable efforts to make available to the other Group and its accountants, counsel, and other designated representatives, upon written request, its directors, officers, employees and representatives as witnesses, and shall otherwise cooperate with the other Group, to the extent reasonably required in connection with any Action arising out of either Business prior to the Distribution Effective Time in which the requesting party may from time to time be involved. Notwithstanding anything to the contrary contained herein, in the event that there is any pending dispute between the SpinCo Group or Acquiror Group on one hand and the Parent Group on the other hand, no party shall be required to grant access or disclosure pursuant to this Section 5.02 in respect of such dispute, and any such access and disclosure in respect of such dispute shall be subject to the applicable discovery rules.

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Section 5.03. Reimbursement; Ownership of Information.

(a) Each party (or any of such party’s Affiliates, as the case may be) providing information or witnesses to the other Group, or otherwise incurring any expense in connection with cooperating, under Section 5.01 or Section 5.02 shall be entitled to receive from the recipient thereof, upon the presentation of invoices therefor, payment for all out-of-pocket costs and expenses (including attorney’s fees but excluding reimbursement for general overhead, salary and employee benefits) actually incurred in providing such access, information, witnesses or cooperation.

(b) All information owned by one party that is provided to the other party under Section 5.01 or Section 5.02 shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed to grant or confer rights of license or otherwise in any such information.

Section 5.04. Retention of Records. Except as otherwise required by applicable Law or agreed to in writing, for a period of one year following the Distribution Date, each party shall, and shall cause its respective Affiliates to, retain any and all information in its possession or control relating to the other Group’s Business in accordance with the document retention practices of (i) Parent, with respect to any member of the Parent Group or (ii) the JV, with respect to any member of the SpinCo Group, in each case, as in effect as of the date hereof. Neither party shall destroy or otherwise dispose of any such information, subject to such retention practice, unless, prior to such destruction or disposal, the party proposing such destruction or disposal (the “Disposing Party”) provides not less than 30 days’ prior written notice to the other party (the “Receiving Party”), specifying the information proposed to be destroyed or disposed of and the scheduled date for such destruction or disposal. If the Receiving Party shall request in writing prior to the scheduled date for such destruction or disposal that any of the information proposed to be destroyed or disposed of be delivered to the Receiving Party, the Disposing Party shall promptly arrange for the delivery of such of the information as was requested at the expense of the Receiving Party; provided that in the event that the Disposing Party reasonably determines that any such provision of information would violate any applicable Law or agreement to which such party or member of its Group is a party, or waive any attorney-client privilege applicable to such party or any member of its Group, the parties shall use reasonable efforts to permit the compliance with such request in a manner that avoids any such harm or consequence. Any records or documents that were subject to a litigation hold prior to the Distribution Date must be retained by the applicable party until such party is notified by the other party that the litigation hold is no longer in effect.

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Section 5.05. Confidentiality.

(a) Each party hereto agrees that they shall hold strictly confidential and shall use, and shall cause any Person to which its discloses Confidential Information pursuant to clause (b) below, to hold strictly confidential and to use, the Confidential Information only in connection with its investment in the JV and not for any other purpose. The JV and each Member agrees that it shall be responsible for any breach of the provisions of this Section 5.05 by any Person to which it discloses Confidential Information.

(b) The JV and each Member agrees that it shall not disclose any Confidential Information to any Person (other than as may be necessary to monitor, increase or decrease its investment in the JV in accordance with applicable securities laws), except that Confidential Information may be disclosed as follows:

(i) to any of such Person’s Representatives, including to the extent necessary to obtain their services in connection with monitoring its investment in the Company;

(ii) to any financial institution providing credit to such Person or any of its Affiliates;

(iii) to the extent required by applicable Law or requested or required by any regulatory body (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which such Persons is subject); provided that, unless otherwise prohibited by Law, such Persons agrees to give the other parties hereto prompt notice of such request(s), to the extent practicable, so that such parties may seek an appropriate protective order or similar relief (and such Person shall cooperate with such efforts by such other parties, and shall in any event make only the minimum disclosure required by such Law);

(iv) in the case of any Member, to any Person to whom such Member is contemplating a Transfer of all or any portion of its Units; provided that such Transfer (1) would not be in violation of the provisions of the LLC Agreement, (2) the potential Transferee agrees in advance of any such disclosure to be bound by a confidentiality agreement consistent with the provisions hereof and (3) such Member shall be responsible for breaches of such confidentiality agreement by such potential Transferee, for so long as the JV does not have direct recourse against such potential Transferee for any such breaches;

(v) to any Governmental Authority or any rating agency with jurisdiction over such Person or any of its Affiliates or with which such Person or any of its Affiliates has regular dealings, as long as such Governmental Authority or rating agency is advised of the confidential nature of such information and such Person uses reasonable efforts to seek confidential treatment of such information to the extent available;

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(vi) to the extent required by the rules and regulations of the SEC or stock exchange rules, including any disclosure contemplated under the Registration Rights Agreement; or

(vii) if the prior written consent of all of the Directors on the Board shall have been obtained.

Nothing contained herein shall prevent the use of Confidential Information in connection with the assertion or defense of any claim by or against the JV or any Member and nothing contained herein shall be deemed to restrict any stockholder’s ability to monetize its equity investment in compliance with applicable securities laws.

Notwithstanding the foregoing, the JV and each of the Members acknowledge that each of the Blackstone and H&F and their Affiliates may provide Confidential Information to its existing and potential limited partners, members and other investors; provided that the Blackstone and H&F shall not provide any non-public financial information or competitively or strategically sensitive information about the JV or any of its Subsidiaries to (a) any limited partner that is not subject to customary confidentiality and non-use restrictions with respect to such information (subject to customary exceptions) or (b) to any other Person in the course of investing or fundraising activities that is not subject to customary confidentiality and non-use restrictions with respect to such information (subject to customary exceptions) and, in any of either (a) or (b), any non-public financial information shall be limited to Blackstone’s and H&F’s or their fund Affiliates’ valuation of the JV and its Subsidiaries without providing underlying forecasted financial data or trends; provided that it and its fund Affiliates shall be permitted to disclose underlying forecasted financial data or trends to the two co-investors in the Acquiror who have entered into confidentiality agreements; provided, further, that in any case Blackstone shall provide prompt written notice of such disclosure to Parent.

(c) “Confidential Information” means any information concerning the Members or any of their respective Affiliates, the JV or any of its Subsidiaries or the financial condition, business, operations or prospects of the Members or any of their respective Affiliates or the JV or any of its Subsidiaries in the possession of or furnished to the JV or any Member, as applicable (including by virtue of any Member’s present or former right to designate a Director); provided that the term “Confidential Information” shall not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by such Person or its Affiliates or any of their respective Representatives in violation of this Agreement, (ii) was available to such Person on a non-confidential basis prior to its disclosure to such Person or its Representatives by the JV or the other Members or their Representatives or (iii) becomes available to such Person on a non-confidential basis from a source other than the JV or the other Members or their Representatives after the disclosure of such information to such Person or its Representatives by the JV or the Members or their Representatives, which source is (at the time of receipt of the relevant information) not, to such Person’s knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the JV, the other Members or another Person; provided that, notwithstanding anything to the contrary contained herein, “Confidential Information” in the possession of any of the Initial Members or its Affiliates prior

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to the Closing shall not by virtue of the foregoing exceptions in clauses (ii) or (iii) be deemed not to be Confidential Information, and each of the Initial Members shall be obligated to keep or to cause to be kept such information confidential and to use or cause to be used such information in accordance with the provisions of this Section 15(d) as fully as if such Member did not have access to such information prior to the Closing but only received such information after the Closing. For the avoidance of doubt, the JV and each Member (as defined in the LLC Agreement) acknowledge and agree that each Member and the Echo Shareholders (as defined in the LLC Agreement) may incidentally develop or receive from third parties information not known by such recipient to have been obtained in violation of this Agreement that is the same as or similar to the Confidential Information, and that nothing in this Agreement restricts or prohibits any Member or the Echo Shareholders (by itself or through a third party) from developing, receiving or disclosing such information, or any products, services, concepts, ideas, systems or techniques that are similar to or compete with the products, services, concepts, ideas, systems or techniques contemplated by or embodied in the Confidential Information.

(d) Notwithstanding anything to the contrary in this Agreement, the JV, each Member, their respective Affiliates and their respective Representatives may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including opinions and tax analysis) that are provided to the JV or the Member relating to such tax treatment and tax structure; provided that the foregoing does not constitute authorization to disclose information identifying the JV, any Member (or its Representatives), any parties to transactions engaged in by the JV or (except to the extent relating to such tax structure or tax treatment) any nonpublic commercial or financial information.

(e) The capitalized terms contained in this Section 5.05 not otherwise defined in this Agreement or the Contribution Agreement have the meaning set forth in the LLC Agreement

Section 5.06. Privileged Information.

(a) The parties acknowledge that members of the Parent Group, on the one hand, and members of the SpinCo Group, on the other hand, may possess documents or other information regarding the other Group that is or may be subject to the attorney-client privilege, the work product doctrine or common interest privilege (collectively, “Privileges”; and such documents and other information collectively, the “Privileged Information”). Each party agrees to use reasonable efforts to protect and maintain, and to cause their respective Affiliates to protect and maintain, any applicable claim to Privilege in order to prevent any of the other party’s Privileged Information from being disclosed or used in a manner inconsistent with such Privilege without the other party’s consent. Without limiting the generality of the foregoing, the parties shall not, and shall direct their respective Affiliates not to, without the other party’s prior

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written consent, (i) waive any Privilege with respect to any of the other party’s Privileged Information, (ii) fail to defend any Privilege with respect to any such Privileged Information, or (iii) fail to take any other actions necessary to preserve any Privilege with respect to any such Privileged Information.

(b) Upon receipt by either party of any subpoena, discovery or other request that calls for the production or disclosure of Privileged Information of the other party, such party shall promptly notify the other party of the existence of the request and shall provide the other party a reasonable opportunity to review the information and to assert any rights it may have under this Section 5.06 or otherwise to prevent the production or disclosure of such Privileged Information. Each party agrees that it shall not produce or disclose any information that may be covered by a Privilege of the party under this Section 5.06 unless (i) the other party has provided its written consent to such production or disclosure (which consent shall not be unreasonably withheld) or (ii) a court of competent jurisdiction has entered a final, non-appealable order finding that the information is not entitled to protection under any applicable Privilege.

(c) Each of the Parent Group and the SpinCo Group covenants and agrees that, following the Distribution Effective Time, any internal or external legal counsel currently representing SpinCo Group (each a “Prior Company Counsel”) may serve as counsel to Parent Group and its Affiliates in connection with any matters arising under or related to this Agreement or the transactions contemplated by this Agreement or any Ancillary Agreement, including with respect to any litigation, Claim or obligation arising out of or related to this Agreement or any Ancillary Agreement or the transactions contemplated by this Agreement or any Ancillary Agreement, notwithstanding any representation by the Prior Company Counsel prior to the Distribution Effective Time. Parent Group and SpinCo Group hereby irrevocably (i) waive any Claim they have or may have that a Prior Company Counsel has a conflict of interest or is otherwise prohibited from engaging in such representation and (ii) covenant and agree that, in the event that a dispute arises after the Distribution Effective Time between SpinCo and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand, Prior Company Counsel may represent any member of the Parent Group and any Affiliates thereof in such dispute even though the interests of such Person(s) may be directly adverse to the Parent Group or the SpinCo Group or their respective Affiliates and even though Prior Company Counsel may have represented the SpinCo Group in a matter substantially related to such dispute.

(d) For the avoidance of doubt, nothing in this Agreement shall constitute a waiver of, or obligate any Person to waive, any Privilege.

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ARTICLE 6

INDEMNIFICATION

Section 6.01. Release of Pre-Distribution Claims.

(a) Except (i) as provided in Section 6.01(b) and (ii) as otherwise expressly provided in this Agreement or any Ancillary Agreement, Parent does hereby, on behalf of itself and each member of the Parent Group, and each of their successors and assigns, release and forever discharge SpinCo and the other members of the SpinCo Group, and their respective successors and assigns, and all Persons who at any time prior to the Distribution Effective Time have been directors, officers, employees or attorneys serving as independent contractors of SpinCo or any member the SpinCo Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns (collectively, the “Released Parties”), from any and all demands, claims, Actions and liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise (and including for the avoidance of doubt, those arising as a result of the negligence, strict liability or any other liability under any theory of law or equity of, or any violation of law by any Released Party), existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Distribution Effective Time. Parent shall cause each of the other members of the Parent Group to, effective as of the Distribution Effective Time, release and forever discharge each of the SpinCo Indemnitees as and to the same extent as the release and discharge provided by Parent pursuant to the foregoing provisions of this Section 6.01(a).

(b) Notwithstanding anything to the contrary contained this Agreement or otherwise, nothing in Section 6.01(a) shall impair any right of any Person identified in Section 6.01(a) to enforce this Agreement or any Ancillary Agreement. Nothing in this Agreement shall release or discharge any Person from:

(i) any liability assumed, transferred, assigned, retained or allocated to that Person in accordance with, or any other liability of that Person under, this Agreement or any of the Ancillary Agreements;

(ii) any liability that is expressly specified in this Agreement to continue after the Distribution Effective Time, but subject to any limitation set forth in this Agreement relating specifically to such liability;

(iii) any liability that is expressly specified in any Ancillary Agreement to continue after the Distribution Effective Time, but subject to any limitation set forth in such Ancillary Agreement relating specifically to such liability; or

(iv) any liability the release of which would result in the release of any Person, other than a member of the SpinCo Group or any related Released Party; provided, however, that Parent agrees not to bring or allow its respective Affiliates to bring suit against SpinCo or any related Released Party with respect to any such liability.

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In addition, nothing contained in Section 6.01(a) shall release any party or any member of its Group from honoring its existing obligations to indemnify, or advance expenses to, any Person who was a director, officer or employee of such party or any member of its Group, at or prior to the Distribution Effective Time, to the extent such Person was entitled to such indemnification or advancement of expenses pursuant to then-existing obligations.

(c) Parent shall not make, nor permit of its Affiliates to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or indemnification, against the other party, or any related Released Party, with respect to any liability released pursuant to Section 6.01(a).

(d) It is the intent of each of the parties hereto by virtue of the provisions of this Section 6.01 to provide for a full and complete release and discharge of all Liabilities set forth in Section 6.01(a) existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed on or before the Distribution Date between members of the Parent Group, on the one hand, and members of the SpinCo Group, on the other hand, (including any contractual agreements or arrangements existing or alleged to exist between the parties on or before the Distribution Date), except as expressly set forth in Section 6.01(b) or as expressly provided in this Agreement or any Ancillary Agreement. At any time, at the reasonable request of SpinCo, Parent shall execute and deliver (and cause its respective Subsidiaries to execute and deliver) releases reflecting the provisions hereof.

Section 6.02. SpinCo Indemnification of the Parent Group.

(a) Effective at and after the Distribution, SpinCo and (effective after the Merger Effective Time) the Acquiror (as successor of SpinCo) shall be obligated to indemnify, and JV and each other member of the JV Group shall jointly and severally be obligated to pay to Acquiror all amounts necessary for Acquiror to indemnify, defend and hold harmless the Parent Group and the respective directors, officers, employees and Affiliates of each Person in the Parent Group (the “Parent Indemnitees”) from and against any and all Losses incurred or suffered by any of the Parent Indemnitees arising out of or in connection with (i) any of the SpinCo Liabilities, or the failure of any member of the SpinCo Group or the JV Group to pay, perform or otherwise discharge any of the SpinCo Liabilities, (ii) any breach after the Merger Effective Time by SpinCo of this Agreement and (iii) notwithstanding any provisions of this Agreement, the Tax Matters Agreement, the Merger Agreement or otherwise, any Damages arising from or relating to, directly or indirectly, whether by operation of the provisions of this Agreement, the Tax Matters Agreement, the Merger Agreement or otherwise, any failure of the Merger Effective Time to occur immediately following the Distribution Effective Time primarily as a result of any failure by Acquiror to perform its obligation to close the Merger in accordance with the Merger Agreement.

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Section 6.03. Parent Indemnification of SpinCo Group.

(a) Effective at and after the Distribution, Parent shall indemnify, defend and hold harmless the Acquiror Group as successor to the SpinCo Group and the respective directors, officers, employees and Affiliates of each Person in the Acquiror Group as successor to the SpinCo Group (the “SpinCo Indemnitees”) from and against any and all Losses incurred or suffered by any of the SpinCo Indemnitees and arising out of or in connection with (i) any of the Parent Liabilities, or the failure of any member of the Parent Group to pay, perform or otherwise discharge any of the Parent Liabilities, (ii) any of Parent’s Financial Instruments, (iii) any breach by Parent (or prior to the Merger, SpinCo) of this Agreement (including any breach of the representation, warranty and covenant set forth in Section 2.05), (iv) any Liabilities of the SpinCo Group arising before the Merger Effective Time or based on facts occurring before the Merger Effective Time, or the failure of any member of the SpinCo Group (prior to Merger Effective Time) or the Parent Group (at any time) to pay, perform or otherwise discharge any such Liabilities of the SpinCo Group arising before the Merger Effective Time (whether arising under this Agreement or any Ancillary Agreement or otherwise), (v) any “D&O” Indemnification obligation to any employees of the Parent Group after the Merger Effective Time (with respect to “D&O” insurance policies in place prior to the Merger Effective Time) and (vi) notwithstanding any provisions of this Agreement, the Tax Matters Agreement, the Merger Agreement or otherwise, any Damages arising from or relating to, directly or indirectly, whether by operation of the provisions of this Agreement, the Tax Matters Agreement, the Merger Agreement or otherwise, any failure of the Merger Effective Time to occur immediately following the Distribution Effective Time primarily as a result of any failure by MCK or SpinCo to perform its obligation to close the Merger in accordance with the Merger Agreement.

(b) Parent shall indemnify, defend and hold harmless each of the SpinCo Indemnitees and each Person, if any, who controls any SpinCo Indemnitee within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all Losses caused by any untrue statement or alleged untrue statement of a material fact contained in any Applicable SEC Filing (as amended or supplemented), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such Losses are caused otherwise than solely by any such untrue statement or omission or alleged untrue statement or omission based on, and in conformity with, information furnished by the Acquiror solely in respect of the Acquiror Group or the JV Group.

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Section 6.04. Procedures.

(a) The party seeking indemnification under Section 6.02 or Section 6.03 (the “Indemnified Party”) agrees to give prompt notice to the party against whom indemnity is sought (the “Indemnifying Party”) of the assertion of any claim, or the commencement of any suit, action or proceeding (each, a “Claim”) in respect of which indemnity may be sought hereunder and shall provide the Indemnifying Party such information with respect thereto that the Indemnifying Party may reasonably request. The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have prejudiced the Indemnifying Party.

(b) The Indemnifying Party shall be entitled to participate in the defense of any Claim asserted by any Third Party (“Third Party Claim”) and, subject to the limitations set forth in this Section 6.04, if it so notifies the Indemnified Party no later than 30 days after receipt of the notice described in Section 6.04(a), shall be entitled to control and appoint lead counsel for such defense, in each case at its expense; provided that (i) the Indemnifying Party states in such notice that the Indemnifying Party will, and thereby covenants to, indemnify, defend and hold harmless the Indemnified Party from and against the entirety of any and all Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by such Third Party Claim, (ii) such Third Party Claim involves only money damages and does not seek an injunction or other equitable relief against the Indemnified Party, (iii) the Indemnified Party has not been advised by counsel that an actual or potential conflict exists between the Indemnified Party and the Indemnifying Party in connection with the defense of such Third Party Claim and (iv) such Third Party Claim does not relate to or otherwise arise in connection with Taxes or any criminal or regulatory enforcement action. If the Indemnifying Party does not so notify the Indemnified Party, the Indemnified Party shall have the right to defend or contest such Third Party Claim through counsel chosen by the Indemnified Party that is reasonably acceptable to the Indemnifying Party, subject to the provisions of this Section 6.04. The Indemnified Party shall provide the Indemnifying Party and such counsel with such information regarding such Third Party Claim as either of them may reasonably request (which request may be general or specific).

(c) If the Indemnifying Party shall assume the control of the defense of any Third Party Claim in accordance with the provisions of Section 6.04(b), (i) the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) before entering into any settlement of such Third Party Claim, if the settlement does not release the Indemnified Party from all liabilities and obligations with respect to such Third Party Claim, involves a finding or admission of any violation of applicable Law or rights of any Person or the settlement imposes injunctive or other equitable relief against the Indemnified Party or any of its related Indemnitees or is otherwise materially prejudicial to any such Person and (ii) the Indemnified Party shall be entitled to participate in (but not control) the defense of such Third Party Claim and, at its own expense, to employ separate counsel of its choice for such purpose; provided that in the event of a conflict of interest between the Indemnifying Party and the applicable Indemnified Party, the reasonable and documented fees and expenses of such separate counsel shall be at the Indemnifying Party’s expense.

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(d) Each party shall reasonably cooperate, and cause their respective Affiliates to reasonably cooperate, in the defense or prosecution of any Third Party Claim and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

(e) The parties hereby acknowledge that an Indemnified Party may have certain rights to indemnification, advancement of expenses and/or insurance provided by other sources. Each Indemnifying Party hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to an Indemnified Party are primary and any obligation of such other sources to advance expenses or to provide indemnification or insurance for the same expenses or liabilities incurred by such Indemnified Party are secondary) and (ii) that it shall be required to advance the full amount of expenses incurred by an Indemnified Party and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement without regard to any rights an Indemnified Party may have against such other sources. The Indemnifying Party further agrees that no advancement or payment of indemnification or insurance by such other sources on behalf of an Indemnified Party with respect to any claim for which such Indemnified Party has sought indemnification from an Indemnifying Party shall affect the foregoing, and any other sources of indemnification shall have a right of contribution and/or be subrogated to the extent of such advancement or indemnification payment to all of the rights of recovery of such Indemnified Party against the Indemnifying Party.

(f) If any Third Party Claim shall be brought against a member of each party’s Group, then such Action shall be deemed to be a SpinCo Assumed Action or a Parent Assumed Action in accordance with Section 5.02, to the extent applicable, and the party as to which the Action primarily relates shall be deemed to be the Indemnifying Party for the purposes of this Article 6. In the event of any Action in which the Indemnifying Party is not also named defendant, at the request of either the Indemnified Party or the Indemnifying Party, the parties will use reasonable efforts to substitute the Indemnifying Party or its applicable Affiliate for the named defendant in the Action.

(g) Notwithstanding the foregoing, this Agreement shall not apply to indemnification, or responsibility for Losses, related to Tax matters. The procedures for such indemnification, and the allocation of such responsibility, shall be governed by the Tax Matters Agreement.

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Section 6.05. Calculation of Indemnification Amount. Any indemnification amount pursuant to Section 6.03 shall, subject to Section 6.04(e), be paid (i) net of any amounts actually recovered by the Indemnified Party under applicable insurance policies or from any other Person alleged to be responsible therefor, and (ii) taking into account any Tax Benefit (as defined in the Tax Matters Agreement) actually realized by the Indemnified Party (using the methodology set forth in Section 12(d) of the Tax Matters Agreement to determine the amount of any such Tax Benefit) arising from the incurrence or payment of the relevant Losses. Subject to Section 6.04(e), if the Indemnified Party receives any amounts under applicable insurance policies from any other Person alleged to be responsible for any Losses, subsequent to an indemnification payment by the Indemnifying Party in respect thereof, then such Indemnified Party shall promptly reimburse the Indemnifying Party for any payment made by such Indemnifying Party in respect thereof up to the amount received by the Indemnified Party from such insurance policy or Person, as applicable. The Indemnifying Party shall not be liable for any Losses under Section 6.02 or Section 6.03 to the extent such Losses are punitive or exemplary damages (other than any such Losses actually paid to Third Parties).

Section 6.06. Contribution. If for any reason the indemnification provided for in Section 6.02 or Section 6.03 is unavailable to any Indemnified Party, or insufficient to hold it harmless, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Parent Group, on the one hand, and the SpinCo Group, on the other hand, in connection with the conduct, statement or omission that resulted in such Losses.

Section 6.07. Survival of Indemnities. The rights and obligations of any Indemnified Party or Indemnifying Party under this Article 6 shall survive the sale or other transfer of any party of any of its assets, business or liabilities, including the Merger.

Section 6.08. Exclusive Remedy.

(a) From and after the Distribution Effective Time , the sole and exclusive remedy of a party with respect to any and all claims relating to this Agreement or the transactions contemplated hereby (other than claims of, or causes of action arising from, fraud and except for seeking specific performance or other equitable relief to require a party to perform its obligations under this Agreement to the extent permitted hereunder and except as otherwise provided herein or in any Ancillary Agreement or other contract or agreement) will be pursuant to the indemnification provisions set forth in this Article 6 or, in the case of indemnification claims for Tax and Tax Related Losses addressed in the Tax Matters Agreement, the Tax Matters Agreement. In furtherance of the foregoing, each party hereby waives, from and after the Distribution Effective Time , any and all rights, claims and causes of action (other than pursuant to the indemnification provisions set forth in this Article 6 and the Tax Matters Agreement and other than claims of, or causes of action arising from, fraud and except for seeking specific performance or other equitable relief to require a party

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to perform its obligations under this Agreement to the extent permitted hereunder and except as otherwise provided herein or in any Ancillary Agreement or other contract or agreement) that such party or its Affiliates may have against the other party or any of its Affiliates, or their respective directors, officers and employees, arising under or based upon any applicable Laws and arising out of the transactions contemplated by this Agreement.

(b) Notwithstanding any other provision hereof, from and after the Distribution Effective Time , except for [•]7 the sole and exclusive remedy of the Parent Group and the SpinCo Group with respect to any and all indemnification claims for Taxes and Tax-Related Losses addressed in the Tax Matters Agreement shall be as set forth in the Tax Matters Agreement.

ARTICLE 7

MISCELLANEOUS

Section 7.01. Notices. Any notice, instruction, direction or demand under the terms of this Agreement required to be in writing shall be duly given upon delivery, if delivered by hand, facsimile transmission, or mail, to the following addresses:

If to Parent to:

McKesson Corporation

One Post Street, 32nd Floor

San Francisco, CA 94104

Attention:             Assistant General Counsel

Facsimile:             (415) 983-8457

with a copy (which copy shall not constitute notice) to:

Davis Polk & Wardwell LLP

1600 El Camino Real

Menlo Park, CA 94025

Attention:             Alan F. Denenberg

Facsimile:             (650) 752-2004

If to SpinCo to:

[                    ]

If to Acquiror to:

[                    ]

[7]	[Insert tax provisions of Ancillary Agreement intended to survive.]

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or to such other addresses or telecopy numbers as may be specified by like notice to the other party. All such notices, requests and other communications shall be deemed given, (a) when delivered in person or by courier or a courier services, (b) if sent by facsimile transmission (receipt confirmed) on a Business Day prior to 5 p.m. in the place of receipt, on the date of transmission (or, if sent after 5 p.m., on the following Business Day) or (c) if mailed by certified mail (return receipt requested), on the date specified on the return receipt.

Section 7.02. Termination. This Agreement shall terminate without further action at any time before the Distribution upon the termination of the Merger Agreement. In the event of a termination pursuant to the preceding sentence, neither party nor any of its Subsidiaries or Affiliates shall have any liability or further obligation to the other party or any of the other party’s Subsidiaries or Affiliates under this Agreement.

Section 7.03. Amendments; No Waivers.

(a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Parent and SpinCo and Acquiror, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 7.04. Expenses. Except as specifically provided otherwise in this Agreement or any Ancillary Agreement, all costs and expenses incurred by the Parent Group in connection with the Distribution and related transactions shall be paid by Parent, and all costs and expenses incurred by the SpinCo Group in connection with the Distribution and related transactions prior to the Distribution Effective Time shall be paid by SpinCo in accordance with Section 10.08 (Exit Events Expenses) of the LLC Agreement.

Section 7.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto. If any party or any of its successors or permitted assigns (i) shall consolidate with or merge into any other Person (including pursuant to the Merger) and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made such that the successors and assigns of such party shall assume all of the obligations of such party under the Agreement and any Ancillary Agreement.

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Section 7.06. Governing Law. This Agreement and any related dispute shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the conflicts of laws rules thereof.

Section 7.07. Counterparts; Effectiveness; Third-Party Beneficiaries. This Agreement may be signed in any number of counterparts, and delivered by facsimile, PDF or otherwise, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Except for the indemnification and release provisions of Article 7, neither this Agreement nor any provision hereof is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective successors and permitted assigns.

Section 7.08. Entire Agreement. This Agreement and the Ancillary Agreements constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof and thereof. No representation, inducement, promise, understanding, condition or warranty not set forth herein or in the other Ancillary Agreements has been made or relied upon by any party hereto or any member of their Group with respect to the transactions contemplated by the Ancillary Agreements. To the extent that the provisions of this Agreement are inconsistent with the provisions of any other Ancillary Agreements other than the Tax Matters Agreement, the provisions of this Agreement shall prevail.

Section 7.09. Tax Matters. Except as otherwise expressly provided herein, this Agreement shall not govern Tax matters (including any administrative, procedural and related matters thereto), which shall be exclusively governed by the Tax Matters Agreement and [•]8. In the case of any conflict between this Agreement and the Tax Matters Agreement, in relation to any matters addressed by the Tax Matters Agreement, the Tax Matters Agreement shall prevail.

Section 7.10. Jurisdiction. For the purposes of any suit, action or other proceeding arising out of or relating to this Agreement, each party to this Agreement irrevocably submits, to the fullest extent permitted by applicable Law, to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or if unavailable, any federal court sitting in the State of Delaware or, if unavailable, the Delaware Superior Court) and the appellate courts having jurisdiction of

[8]	[Insert Tax Provisions of Ancillary Agreements intended to survive.]

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appeals in such courts. For the purposes of any suit, action or other proceeding arising out of or relating to this Agreement, each party irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection to the laying of venue in the Chancery Court of the State of Delaware (or if unavailable, any federal court sitting in the State of Delaware or, if unavailable, the Delaware Superior Court), and hereby further irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each party irrevocably consents, to the fullest extent permitted by applicable Law, to service of process in connection with any such suit, action or other proceeding by registered mail to such party at its address set forth in this Agreement, in accordance with the provisions of Section 7.01. The consent to jurisdiction set forth in this Section 7.10 shall not constitute a general consent to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this Section 7.10. The parties hereto agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

Section 7.11. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY KNOWINGLY AND VOLUNTARILY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTERS (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

Section 7.12. Existing Agreements. Except as otherwise contemplated hereby or by the other Ancillary Agreements, all prior agreements or arrangements between (or relating to) any member(s) of the SpinCo Group or the JV Business, on the one hand, and any member(s) of the Parent Group or the Retained Business, on the other hand (other than any agreement to which any Person other than the parties hereto and the members of their respective Groups is also a party, including, for the avoidance of doubt, the LLC Agreement) shall be terminated effective as of the Distribution, if not theretofore terminated, and shall be of no further force or effect (including any provision thereof that purports to survive termination).9

Section 7.13. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

[9]	NTD: To confirm list of continuing agreements post separation. These will be listed here or under Ancillary Agreements.

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Section 7.14. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is declared or held illegal or invalid, in whole or in part, for any reason whatsoever, such illegality or invalidity shall not affect the validity or enforceability of the remainder of the Agreement, and such provision shall be deemed amended or modified to the extent, but only to the extent, necessary to cure such illegality or invalidity. Upon such determination of illegality or invalidity, the parties hereto shall negotiate in good faith to amend this Agreement to effect the original intent of the parties. In any event, the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other competent jurisdiction.

Section 7.15. Further Assurances. Each party agrees to execute, acknowledge, deliver, file, record and publish such further certificates, amendments to certificates, instruments and documents, and do all such other acts and things as may be required by Law, or as may be required to carry out the intent and purposes of this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby.

Section 7.16. Specific Performance. The parties hereto hereby acknowledge and agree that a violation of any of the terms of this Agreement will cause the other parties irreparable injury for which an adequate remedy at law is not available. Accordingly, the parties hereto expressly agree that in addition to any other remedy that each of the parties may be entitled to in law or in equity, each of the parties hereto shall, except as specifically provided otherwise in this Agreement, be entitled to specific performance of the terms of this Agreement and any injunction, restraining order or other equitable relief that may be necessary to prevent any breach(es) thereof. Furthermore, the parties expressly agree that if any of the parties hereto institutes any action or proceeding to enforce the provisions hereof, any other party against whom such action or proceeding is brought shall be deemed to have expressly, knowingly, and voluntarily waived the claim or defense that an adequate remedy exists at law. Each party hereby waives any requirement of any posting of bond.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

MCKESSON CORPORATION

By:
Name:
Title:

PF2 SPINCO LLC

By:
Name:
Title:

HCIT HOLDINGS, INC.

By:
Name: Gregory T. Stevens
Title: President and Treasurer

CHANGE HEALTHCARE LLC

By:
Name: Gregory T. Stevens Title: Co-President and Co-Secretary

By:
Name: John Saia Title: Co-President and Co-Secretary

CHANGE HEALTHCARE INTERMEDIATE HOLDINGS, LLC

By:
Name: Gregory T. Stevens Title: Co-President and Co-Secretary

By:
Name: John Saia Title: Co-President and Co-Secretary

[Signature Page – Separation and Distribution Agreement]

CHANGE HEALTHCARE HOLDINGS, LLC

By:
Name: Gregory T. Stevens
Title: Co-President and Co-Secretary

By:
Name: John Saia
Title: Co-President and Co-Secretary

[Signature Page – Separation and Distribution Agreement]

EXHIBIT D

MERGER AGREEMENT

AGREEMENT AND PLAN OF MERGER

OF

PF2 SPINCO LLC

(A DELAWARE LIMITED LIABILITY COMPANY)

WITH AND INTO

HCIT HOLDINGS, INC.

(A DELAWARE CORPORATION)

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of December 20, 2016 by and between PF2 SpinCo LLC, a Delaware limited liability company to be converted to a Delaware corporation following the date hereof (“SpinCo”), HCIT Holdings, Inc., a Delaware corporation (“Echo”), and McKesson Corporation, a Delaware corporation (“MCK”).

WITNESSETH:

WHEREAS, on June 28, 2016, MCK, Echo, Change Healthcare, Inc., a Delaware corporation, PF2 NewCo LLC, a Delaware limited liability company (the “JV”) and the other parties thereto entered into an Agreement of Contribution and Sale (the “Contribution Agreement”);

WHEREAS, upon the closing of the transactions contemplated by the Contribution Agreement (the “Contribution Closing”), PF2 IP LLC, a Delaware limited liability company (“IPCo”), PF2 PST Services Inc., a Delaware corporation (“New PST”, and together with IPCo, the “MCK Members”), Echo and the JV shall enter into an Amended and Restated Limited Liability Company Agreement of the JV, a final form of which has been made available to the parties hereto (the “LLC Agreement”);

WHEREAS, following the Contribution Closing, and in accordance with the LLC Agreement, MCK and SpinCo shall enter into a Separation and Distribution Agreement substantially in the form set forth on Exhibit A (the “Separation Agreement”), pursuant to which (i) MCK shall contribute all of the limited liability company interests in IPCo and all of the shares of New PST to SpinCo (the “Controlled Transfer”) and (ii) MCK shall (A) commence exchange offers pursuant to which MCK will exchange stock of SpinCo for stock of MCK held by the stockholders of MCK, (B) distribute stock of SpinCo to the stockholders of MCK as a dividend in kind, (C) commence one or more exchange offers pursuant to which MCK will exchange stock of SpinCo for debt securities of MCK (subject to limitations described under the LLC Agreement) or (D) any combination of the foregoing clauses (A) through (C), resulting in the stockholders and debtholders of MCK receiving at least 75% of the stock of SpinCo (such transactions described in clause (ii), the “Distribution”);

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WHEREAS, the board of directors of Echo has adopted resolutions (i) approving, adopting and declaring advisable this Agreement, (ii) approving, adopting and declaring advisable the Merger, (iii) recommending that the stockholders of Echo approve and adopt this Agreement and the Merger and (iv) submitting the Agreement to the stockholders of Echo for approval and adoption, each in accordance with General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, MCK, as the sole member of SpinCo, has adopted resolutions approving this Agreement and the Merger, each in accordance with the Limited Liability Company Act of the State of Delaware and the limited liability company agreement of SpinCo dated August 22, 2016 (the “SpinCo LLC Agreement”);

WHEREAS, the parties hereto acknowledge and agree that a significant interval of time (including more than one year) will likely elapse before the Effective Time;

WHEREAS, prior to the Effective Time, SpinCo shall convert to a Delaware corporation, and the parties acknowledge and agree that the Merger shall be effected in accordance with, and the parties have entered into this Agreement pursuant to, Section 251 of the DGCL;

WHEREAS, it is intended, for U.S. federal income tax purposes, that (i) the Controlled Transfer, together with the Distribution, will qualify as a “reorganization” within the meaning of Section 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the “Code”), and that each of MCK and SpinCo will be a “party to the reorganization” within the meaning of Section 368(b) of the Code, (ii) the Distribution, as such, will qualify as a distribution of stock of SpinCo to MCK’s shareholders pursuant to Section 355 of the Code, (iii) the Merger (as defined below) will not cause Section 355(e) of the Code to apply to the Distribution, (iv) the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and that each of Echo and SpinCo will be a “party to the reorganization” within the meaning of Section 368(b) of the Code, and (v) this Agreement constitutes a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g);

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Echo and SpinCo hereby agree as follows:

ARTICLE 1

MERGER

SECTION 1.1 Merger. In accordance with the provisions of this Agreement and the DGCL: (a) SpinCo shall be merged with and into Echo (the “Merger”); (b) the separate existence of SpinCo shall cease; and (c) Echo shall survive the Merger and shall continue to be governed by the laws of the State of Delaware. Echo shall be, and is herein sometimes referred to as, the “Surviving Entity.” The name of the Surviving Entity shall be the name of Echo as of immediately prior to the Effective Time.

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SECTION 1.2 Filing and Effectiveness. Immediately following the consummation of the Distribution, subject to the terms and conditions of this Agreement, the parties hereto shall cause a certificate of merger to be filed with the Secretary of State of the State of Delaware (the “Certificate of Merger”). The Merger shall become effective when the executed Certificate of Merger shall have been filed with the Secretary of State of the State of Delaware or such later time as shall be agreed upon in writing by the parties hereto and stated in such Certificate of Merger. The date and time when the Merger shall become effective shall be referred to in this Agreement as the “Effective Time.”

SECTION 1.3 Effect of the Merger. Upon the Effective Time, the separate existence of SpinCo shall cease, the Surviving Entity shall possess all properties, rights, privileges, powers and franchises of SpinCo and Echo, and all claims, obligations, liabilities, debts and duties of SpinCo and Echo shall become the claims, obligations, liabilities, debts and duties of the Surviving Entity. The Merger shall otherwise have the effects provided for in the DGCL, including Section 259 of the DGCL.

ARTICLE 2

CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

SECTION 2.1 Certificate of Incorporation. The certificate of incorporation of Echo as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Entity until duly amended in accordance with applicable law, and applicable provisions of the LLC Agreement, if any.

SECTION 2.2 Bylaws. The bylaws of Echo as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Entity (the “Bylaws”) until duly amended in accordance with applicable law, and applicable provisions of the LLC Agreement, if any.

SECTION 2.3 Directors and Officers. The directors of Echo immediately prior to the Effective Time shall be the directors of the Surviving Entity from and after the Effective Time and will hold office from and after the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Bylaws, or as otherwise provided by applicable law. The officers of Echo immediately prior to the Effective Time shall be the officers of the Surviving Entity from and after the Effective Time and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Bylaws, or as otherwise provided by applicable law.

ARTICLE 3

MANNER OF CONVERSION OF STOCK

SECTION 3.1 Merger Consideration. Upon the Effective Time, (a) each share of SpinCo common stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action by or on behalf of the parties hereto, be converted into one share of Echo Common Stock (and, if applicable, cash in lieu of fractional shares of Echo Common Stock payable in accordance with Section 3.3); and (b) each share of capital stock of Echo issued and outstanding immediately prior to the Effective Time shall remain issued and

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outstanding upon and immediately after the Effective Time. “Echo Common Stock” means shares of common stock of Echo having such terms and such powers, preferences and rights, and qualifications, limitations or restrictions, as provided by the Certificate of Incorporation of Echo or by applicable law, in each case as of immediately prior to the Effective Time.

SECTION 3.2 Exchange of Certificates.

(a)    Pursuant to Section 3.02 of the Separation Agreement, the Exchange Agent (as defined in the Separation Agreement), if any, and the Distribution Agent (as defined in the Separation Agreement) shall hold, for the account of the relevant SpinCo shareholders, the global certificate(s) representing all of the outstanding shares of SpinCo common stock transferred in the Distribution.

(b)    Prior to or at the Effective Time, or as otherwise reasonably requested by SpinCo, Echo shall deposit with the Exchange Agent, if any, and the Distribution Agent, as applicable, for the benefit of the holders of shares of SpinCo common stock, for exchange in accordance with this Article 3 through the Exchange Agent or Distribution Agent, as the case may be, evidence in book entry form representing the shares of Echo Common Stock issuable pursuant to this Article 3 in exchange for outstanding shares of SpinCo common stock (such shares of Echo Common Stock, together with any dividends or distributions with respect thereto, being hereafter referred to as the “Exchange Fund”). For the purposes of such deposit, Echo shall assume that there will not be any fractional shares of Echo Common Stock. The Exchange Agent, if any, and the Distribution Agent shall, pursuant to irrevocable instructions, deliver the Echo Common Stock to be issued pursuant to this Article 3 out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

(c)    None of the parties hereto, the Exchange Agent and the Distribution Agent shall be liable to any Person in respect of any shares of SpinCo common stock or Echo Common Stock (in either case for any dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any abandoned property, escheat or similar law.

SECTION 3.3 No Fractional Shares.

(a)    No certificates or scrip representing fractional shares of Echo Common Stock shall be issued upon the conversion of SpinCo common stock pursuant to Section 3.1, and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a holder of Echo Common Stock. For purposes of this Section 3.3, all fractional shares to which a single record holder would be entitled shall be aggregated.

(b)    Fractional shares of Echo Common Stock that would otherwise be allocable to any former holders of SpinCo common stock in the Merger shall be aggregated, and no holder of SpinCo common stock shall receive cash equal to or greater than the value of one full share of Echo Common Stock. The Exchange Agent, if any, and the Distribution Agent shall cause the whole shares obtained from aggregating fractional shares that would otherwise remain across all holders of SpinCo common stock to be sold, in the open market or otherwise as reasonably directed by MCK, and in no case later than 20 business days after the Effective Time. The

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Exchange Agent, if any, and the Distribution Agent, as the case may be, shall make available the net proceeds thereof, after deducting any required withholding Taxes and brokerage charges, commissions and transfer Taxes, on a pro rata basis, without interest, as soon as practicable to the holders of SpinCo common stock entitled to receive such cash. Payment of cash in lieu of fractional shares of Echo Common Stock shall be made solely for the purpose of avoiding the expense and inconvenience to Echo of issuing fractional shares of Echo Common Stock and shall not represent separately bargained-for consideration. Provided that Echo issues to the relevant agent the number of shares required to be issued by Echo to such agent pursuant to Section 3.3, Echo shall have no liability whatsoever to any holders of SpinCo common stock with respect to cash delivered in lieu of fractional shares. As used herein, the term “Tax” has the meaning set forth in the Tax Matters Agreement (substantially in the form set forth on Exhibit B) to be entered into by and among Echo, MCK and SpinCo prior to the Distribution (the “Tax Matters Agreement”).

SECTION 3.4 Withholding Rights. Echo, the Distribution Agent and the Exchange Agent (if any), as the case may be, shall deduct and withhold from the consideration otherwise required to be paid pursuant to this Agreement such amounts as may be required to be deducted and withheld under the Code or any provision of state, local or foreign Tax Law, and shall remit such amounts to the relevant governmental authority. Any withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Persons otherwise entitled thereto.

ARTICLE 4

COVENANTS

SECTION 4.1 SpinCo Capital Stock. Immediately prior to the Distribution, and through the Effective Time, SpinCo may take any actions necessary to provide that the number of outstanding shares of SpinCo common stock shall equal the number of Units (as defined in the LLC Agreement) to be held by SpinCo (directly or indirectly) immediately prior to the Effective Time.

SECTION 4.2 Echo Stockholder Approval.

(a) Echo shall take all actions necessary under applicable law and the Certificate of Incorporation and Bylaws of Echo to call, give notice of and hold a special meeting of the holders of capital stock of Echo (the “Echo Stockholders Meeting”) to vote on a proposal to approve and adopt this Agreement and shall submit such proposal to such holders at the Echo Stockholders Meeting. Echo shall take such actions as are necessary to ensure that the notice of the Echo Stockholders Meeting complies with Sections 251(c) and 262(d)(1) of the DGCL. Echo shall use its best efforts to obtain the approval and adoption of this Agreement by the holders of all of the outstanding capital stock of Echo entitled to vote as of the record date fixed for purposes of determining the stockholders entitled to vote on the approval and adoption of this Agreement (the “Echo Stockholder Approval”).

(b) Unless prohibited by law, Echo shall cause the Echo Stockholders Meeting to be held within 30 days of the date of this Agreement.

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SECTION 4.3 SpinCo Stockholder Approval.

(a) Following the Contribution Closing and prior to the Distribution, SpinCo shall convert from a Delaware limited liability company to a Delaware corporation (the “SpinCo Conversion”).

(b) Following the SpinCo Conversion, the board of directors of SpinCo shall adopt resolutions (i) approving, adopting and declaring advisable this Agreement, (ii) approving, adopting and declaring advisable the Merger, (iii) recommending that the sole stockholder of SpinCo approve and adopt the Agreement and the Merger and (iv) submitting the Agreement to the sole stockholder of SpinCo for approval and adoption, each in accordance with the DGCL (the “SpinCo Board Approvals”).

(c) Following the SpinCo Board Approvals, SpinCo shall execute this Agreement.

(d) Following SpinCo’s execution of this Agreement, SpinCo shall take all actions necessary under applicable law and the Certificate of Incorporation and Bylaws of SpinCo to call, give notice of and hold a special meeting of the holder or holders of capital stock of SpinCo (the “SpinCo Stockholders Meeting”) to vote on a proposal to approve and adopt this Agreement and shall submit such proposal to such holder or holders at the SpinCo Stockholders Meeting. SpinCo shall take such actions as are necessary to ensure that the notice of the SpinCo Stockholders Meeting complies with Sections 251(c) and 262(d)(1) of the DGCL. SpinCo shall obtain the approval and adoption of this Agreement by the holders of all of the outstanding capital stock of SpinCo entitled to vote as of the record date fixed for purposes of determining the stockholders entitled to vote on the approval and adoption of this Agreement (the “SpinCo Stockholder Approval”).

(e) Unless prohibited by law, SpinCo shall cause the SpinCo Stockholders Meeting to be held before the effectiveness of the Distribution.

SECTION 4.4 Tax Matters.

(a) Echo and SpinCo shall cooperate, and shall cause their respective subsidiaries to cooperate, to the extent reasonably requested by the other party in order for (i) Echo to obtain the Echo Tax Opinion, (ii) MCK to obtain the MCK Tax Opinions and (iii) any Tax opinions required to be filed with the Commission (as defined in the Separation Agreement) in connection with the filing of any Applicable SEC Filing (as defined in the Separation Agreement).

(b) As a condition precedent to the rendering of the MCK Tax Opinions and the Echo Tax Opinion, Echo, MCK and SpinCo shall execute and deliver to (i) each MCK Tax Advisor and Echo Tax Counsel, the applicable Tax Representation Letters (Merger) (as defined in the Tax Matters Agreement) and (ii) each MCK Tax Advisor, the Tax Representation Letters (Distribution), to the extent renderable, in each case as of (x) the date for filing any Tax opinion required to be filed with the Commission (as defined in the Separation Agreement) in connection with the filing of any Applicable SEC Filing (as defined in the Separation Agreement) and (y) the Effective Time.

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(c) This Agreement constitutes a “plan of reorganization” under Treasury Regulations Section 1.368-2(g) with respect to the transactions contemplated hereby.

(d) Except as otherwise expressly provided herein, this Agreement will not govern any Tax matters (including any administrative, procedural and related matters thereto), which will be exclusively governed by the Tax Matters Agreement. In the case of any conflict between this Agreement and the Tax Matters Agreement, in relation to any matters addressed by the Tax Matters Agreement, the Tax Matters Agreement will prevail.

ARTICLE 5

CONDITIONS TO THE MERGER

SECTION 5.1 Conditions to the Obligations of Each Party to Effect the Merger. The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction or (to the extent permitted by applicable law), waiver by SpinCo and Echo, at or prior to the closing of the Merger, of the following conditions:

(a) no governmental authority of competent jurisdiction shall have enacted, issued or promulgated any law that is in effect and has the effect of making the Merger illegal or which has the effect of prohibiting or otherwise preventing the consummation of the Merger;

(b) no governmental authority of competent jurisdiction shall have issued or granted any order that is in effect and has the effect of making the Merger illegal or which has the effect of prohibiting or otherwise preventing the consummation of the Merger;

(c) there shall be no legal action or suit pending against Echo or SpinCo by or before any governmental authority of competent jurisdiction seeking to prohibit or otherwise prevent the consummation of the Merger;

(d) the Contribution Closing shall have occurred;

(e) the Echo Stockholder Approval shall have been obtained;

(f) the SpinCo Stockholder Approval shall have been obtained;

(g) the Qualified IPO (as defined in the LLC Agreement) shall have occurred; and

(h) the Distribution shall have been consummated.

SECTION 5.2 Conditions to the Obligations of SpinCo to Effect the Merger. The obligations of SpinCo to effect the Merger shall be subject to the satisfaction or (to the extent permitted by applicable law), waiver by SpinCo, at or prior to the closing of the Merger, of the following conditions:

(a) there shall have been no material breach of this Agreement on the part of Echo;

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(b) MCK shall have received a written opinion, dated as of the date on which the Effective Time occurs, from Davis Polk & Wardwell LLP or Ernst & Young LLP, tax advisors to MCK (each, an “MCK Tax Advisor”), to the effect that the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that each of Echo and SpinCo will be a party to the reorganization within the meaning of Section 368(b) of the Code (the “MCK Merger Tax Opinion”). In rendering the foregoing opinion, counsel shall be permitted to rely upon and assume the accuracy of the Tax Representation Letters; and

(c) MCK shall have received a written opinion, dated as of the date on which the Effective Time occurs, from an MCK Tax Advisor, to the effect that (i) the Controlled Transfer, together with the Distribution, will qualify as a “reorganization” within the meaning of Section 368(a)(1)(D) of the Code, and that each of MCK and SpinCo will be a “party to the reorganization” within the meaning of Section 368(b) of the Code, (ii) the Distribution, as such, will qualify as a distribution of stock of SpinCo to MCK’s shareholders pursuant to Section 355 of the Code and (iii) the Merger should not cause Section 355(e) of the Code to apply to the Distribution (the “MCK Separation Tax Opinion,” and together with the MCK Merger Tax Opinion, the “MCK Tax Opinions”). In rendering the foregoing opinion, an MCK Tax Advisor shall be permitted to rely upon and assume the accuracy of the Tax Representation Letters.

SECTION 5.3 Conditions to the Obligations of Echo to Effect the Merger. The obligations of Echo to effect the Merger shall be subject to the satisfaction or (to the extent permitted by applicable law), waiver by Echo, at or prior to the closing of the Merger, of the following conditions:

(a) there shall have been no material breach of this Agreement on the part of SpinCo or MCK; and

(b) Echo shall have received a written opinion, dated as of the date on which the Effective Time occurs, from Ropes & Gray LLP, tax counsel to Echo (“Echo Tax Counsel”), to the effect that the Merger will be treated for U.S. federal income Tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that each of Echo and SpinCo will be a party to the reorganization within the meaning of Section 368(b) of the Code (the “Echo Tax Opinion”); provided, however that if Echo’s Tax Counsel shall have notified Echo that such Tax Opinion Advisor will be unable to render an Echo Tax Opinion Echo shall use its reasonable best efforts to obtain an Echo Tax Opinion from an Alternative Tax Opinion Advisor within 60 days of such notification, and if Echo obtains an Echo Tax Opinion from an Alternative Tax Opinion Advisor within such period (or if Echo fails to obtain an Echo Tax Opinion from an Alternative Tax Opinion Advisor within such period by reason of failure to use its reasonable best efforts to do so) this Section 5.3(b) shall be deemed satisfied. For purposes of this Agreement, “Alternative Tax Opinion Advisor” shall mean a law or accounting firm that is nationally recognized as an expert in federal income Tax matters and reasonably acceptable to Echo and SpinCo, it being understood that it shall not be unreasonable for a party to not accept an Alternative Tax Advisor that has an advisory relationship with the other party or their affiliates. In rendering the foregoing opinion, Echo Tax Counsel and any Alternative Tax Opinion Advisor shall be permitted to rely upon and assume the accuracy of the applicable Tax Representation Letters (Merger).

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ARTICLE 6

REPRESENTATIONS AND WARRANTIES

SECTION 6.1 SpinCo Representations and Warranties. SpinCo represents and warrants to Echo and MCK that as of the date hereof and at the Effective Time (except for such representations and warranties made as of different time as set forth below):

(a) Corporate Existence and Power. SpinCo is a limited liability company validly formed and existing under the laws of the State of Delaware, and prior to the Effective Time will have been validly converted into a corporation, which is validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all material licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. As of the Effective Time, SpinCo is not engaged in any operating or business activities, holds any assets or has any liabilities of any nature, except for its ownership of equity of any of its subsidiaries and the JV.

(b) Corporate Authorization. The execution, delivery and performance by SpinCo of this Agreement and the consummation by SpinCo of the transactions contemplated hereby are within SpinCo’s corporate powers and, subject to obtaining the SpinCo Stockholder Approval, has been duly authorized by all necessary corporate action on the part of SpinCo.

(c) Governmental Authorization. The execution, delivery and performance by SpinCo of this Agreement and the consummation by SpinCo of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental authority other than the filing of the Certificate of Merger with the Delaware Secretary of State, the filing of a certificate of conversion and certificate of incorporation in connection with the SpinCo Conversion and compliance with any applicable requirements of any securities laws.

(d) Non-contravention. The execution, delivery and performance by the SpinCo of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of SpinCo as in effect as of the Effective Time, (ii) assuming compliance with the matters referred to in Section 6.1(c) above, contravene, conflict with or result in a violation or breach by SpinCo of any provision of any applicable law, (iii) require any consent or other action by any person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which SpinCo is entitled under any provision of any agreement or other instrument binding upon SpinCo, or (iv) result in the creation or imposition of any lien on any asset of SpinCo, with only such exceptions, in the case of each of clauses (ii) through (iv), as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on SpinCo.

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(e) Valid Issuance. Following the SpinCo Conversion, all outstanding shares of common stock of SpinCo will have been duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights.

SECTION 6.2 Echo Representations and Warranties. Echo represents and warrants to SpinCo and MCK that:

(a) Corporate Existence and Power. Echo is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all material licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

(b) Corporate Authorization. The execution, delivery and performance by Echo of this Agreement and the consummation by Echo of the transactions contemplated hereby are within Echo’s corporate powers and, subject to obtaining the Echo Stockholder Approval, has been duly authorized by all necessary corporate action on the part of Echo.

(c) Governmental Authorization. The execution, delivery and performance by Echo of this Agreement and the consummation by Echo of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental authority other than the filing of the Certificate of Merger with the Delaware Secretary of State and compliance with any applicable requirements of any securities laws.

(d) Non-contravention. The execution, delivery and performance by the Echo of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Echo, (ii) assuming compliance with the matters referred to in Section 6.2(c) above, contravene, conflict with or result in a violation or breach by Echo of any provision of any applicable law, (iii) require any consent or other action by any person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Echo is entitled under any provision of any agreement or other instrument binding upon Echo, or (iv) result in the creation or imposition of any lien on any asset of Echo, with only such exceptions, in the case of each of clauses (ii) through (iv), as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Echo.

(e) Valid Issuance. All outstanding shares of Echo Common Stock have been duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights.

SECTION 6.3 MCK Representations and Warranties. MCK represents and warrants to Echo and SpinCo that:

(a) Corporate Existence and Power. MCK is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all material licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

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(b) Corporate Authorization. The execution, delivery and performance by MCK of this Agreement and the consummation by MCK of the transactions contemplated hereby are within MCK’s corporate powers and has been duly authorized by all necessary corporate action on the part of MCK.

(c) Governmental Authorization. The execution, delivery and performance by MCK of this Agreement and the consummation by MCK of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental authority other than the filing of the Certificate of Merger with the Delaware Secretary of State and compliance with any applicable requirements of any securities laws.

(d) Non-contravention. The execution, delivery and performance by MCK of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of MCK, (ii) assuming compliance with the matters referred to in Section 6.3(c) above, contravene, conflict with or result in a violation or breach of any provision of any applicable law, (iii) require any consent or other action by any person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which MCK is entitled under any provision of any agreement or other instrument binding upon MCK, or (iv) result in the creation or imposition of any lien on any asset of MCK, with only such exceptions, in the case of each of clauses (ii) through (iv), as would not reasonably be expected to have, a material adverse impact on the ability of MCK to consummate the transactions contemplated by this Agreement.

ARTICLE 7

GENERAL

SECTION 7.1 Further Assurances. From time to time, as and when required by Echo or by its successors or assigns, there shall be executed and delivered on behalf of SpinCo such deeds and other instruments, and there shall be taken or caused to be taken by SpinCo and Echo such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Echo or the Surviving Corporation the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of SpinCo and otherwise to carry out the purposes of this Agreement, and the officers and directors of Echo and the Surviving Corporation are fully authorized in the name and on behalf of SpinCo or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

SECTION 7.2 Termination. At any time before the Effective Time and notwithstanding approval of this Agreement by the stockholders of Echo or the member and/or stockholders of SpinCo, this Agreement may be terminated by either Echo or SpinCo following the occurrence of any of the following events: (a) the termination of the Contribution Agreement pursuant to its terms, (b) the consummation of a Company Sale (as defined in the LLC Agreement), (c) termination or expiration of the MCK Exit Window in the event a Qualified MCK Exit (as each term is defined in the LLC Agreement) has not occurred, (d) expiration of the IPO Preference Period if a Qualified IPO (as each term is defined in the LLC Agreement) has

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not occurred prior to such date, (e) material breach by the other party of any representation, warranty or covenant of such party set forth herein not cured after thirty (30) days’ notice of an opportunity to cure, and (f) the delivery, prior to the Distribution, of written notice by the MCK Members to the JV of their intention to abandon or terminate the Merger. This Agreement may also be terminated at any time before the Effective Time and notwithstanding approval of this Agreement by the stockholders of Echo or the member and/or stockholders of SpinCo by mutual written consent of SpinCo and Echo (with such consent approved, (i) in the case of Echo, by the board of directors of Echo; (ii) in the case of SpinCo prior to the SpinCo Conversion, by the member of SpinCo; and (iii) in the case of SpinCo after the SpinCo Conversion, by the board of directors of SpinCo). In the event of termination pursuant to this Section 7.2, other than the provisions of Article 7, this Agreement shall then be null and void and have no further force and effect and all other rights and liabilities of the parties hereto shall terminate without any liability of any party hereto to any other party hereto other than liability with respect to breaches of this Agreement occurring prior to such termination.

SECTION 7.3 Amendment; Waiver. This Agreement may be amended at any time before the Effective Time by the parties hereto ((a) in the case of Echo, by action taken or authorized by the board of directors of Echo; (b) in the case of SpinCo prior to the SpinCo Conversion, by the member of SpinCo; and (c) in the case of SpinCo after the SpinCo Conversion, by the board of directors of SpinCo), whether before or after the adoption of this Agreement by the stockholders of Echo or SpinCo; provided however that after any such stockholder adoption of this Agreement, no amendment shall be made to this Agreement that by law requires further approval or authorization by the stockholders of Echo or SpinCo without such further approval or authorization. Each amendment to this Agreement must be set forth in a writing signed by all the parties hereto. Any provision of this Agreement may be waived (and thereby rendered inoperative in accordance with such waiver) but only if such waiver is in writing and signed by the party hereto against whom the waiver is to be effective. No waiver by any party hereto of any breach or violation of, default under or inaccuracy in any representation, warranty, covenant or agreement hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent breach, violation, default of or inaccuracy in any representation, warranty, covenant or agreement hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No delay or omission on the part of any party hereto in exercising any right, power or remedy under this Agreement will operate as a waiver thereof.

SECTION 7.4 No Assignment. No party hereto will have the right to sell, transfer, assign or pledge all or any portion of its interest in this Agreement without the prior written approval of the other parties hereto. For the avoidance of doubt, the rights and obligations of SpinCo under this Agreement shall continue, and shall not be affected by, the SpinCo Conversion, and the SpinCo Conversion shall not be deemed an assignment or transfer of this Agreement.

SECTION 7.5 No Third Party Beneficiaries. Nothing expressed or implied herein is intended, or shall be construed, to confer upon or give any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated corporation, other entity or governmental authority (each a “Person”) other than the parties hereto, and their successors and permitted assigns, any right, remedy, obligation or liability under or by reason of this Agreement, or result in such Person being deemed a third-party beneficiary hereof.

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SECTION 7.6 Specific Performance. Each of the parties hereto acknowledges and agrees that each of the other parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached or violated. Accordingly, each of the parties hereto agrees that, without posting bond or other undertaking, each of the other parties hereto will be entitled to an injunction or injunctions to prevent breaches or violations of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any claim instituted in any court specified in clause (a) of Section 7.9 in addition to any other remedy to which he, she or it may be entitled, at law or in equity. Each of the parties hereto further agrees that, in the event of any action for specific performance in respect of such breach or violation, he, she or it will not assert the defense that a remedy at law would be adequate.

SECTION 7.7 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, with respect thereto.

SECTION 7.8 Governing Law. This Agreement and any related disputes or claims arising hereunder or with respect hereto shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware, without regard to its conflicts of law principles.

SECTION 7.9 Jurisdiction; Venue; Services of Process. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware (unless the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, in which case, in any state courts of the State of Delaware or the United States District Court located in the State of Delaware) for the purpose of any dispute between any of the parties hereto arising in whole or in part under or in connection with this Agreement, (b) hereby waives to the extent not prohibited by applicable legal requirements, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this agreement or the subject matter hereof may not be enforced in or by such court and (c) hereby agrees not to commence any such action other than before one of the above-named courts. Notwithstanding the previous sentence, a party hereto may commence any action in a court other than those described in this Section 7.9 above for the purpose of enforcing an order or judgment issued by one of the above-named courts. Each party hereto hereby (a) consents to service of process in any action between the parties arising in whole or in part under or in connection with this Agreement in any manner permitted by Delaware law, (b) agrees that service of process made in

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accordance with clause (a) will constitute good and valid service of process in any such action and (c) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such action any claim that service of process made in accordance with clause (a) or (b) does not constitute good and valid service of process.

SECTION 7.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument.

SECTION 7.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.11.

Section 7.12. Severability. To the extent that any provision of this Agreement (including without limitation any provision of this paragraph) is found to be invalid or unenforceable: (a) such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement; (b) such provision found to be invalid or unenforceable shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent manifested by such provision; and (c) to the fullest extent possible, the provisions of this Agreement not found to be invalid or unenforceable shall be construed so as to give effect to the intent manifested thereby.

Section 7.13. Miscellaneous. Each reference in this Agreement to any other agreement or document (including without limitation each exhibit to this Agreement) shall be deemed a reference to such other agreement or document as amended from time to time, and no such amendment of any such agreement or document (including without limitation that no such amendment to any exhibit to this Agreement) shall be deemed an amendment to this Agreement.

[Signatures Pages Follow]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ECHO

HCIT Holdings, Inc.

By:	/s/ Denise Ceule
Name:	Denise Ceule
Its:	Secretary

[Signature page to Merger Agreement]

PF2 SpinCo LLC

By:	/s/ John G. Saia
Name:	John G. Saia
Its:	President and Secretary

[Signature page to Merger Agreement]

MCK

McKesson Corporation

By:	/s/ John G. Saia
Name:	John G. Saia
Its:	Corporate Secretary

[Signature page to Merger Agreement]

EXHIBIT E

FORM OF TAX MATTERS AGREEMENT

TAX MATTERS AGREEMENT

between

[McKesson],

on behalf of itself

and the members

of the Parent Group,

and

[SpinCo],

on behalf of itself

and the members

of the [SpinCo Group],

and

[HCIT Holdings],

on behalf of itself

and the members

of the Acquiror Group.

and

[PF2 NewCo],

on behalf of itself

and the members

of the Acquiror Group

(solely to the extent

set forth herein),

and

[PF2 Newco Holdings LLC]

Dated as of [        ], 20[        ]

TAX MATTERS AGREEMENT

This TAX MATTERS AGREEMENT (the “Agreement”) is entered into as of [•] between McKesson Corporation (“Parent”), a Delaware corporation, on behalf of itself and the members of the Parent Group, PF2 SpinCo Inc.10 (“SpinCo”), a Delaware corporation, on behalf of itself and the members of the SpinCo Group, HCIT Holdings, Inc. (“Acquiror”), a Delaware corporation, on behalf of itself and the members of the Acquiror Group, Change Healthcare LLC (f/k/a PF2 NewCo LLC) (“JV”), a Delaware limited liability company, on behalf of itself and the members of the Acquiror Group (solely for purposes of Section 2, Section 4(c), Section 5(f), Section 12, Section 15(d) and Section 19), and Change Healthcare Holdings, LLC (f/k/a PF2 NewCo Holdings, LLC) (“OpCo”), a Delaware limited liability company.

WITNESSETH:

WHEREAS, Parent, SpinCo and Acquiror have entered into a Separation Agreement, dated as of the date hereof (the “Separation Agreement”) and Parent, SpinCo and Acquiror have entered into an Agreement and Plan of Merger, dated as of December 20, 2016 (the “Merger Agreement”), pursuant to which the Internal Restructuring, the Controlled Transfer, the Distribution and the Merger and other related transactions will be consummated;

WHEREAS, the Controlled Transfer, the Distribution and the Merger are intended to qualify for the Intended Tax-Free Treatment; and

WHEREAS, Parent, SpinCo and Acquiror desire to set forth their agreement on the rights and obligations of Parent, SpinCo, Acquiror and the members of the Parent Group, the SpinCo Group and the Acquiror Group respectively, with respect to (a) the administration and allocation of federal, state, local and foreign Taxes incurred in Taxable periods beginning prior to the Distribution Date, as defined below, (b) Taxes resulting from the Distribution and transactions effected in connection with the Distribution and (c) various other Tax matters.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

SECTION 1. DEFINITIONS.

(a) As used in this Agreement:

“Acquiror” has the meaning set forth in the preamble.

“Acquiror Capital Stock” means, to the extent issued by Acquiror, any shares of common stock (including Acquiror Common Stock), preferred stock, restricted stock, restricted stock units, stock appreciation rights, stock-based performance units, phantom units, capital stock equivalents, mandatorily convertible instruments or similar synthetic instruments or other capital stock or nominal interests in Acquiror, including any stock, other securities or interests that are treated as equity for purposes of Section 355 of the Code, or that are treated as an option under Treasury regulations Section 1.355-7(e).

[10]	NTD: SpinCo is currently a Delaware LLC, but will be converted to a Delaware corporation.

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“Acquiror Common Stock” means the common stock, par value [•] per share, of Acquiror.

“Acquiror Compensatory Equity Interests” means any options, stock appreciation rights, restricted stock, stock units or other rights with respect to Acquiror Capital Stock that are granted on or prior to the Effective Time by any member of the Acquiror Group in connection with employee, independent contractor or director compensation or other employee benefits (including, for the avoidance of doubt, options, stock appreciation rights, restricted stock, restricted stock units, performance share units or other rights issued in respect of any of the foregoing by reason of the Merger).

“Acquiror Group” means Acquiror and each of its Subsidiaries, including, after the Closing, the SpinCo Group and the JV Group.

“Acquiror Shareholder Acquisition” means any acquisition of shares of Parent common stock on or after January 1, 2016 (in the case of clauses (i) and (ii) below) or on or after June 22, 2016 (in the case of clauses (iii) and (iv) below) and prior to the Distribution (which shares continue to be held at the time of the Distribution and in respect of which shares SpinCo stock is received in the Distribution) by (i) Blackstone Capital Partners VI L.P., Blackstone Family Investment Partnership VI L.P., or Blackstone Family Investment Partnership VI – ESC L.P., (each, a “BX Investor”), (ii) H&F Harrington AIV II, L.P., HFCP VI Domestic AIV, L.P., Hellman & Friedman Investors VI, L.P., Hellman & Friedman Capital Executives VI, L.P. or Hellman & Friedman Capital Associates VI, L.P. each, an “H&F Investor”), (iii) any Person Under the Control of Blackstone and any Person Under the Control of H&F or (iv) any Person that is part of a coordinating group (within the meaning of Section 1.355-7(h)(4) of the Treasury regulations) with any Person described in clause (i), (ii) or (iii) above.

“Acquiror Tax Proceeding” has the meaning set forth in Section 16(d).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such other Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made; provided, however, that (notwithstanding any other provision of this Agreement) prior to the Closing no member of the JV Group shall be considered to be a member of the Acquiror Group, Parent Group or SpinCo Group or to be an Affiliate of Parent, Acquiror or SpinCo prior to the Closing. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise. For the avoidance of doubt, (a) prior to the Closing, Affiliates of Parent will include SpinCo and its Affiliates and (b) after the Closing, Affiliates of Acquiror will include SpinCo and its Affiliates and the members of the JV Group.

“Agreement” has the meaning set forth in the preamble.

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“Applicable Law” (or “Applicable Tax Law,” as the case may be) means, with respect to any Person, any federal, state, county, municipal, local, multinational or foreign statute, treaty, law, common law, ordinance, rule, regulation, order, writ, injunction, judicial decision, decree, permit or other legally binding requirement of any Governmental Authority applicable to such Person or any of its respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer’s, director’s, employee’s, consultant’s or agent’s activities on behalf of such Person).

“Business” means the Retained Business or the Controlled Business, as the case may be.

“Business Day” means any day that is not a Saturday, a Sunday or other day that is a statutory holiday under the federal Laws of the United States.

“Closing” means the consummation of the Merger.

“Closing of the Books Method” means the apportionment of items between portions of a Taxable period based on a closing of the books and records at the close of the Distribution Date (and for purposes of such apportionment, the Taxable year of any partnership or other pass-through entity or any controlled foreign corporation within the meaning of Section 957(a) of the Code or passive foreign investment company within the meaning of Section 1297 of the Code shall be deemed to terminate at the close of the Distribution Date); and in the event that the Distribution Date is not the last day of the Taxable period, as if the Distribution Date were the last day of the Taxable period), subject to adjustment for items accrued on the Distribution Date that are properly allocable to the Taxable period following the Distribution, as determined by agreement among Acquiror, SpinCo, and Parent, with any dispute among them to be resolved by the Tax Arbiter in accordance with Section 24; provided that Taxes not susceptible to such apportionment shall be apportioned between the Pre- and Post-Distribution Periods on a pro rata basis in accordance with the number of days in each Taxable period.

“Code” means the Internal Revenue Code of 1986, as amended.

“Combined Group” means any group that filed or was required to file (or will file or be required to file) a Tax Return on an affiliated, consolidated, combined, unitary, fiscal unity or other group basis (including as permitted by Section 1501 of the Code) that includes at least one member of the Parent Group and at least one member of the SpinCo Group.

“Combined Tax Return” means a Tax Return filed or required to be filed in respect of federal, state, local or foreign income Taxes for a Combined Group, or any other affiliated, consolidated, combined, unitary, fiscal unity or other group basis (including as permitted by Section 1501 of the Code) Tax Return of a Combined Group.

“Company” means Parent, SpinCo, Acquiror, or a Group, as appropriate.

“Contribution Agreement” means the Agreement of Contribution and Sale, dated as of June 28, 2016, by and among JV, Parent, Acquiror, Change Healthcare, Inc., Change Aggregator, L.P., H&F Echo Holdings, L.P. and the other parties thereto, as amended from time to time.

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“Controlled Business” means the Parent Group’s business known as the MHS business, which is engaged in the provision of services, and the manufacture, marketing, distribution and sale of software products, designed to manage the cost and quality of care for payers, providers, hospitals and government organizations, provided that, for the avoidance of doubt, the Controlled Business shall not include the Imaging and Workflow Solutions (the “IWS Business”).

“Controlled Transfer” means the transfer by Parent to SpinCo of all of Parent’s direct and indirect interest in the JV, which may include the transfer of all of the issued and outstanding equity of the MCK Members (as defined in the LLC Agreement), solely in exchange for Parent’s receipt of shares of SpinCo Common Stock.

“Covered Tax Distribution” means any distribution to which any member of the SpinCo Group is (or, but for an amendment to the LLC Agreement after the Distribution, would have been) entitled to receive pursuant to Section 8.02(a) of the LLC Agreement after the Distribution to the extent attributable to Tax Items allocated to such member of the SpinCo Group for any Pre-Distribution Period, including as a result of an adjustment to any such Tax Items.

“Disqualifying Action” means a Parent Disqualifying Action or Echo Disqualifying Action.

“Distribution” means a transaction in which Parent will dispose of all of the shares of SpinCo Common Stock through (1) one or more exchange offers pursuant to which Parent will redeem shares of Parent Common Stock for shares of SpinCo Common Stock (each, a “Split-Off Exchange”), (2) a distribution to Parent shareholders of shares of SpinCo Common Stock to Parent shareholders without consideration on a pro rata basis (a “Spin-Off”) (3) one or more exchanges of SpinCo Common Stock for debt of Parent (each, a “Debt Exchange”) or (4) any combination of the foregoing; provided that more than 80% of the SpinCo Common Stock shall be disposed of under a combination of the preceding clauses (1) and (2).

“Distribution Date” means the first date on or after the date of the consummation of the first event described in clause (1) or clause (2) of the definition of “Distribution” on which more than 80% of the SpinCo Common Stock has been disposed of under a combination of clause (1) or clause (2) of the definition of “Distribution.”

“Distribution Effective Time” means the first time on or after the consummation of the first event described in clause (1) or clause (2) of the definition of “Distribution” at which more than 80% of the SpinCo Common Stock has been disposed of under a combination of clause (1) or clause (2) of the definition of “Distribution.”

“Distribution Taxes” means any Taxes incurred as a result of the failure of the Intended Tax-Free Treatment of the Internal Restructuring, the Controlled Transfer or the Distribution.

“Echo Cushion Amount” means an amount of Acquiror Capital Stock equal to 50% of the difference between (x) 49.99% of the total Acquiror Capital Stock outstanding and (y) the amount of Acquiror Capital Stock held immediately after the Merger by Persons who held such stock by reason of having held Acquiror Capital Stock prior to the Merger, in each case as determined following the Merger.

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“Echo Disqualifying Action” means (i) any Acquiror Shareholder Acquisition, (ii) from and after the Effective Time, any action (or the failure to take any action) within Acquiror’s control by any member of the Acquiror Group (including entering into any agreement, understanding or arrangement or any negotiations with respect to any transaction or series of transactions), (iii) from and after the Effective Time, any event (or series of events) involving a transfer of the capital stock of Acquiror, (iv) any breach by any member of the Acquiror Group of any representation, warranty or covenant made by them in this Agreement, (v) from and after the Effective Time, any coordinated acquisition of the stock of Acquiror by (x) any Person Under the Control of Blackstone with any BX Excluded Person or by (y) any Person Under the Control of H&F with any H&F Excluded Person; (vi) from and after the Effective Time, the issuance by Acquiror (other than in a public offering) of its newly issued capital stock to any fund or other managed investment vehicle of Blackstone that is not a Person under the Control of Blackstone or to any fund or other managed investment vehicle of H&F that is not a Person under the Control of H&F (vii) from and after the Effective Time, any acquisition (other than in a public offering) of the capital stock of Acquiror by any fund or other managed investment vehicle of Blackstone that is not a Person under the Control of Blackstone, which acquisition is consummated, facilitated or otherwise executed due to the efforts or pursuant to the instructions of any Person under the Control of Blackstone or (viii) from and after the Effective Time, any acquisition (other than in a public offering) of the capital stock of Acquiror by any fund or other managed investment vehicle of H&F that is not a Person under the Control of H&F, which acquisition is consummated, facilitated or otherwise executed due to the efforts or pursuant to the instructions of any Person under the Control of H&F that, in each case, is not a Parent Disqualifying Action and would affect the Intended Tax-Free Treatment; provided, however, that the term “Echo Disqualifying Action” shall not include any action or event entered into pursuant to any Transaction Document or that is undertaken pursuant to the Internal Restructuring, the Controlled Transfer, the Distribution (including a Debt Exchange) or the Merger. For the avoidance of doubt, a sale of Acquiror stock by any BX Investor or any H&F Investor (or their Permitted Transferees) shall not constitute an Echo Disqualifying Action.

“Echo Tainted Stock” means Acquiror Equity Interests the issuance, acquisition or disposition of which was consummated in a manner that did not constitute a breach of Section 9(a)(i)(E) solely because of the proviso thereto.

“Effective Time” means the date and time of the filing with the Secretary of State of the State of Delaware of the certificate of merger consummating the Merger, or such later time as is specified in such certificate of merger and as is agreed to by Parent and Acquiror.

“Equity Interests” means any stock or other securities treated as equity for Tax purposes, options, warrants, rights, convertible debt or any other instrument or security that affords any Person the right, whether conditional or otherwise, to acquire stock or to be paid an amount determined by reference to the value of stock.

“Escheat Payment” means any payment required to be made to a Governmental Authority pursuant to an abandoned property, escheat or similar law.

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“Exit Transaction Documents” means, collectively, this Agreement, the Merger Agreement, the Separation Agreement, [the Transition Services Agreement, the Reverse Transition Services Agreement and [•]].

“Final Determination” means (i) with respect to federal income Taxes, (A) a “determination” as defined in Section 1313(a) of the Code (including, for the avoidance of doubt, an executed IRS Form 906) or (B) the execution of an IRS Form 870-AD (or any successor form thereto), as a final resolution of Tax liability for any Taxable period, except that a Form 870-AD (or successor form thereto) that reserves the right of the taxpayer to file a claim for refund or the right of the IRS to assert a further deficiency shall not constitute a Final Determination with respect to the item or items so reserved; (ii) with respect to Taxes other than federal income Taxes, any final determination of liability in respect of a Tax that, under Applicable Tax Law, is not subject to further appeal, review or modification through proceedings or otherwise; or (iii) with respect to any Tax, any final disposition by reason of the expiration of the applicable statute of limitations (giving effect to any extension, waiver or mitigation thereof).

“Governmental Authority” means any federal, state, local, provincial, foreign or international court, tribunal, judicial or arbitral body, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority or any national securities exchange.

“Group” means the Parent Group, the Acquiror Group, the SpinCo Group or the JV Group, as the context requires.

“Historic Acquiror Stock” means unregistered or restricted stock of Acquiror that was held by shareholders of Acquiror immediately prior to the Merger.

“Indemnifying Party” means the party from which another party is entitled to seek indemnification pursuant to the provisions of Section 12.

“Indemnitee” means the party which is entitled to seek indemnification from another party pursuant to the provisions of Section 12.

“Intended Tax-Free Treatment” means the qualification of (i) the Controlled Transfer, together with the Distribution as a reorganization described in Section 368(a)(1)(D) of the Code, pursuant to which neither Parent nor SpinCo recognizes any gain or loss for U.S. federal income Tax purposes, and of each of Parent and SpinCo as a “party to the reorganization” within the meaning of Section 368(b) of the Code, (ii) the Distribution, as such, as a distribution of SpinCo Common Stock to Parent’s shareholders and creditors pursuant to Section 355 of the Code (and, as applicable, Section 361 of the Code), pursuant to which neither Parent nor SpinCo nor any of Parent’s shareholders recognizes any gain or loss for U.S. federal income Tax purposes, (iii) the Merger as a “reorganization” within the meaning of Section 368(a) of the Code pursuant to which neither Acquiror nor SpinCo nor any of Acquiror’s or SpinCo’s shareholders recognizes any gain or loss for U.S. federal income Tax purposes, and of each of Acquiror and SpinCo as a “party to the reorganization” within the meaning of Section 368(b) of the Code and (iv) the transactions described on Schedule A as being free from Tax to the extent set forth therein.

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“Internal Restructuring” has the meaning set forth in Exhibit [•].11

“IRS” means the United States Internal Revenue Service.

“JV” has the meaning ascribed thereto in the preamble.

“JV Group” means the JV and each of its Subsidiaries.

“JV Group Tax” means any Tax of a member of the JV Group.

“LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of Change Healthcare LLC, dated as of March 1, 2017, as amended from time to time.

“Merger” has the meaning set forth in the Merger Agreement.

“Merger Agreement” has the meaning set forth in the recitals.

“MCK Cushion Amount” means an amount of Acquiror Capital Stock equal to 50% of the difference between (x) 49.99% of the total Acquiror Capital Stock outstanding and (y) the amount of Acquiror Capital Stock held immediately after the Merger by Persons who held such stock by reason of having held Acquiror Capital Stock prior to the Merger, in each case as determined following the Merger.

“Parent” has the meaning ascribed thereto in the preamble.

“Parent Disqualifying Action” means (i) any action (or the failure to take any action) within Parent’s control by any member of the Parent Group (or, to the extent the action is taken prior to the Effective Time, any member of the SpinCo Group) (including entering into any agreement, understanding or arrangement or any negotiations with respect to any transaction or series of transactions), (ii) any event (or series of events) involving the transfer of the capital stock of Parent other than an Acquiror Shareholder Acquisition or (iii) any breach by any member of the Parent Group (or, to the extent occurring prior to the Effective Time, by any member of the SpinCo Group) of any representation, warranty or covenant made by them in this Agreement, that, in each case, would affect the Intended Tax-Free Treatment; provided, however, that the term “Parent Disqualifying Action” shall not include any action (or event otherwise described in clause (ii) above) undertaken pursuant to any Transaction Document or pursuant to the Controlled Transfer, the Distribution (other than a Debt Exchange) or the Merger.

“Parent Group” means Parent and each of its Subsidiaries, but excluding any member of the SpinCo Group.

“Parent Separate Tax Return” means any Tax Return that is required to be filed by, or with respect to, a member of the Parent Group that is not a Combined Tax Return.

[11]	NTD: Plan for Internal Restructuring to be developed by Parent.

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“Person” has the meaning set forth in Section 7701(a)(1) of the Code.

“Person Under the Control of Blackstone” means (i) the private side businesses controlled by The Blackstone Group L.P. (“Blackstone”), which businesses are currently comprised of the Private Equity Business, the Tactical Opportunities Business, and the Real Estate Business (collectively, the “Existing Private Businesses”), and which businesses shall include such other businesses that Blackstone may hereafter form or acquire and that are, at the time of any determination as to whether any such business is a Person Under the Control of Blackstone, managed within the same ethical wall as the Existing Private Businesses and (ii) the employees, directors and officers of Blackstone or the businesses described in clause (i). For the avoidance of doubt, a Person Under the Control of Blackstone shall not include (each of the following, a “BX Excluded Person”): (A) the public side businesses controlled by Blackstone (e.g. BAAM and GSO) and other businesses on the other side of the ethical wall from the private businesses described in clause (i), (B) limited partners of any fund affiliated with Blackstone, (other than individuals who are limited partners that are described in clause (ii) or to the extent such individuals are acting in concert with a co-investment with a person described in clause (i) with respect to a co-investment), (C) portfolio companies of the businesses described in clause (i), except to the extent such portfolio company is controlled by the applicable Blackstone business, and Blackstone actively participates in or approves of the applicable acquisition of Parent common stock, (D) any company or business in which any business described in clause (A) of this sentence invests (other than a portfolio company described in the exception to clause (C)), (E) with regard to any fund of funds controlled by Blackstone, any pooled investment vehicle or discretionary separate account in which such fund of funds invests, (F) any employee, director or officer referenced in clause (ii) prior to or after such person has held such role, or (G) any investment accounts, estate planning or investment vehicles for the benefit of family members of Blackstone professionals or other employees or nonprofit organizations, with respect to which the applicable Blackstone professional or employee does not have investment discretion.

“Person Under the Control of H&F” means (i) the business entities controlled or managed by Hellman & Friedman LLC (“H&F”), which business entities consist of certain private equity investment funds formed for the purpose of investing capital contributed by investors and that is affiliated with H&F (each, an “H&F Fund”), the general partners of such H&F Funds, and any entities formed or acquired by H&F in connection with any other business that H&F may hereafter form or acquire, and (ii) employees, directors and officers of H&F or the business entities described in clause (i). For the avoidance of doubt, a Person Under the Control of H&F shall not include (each of the following, an “H&F Excluded Person”) (A) limited partners of any H&F Fund (other than individuals who are limited partners and are described in clause (ii) or limited partners to the extent they are acting in concert with an H&F Fund with respect to a co-investment), (B) portfolio companies of any H&F Fund except to the extent such portfolio company is controlled by the applicable H&F Fund, and H&F actively participates in or approves of such portfolio company’s acquisition of Parent common stock, (C) any employee, director or officer referenced above prior to or after such person has held such role, and (D) any investment accounts, estate planning or investment vehicles for the benefit of family members of H&F professionals or other employees or nonprofit organizations, with respect to which the applicable H&F professional or employee does not have investment discretion.

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“Post-Distribution Period” means any Taxable period (or portion thereof) beginning after the Distribution Date.

“Pre-Distribution Period” means any Taxable period (or portion thereof) ending on or before the Distribution Date.

“Principal Shareholder Letter” means the letters addressed to Parent by Blackstone and H&F in the form of Exhibit [•] and Exhibit [•], respectively.

“Retained Business” means any business now, previously or hereafter conducted by Parent or any of its Subsidiaries or Affiliates other than the Controlled Business and any other constituent business of the Core MTS Business (as defined in the Contribution Agreement).

“Separation Agreement” has the meaning set forth in the recitals.

“SpinCo” has the meaning set forth in the preamble.

“SpinCo Common Stock” means common stock, par value $[•] per share, of SpinCo.

“SpinCo Group” means SpinCo and each of its Subsidiaries.

“SpinCo SAG” means a group made up of one or more chains of includible corporations (including SpinCo) connected through stock ownership if SpinCo owns directly stock meeting the Stock Ownership Requirement in at least one other includible corporation and stock meeting the Stock Ownership Requirement in each of the includible corporations (except SpinCo) is owned directly by one or more of the other includible corporations.

“SpinCo Separate Tax Return” means any Tax Return that is filed or required to be filed by, or with respect to, any member of the SpinCo Group that is not a Combined Tax Return.

“Stock Ownership Requirement” means, with respect to a corporation, stock owned representing at least 80% of the total voting power and at least 80% of the total value of the stock of such corporation.

“Subsidiary” means, with respect to any specified Person, any other Person a majority of whose equity interests (whether by voting power or by economic interest) are at the time directly or indirectly owned by such specified Person; provided that before the Effective Time, no member of the JV Group shall be a Subsidiary of Parent, SpinCo or Acquiror.

“Tax” (and the correlative meaning, “Taxes,” “Taxing” and “Taxable”) means (i) any tax, including any net income, gross income, gross receipts, recapture, alternative or add-on minimum, sales, use, business and occupation, value-added, trade, goods and services, ad valorem, franchise, profits, license, business royalty, withholding, payroll, employment, capital, excise, transfer, recording, severance, stamp, occupation, premium, property, asset, real estate acquisition, environmental, custom duty, impost, obligation, assessment, levy, tariff or other tax, governmental fee or other like assessment or charge of any kind whatsoever (including, but not limited to, any Escheat Payment), together with any interest and any penalty, addition to tax or additional amount imposed by a Taxing Authority; or (ii) any liability of any member of the Parent Group, the SpinCo Group or the Acquiror Group for the payment of any amounts described in clause (i) as a result of any express or implied obligation to indemnify any other Person (other than under the Transaction Documents).

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“Tax Advisor” means Davis Polk & Wardwell LLP and Ropes & Gray LLP, or another nationally recognized tax advisor reasonably acceptable to Acquiror, Parent, and SpinCo.

“Tax Attribute” means a net operating loss, net capital loss, unused investment credit, unused foreign tax credit, excess charitable contribution, unused general business credit, alternative minimum tax credit or any other Tax Item that could reduce a Tax liability.

“Tax Benefit” means any refund, credit, offset or other reduction in otherwise required Tax payments.

“Tax Item” means any item of income, gain, loss, deduction, credit, recapture of credit or any other item that can increase or decrease Taxes paid or payable.

“Tax Proceeding” means any Tax audit, dispute, examination, contest, litigation, arbitration, action, suits, claim, cause of action, review, inquiry, assessment, hearing, complaint, demand, investigation or proceeding (whether administrative, judicial or contractual).

“Tax Receivable Agreements” means the MCK Tax Receivable Agreement and the New Echo Tax Receivable Agreement.

“Tax-Related Losses” means, with respect to any Taxes imposed pursuant to any settlement, determination, or judgment, (i) all accounting, legal and other professional fees, and court costs incurred in connection with such settlement, determination, or judgment, as well as any other out-of-pocket costs incurred in connection with such settlement, determination, or judgment and (ii) all Damages, costs and expenses associated with stockholder litigation or controversies and any amount paid by any member of the Parent Group, any member of the SpinCo Group or any member of the Acquiror Group in respect of the liability of shareholders, whether paid to shareholders or to the IRS or any other Taxing Authority, in each case, resulting from the failure of the Intended Tax-Free Treatment of the Internal Restructuring, the Controlled Transfer or the Distribution.

“Tax Representation Letters (Distribution)” means the representations provided by Acquiror, SpinCo and Parent as contemplated by Section 4.4(b)(ii) of the Merger Agreement, which will be substantially in the form of Exhibits [•],[•] and [•], respectively.

“Tax Representation Letters (Merger)” means the representations provided by Acquiror and SpinCo as contemplated by Section 4.4(b)(i) of the Merger Agreement, which will be in substantially the form of Exhibits [•] and [•], respectively.

“Tax Representation Letters” means, collectively, the Tax Representation Letters (Distribution) and the Tax Representation Letters (Merger).

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“Tax Return” means any Tax return, statement, report, form, election, certificate, claim or surrender (including estimated Tax returns and reports, extension requests and forms, and information returns and reports), or statement or other document or written information filed or required to be filed with any Taxing Authority, including any amendment thereof (solely for purposes of Section 4), appendix, schedule or attachment thereto.

“Taxing Authority” means any Governmental Authority (domestic or foreign), including, without limitation, any state, municipality, political subdivision or governmental agency responsible for the imposition, assessment, administration, collection, enforcement or determination of any Tax.

“Transaction Documents” has the meaning set forth in the LLC Agreement.

“Transfer Taxes” means all U.S. federal, state, local or foreign sales, use, privilege, transfer, documentary, stamp, duties, real estate transfer, controlling interest transfer, recording and similar Taxes and fees (including any penalties, interest or additions thereto) imposed upon any member of the Parent Group, any member of the SpinCo Group, any member of the Acquiror Group or any member of the JV Group in connection with the Internal Restructuring, the Controlled Transfer the Distribution or the Merger.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Due Date	Section 14(a)
Final Allocation	Section 6(b)
Internal Tax-Free Transactions	Schedule A
Parent Tax Proceeding	Section 16(b)
Past Practices	Section 5(e)(i)
Proposed Allocation	Section 6(b)
Section 336(e) Election	Section 11(a)
Tax Arbiter	Section 24
Tax Benefit Recipient	Section 8(b)

(c) All capitalized terms used but not defined herein shall have the same meanings as in the Contribution Agreement. Any term used in this Agreement which is not defined in this Agreement or the Contribution Agreement shall, to the extent the context requires, have the meaning assigned to it in the Code or the applicable Treasury regulations thereunder (as interpreted in administrative pronouncements and judicial decisions) or in comparable provisions of Applicable Tax Law.

SECTION 2. SOLE TAX SHARING AGREEMENT. Except for the Tax Receivable Agreements, the Letter Agreement, Section 11.04(e) of the LLC Agreement and Section 5.15 of the Contribution Agreement, any and all existing Tax sharing agreements or arrangements, written or unwritten, between any member of the Parent Group, on the one hand, and any member of the SpinCo Group, the Acquiror Group or the JV Group, on the other hand, if not previously terminated, shall be terminated as of the Distribution Date without any further action by the parties thereto. Following the Distribution, no member of the SpinCo Group, the Acquiror Group, the JV Group or the Parent Group shall have any further rights or liabilities thereunder, and, except for the Tax Receivable Agreements, the Letter Agreement, Section

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11.04(e) of the LLC Agreement and Section 5.15 of the Contribution Agreement, this Agreement shall be the sole Tax sharing agreement between the members of the SpinCo Group, the Acquiror Group or the JV Group, on the one hand, and the members of the Parent Group, on the other hand.

SECTION 3. CERTAIN PRE-CLOSING MATTERS. From the date hereof until the Distribution Effective Time, Acquiror shall cooperate in good faith with any request by Parent to obtain a private letter ruling, closing agreement or similar determination to the effect that, in whole or in part, the Controlled Transfer, the Distribution and/or the Merger will receive the Intended Tax-Free Treatment.

SECTION 4. ALLOCATION OF TAXES.

(a) General Allocation Principles. Except as provided in Section 4(c), all Taxes shall be allocated as follows:

(i) Allocation of Taxes for Combined Tax Returns. Parent shall be allocated all Taxes reported, or required to be reported, on any Combined Tax Return that any member of the Parent Group files or is required to file under the Code or other Applicable Tax Law; provided, however, that (A) to the extent any such Combined Tax Return includes any Tax Item attributable to any member of the SpinCo Group or the Controlled Business in respect of any Post-Distribution Period, SpinCo shall be allocated all Taxes attributable to such Tax Items and (B) to the extent any such Combined Tax Return includes any Tax Item in respect of any Pre-Distribution Period, SpinCo shall be allocated such Taxes to the extent a member of the SpinCo Group is (or, but for an amendment to, or waiver under, the LLC Agreement occurring after the Distribution, would be) entitled to a Covered Tax Distribution (for the avoidance of doubt, other than a Covered Tax Distribution that has already been made) in respect of the Tax Items giving rise to such Taxes.

(ii) Allocation of Taxes for Separate Tax Returns.

(A) Except for Taxes allocated to SpinCo pursuant to Section 4(a)(ii)(B), Parent shall be allocated all Taxes reported, or required to be reported, on a Parent Separate Tax Return or a SpinCo Separate Tax Return.

(B) SpinCo shall be allocated all Taxes reported, or required to be reported, on (x) a Parent Separate Tax Return with respect to a Pre-Distribution Period to the extent a member of the SpinCo Group is (or would be) entitled to a Covered Tax Distribution (for the avoidance of doubt, other than a Covered Tax Distribution that has already been made) in respect of the Tax Item(s) giving rise to such Taxes, (y) a SpinCo Separate Tax Return with respect to a Post-Distribution Period or (z) a SpinCo Separate Tax Return with respect to a Pre-Distribution Period, but in the case of this clause (z), only to the extent a member of the SpinCo Group is (or, but for an amendment to, or waiver under, the LLC Agreement occurring after the Distribution, would be) entitled to a Covered Tax Distribution (for the avoidance of doubt, other than a Covered Tax Distribution that has already been made) in respect of the Tax Item(s) giving rise to such Taxes.

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(b) Allocation Conventions.

(i) All Taxes allocated pursuant to Section 4(a) shall be allocated in accordance with the Closing of the Books Method; provided, however, that if Applicable Tax Law does not permit a SpinCo Group member to close its Taxable year on the Distribution Date, the Tax attributable to the operations of the members of the SpinCo Group for any Pre-Distribution Period shall be the Tax computed using a hypothetical closing of the books consistent with the Closing of the Books Method.

(ii) Any Tax Item of SpinCo, Acquiror or any member of their respective Groups arising from a transaction engaged in outside the ordinary course of business on the Distribution Date after the Distribution Effective Time shall be properly allocable to SpinCo and any such transaction by or with respect to SpinCo, Acquiror or any member of their respective Groups occurring after the Distribution Effective Time shall be treated for all Tax purposes (to the extent permitted by Applicable Tax Law) as occurring at the beginning of the day following the Distribution Date in accordance with the principles of Treasury regulations Section 1.1502-76(b) (assuming no election is made under Section 1.1502-76(b)(2)(ii) of the Treasury regulations (relating to a ratable allocation of a year’s Tax Items)); provided that the foregoing shall not include any action that is undertaken pursuant to the Internal Restructuring, the Controlled Transfer, the Distribution, the Merger or the Transaction Documents.

(c) Special Allocation Rules. Notwithstanding any other provision in this Section 4, the following Taxes shall be allocated as follows:

(i) Transfer Taxes. Transfer Taxes (other than those attributable to the Internal Restructuring) shall be allocated to SpinCo. Any Transfer Taxes attributable to the Internal Restructuring shall be allocated to Parent.

(ii) JV Group Taxes. JV Group Taxes shall be allocated to (A) SpinCo, if paid by a member of the Parent Group pursuant to Section 5(f) and (B) the JV, otherwise.

(iii) Distribution Taxes and Tax-Related Losses.

(A) Any liability for Distribution Taxes (and any associated Tax-Related Losses) which would not have been incurred but for one or more Echo Disqualifying Actions (as determined by treating any acquisition of capital stock of Parent, SpinCo or Acquiror that constitutes a Parent Disqualifying Action as if such acquisition did not occur) shall be allocated to SpinCo, subject to Section 4(c)(iii)(B) and Section 4(c)(iii)(C).

(B) Any liability for Distribution Taxes (and any associated Tax-Related Losses) solely by reason of the application of Section 355(e) which would not have been incurred if, instead of the occurrence of one or more Debt Exchanges that exceeds the MCK Cushion Amount, 100% of the SpinCo

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Common Stock had been distributed in a Split-Off Exchange or Spin-Off on the Distribution Date to Persons whose acquisitions of such SpinCo Common Stock were disregarded by reason of Section 355(e)(3)(A) of the Code, shall be allocated to Parent.

(C) Any liability for Distribution Taxes (and any associated Tax-Related Losses) not described in Section 4(c)(iii)(B) which (x) would not have been incurred but for the occurrence of both one or more Echo Disqualifying Actions and one or more Parent Disqualifying Actions, or which (y) both (I) would not have been incurred but for the occurrence of one or more Echo Disqualifying Actions (as determined by treating any Parent Disqualifying Actions as if such Parent Disqualifying Actions did not occur) and (II) would not have been incurred but for the incurrence of one or more Parent Disqualifying Actions (as determined by treating any Echo Disqualifying Actions as if such Echo Disqualifying Actions did not occur), shall be allocated to Parent.

(D) Any liability for Distribution Taxes (and any associated Tax-Related Losses) not described in Section 4(c)(iii)(A), Section 4(c)(iii)(B) or Section 4(c)(iii)(C) shall be allocated to Parent.

(iv) Internal Restructuring Taxes. Notwithstanding any other provision in this Section 4, all Taxes with respect to the Internal Restructuring shall be allocated to Parent, except that any Taxes with respect to the Internal Restructuring to the extent attributable to the failure by the SpinCo Group to preserve the Intended Tax-Free Treatment of the transaction described in clause (iv) of the definition of Intended Tax-Free Treatment, as a result of the failure of the SpinCo Group to observe after the Effective Time the requirements of Revenue Procedure 86-42 or Revenue Procedure 90-52 (without giving effect to subsequent modifications made in Revenue Procedure 2013-32) shall be allocated to SpinCo.

SECTION 5. PREPARATION AND FILING OF TAX RETURNS.

(a) Parent Group Combined Tax Returns.

(i) Parent shall prepare and file, or cause to be prepared and filed, Combined Tax Returns for which a member of the Parent Group is required or, subject to Section 5(e)(iv), permitted, to file a Combined Tax Return. Each member of any such Combined Group shall execute and file such consents, elections and other documents as may be required or requested by Parent in connection with the filing of such Combined Tax Returns. Items of income, gain, loss, deduction and credit of the JV for the taxable year which includes the Distribution Date shall be allocated to the Pre-Distribution Period and the Post-Distribution Period in accordance with Treasury regulations Section 1.1502-76(b)(2)(vi) (and any similar state or local provision of Applicable Tax Law). Parent and Acquiror shall cooperate in determining the allocation described in the preceding sentence.

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(ii) The parties and their respective Affiliates shall elect to close the Taxable year of each SpinCo Group member on the Distribution Date, to the extent permitted by Applicable Tax Law.

(b) SpinCo Separate Tax Returns.

(i) Tax Returns to Be Prepared by Parent. Parent shall prepare (or cause to be prepared) and, to the extent permitted by Applicable Law, file (or cause to be filed) all SpinCo Separate Tax Returns that relate in whole or in part to any Pre-Distribution Period for which Parent is liable for any Taxes; provided, however, that with respect to any such Tax Return that is prepared by Parent but required to be filed by a member of the Acquiror Group under Applicable Law, Parent shall provide such Tax Returns to Acquiror at least thirty (30) days prior to the due date for filing such Tax Returns (taking into account any applicable extension periods) with the amount of any Taxes shown as due thereon, and Acquiror shall execute and file (or cause to be executed and filed) the Tax Returns.

(ii) Tax Returns to be Prepared by Acquiror. Acquiror shall prepare and file (or cause to be prepared and filed) all SpinCo Separate Tax Returns that are not described in Section 5(b)(i).

(c) Provision of Information; Timing. SpinCo and Acquiror shall maintain all necessary information for Parent (or any of its Affiliates) to file any Tax Return that Parent is required or permitted to file under this Section 5, and shall provide to Parent, upon reasonable request, all such necessary information to which it has access in accordance with the Parent Group’s past practice. Parent shall maintain all necessary information for Acquiror (or any of its Affiliates) to file any Tax Return that Acquiror is required or permitted to file under this Section 5, and shall provide Acquiror with all such necessary information in accordance with the SpinCo Group’s past practice.

(d) Review of SpinCo Separate Tax Returns. The party that is required to prepare a SpinCo Separate Tax Return (other than a SpinCo Separate Tax Return that relates solely to a Post-Distribution Period) that is required to be filed after the Distribution Date shall submit a draft of such Tax Return to the non-preparing party at least sixty (60) days prior to the earlier of (i) the due date for the filing of such Tax Return (taking into account any applicable extensions), or (ii) if applicable, the date on which such Tax Return must be provided by Parent to Acquiror under Section 5(b)(i). The non-preparing party shall have the right to review such Tax Return, and to submit to the preparing party any reasonable changes to such Tax Return no later than thirty (30) days prior to the earlier of (i) the due date for the filing of such Tax Return or (ii) if applicable, the date on which such Tax Return must be provided by Parent to Acquiror under Section 5(b)(i) (and the preparing party agrees to consider in good faith any such changes submitted). The parties agree to consult and to attempt to resolve in good faith any issues arising as a result of the review of any such Tax Return. If the parties are unable to resolve any such issues, the matter shall be submitted to the Tax Arbiter pursuant to Section 24.

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(e) Special Rules Relating to the Preparation of Tax Returns.

(i) General Rule. Except as otherwise required by law, Parent shall prepare (or cause to be prepared) any Tax Return for which it is responsible under this Section 5 in accordance with past practices, permissible accounting methods, elections or conventions (“Past Practices”) used by the members of the Parent Group and the members of the SpinCo Group prior to the Distribution Date with respect to such Tax Return, and to the extent any items, methods or positions are not covered by Past Practices, in accordance with reasonable Tax accounting practices selected by Parent. With respect to any Tax Return that Acquiror has the obligation and right to prepare, or cause to be prepared, under this Section 5, except as otherwise required by law, such Tax Return shall be prepared in accordance with Past Practices used by the members of the Parent Group and the members of the SpinCo Group prior to the Distribution Date with respect to such Tax Return, and to the extent any items, methods or positions are not covered by Past Practices, in accordance with reasonable Tax accounting practices selected by Acquiror.

(ii) Consistency with Intended Tax-Free Treatment.

(A) The parties shall report the Internal Restructuring in the manner determined by Parent; provided that (x) Parent communicates its treatment of the Internal Restructuring to Acquiror no fewer than thirty (30) days prior to the due date (taking into account any applicable extensions) for filing an applicable Tax Return that reflects the Internal Restructuring (y) such treatment is supported by substantial authority (within the meaning of Section 6662 of the Code), as determined by Acquiror in its reasonable discretion, in each case, unless, and then only to the extent, an alternative position is required pursuant to a Final Determination, and (z) a member of the Acquiror Group may book reserves or make disclosures relating to the Internal Restructuring if required to do so under applicable accounting principles or Tax law.

(B) The parties shall report the Controlled Transfer, the Distribution and the Merger for all Tax purposes in a manner consistent with the Intended Tax-Free Treatment unless, and then only to the extent, an alternative position is required pursuant to a Final Determination.

(iii) SpinCo Separate Tax Returns. With respect to any SpinCo Separate Tax Return for which Acquiror is responsible pursuant to this Agreement, Acquiror and the other members of the Acquiror Group shall include such Tax Items in such SpinCo Separate Tax Return in a manner that is consistent with the inclusion of such Tax Items in any related Tax Return for which Parent is responsible to the extent such Tax Items are allocated in accordance with this Agreement.

(iv) Election to File Combined Tax Returns. Parent shall have sole discretion to file any Combined Tax Return if the filing of such Tax Return is elective under Applicable Tax Law.

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(v) Preparation of Transfer Tax Returns. The Company required under Applicable Tax Law to file any Tax Returns in respect of Transfer Taxes shall prepare and file (or cause to be prepared and filed) such Tax Returns. If required by Applicable Tax Law, Parent, SpinCo and Acquiror shall, and shall cause their respective Subsidiaries to, cooperate in preparing and filing, and join the execution of, any such Tax Returns.

(f) Payment of Taxes. Parent shall pay (or cause to be paid) to the proper Taxing Authority (or to Acquiror with respect to any SpinCo Separate Tax Return prepared by Parent but required to be filed by a member of the Acquiror Group under Applicable Tax Law) the Tax shown as due on any Tax Return for which a member of the Parent Group is responsible under this Section 5, and the members of the JV Group shall be jointly and severally liable to pay to Acquiror, and Acquiror shall pay (or cause to be paid) to the proper Taxing Authority the Tax shown as due on any Tax Return for which a member of the Acquiror Group is responsible under this Section 5. If any member of the Parent Group is required to make a payment to a Taxing Authority for JV Group Taxes, Acquiror shall pay the amount of such Taxes to Parent in accordance with Section 12 and Section 13. If any member of the Acquiror Group is required to make a payment to a Taxing Authority for Taxes allocated to Parent under Section 4, Parent shall pay the amount of such Taxes to Acquiror in accordance with Section 12 and Section 13.

SECTION 6. APPORTIONMENT OF EARNINGS AND PROFITS AND TAX ATTRIBUTES.

(a) Tax Attributes arising in a Pre-Distribution Period will be allocated to (and the benefits and burdens of such Tax Attributes will inure to) the members of the Parent Group and the members of the SpinCo Group in accordance with the Code, Treasury regulations and any other Applicable Tax Law, and, in the absence of controlling legal authority or unless otherwise provided under this Agreement, Tax Attributes shall be allocated to the legal entity that created such Tax Attributes.

(b) On or before the earlier of (i) eighteen (18) months after the Distribution Date or (ii) sixty (60) days prior to the extended due date for the first U.S. federal income Tax Return of the Acquiror Group following the Distribution Date, Parent shall deliver to Acquiror its determination in writing of the portion, if any, of any earnings and profits, Tax Attributes, overall foreign loss or other affiliated, consolidated, combined, unitary, fiscal unity or other group basis Tax Attribute which is allocated or apportioned to the members of the SpinCo Group under Applicable Tax Law and this Agreement (“Proposed Allocation”). Acquiror shall have forty-five (45) days to review the Proposed Allocation and provide Parent any comments with respect thereto, and Parent agrees to consider such comments in good faith. If Acquiror either provides no comments or provides comments to which Parent agrees in writing, such resulting determination will become final (“Final Allocation”). If Acquiror provides comments to the Proposed Allocation and Parent does not agree with such comments, the Final Allocation will be determined in accordance with Section 24. All members of the Parent Group and Acquiror Group shall prepare all Tax Returns in accordance with the Final Allocation. In the event of an adjustment to the earnings and profits, any Tax Attributes, overall foreign loss or other affiliated, consolidated, combined, unitary, fiscal unity or other group basis Tax Attribute, Parent shall promptly notify Acquiror in writing of such adjustment. For the avoidance of doubt, Parent shall not be liable to any member of the Acquiror Group for any failure of any determination under this Section 6(b) to be accurate under Applicable Tax Law; provided that such determination was made in good faith.

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(c) Except as otherwise provided herein, to the extent that the amount of any Tax Attribute is later reduced or increased by a Taxing Authority or as a result of a Tax Proceeding, such reduction or increase shall be allocated to the Company to which such Tax Attribute was allocated pursuant to this Section 6, as agreed by the parties.

SECTION 7. UTILIZATION OF TAX ATTRIBUTES.

(a) Amended Returns. Any amended Tax Return or claim for a refund with respect to any member of the SpinCo Group may be made only by the party responsible for preparing the original Tax Return with respect to such member of the SpinCo Group pursuant to Section 5. Such party shall not file or cause to be filed any such amended Tax Return or claim for a refund without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed, if such filing, assuming it is accepted, could reasonably be expected to change the Tax liability of such other party (or any Affiliate of such other party) for any Taxable period (including, for the avoidance of doubt, the amount of any Tax Attributes allocable under Section 6 to such other party (or any Affiliate of such other party)).

(b) Carryback of Tax Attributes.

(i) To the extent permitted by Applicable Tax Law, Acquiror shall cause the SpinCo Group to elect to forego carrybacks of any Tax Attributes of the SpinCo Group to a Pre-Distribution Period.

(ii) If Acquiror is unable to forego carrybacks of any Tax Attributes of the SpinCo Group to a Pre-Distribution Period, the Parent Group shall, at the request of Acquiror and at Acquiror’s sole expense, file any amended Tax Returns reflecting such carryback (unless such filing, assuming it is accepted, could reasonably be expected to increase by more than a de minimis amount, the Tax liability of Parent or any of its Affiliates for any Taxable period). If the Parent Group (or any member thereof) receives (or realizes) a refund as a result of such a carryback, Parent shall promptly remit the amount of such refund to Acquiror in accordance with Section 8(b).

(c) Carryforwards to Separate Tax Returns. If a portion or all of any Tax Attribute is allocated to a member of a Combined Group pursuant to Section 6, and is carried forward to a SpinCo Separate Tax Return, any Tax Benefits arising from such carryforward shall be retained by the Acquiror Group. If a portion or all of any Tax Attribute is allocated to a member of a Combined Group pursuant to Section 6, and is carried forward to a Parent Separate Tax Return, any Tax Benefits arising from such carryforward shall be retained by the Parent Group.

SECTION 8. TAX BENEFITS.

(a) Parent Tax Benefits. Parent shall be entitled to any Tax Benefits (including, in the case of any refund received, any interest thereon actually received) received by any member of the Parent Group or any member of the SpinCo Group, other than any Tax Benefits (or any amounts in respect of Tax Benefits) to which SpinCo or Acquiror is entitled pursuant to Section 8(b). Neither SpinCo nor Acquiror shall be entitled to any Tax Benefits received by any member of the Parent Group or the SpinCo Group, except as set forth in Section 8(b).

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(b) SpinCo and Acquiror Tax Benefits. SpinCo or Acquiror, as the case may be, shall be entitled to any Tax Benefits (including, in the case of any refund received, any interest thereon actually received) received (i) by any member of the Parent Group or any member of the SpinCo Group after the Distribution Date with respect to any Tax allocated to the JV or a member of the SpinCo Group under this Agreement (including, for the avoidance of doubt, any amounts allocated to the JV pursuant to Section 4(c)(iii)), or (ii) by a member of the SpinCo Group in respect of a Post-Distribution Period.

(c) A Company receiving (or realizing) a Tax Benefit (a “Tax Benefit Recipient”) to which another Company is entitled hereunder shall pay over the amount of such Tax Benefit (including interest received from the relevant Taxing Authority, but net of any Taxes imposed with respect to such Tax Benefit and any other reasonable costs) within thirty (30) days of receipt thereof (or from the due date for payment of any Tax reduced thereby); provided, however, that the other Company, upon the request of such Tax Benefit Recipient, shall repay the amount paid to the other Company (plus any penalties, interest or other charges imposed by the relevant Taxing Authority) in the event that, as a result of a subsequent Final Determination, a Tax Benefit that gave rise to such payment is subsequently disallowed.

SECTION 9. CERTAIN REPRESENTATIONS AND COVENANTS.

(a) Representations.

(i) Acquiror and each other member of the Acquiror Group represents that as of the date hereof, and covenants that as of immediately after the Closing, except as expressly described in the Exit Transaction Documents, Acquiror has no plan or intention:

(A) to liquidate or merge or consolidate with any other Person any member of the SpinCo Group or the JV Group subsequent to the Closing, in each case, except as provided for under the Merger Agreement;

(B) to sell or otherwise dispose of any material asset of (i) the Controlled Business held by any member of the SpinCo Group to a Person other than a member of the SpinCo SAG or (ii) the Controlled Business held by any member of the JV Group to a Person other than another member of the JV Group that is a direct or indirect wholly owned Subsidiary of the JV, in each case, subsequent to the Closing and except for (w) sales or dispositions in the ordinary course of business, (x) any cash paid to acquire assets in arm’s length transactions, (y) transactions that are disregarded for U.S. federal Tax purposes and (z) mandatory or optional repayment or prepayment of indebtedness;

(C) to take or fail to take any action in a manner that is inconsistent with the written information and representations furnished by SpinCo or Acquiror to the Tax Advisors in connection with the Tax Representation Letters; provided that, in the case of SpinCo, to the extent the Tax Representation Letter provided by SpinCo differs from the letter attached hereto as Exhibit [•], this clause (C) shall only apply to such difference to the extent such difference has been consented to by Acquiror, which consent shall not be unreasonably withheld, delayed or conditioned;

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(D) to repurchase stock of Acquiror (except for Historic Acquiror Stock) other than in a manner that satisfies the requirements of Section 4.05(1)(b) of IRS Revenue Procedure 96-30 (as in effect prior to the amendment of such Revenue Procedure by IRS Revenue Procedure 2003-48) and consistent with any representations made to the Tax Advisors in connection with the Tax Representation Letters; provided that, in the case of SpinCo, to the extent the Tax Representation Letter provided by SpinCo differs from the letter attached hereto as Exhibit [•], this clause (D) shall only apply to such difference to the extent such difference has been consented to by Acquiror, which consent shall not be unreasonably withheld, delayed or conditioned; or

(E) to enter into any negotiations, agreements or arrangements with respect to transactions or events (including stock issuances, pursuant to the exercise of options or otherwise, option grants, the adoption of, or authorization of shares under, a stock option plan, capital contributions, or acquisitions, but not including any action expressly contemplated by the Transaction Documents) that could reasonably be expected (assuming no Parent Disqualifying Action occurs) to cause the Distribution to be treated as part of a plan (within the meaning of Section 355(e) of the Code) pursuant to which one or more Persons acquire directly or indirectly SpinCo stock representing a 50% or greater interest within the meaning of Section 355(d)(4) of the Code; provided that no negotiations, agreements or arrangements with respect to transactions or events by Acquiror or any Member of Acquiror Group shall result in a breach of this Section 9(a)(i)(E) if the amount of SpinCo stock that is, or could be, directly or indirectly acquired as a result of all such negotiations, agreements or arrangements would not, in the aggregate, exceed the Echo Cushion Amount.

(ii) Each member of the Acquiror Group represents that:

(A) as of the date hereof, the only outstanding Acquiror Capital Stock is [•], in number equal to [•];12

(B) from the date hereof to the Effective Time, no other Acquiror Capital Stock will be issued[, other than Acquiror Compensatory Equity Interests described in paragraph (C) of this Section 9(a)(ii); and

[12]	NTD: If the Merger is ultimately consummated pursuant to a merger agreement that includes representations in respect of Acquiror capitalization, this representation will take the following form (and the representation in clause (B) will reference the date of the long-form merger agreement: “as of the date of the [long-form merger agreement], the only outstanding Acquiror Capital Stock is the Acquiror Capital Stock described in the [sentences and sections of the long-form merger agreement], in each case in a number equal to the number of shares of Acquiror Capital Stock set forth in [section of the long-form merger agreement].”

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(C) all Acquiror Capital Stock issued pursuant to the Acquiror Compensatory Equity Interests will satisfy Safe Harbor VIII (relating to acquisitions in connection with a person’s performance of services) of Treasury regulations Section 1.355-7(d)].13

(iii) Each member of the Parent Group represents that:

(A) as of the date hereof, and as of the Effective Time, neither Parent nor SpinCo has had “substantial negotiations” (within the meaning of Treasury regulations Section 1.355-7(h)(1)(iv)) during the two-year period ending on the Effective Time with any Person (other than Acquiror or its Affiliates and their respective financial, legal and tax advisors, consultants, accountants, and other representatives and agents, in each case in their capacity as advisors, representatives, or agents of Acquiror or its Affiliates) regarding any acquisition of SpinCo stock or of a significant portion of the assets of the JV Group.

(B) The Distribution is not and never has been motivated to any extent by a desire on the part of any member of the Parent Group to facilitate a sale or other disposition of SpinCo, other than the Merger.

(C) The Distribution is not and never has been motivated to any extent by a desire on the part of any member of the Parent Group to facilitate acquisitions of any stock of SpinCo, other than (i) the Merger, (ii) issuing stock of SpinCo to management and employees as incentive compensation, (iii) the use of stock of SpinCo in Debt Exchanges, or (iv) enhancing the ability of SpinCo to use SpinCo stock as an acquisition currency.

(D) At the time members of the Parent Group entered into the Contribution Agreement, (i) Parent intended to effect the Distribution, and (ii) Parent was not aware of any Person having a plan or intention to effect a transaction (other than the Distribution or the Merger) that would involve a change of control of SpinCo.

(b) Covenants. In each case from and after the Effective Time:

(i) Each of Parent, SpinCo and Acquiror agrees that it shall not, and it will not permit any member of its respective Group to, take or fail to take, as applicable, any action that constitutes a Disqualifying Action described in the definitions of Parent Disqualifying Action (in the case of Parent and the Parent Group) and Echo Disqualifying Action (in the case of Acquiror for itself and as a successor to SpinCo and for the Acquiror Group), as applicable.

[13]	NTD: Subject to revision based on final plan for employee incentive equity matters, including Echo management roll-over and a customary go-forward management equity plan.

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(ii) Each of SpinCo and Acquiror will not, and will not permit any other member of their respective Groups to, take or fail to take any action that is inconsistent with the information and representations furnished by SpinCo or Acquiror to the Tax Advisors in connection with the Tax Representation Letters.

(iii) No Person Under the Control of Blackstone will join with any BX Excluded Person in making one or more coordinated acquisitions or dispositions of the stock of Acquiror, except for coordinated dispositions of Acquiror stock (i) consisting solely of Historic Acquiror Stock and (ii) resulting from public offerings by Acquiror or other issuances by Acquirer otherwise permitted by this Agreement.

(iv) No Person Under the Control of H&F will join with any H&F Excluded Person in making one or more coordinated acquisitions or dispositions of the stock of Acquiror, except for coordinated dispositions of Acquiror stock (i) consisting solely of Historic Acquiror Stock and (ii) resulting from public offerings by Acquiror or other issuances by Acquiror otherwise permitted by this Agreement.

(v) Each of SpinCo, Acquiror and each other member of their respective Groups covenants to Parent that, without the prior written consent of Parent, during the two-year period following the Effective Time, except as described in the Exit Transaction Documents:

(A) SpinCo will (w) maintain its status as a company engaged in the Controlled Business for purposes of Section 355(b)(2) of the Code, (x) not engage in any transaction that would result in it ceasing to be a company engaged in the Controlled Business for purposes of Section 355(b)(2) of the Code, (y) cause each other member of the SpinCo Group whose activities are relied upon for purposes of qualifying the Distribution for the Intended Tax-Free Treatment to take such actions as may be required to maintain SpinCo’s status as a company engaged in such Controlled Business for purposes of Section 355(b)(2) of the Code and any such other Applicable Tax Law and (z) not engage in any transaction or permit any other member of the SpinCo Group to engage in any transaction that would result in SpinCo ceasing to be a company engaged in the relevant Controlled Business for purposes of Section 355(b)(2) of the Code or such other Applicable Tax Law, taking into account Section 355(b)(3) of the Code for purposes of each of clauses (w) through (z) hereof;

(B) neither SpinCo nor Acquiror will repurchase stock of Acquiror (except for Historic Acquiror Stock) in a manner contrary to the requirements of Section 4.05(1)(b) of IRS Revenue Procedure 96-30 (as in effect prior to the amendment of such Revenue Procedure by IRS Revenue Procedure 2003-48) or inconsistent with any representations made by SpinCo to the Tax Advisors in connection with the Tax Representation Letters;

(C) neither Acquiror nor SpinCo will, or will agree to, merge, consolidate or amalgamate with any other Person (except as provided for under the Merger Agreement), unless, in the case of a merger or consolidation, Acquiror or SpinCo is the survivor of the merger, consolidation or amalgamation;

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(D) no member of the Acquiror Group will, or will agree to, sell or otherwise issue to any Person except as provided for under the Merger Agreement, any Equity Interests of Acquiror or of any member of the Acquiror Group; provided, however, that (i) Acquiror may issue an unlimited amount of Equity Interests that satisfy Safe Harbor VIII (relating to acquisitions in connection with a person’s performance of services) or Safe Harbor IX (relating to acquisitions by a retirement plan of an employer) of Treasury regulations Section 1.355-7(d), and (ii) Acquiror may issue Equity Interests to the extent such issuances would not, when taken together in the aggregate with all Echo Tainted Stock, exceed the Echo Cushion Amount;

(E) no member of the Acquiror Group will agree to enter into (i) any transaction or series of transactions, as a result of which one or more persons would directly or indirectly acquire, within the meaning of Section 355(e), a number of shares of Acquiror and/or SpinCo capital stock that would, when combined with (ii) any other direct or indirect acquisitions of SpinCo capital stock pertinent for purposes of Section 355(e) of the Code (including the Merger) that have already occurred or will occur simultaneously with the transaction described in clause (i), reasonably be expected to result in Distribution Taxes; provided that, notwithstanding the foregoing, SpinCo and/or Acquiror shall be permitted to (x) adopt, or issue stock pursuant to, a stockholder rights plan or (y) issue securities that satisfy Safe Harbor VIII (relating to acquisitions in connection with a person’s performance of services) or Safe Harbor IX (relating to acquisitions by a retirement plan of an employer) of Treasury regulations Section 1.355-7(d); provided further that any clarification of, or change in, the statute or regulations promulgated under Section 355(e) of the Code shall be incorporated in the restrictions in this clause (E) and the interpretation thereof; as of the date of issuance or promulgation of such clarification or change (or, if later, the effective date thereof); and

(F) no member of the Acquiror Group will amend its certificate of incorporation (or other organizational documents), or take any other action, whether through a stockholder vote or otherwise, affecting the voting rights of the Equity Interests of SpinCo or Acquiror (including, without limitation, through the conversion of one class of Equity Interests of SpinCo or Acquiror into another class of Equity Interests of SpinCo or Acquiror).

(c) Acquiror Covenants Exceptions. Notwithstanding the provisions of Section 9(b), SpinCo, Acquiror and the other members of their respective Groups may:

(i) pay cash to acquire assets in arm’s length transactions, engage in transactions that are disregarded for U.S. federal Tax purposes, and make mandatory or optional repayments or prepayments of indebtedness;

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(ii) dispose of assets (other than those described in Section 9(c)(i)) that could otherwise be subject to Section 9(b)(i), (b)(ii) or (b)(v) if the aggregate fair value of all such assets does not exceed $[ ]14 million; or

(iii) in the case of any other action that would reasonably be expected to be inconsistent with the covenants contained in (b), if either: (A) SpinCo or Acquiror notifies Parent of its proposal to take such action and Acquiror and Parent obtain a ruling from the IRS to the effect that such action will not affect the Intended Tax-Free Treatment (a “Favorable Tax Ruling”), provided that Acquiror agrees in writing to bear any expenses associated with obtaining such a ruling and, provided further that the Acquiror Group shall not be relieved of any liability under Section 12(a) of this Agreement by reason of seeking or having obtained such a ruling; or (B) SpinCo or Acquiror notifies Parent of its proposal to take such action and obtains an unqualified opinion of counsel or from a “Big Four” accounting firm (x) from a Tax advisor recognized as an expert in federal income Tax matters and reasonably acceptable to Parent, (y) on which Parent may rely and (z) to the effect that such action will not affect the Intended Tax-Free Treatment (assuming that the Internal Restructuring, the Controlled Transfer, the Distribution and the Merger would otherwise qualify for the Intended Tax-Free Treatment) (a “Favorable Tax Opinion”), provided further that the Acquiror Group shall not be relieved of any liability under Section 12(a) of this Agreement by reason of having obtained a Favorable Tax Opinion.

SECTION 10. PROCEDURES RELATING TO OPINIONS AND RULINGS. If a member of the Acquiror Group notifies Parent that it desires to take an action that would reasonably be expected to be inconsistent with the covenants contained in Section 9(b), then the Parent Group shall cooperate in good faith with the Acquiror Group to obtain the Favorable Tax Ruling and/or a Favorable Tax Opinion. The Acquiror Group shall reimburse Parent for all reasonable out-of-pocket expenses incurred by the Parent Group in connection with such cooperation within fifteen (15) Business Days of receipt of an invoice from Parent therefor.

SECTION 11. PROTECTIVE SECTION 336(E) ELECTIONS.

(a) Section 336(e) Election. Pursuant to Treasury regulations Sections 1.336-2(h)(1)(i) and 1.336-2(j), Parent, Acquiror and SpinCo agree that (if and to the extent determined by Parent) Parent shall make a timely protective election under Section 336(e) of the Code and the Treasury regulations issued thereunder for any member of the SpinCo Group that is a domestic corporation for U.S. federal income Tax purposes with respect to the Distribution (a “Section 336(e) Election”). It is intended that a Section 336(e) Election will have no effect unless the Distribution is a “qualified stock disposition,” as defined in Treasury regulations Section 1.336(e)-1(b)(6), by reason of the application of Treasury regulations Section 1.336-1(b)(5)(i)(B) or Treasury regulations Section 1.336-1(b)(5)(ii).

[14]	NTD: Amount equal to 5% of the equity value of SpinCo.

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(b) Parent TRA. If and to the extent that there is a Disqualifying Action and the resulting Taxes (including any Taxes attributable to the Section 336(e) Election) are allocated to Parent pursuant to Section 4, (i) Parent shall be entitled to periodic payments from SpinCo equal to the product of (x) 85% of the tax savings arising from the step-up in tax basis resulting from the Section 336(e) Election and (y) the percentage of such Taxes that are allocated to Parent pursuant to Section 4, and (ii) the Parties shall negotiate in good faith the terms of a tax receivable agreement to govern the calculation of such payments, with it being agreed that the terms of such agreement shall be substantially similar to the terms of the MCK Tax Receivable Agreement; provided that any such tax saving in clause (i) shall be determined using a “with and without” methodology (treating any deductions or amortization attributable to the step-up in tax basis resulting from the Section 336(e) Election as the last items claimed for any taxable year, including after the utilization of any carryforwards).15

SECTION 12. INDEMNITIES.

(a) Acquiror Indemnity to Parent. The Acquiror as successor to SpinCo shall be obligated to indemnify (and the JV and each other member of the JV Group shall jointly and severally be obligated to pay to Acquiror all amounts necessary to allow Acquiror to indemnify) Parent and the other members of the Parent Group against, and hold them harmless, without duplication, from (i) any payments by Parent of any Tax liability and any associated Tax-Related Losses allocated to SpinCo pursuant to Section 4; provided that, the amount of such indemnity shall be limited to the amount of any payment of Tax or Tax Related Losses required to be made by Parent or any member of the Parent Group and, for the avoidance of doubt, shall be calculated without regard to any harm to Parent or any member of the Parent Group relating to any equity or other interests in Parent or any other member of the Parent Group directly or indirectly in the JV Group or in the Acquiror Group and (ii) notwithstanding any provisions of this Agreement, the Separation Agreement, the Merger Agreement, or otherwise, any Damages arising from or relating to, directly or indirectly, whether by operation of the provisions of this Agreement, the Separation Agreement, the Merger Agreement or otherwise, any failure of the Effective Time to occur immediately following the Distribution Effective Time primarily as a result of any failure by Acquiror to perform its obligation to close the Merger in accordance with the Merger Areement.

(b) Parent Indemnity to Acquiror. Except in the case of any liabilities described in Section 12(a), Parent and each other member of the Parent Group will jointly and severally indemnify Acquiror and the other members of the Acquiror Group against, and hold them harmless, without duplication, from:

(i) any Tax liability and any associated Tax-Related Losses allocated to Parent pursuant to Section 4;

(ii) any Taxes imposed on any member of the SpinCo Group or Acquiror Group under Treasury regulations Section 1.1502-6 (or similar or analogous provision of state, local or foreign law) as a result of any such member being or having been a member of a Combined Group; and

[15]	NTD: Parent reserves the right to omit this Section 11(b) from the executed Tax Matters Agreement.

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(iii) notwithstanding any provisions of this Agreement, the Separation Agreement, the Merger Agreement, or otherwise, any Damages arising from or relating to, directly or indirectly, whether by operation of the provisions of this Agreement, the Separation Agreement, the Merger Agreement or otherwise, any failure of the Effective Time to occur immediately following the Distribution Effective Time primarily as a result of any failure by MCK or SpinCo to perform its obligation to close the Merger in accordance with the Merger Agreement.

(c) Discharge of Indemnity. Acquiror, the JV, Parent and the members of their respective Groups shall discharge their obligations under Section 12(a) or Section 12(b) hereof, respectively, by paying the relevant amount in accordance with Section 13, within 30 Business Days of demand therefor. Any such demand shall include a statement showing the amount due under Section 12(a) or Section 12(b), as the case may be. Notwithstanding the foregoing, if any member of the Acquiror Group or any member of the Parent Group disputes in good faith the fact or the amount of its obligation under Section 12(a) or Section 12(b), then no payment of the amount in dispute shall be required until any such good faith dispute is resolved in accordance with Section 24 hereof; provided, however, that any amount not paid within thirty (30) Business Days of demand therefor shall bear interest as provided in Section 14.

(d) Tax Benefits. If an indemnification obligation of any Indemnifying Party under this Section 12 arises in respect of an adjustment that makes allowable to an Indemnitee any Tax Benefit (other than a Tax Benefit resulting from a Section 336(e) Election, which shall be governed exclusively by Section 11) which would not, but for such adjustment, be allowable, then any such indemnification obligation shall be an amount equal to (i) the amount otherwise due but for this Section 12(d) minus (ii) the reduction in actual cash Taxes payable by the Indemnitee in the taxable year such indemnification obligation arises and the two taxable years following such year, determined on a “with and without” basis.

(e) Sole Remedy. Parent (on behalf of itself and each member of the Parent Group) covenants and agrees that the remedies provided for in Section 12(a) shall constitute the sole and exclusive remedy for all Damages, including any Tax liabilities and any associated Tax-Related Losses, that Parent or any member of the Parent Group may suffer or incur arising from, or directly or indirectly relating to any breach or violation of any of the representations, warranties, covenants and agreements contained in this Agreement, the various Tax Representation Letters, under Section 11.04(e) of the LLC Agreement, or Section 5.15 of the Contribution Agreement by the Acquiror, the JV, SpinCo, and any member of the Acquiror Group, JV Group or SpinCo Group, or otherwise relating to the failure of the Controlled Transfer, the Distribution, or the Merger to occur or receive the Intended Tax Treatment, and the Parent (on behalf of itself and each member of the Parent Group) hereby irrevocably waives any other rights or remedies (whether at law or in equity and whether based on contract, tort, statute or otherwise) that it may otherwise have had, now have or may in the future have against the Acquiror, the JV, SpinCo, and any member of the Acquiror Group, JV Group or SpinCo Group or any of their respective direct or indirect Affiliates, officers, managers, directors, employees, advisors, stockholders, members, consultants, investment bankers, brokers, controlling persons, partners or other representatives or agents thereof arising from, or directly or indirectly relating to any breach or violation of any of the representations, warranties, covenants and agreements contained in this Agreement, the various Tax Representation Letters, under Section 11.04(e) of

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the LLC Agreement, or Section 5.15 of the Contribution Agreement by the Acquiror, the JV, SpinCo, and any member of the Acquiror Group, JV Group or SpinCo Group and covenants not to sue or otherwise assert any claim (or assist any Person in suing or otherwise asserting any claims) encompassed by the foregoing covenant, agreement and waiver; provided that the foregoing shall not apply to any party’s right to seek specific performance pursuant to Section 20 hereof.

SECTION 13. ACQUIROR SHAREHOLDERS NOT PARTIES. For the avoidance of doubt, and notwithstanding any provision of this Agreement or any other Transaction Document to the contrary, (i) no Person who is a direct or indirect shareholder, member, or interest holder in Acquiror is a party to, or is bound by, or makes any representations, warranties, or covenants, or indemnities pursuant to, this Agreement (unless such Person is Parent, SpinCo, Acquiror, or any of their respective Subsidiaries), and (ii) notwithstanding that certain Persons described in the foregoing sentence make the representations, warranties, and covenants in the Principal Shareholder Letter, such Persons shall not be liable thereunder, under any Transaction Document, or otherwise by reason of having breached such representations, warranties, or covenants.

SECTION 14. PAYMENTS.

(a) Timing. All payments to be made under this Agreement (excluding, for the avoidance of doubt, any payments to a Taxing Authority described herein) shall be made in immediately available funds. Except as otherwise provided, all such payments will be due thirty (30) Business Days after the receipt of notice of such payment or, where no notice is required, thirty (30) Business Days after the fixing of liability or the resolution of a dispute (the “Due Date”). Payments shall be deemed made when received. Any payment that is not made on or before the Due Date shall bear interest at the rate equal to the “prime” rate as published on such Due Date in the Wall Street Journal, Eastern Edition, for the period from and including the date immediately following the Due Date through and including the date of payment. With respect to any payment required to be made under this Agreement, Parent has the right to designate, by written notice to Acquiror, which member of the Parent Group will make or receive such payment; and Acquiror has the right to designate, by written notice to Parent, which member of the Acquiror Group will make or receive such payment.

(b) Treatment of Payments. To the extent permitted by Applicable Tax Law, any payment made by Parent or any member of the Parent Group to Acquiror or any member of the Acquiror Group, or by Acquiror or any member of the Acquiror Group to Parent or any member of the Parent Group, pursuant to this Agreement, the Separation Agreement, the Merger Agreement or any other Exit Transaction Document that relates to Taxable periods (or portions thereof) ending on or before the Distribution Date shall be treated by the parties hereto for all Tax purposes as a distribution by SpinCo to Parent, or capital contribution from Parent to SpinCo, as the case may be; provided, however, that any payment made pursuant to [         ]16 shall instead be treated as if the party required to make a payment of received amounts had received

[16]	NTD: Insert cross-references to provisions in other Transaction Agreements under which payments will be made between the parties that are not treated as contributions or distributions.

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such amounts as agent for the other party; provided further that any payment made pursuant to [ ]17 shall instead be treated as a payment for services. In the event that a Taxing Authority asserts that a party’s treatment of a payment described in this Section 14(b) should be other than as required herein, such party shall use its commercially reasonable efforts to contest such assertion in a manner consistent with Section 16 of this Agreement.

(c) No Duplicative Payment. It is intended that the provisions of this Agreement shall not result in a duplicative payment of any amount required to be paid under the Separation Agreement, the Merger Agreement or any other Exit Transaction Document, and this Agreement shall be construed accordingly.

SECTION 15. COMMUNICATION AND COOPERATION.

(a) Consult and Cooperate. SpinCo, Parent and Acquiror shall consult and cooperate (and shall cause each other member of their respective Groups to consult and cooperate) fully at such time and to the extent reasonably requested by the other party in connection with all matters subject to this Agreement. Such cooperation shall include, without limitation:

(i) the retention, and provision on reasonable request, of any and all information including all books, records, documentation or other information pertaining to Tax matters relating to the SpinCo Group (or, in the case of any Tax Return of the Parent Group, the portion of such return that relates to Taxes for which the SpinCo Group or the Acquiror Group may be liable pursuant to this Agreement), any necessary explanations of information, and access to personnel, until one year after the expiration of the applicable statute of limitation (giving effect to any extension, waiver or mitigation thereof);

(ii) the execution, to the extent commercially reasonable, of any document that may be necessary (including to give effect to Section 16) or helpful in connection with any required Tax Return or in connection with any audit, proceeding, suit or action; and

(iii) the use of the parties’ commercially reasonable efforts to obtain any documentation from a Governmental Authority or a third party that may be necessary or helpful in connection with the foregoing.

(b) Provide Information. Except as set forth in Section 16, Parent, SpinCo and Acquiror shall keep each other reasonably informed with respect to any material development relating to the matters subject to this Agreement.

(c) Tax Attribute Matters. Parent, SpinCo and Acquiror shall promptly advise each other with respect to any proposed Tax adjustments that are the subject of an audit or investigation, or are the subject of any proceeding or litigation, and that may affect any Tax liability or any Tax Attribute (including, but not limited to, basis in an asset or the amount of earnings and profits) of any member of the Acquiror Group or any member of the Parent Group, respectively.

[17]	NTD: Insert cross-references to provisions in other Transaction Agreements under which payments will be made between the parties that are not treated as contributions or distributions.

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(d)	Confidentiality

(i) Each party hereto agrees that they shall hold strictly confidential and shall use, and shall cause any Person to which its discloses Confidential Information pursuant to clause (b) below, to hold strictly confidential and to use, the Confidential Information only in connection with its investment in the JV and not for any other purpose. The JV and each Member agrees that it shall be responsible for any breach of the provisions of this Section 15 (d) by any Person to which it discloses Confidential Information.

(ii) The JV and each Member agrees that it shall not disclose any Confidential Information to any Person (other than as may be necessary to monitor, increase or decrease its investment in the JV in accordance with applicable securities laws), except that Confidential Information may be disclosed as follows:

(A) to any of such Person’s Representatives, including to the extent necessary to obtain their services in connection with monitoring its investment in the Company;

(B) to any financial institution providing credit to such Person or any of its Affiliates;

(C) in connection with the filing of any Tax Returns or as otherwise required by a Taxing Authority;

(D) to the extent required by applicable Law or requested or required by any regulatory body (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which such Persons is subject); provided that, unless otherwise prohibited by Law, such Persons agrees to give the other parties hereto prompt notice of such request(s), to the extent practicable, so that such parties may seek an appropriate protective order or similar relief (and such Person shall cooperate with such efforts by such other parties, and shall in any event make only the minimum disclosure required by such Law);

(E) in the case of any Member, to any Person to whom such Member is contemplating a Transfer of all or any portion of its Units; provided that such Transfer (1) would not be in violation of the provisions of the LLC Agreement, (2) the potential Transferee agrees in advance of any such disclosure to be bound by a confidentiality agreement consistent with the provisions hereof and (3) such Member shall be responsible for breaches of such confidentiality agreement by such potential Transferee, for so long as the JV does not have direct recourse against such potential Transferee for any such breaches;

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(F) to any Governmental Authority or any rating agency with jurisdiction over such Person or any of its Affiliates or with which such Person or any of its Affiliates has regular dealings, as long as such Governmental Authority or rating agency is advised of the confidential nature of such information and such Person uses reasonable efforts to seek confidential treatment of such information to the extent available;

(G) to the extent required by the rules and regulations of the SEC or stock exchange rules, including any disclosure contemplated under the Registration Rights Agreement; or

(H) if the prior written consent of all of the Directors on the Board shall have been obtained.

Nothing contained herein shall prevent the use of Confidential Information in connection with the assertion or defense of any claim by or against the JV or any Member and nothing contained in this Section 15(d) shall be deemed to restrict any stockholder’s ability to monetize its equity investment in compliance with applicable securities laws.

Notwithstanding the foregoing, the JV and each of the Members acknowledge that each of the BX Investors and the H&F Investors and their Affiliates may provide Confidential Information to its existing and potential limited partners, members and other investors; provided that no BX Investor and no H&F Investor shall provide any non-public financial information or competitively or strategically sensitive information about the JV or any of its Subsidiaries to (a) any limited partner that is not subject to customary confidentiality and non-use restrictions with respect to such information (subject to customary exceptions) or (b) to any other Person in the course of investing or fundraising activities that is not subject to customary confidentiality and non-use restrictions with respect to such information (subject to customary exceptions) and, in any of either (a) or (b), any non-public financial information shall be limited to the BX Investors’ and the H&F Investors’ or their fund Affiliates’ valuation of the JV and its Subsidiaries without providing underlying forecasted financial data or trends; provided that each BX Investor and its fund Affiliates shall be permitted to disclose underlying forecasted financial data or trends to the two co-investors in the Acquiror who have entered into confidentiality agreements; provided, further, that in any case each applicable BX Investor shall provide prompt written notice of such disclosure to Parent.

(iii) “Confidential Information” means any information concerning the Members or any of their respective Affiliates, the JV or any of its Subsidiaries or the financial condition, business, operations or prospects of the Members or any of their respective Affiliates or the JV or any of its Subsidiaries in the possession of or furnished to the JV or any Member, as applicable (including by virtue of any Member’s present or former right to designate a Director); provided that the term “Confidential Information” shall not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by such Person or its Affiliates or any of their respective Representatives in violation of this Agreement, (ii) was available to such Person on a non-confidential basis prior to its disclosure to such Person or its Representatives by the JV or the other Members or their Representatives or (iii) becomes available to such

30

Person on a non-confidential basis from a source other than the JV or the other Members or their Representatives after the disclosure of such information to such Person or its Representatives by the JV or the Members or their Representatives, which source is (at the time of receipt of the relevant information) not, to such Person’s knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the JV, the other Members or another Person; provided that, notwithstanding anything to the contrary contained herein, “Confidential Information” in the possession of any of the Initial Members or its Affiliates prior to the Closing shall not by virtue of the foregoing exceptions in clauses (ii) or (iii) be deemed not to be Confidential Information, and each of the Initial Members shall be obligated to keep or to cause to be kept such information confidential and to use or cause to be used such information in accordance with the provisions of this Section 15(d) as fully as if such Member did not have access to such information prior to the Closing but only received such information after the Closing. For the avoidance of doubt, the JV and each Member (as defined in the LLC Agreement) acknowledge and agree that each Member and the Echo Shareholders (as defined in the LLC Agreement) may incidentally develop or receive from third parties information not known by such recipient to have been obtained in violation of this Agreement that is the same as or similar to the Confidential Information, and that nothing in this Agreement restricts or prohibits any Member or the Echo Shareholders (by itself or through a third party) from developing, receiving or disclosing such information, or any products, services, concepts, ideas, systems or techniques that are similar to or compete with the products, services, concepts, ideas, systems or techniques contemplated by or embodied in the Confidential Information.

(iv) Notwithstanding anything to the contrary in this Agreement, the JV, each Member, their respective Affiliates and their respective Representatives may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including opinions and tax analysis) that are provided to the JV or the Member relating to such tax treatment and tax structure; provided that the foregoing does not constitute authorization to disclose information identifying the JV, any Member (or its Representatives), any parties to transactions engaged in by the JV or (except to the extent relating to such tax structure or tax treatment) any nonpublic commercial or financial information.

(e) The capitalized terms contained in this Section 15 not otherwise defined in this Agreement or the Contribution Agreement have the meaning set forth in the LLC Agreement.

SECTION 16. AUDITS AND CONTEST.

(a) Notice. Each of Parent, SpinCo and Acquiror shall promptly notify the other parties in writing upon the receipt from a relevant Taxing Authority of any notice of a Tax Proceeding that may give rise to an indemnification obligation under this Agreement; provided that a party’s right to indemnification under this Agreement shall not be limited in any way by a failure to so notify, except to the extent that the Indemnifying Party is prejudiced by such failure.

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(b) Parent Control. Notwithstanding anything in this Agreement to the contrary, but subject to Section 16(c), Parent shall have the right to control any Tax Proceeding with respect to any Tax matters of (i) a Combined Group or any member of a Combined Group (as such), (ii) any member of the Parent Group and (iii) any member of the SpinCo Group relating solely to a Pre-Distribution Period (a “Parent Tax Proceeding”). Parent shall have absolute discretion with respect to any decisions to be made, or the nature of any action to be taken, with respect to any Parent Tax Proceeding; provided, however, that to the extent that any Parent Tax Proceeding is reasonably likely to give rise to an indemnity obligation of SpinCo or Acquiror under Section 12 hereof, materially increase the Taxes payable by or allocated to any member of the Acquiror Group pursuant to Section 4 or materially affect the Tax Attributes allocated to any member of the SpinCo Group pursuant to Section 6, (i) Parent shall keep Acquiror informed of all material developments and events relating to any such Parent Tax Proceeding, (ii) at its own cost and expense, Acquiror shall have the right to participate in (but not to control) the defense of any such Parent Tax Proceeding, and (iii) Parent shall not settle or compromise any such contest without Acquiror’s written consent, which consent may not be unreasonably withheld, conditioned or delayed. If the Parent Group acknowledges in writing that it is liable for the Taxes at issue in any Parent Tax Proceeding subject to the proviso in the previous sentence, the rights of Acquiror in such proviso shall not apply to such Parent Tax Proceeding to the extent such Parent Tax Proceeding relates to the Taxes that are the subject of such acknowledgment.

(c) Distribution Taxes. If any Parent Tax Proceeding relating to Distribution Taxes is reasonably likely to give rise to an indemnity obligation of the Acquiror as successor to SpinCo or the JV Group under Section 12 hereof, Acquiror and Parent shall exercise joint control over the disposition of such Parent Tax Proceeding (and, for the avoidance of doubt, shall keep each other informed of all material developments with respect to such Parent Tax Proceeding to the extent the other party is not otherwise informed thereof). Parent shall otherwise have the right to elect to control any Parent Tax Proceeding relating to Distribution Taxes; provided that Parent shall keep Acquiror informed of all material developments.

(d) Acquiror Control. Acquiror shall have the right to control any Tax Proceeding with respect to SpinCo or any member of the SpinCo Group relating to one or more members of the SpinCo Group and to any Post-Distribution Period (an “Acquiror Tax Proceeding”). Acquiror shall have absolute discretion with respect to any decisions to be made, or the nature of any action to be taken, with respect to any Acquiror Tax Proceeding; provided, however, that to the extent any such matter is reasonably likely to give rise to a claim for indemnity by SpinCo or Acquiror against Parent under Section 12(b) of this Agreement, (i) Acquiror shall keep Parent informed of all material developments and events relating to such Acquiror Tax Proceeding, (ii) at its own cost and expense, Parent shall have the right to participate in (but not to control) the defense of any such Acquiror Tax Proceeding and (iii) Acquiror shall not settle or compromise any such tax claim without the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed). If the Acquiror Group acknowledges in writing that it is liable for the Taxes at issue in any Acquiror Tax Proceeding subject to the proviso in the previous sentence, the rights of Parent in such proviso shall not apply to such Acquiror Tax Proceeding to the extent such Acquiror Tax Proceeding relates to the Taxes that are the subject of such acknowledgment.

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SECTION 17. NOTICES. All notices, requests, permissions, waivers and other communications hereunder will be in writing and will be deemed to have been duly given (a) when sent, if sent by telecopy, (b) when delivered, if delivered personally to the intended recipient and (c) one Business Day following sending by overnight delivery via an international courier service and, in each case, addressed to a Company at the following address for such Company, if to Parent or the Parent Group, to:

[         ]

Attention: [         ]

Telecopy: [         ]

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention: Neil Barr

Telecopy: (212) 450-5581

if to SpinCo or the SpinCo Group, to:

[         ]

Telecopy: (        )          -

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention: Neil Barr

Telecopy: (212) 450-5581

if to Acquiror or the Acquiror Group, to:

[         ]

Attention: [         ]

Telecopy: [         ]

with a copy (which shall not constitute notice) to:

[•]

or to such other address(es) as may be furnished in writing by any such Company to the other Companies in accordance with the provisions of this Section 17.

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SECTION 18. COSTS AND EXPENSES. Except as expressly set forth in this Agreement, each party shall bear its own costs and expenses incurred pursuant to this Agreement. For purposes of this Agreement, costs and expenses shall include, but not be limited to, reasonable attorneys’ fees, accountants’ fees and other related professional fees and disbursements. For the avoidance of doubt, unless otherwise specifically provided in the Exit Transaction Documents, all liabilities, costs and expenses incurred in connection with this Agreement by or on behalf of SpinCo or any member of the SpinCo Group with respect to actions taken at or prior to the Effective Time shall be the responsibility of Parent and shall be assumed in full by Parent.

SECTION 19. EFFECTIVENESS; TERMINATION AND SURVIVAL. Except as expressly set forth in this Agreement, as between Parent, SpinCo Acquiror, and the JV Group, this Agreement shall become effective upon the consummation of the Merger. All rights and obligations arising hereunder shall survive until they are fully effectuated or performed; provided that, notwithstanding anything in this Agreement to the contrary, this Agreement shall remain in effect and its provisions shall survive for one year after the full period of all applicable statutes of limitation (giving effect to any extension, waiver or mitigation thereof) and, with respect to any claim hereunder initiated prior to the end of such period, until such claim has been satisfied or otherwise resolved. This agreement shall terminate without any further action at any time before the Closing upon termination of the Merger Agreement.

SECTION 20. SPECIFIC PERFORMANCE. Each party hereto agrees that irreparable damage would occur if any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement without proof of actual Damages, this being in addition to any other remedy to which any such party is entitled at Law or in equity. Each party hereto further agrees that no other party or any other Person will be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 20, and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

SECTION 21. CONSTRUCTION. The descriptive headings herein are inserted for convenience of reference only and are not intended to be a substantive part of or to affect the meaning or interpretation of this Agreement. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. References to any document, instrument or agreement (including this Agreement) includes and incorporates all exhibits, disclosure letters, schedules and other attachments thereto. Unless the context otherwise requires, any references to a “Section” or “Schedule” will be to a Section or Schedule to or of this Agreement. The use of the words “include” or “including” in this Agreement will be deemed to be followed by the words “without limitation.” The use of the word “covenant” will mean “covenant and agreement.” The use of the words “or,” “either” or “any” will not be exclusive. Days means calendar days unless specified as Business Days. References to statutes will include all regulations promulgated thereunder, and references to statutes or regulations will be construed to include all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation, in each case, as of the date hereof. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof will arise favoring or disfavoring

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any party by virtue of the authorship of any of the provisions of this Agreement. Except as otherwise expressly provided elsewhere in this Agreement or any other Exit Transaction Document, any provision herein which contemplates the agreement, approval or consent of, or exercise of any right of, a party, such party may give or withhold such agreement, approval or consent, or exercise such right, in its sole and absolute discretion, the parties hereby expressly disclaiming any implied duty of good faith and fair dealing or similar concept.

SECTION 22. ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS.

(a) Entire Agreement.

(i) This Agreement and the other Transaction Documents, including any related annexes, schedules and exhibits, as well as any other agreements and documents referred to herein and therein, together constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior negotiations, agreements and understandings of the parties of any nature, whether oral or written, with respect to such subject matter. If there is a conflict between any provision of this Agreement and a provision of any other Transaction Document, the provision of this Agreement will control unless specifically provided otherwise in this Agreement.

(ii) THE PARTIES ACKNOWLEDGE AND AGREE THAT NO REPRESENTATION, WARRANTY, PROMISE, INDUCEMENT, UNDERSTANDING, COVENANT OR AGREEMENT HAS BEEN MADE OR RELIED UPON BY ANY PARTY OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT AND IN THE OTHER TRANSACTION DOCUMENTS, INCLUDING ANY CERTIFICATE ISSUED IN ACCORDANCE THEREWITH.

(b) Amendments and Waivers.

(i) This Agreement may be amended, and any provision of this Agreement may be waived, if and only if such amendment or waiver, as the case may be, is in writing and signed, in the case of an amendment, by the parties or, in the case of a waiver, by the party against whom the waiver is to be effective.

(ii) No failure or delay by either party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided herein, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. Any term, covenant or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but only by a written notice signed by such party expressly waiving such term, covenant or condition. The waiver by any party of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

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SECTION 23. GOVERNING LAW AND INTERPRETATION. The validity, interpretation and enforcement of this Agreement will be governed by the Laws of the State of Delaware, without regard to the conflict of Laws provisions thereof that would cause the Laws of another state to apply.

SECTION 24. DISPUTE RESOLUTION. In the event of any dispute relating to this Agreement, including but not limited to whether a Tax liability is a liability of the Parent Group, the SpinCo Group or the Acquiror Group, the parties shall work together in good faith to resolve such dispute within thirty (30) days. In the event that such dispute is not resolved, upon written notice by a party after such thirty (30)-day period, the matter shall be referred to a U.S. Tax counsel or other Tax advisor of recognized national standing (the “Tax Arbiter”) that will be jointly chosen by the Parent and Acquiror; provided, however, that, if the Parent and the Acquiror do not agree on the selection of the Tax Arbiter after five (5) days of good faith negotiation, the Tax Arbiter shall consist of a panel of three U.S. Tax counsel or other Tax advisor of recognized national standing with one member chosen by the Parent, one member chosen by the Acquiror, and a third member chosen by mutual agreement of the other members within the following ten (10)-day period. Each decision of a panel Tax Arbiter shall be made by majority vote of the members. The Tax Arbiter may, in its discretion, obtain the services of any third party necessary to assist it in resolving the dispute. The Tax Arbiter shall furnish written notice to the parties to the dispute of its resolution of the dispute as soon as practicable, but in any event no later than ninety (90) days after acceptance of the matter for resolution. Any such resolution by the Tax Arbiter shall be binding on the parties, and the parties shall take, or cause to be taken, any action necessary to implement such resolution. All fees and expenses of the Tax Arbiter shall be shared equally by the parties to the dispute.

SECTION 25. COUNTERPARTS. This Agreement may be executed in multiple counterparts (any one of which need not contain the signatures of more than one party), each of which will be deemed to be an original but all of which taken together will constitute one and the same agreement. This Agreement, and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or other electronic transmission, will be treated in all manner and respects as an original agreement and will be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party hereto, the other parties hereto will re-execute original forms thereof and deliver them to the requesting party.

SECTION 26. SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES. Except as provided below, this Agreement shall be binding upon and shall inure only to the benefit of the parties hereto and their respective successors and assigns, by merger, acquisition of assets or otherwise (including but not limited to any successor of a party hereto succeeding to the Tax Attributes of such party under Applicable Tax Law). This Agreement is not intended to benefit any Person other than the parties hereto and such successors and assigns, and no such other Person shall be a third party beneficiary hereof. Upon the Closing, this Agreement shall be binding on Acquiror and Acquiror shall be subject to the obligations and restrictions imposed on SpinCo hereunder, including, without limitation, the indemnification obligations of SpinCo under Section 12.

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SECTION 27. AUTHORIZATION, ETC. Each of the parties hereto hereby represents and warrants that it has the power and authority to execute, deliver and perform this Agreement, that this Agreement has been duly authorized by all necessary corporate action on the part of such party, that this Agreement constitutes a legal, valid and binding obligation of each such party, and that the execution, delivery and performance of this Agreement by such party does not contravene or conflict with any provision or law or of its charter or bylaws or any agreement, instrument or order binding on such party.

SECTION 28. CHANGE IN TAX LAW.18

SECTION 29. PRINCIPLES. This Agreement is intended to calculate and allocate certain Tax liabilities of the members of the SpinCo Group and the members of the Parent Group to SpinCo, Parent and Acquiror (and their respective Groups), and any situation or circumstance concerning such calculation and allocation that is not specifically contemplated by this Agreement shall be dealt with in a manner consistent with the underlying principles of calculation and allocation in this Agreement.

[SIGNATURE PAGE FOLLOWS]

[18]	NTD: In the event of a change in law or regulation following the date of signing of the Contribution Agreement that is or is believed by any of the parties hereto to be relevant to the interpretation or effect of this form of Tax Matters Agreement (including any change in any law or regulations expressly referenced herein), the parties will use reasonable best efforts to agree upon such changes to this form as may be necessary or advisable so as to give effect to the original intent, purposes and effect of such form (based on law and regulation in effect as of the date of signing of the Contribution Agreement) as nearly as practicable without altering the respective rights or obligations of the parties, or otherwise adversely effecting any party in any non-de minimis respect.

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first written above.

Parent on its own behalf and on behalf of the members of the Parent Group

By:
Name:
Title:

SpinCo on its own behalf and on behalf of the members of the [SpinCo Group]

By:
Name:
Title:

Acquiror on its own behalf and on behalf of the members of the Acquiror Group

By	:
Name:
Title:

CHANGE HEALTHCARE, LLC

By:
Name:
Title:

CHANGE HEALTHCARE HOLDINGS, LLC

By:
Name:
Title:

[SIGNATURE PAGE TO TAX MATTERS AGREEMENT]

EXHIBIT F

FORM OF NOTICE OF EXCHANGE

[FORM OF]

NOTICE OF EXCHANGE

[Echo] (“Echo”)

[•]

[•]

[•]

Attention: [•]

Facsimile: [•]

Reference is hereby made to the Amended and Restated Limited Liability Company Agreement, dated as of             , 2016 ( as amended from time to time, the “LLC Agreement”) of Change Healthcare LLC, a Delaware limited liability company (the “Company”). Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

The undersigned holder (the “Holder”) of Units of the Company hereby transfers to Echo effective as of the Exchange Date and, in the case of a contingent exchange, subject to the occurrence of the contingency set forth below, the number of Units set forth below in Exchange for Echo Shares (the “Deliverable Common Stock”) to be issued in its name as set forth below, in accordance with the terms of the LLC Agreement.

Legal Name of Holder: [            ]

Address: [            ]

              [            ]

              [            ]

Number of Units to be Exchanged: [            ]

Timing / Contingent Exchanges (complete either (a) or (b))

(a) Exchange Date (if other than close of business on the date of receipt by Echo and the Company): [            ]

(b) If Exchange is contingent upon the occurrence of any event pursuant to the LLC Agreement, please describe such contingency: [            ]

The undersigned hereby irrevocably constitutes and appoints any officer of Echo or the Company as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to transfer to Echo the Units subject to this Notice of Exchange and to deliver to the undersigned the shares of Deliverable Common Stock to be delivered in Exchange therefor.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice of Exchange to be executed and delivered by the undersigned or by its duly authorized attorney.

By:
Name:
Title: